As filed with the Securities and Exchange Commission on October 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVERNORTH HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	6199	39-4156999
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
600 Battery Street
San Francisco, California 94111
(415) 322-3046
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company
701 S Carson St., Ste 200,
Carson City, Nevada 89701
(888) 528-2677
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Derek Dostal
Meaghan Kennedy
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED OCTOBER 23, 2026
5,218,935 Shares of Class A Common Stock
This prospectus relates to the potential offer and sale from time to time by CF Principal Investments LLC (“Cantor” or the “Holder”) of up to 5,218,935 shares of the Class A common stock, par value $0.001 per share (the “Pubco Class A Common Stock”), of Evernorth Holdings Inc., a Nevada corporation (“Pubco” or “Evernorth”), that may be issued by us to the Holder pursuant to a common stock purchase agreement, dated as of October 23, 2026, by and between us and the Holder (the “Purchase Agreement”) establishing a committed equity facility (the “Facility”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Pubco Class A Common Stock by the Holder. However, assuming sales of the full 5,218,935 shares are made at the closing stock price on the cover of this prospectus, we may receive up to approximately $80.7 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of Pubco Class A Common Stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus. In consideration for the Holder’s execution and delivery of the Purchase Agreement, we agreed to pay to the Holder a cash commitment fee of $521,893.50 (the “Upfront Commitment Fee”) by wire transfer of immediately available funds within five business days following the Upfront Determination Date (as defined herein). All of the shares of Pubco Class A Common Stock offered by this prospectus are shares that we may elect, in our sole discretion, to issue and sell to the Holder under the Purchase Agreement. Concurrently with the Purchase Agreement, we entered into a registration rights agreement with the Holder (the “ELOC Registration Rights Agreement”), pursuant to which we agreed to register the resale of the shares of Pubco Class A Common Stock issuable under the Purchase Agreement. See “The Committed Equity Financing” for a description of the Purchase Agreement, the ELOC Registration Rights Agreement and the Facility and “Selling Holder” for additional information regarding Cantor.

The Holder may offer, sell or distribute all or a portion of the Pubco Class A Common Stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of the Holder. The Holder is an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) and any profit on sale of the Pubco Class A Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Although the Holder is obligated to purchase Pubco Class A Common Stock under the terms of the Purchase Agreement to extent we choose to sell such Class A Common Stock to them (subject to certain conditions), there can be no assurances that the Holder will sell any or all of the Pubco Class A Common Stock purchased under the Purchase Agreement pursuant to this prospectus. We have agreed to pay the fees and expenses of a qualified independent underwriter in this offering. The Holder will bear all commissions and discounts, if any, attributable to its sale of Pubco Class A Common Stock. See “Plan of Distribution (Conflict of Interest).”
The Pubco Class A Common Stock is listed on the Nasdaq Global Market under the symbol “XRPN.” On October 22, 2026, the last reported sale price of the Pubco Class A Common Stock was $15.46 per share.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors,” and under similar headings in any amendment or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Holder may, from time to time, sell the Pubco Class A Common Stock offered by it and described in this prospectus. We will not receive any proceeds from the sale by the Holder of the Pubco Class A Common Stock offered by it. However, assuming sales of the full 5,218,935 shares are made at the closing stock price on the cover of this prospectus, we may receive up to approximately $80.7 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of Pubco Class A Common Stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus.
Neither we nor the Holder have authorized anyone to provide you with any information other than that provided in this prospectus, as well as any information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Holder can provide any assurance as to the reliability of any other information that others may give you. Neither we nor the Holder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
Unless the context indicates otherwise, references in this prospectus to “Pubco,” “Evernorth,” “we,” “us,” “our” and similar terms refer to Evernorth Holdings Inc., a Nevada corporation, and its consolidated subsidiaries.
i

FREQUENTLY USED TERMS
In this document the following terms, when capitalized, have the following meanings.
“$,” “USD,” “dollar” and “U.S. dollar” each refer to the legal currency of the United States.
“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement entered into at the Closing by Pubco, SPAC, the Sponsor and certain other securityholders party thereto, which amends and restates the registration rights agreement entered into at the time of the SPAC IPO.
“Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any person or group at any time relating to an Alternative Transaction.
“Advance Funding Adjustment Shares” means, in respect of any Advance Funding Subscriber, whether such subscriber elected to subscribe with XRP or with cash that was subsequently used by Pubco and/or the Company to purchase XRP, if the Closing XRP Price was greater than the Signing XRP Price, the number of shares of Pubco Class A Common Stock equal to the product of (i) the number of Advance Funding Initial Subscribed Shares issued to such Advance Funding Subscriber and (ii) the difference between (a) the quotient of the Closing XRP Price and the Signing XRP Price and (b) one. If the Closing XRP Price was less than or equal to the Signing XRP Price, no Advance Funding Adjustment Shares were issued, as determined by reference to the Closing XRP Price of $1.43069.
“Advance Funding Initial Subscribed Shares” means the quotient of (i) the Advance Funding Subscription Price and (ii) $10.00, multiplied by the “Closing Date Adjustment Factor,” which was the lesser of (a) the quotient of the determined Closing XRP Price of $1.43069 and the Signing XRP Price and (b) one.
“Advance Funding Shares” means the Pubco Class A Common Stock that the Advance Funding Subscribers purchased by paying the subscription price within four business days of the date of the Advance Funding Subscription Agreements, and Pubco issued and sold on the Closing Date in a private placement upon the terms and subject to the conditions set forth in the Advance Funding Subscription Agreements.
“Advance Funding Subscribers” means investors who purchased the Advance Funding Shares on the Closing Date upon the terms and subject to the conditions set forth in the Advance Funding Subscription Agreements.
“Advance Funding Subscription” means the $214.05 million in cash and contribution of 600,000 XRP tokens in a private placement whereupon Advance Funding Subscribers received a number of the Advance Funding Shares on the Closing Date.
“Advance Funding Subscription Agreements” means the subscription agreements entered into by Pubco, the Company and SPAC with Advance Funding Subscribers on October 19, 2025 (as amended by Amendment No. 1 to the Advance Funding Subscription Agreements dated August 12, 2026), pursuant to which the Advance Funding Subscribers purchased, and Pubco issued and sold, on the Closing Date, the Advance Funding Shares upon the terms and subject to the conditions set forth therein.
“Advance Funding Subscription Price” means (a) if the Advance Funding Subscriber elected to subscribe for the Advance Funding Shares with cash, the amount of cash contributed as set forth on the signature page to its Advance Funding Subscription Agreement or (b) if the Advance Funding Subscriber elected to subscribe for the Advance Funding Shares with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Advance Funding Subscription Agreement and (y) the Signing XRP Price.
“Alternative Transaction” means (A) with respect to the Company, Pubco, Company Merger Sub, SPAC Merger Sub, Ripple and their respective affiliates, a transaction (other than the Transactions contemplated by the Business Combination Agreement and any Ancillary Agreement) concerning the sale of all or substantially all of the business or assets of Pubco and its subsidiaries, taken as a whole, whether such transaction takes the form of a sale of the shares or other equity interests in Pubco or the Company, assets, merger, consolidation, issuance of debt securities, joint venture or partnership, or otherwise and (B) with respect to SPAC and its affiliates, a transaction

(other than the Transactions contemplated by the Business Combination Agreement) concerning a business combination of, by or involving SPAC.
“Amended and Restated Articles of Incorporation” means the amended and restated articles of incorporation of Pubco adopted in connection with the Closing.
“Amended and Restated Bylaws” means the amended and restated bylaws of Pubco adopted in connection with the Closing.
“Ancillary Agreement” means each agreement, instrument or document attached to the Business Combination Agreement as an exhibit, and the other agreements, certificates and instruments executed or delivered by any of the Parties in connection with or pursuant to the Business Combination Agreement or the Transactions, including the Advance Funding Subscription Agreements, Delayed Funding Subscription Agreements, Series C Subscription Agreement, Contributor Related Party Entity Subscription Agreement, Contribution Agreement, the Sponsor Support Agreement, the Lock-Up Agreements, the A&R Registration Rights Agreement, the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws, the Warrant Assignment, Assumption and Amendment Agreement, and the Company A&R LLCA.
“Anniversary Release” means six months after the date of the Closing.
“ASU 2023-08” means the updated accounting standards issued by the Financial Accounting Standards Board to address accounting and disclosure of certain crypto assets.
“Available Transaction Cash” means an amount of cash equal to (a) the gross cash proceeds from the Advance Funding (as defined in the Business Combination Agreement) and the Delayed Funding pursuant to the Advance Funding Subscription Agreements and the Delayed Funding Subscription Agreements, respectively, plus (b) the aggregate amount of cash contained in the Trust Account immediately prior to the Closing (not giving effect to any Redemptions) less amounts paid in connection with the Redemptions.
“Beneficial Ownership” has the meaning set forth in Section 13d-3 of the Exchange Act, and the terms “Beneficially Owning,” “Beneficially Owned” or “Beneficial Owner” have correlative meanings.
“BGP hijacking” means border gateway protocol hijacking.
“Board of Governors of the Federal Reserve” means the Board of Governors of the Federal Reserve System of the United States.
“BSA” means the Bank Secrecy Act of 1970.
“Business Combination” means, collectively, the Mergers and the other transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of October 19, 2025, by and among the Company, Ripple, Pubco, Company Merger Sub, SPAC Merger Sub and SPAC, as amended by Amendment No. 1 to the Business Combination Agreement, dated August 12, 2026.
“Business Day” means, as the context dictates:
(i)with respect to the terms and conditions of the Business Combination Agreement: any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and the Cayman Islands are authorized to close for business;
(ii)with respect to the SPAC Charter: any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City;

(iii)with respect to the Company A&R LLCA: any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the States of New York and Delaware are authorized or required by applicable Law to be closed;
(iv)with respect to the Private Placement Subscription Agreements: a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) are not open for a full business day for the general transaction of business; and
(v)with respect to the Warrant Agreement: any day other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business.
“Cantor” or the “Holder” means CF Principal Investments LLC, a Delaware limited liability company.
“Cayman Companies Act” means the Companies Act (as amended) of the Cayman Islands.
“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.
“CEA” means the Commodity Exchange Act of 1936, as amended.
“CF&CO” means Cantor Fitzgerald & Co.
“CFTC” means the Commodity Futures Trading Commission.
“CLARITY Act” means the Digital Asset Market Clarity Act passed by the U.S. House of Representatives on July 17, 2025.
“Closing” means the closing of the transactions contemplated by the Business Combination Agreement.
“Closing Date” means the date of the Closing.
“Commencement” means the satisfaction or waiver of each of the conditions to the Holder’s obligations set forth in Section 7.2 of the Purchase Agreement, and “Commencement Date” means the date on which Commencement occurs.
“Closing XRP Price” means the value of XRP denominated in USD calculated using the “CME CF XRP-Dollar Reference Rate - New York Variant” benchmark (with the reference ticker XRPUSD_NY) by taking the arithmetic average of the quotes at 4:00 p.m. New York City time for each of the three days immediately preceding the Closing Date. The Closing XRP Price has been determined to be $1.43069.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, as amended.
“Coinbase” means Coinbase Global, Inc.
“Company” or “Pathfinder” means Pathfinder Digital Assets LLC, a Delaware limited liability company.
“Company A&R LLCA” means the amended and restated limited liability company agreement of the Company entered into by Pubco, Ripple and Contributor Related Party Entity at the Closing.
“Company Certificate of Merger” means the certificate filed with the Delaware Secretary of State to certify the Company Merger.
“Company Member” means each member of the Company at a given time.
“Company Merger” means the merger of Company Merger Sub with and into the Company, with the Company continuing as the surviving company.

“Company Merger Effective Time” means the time on the Closing Date when the Company Certificate of Merger has been duly accepted for filing by the Delaware Secretary of State in accordance with the DLLCA (or such other time as specified in the Company Certificate of Merger).
“Company Merger Sub” means Evernorth Company Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco.
“Company Surviving Subsidiary” means the Company, as the surviving company after the Company Merger.
“Company Units” means the units of the Company.
“Company XRP” means the XRP owned by the Company.
“Contribution Agreement” means the contribution agreement entered into by Pubco, the Company and Ripple on October 19, 2025 (as amended by Amendment No. 1 to the Contribution Agreement, dated August 12, 2026), pursuant to which Ripple contributed, and the Company issued and sold, on the Closing Date, the Company Units upon the terms and subject to the conditions set forth therein.
“Contributor” or “Ripple” means Ripple Labs Inc., a Delaware corporation.
“Contributor Adjustment Units” means, if the Closing XRP Price was greater than the Signing XRP Price, the number of Company Units equal to the product of (i) the number of Contributor Initial Subscribed Units issued to Ripple and (ii) the difference between (a) the quotient of the Closing XRP Price and the Signing XRP Price and (b) one. If the Closing XRP Price was less than or equal to the Signing XRP Price, no Contributor Adjustment Units were issued, as determined by reference to the Closing XRP Price of $1.43069.
“Contributor Group Holders” means the Contributor, the Contributor Related Party Entity and any other holders of Pubco Stock, Pubco Voting Preferred Stock or Company Units who are collectively deemed to form a “group” as defined in Section 13(d) of the Exchange Act.
“Contributor Group Ownership Percentage” means the quotient of (x) the number of shares of Pubco Class A Common Stock and Pubco Class B Common Stock beneficially held by Contributor Group Holders and (y) the Outstanding Voting Shares.
“Contributor Initial Subscribed Units” means the quotient of (i) the Contributor Units Subscription Price and (ii) $10.00, multiplied by a closing date adjustment factor that was the lesser of (a) the quotient of the determined Closing XRP Price of $1.43069 and the Signing XRP Price and (b) one.
“Contributor Related Parties” means Contributor and any other Persons who, immediately after the Closing, became holders of Pubco Stock or units of the Company Surviving Subsidiary and who collectively form a “group” as defined in Section 13(d) of the Exchange Act.
“Contributor Related Party Entity” means Larsen Lam Children’s Remainder Trust, the investor who purchased the Contributor Related Party Entity Subscribed Equity Interests on the Closing Date upon the terms and subject to the conditions set forth in the Contributor Related Party Entity Subscription Agreement.
“Contributor Related Party Entity Adjustment Equity Interests” means, if the Closing XRP Price was greater than the Signing XRP Price, the number of shares of Pubco Class A Common Stock or Company Units equal to the product of (i) the number of Contributor Related Party Entity Initial Subscribed Equity Interests issued to the Contributor Related Party Entity and (ii) the difference between (a) the quotient of the Closing XRP Price and the Signing XRP Price and (b) one. If the Closing XRP Price was less than or equal to the Signing XRP Price, no Contributor Related Party Entity Adjustment Equity Interests were issued, as determined by reference to the Closing XRP Price of $1.43069.
“Contributor Related Party Entity Initial Subscribed Equity Interests” means the quotient of (i) the Contributor Related Party Entity Subscription Price and (ii) $10.00, multiplied by a closing date adjustment factor that was the lesser of (a) the quotient of the determined Closing XRP Price of $1.43069 and the Signing XRP Price and (b) one.
v

“Contributor Related Party Entity Subscribed Equity Interests” means the Contributor Related Party Entity Subscribed Shares and the Contributor Related Party Entity Subscribed Units.
“Contributor Related Party Entity Subscribed Shares” means the shares of Pubco Class A Common Stock that the Contributor Related Party Entity purchased by paying the subscription price within four business days of the date of the Contributor Related Party Entity Subscription Agreement, and Pubco issued and sold on the Closing Date in a private placement upon the terms and subject to the conditions set forth in the Contributor Related Party Entity Subscription Agreement.
“Contributor Related Party Entity Subscribed Units” means the Company Units that the Contributor Related Party Entity purchased, and the Company issued and sold, on the Closing Date in a private placement upon the terms and subject to the conditions set forth in the Contributor Related Party Entity Subscription Agreement.
“Contributor Related Party Entity Subscription” means the contribution of 50 million XRP tokens in a private placement whereupon the Contributor Related Party Entity received a number of the Contributor Related Party Entity Subscribed Equity Interests on the Closing Date.
“Contributor Related Party Entity Subscription Agreement” means the subscription agreements entered into by Pubco, the Company and SPAC with the Contributor Related Party Entity on October 19, 2025 (as amended by Amendment No. 1 to the Contributor Related Party Entity Subscription Agreement dated August 12, 2026), pursuant to which the Contributor Related Party Entity purchased, and Pubco and the Company issued and sold, on the Closing Date, the Contributor Related Party Entity Subscribed Equity Interests upon the terms and subject to the conditions set forth therein.
“Contributor Related Party Entity Subscription Price” means such amount (in USD) equal to the product of (i) the amount of XRP contributed as set forth on the signature page to the Contributor Related Party Entity Subscription Agreement and (ii) the Signing XRP Price.
“Contributor Units Subscription Price” means such amount (in USD) equal to the product of (x) the amount of XRP contributed and (y) the Signing XRP Price.
“Convertible Notes” means Pubco’s 4.00% Convertible Senior PIK Notes due 2031, issued in the original principal amount of $30.0 million.
“Delaware Secretary of State” means the Secretary of State of the State of Delaware.
“Delayed Funding” means the $10.5 million in cash and contribution of 200,000 XRP tokens in a private placement whereupon Delayed Funding Subscribers received a number of Delayed Funding Shares on the Closing Date equal to the quotient of (i) the Delayed Funding Subscription Price and (ii) $10.00.
“Delayed Funding Shares” means the shares of Pubco Class A Common Stock that the Delayed Funding Subscriber purchased by paying the subscription price prior to the Closing Date, and Pubco issued and sold on the Closing Date in a private placement upon the terms and subject to the conditions set forth in the Delayed Funding Subscription Agreements.
“Delayed Funding Subscribers” means investors who purchased the Delayed Funding Shares on the Closing Date upon the terms and subject to the conditions set forth in the Delayed Funding Subscription Agreements.
“Delayed Funding Subscription Agreements” means the subscription agreements entered into by Pubco, the Company and SPAC with Delayed Funding Subscribers pursuant to which the Delayed Funding Subscribers purchased, and Pubco issued and sold, on the Closing Date, the Delayed Funding Shares upon the terms and subject to the conditions set forth therein.
“Delayed Funding Subscription Price” means (a) if the Delayed Funding Subscriber elected to subscribe for the Delayed Funding Shares with cash, the amount of cash contributed as set forth on the signature page to its Delayed Funding Subscription Agreement or (b) if the Delayed Funding Subscriber elected to subscribe for the Delayed Funding Shares with XRP, the amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Delayed Funding Subscription Agreement and (y) the determined Closing XRP Price of $1.43069.
“DGCL” means the General Corporation Law of the State of Delaware.
“digital asset” means an asset that exists on a blockchain network which includes assets commonly described as crypto assets or cryptocurrency, as well as tokens.
“DLLCA” means the Limited Liability Company Act of the State of Delaware.
“DTC” means The Depository Trust Company.
“DWAC” means DTC’s Deposit/Withdrawal at Custodian service.
“ELOC Registration Rights Agreement” means the registration rights agreement, dated as of October 23, 2026, by and between us and the Holder, entered into concurrently with the Purchase Agreement in connection with the Facility (also referred to as an equity line of credit, or “ELOC”), pursuant to which we agreed to register the resale of the Registrable Securities.
“ESPP” means the Evernorth Holdings Inc. 2026 Employee Stock Purchase Plan.
“ETF” means exchange-traded fund.
“ETP” means exchange-traded product.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Extraordinary General Meeting” means the extraordinary general meeting of SPAC shareholders held on September 30, 2026 at 12:00 p.m. Eastern Time.
“FASB” means the Financial Accounting Standards Board.
“FCA” means the United Kingdom’s Financial Conduct Authority.
“Facility” means the committed equity facility established by the Purchase Agreement.
“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.
“FDIC” means Federal Deposit Insurance Corporation.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“FSMA 2023” means the Financial Services and Markets Act 2023 adopted and implemented by the United Kingdom in June 2023.
“GENIUS Act” means the Guiding and Establishing National Innovation for U.S. Stablecoins Act, enacted on July 18, 2025.
“Incentive Plan” means the Evernorth Holdings Inc. 2026 Omnibus Incentive Plan.
“Initial ELOC Registration Statement” means the initial registration statement on Form S-1 that we are required to file under the ELOC Registration Rights Agreement covering the resale by the Holder of the Registrable Securities, of which this prospectus forms a part.
“Insider Letter” means the letter agreement, dated as of May 20, 2025, and as amended, by and among SPAC, the Sponsor and the officers and SPAC’s directors at the time of the IPO.
“Interim Period” means the period from the date of the Business Combination Agreement until the earlier of (a) the Closing or (b) the termination of the Business Combination Agreement in accordance with its terms.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended.
“IRA” means United States Inflation Reduction Act of 2022, as amended.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“Lock-Up Agreements” means the Lock-Up Agreements executed at the Closing by Ripple, the Contributor Related Party Entity and the Sponsor pursuant to which such parties agreed that the Restricted Securities would be locked-up and subject to transfer restrictions subject to certain exceptions.
“Mergers” means the SPAC Merger and the Company Merger.
“MiCA” means the European Union’s Markets in Crypto-Assets Regulation.
“MLRs” means the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Nasdaq Rules” means the Nasdaq Listing Rules.
“Note Purchase Agreement” means the note purchase agreement, dated as of September 11, 2026, between Pubco and the Purchaser.
“NRS” means the Nevada Revised Statutes, as amended from time to time and including any successor statutes.
“NTBV” means net tangible book value.
“OCC” means the Office of the Comptroller of the Currency of the United States.
“Outstanding Voting Shares” means the aggregate number of shares of Pubco Class A Common Stock and Pubco Class B Common Stock to be outstanding as of immediately following the Closing Date.
“Party” or collectively, “Parties,” shall refer to SPAC, Pubco, the Company, SPAC Merger Sub, Company Merger Sub and Ripple.
“Person” means an individual, corporation, company, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.
“Principal Market” means Nasdaq or, if the Pubco Class A Common Stock is not then listed on Nasdaq, the principal market or exchange on which the Pubco Class A Common Stock is then listed or quoted.
“Private Placement Investments” means the Advance Funding Subscription, the Delayed Funding, the Series C Subscription and the Contributor Related Party Entity Subscription, each as defined herein.
“Private Placement Investors” means the Advance Funding Subscribers, the Delayed Funding Subscribers, the Sponsor and the Contributor Related Party Entity.
“Private Placement Subscription Agreements” means, collectively, the Advance Funding Subscription Agreements, the Delayed Funding Subscription Agreements, the Series C Subscription Agreement and the Contributor Related Party Entity Subscription Agreement.
“Pubco” or “Evernorth” means Evernorth Holdings Inc., a Nevada corporation.
“Pubco Board” means the board of directors of Pubco.

“Pubco Class A Common Stock” means the shares of Class A common stock, par value $0.001 per share, of Pubco.
“Pubco Class B Common Stock” means the shares of Class B common stock, par value $0.001 per share, of Pubco.
“Pubco Class C Common Stock” means the shares of Class C common stock, par value $0.001 per share, of Pubco.
“Pubco Digital Wallets” means the digital wallet held or operated by or on behalf of the Company containing the Company XRP.
“Pubco Stock” means (i) before the Closing, the shares of common stock, par value $0.001 per share, of Pubco, and (ii) from and after the Closing, the Pubco Class A Common Stock, Pubco Class B Common Stock and Pubco Class C Common Stock.
“Pubco Warrants” means each SPAC Warrant that, at the SPAC Merger Effective Time, is converted into a warrant to purchase one share of Pubco Class A Common Stock.
“Pubco Voting Preferred Stock” means any shares of preferred stock, par value $0.001 per share, of Pubco that have voting rights.
“Public Shareholders” means the holders of Public Shares.
“Public Shares” means the SPAC Class A Shares issued as part of the SPAC Units in the SPAC IPO, whether purchased in the SPAC IPO or in the open market following the SPAC IPO.
“Purchase Agreement” means the common stock purchase agreement, dated as of October 23, 2026, by and between us and the Holder, establishing the Facility.
“Purchaser” means NH Investment & Securities Co., Ltd., as trustee of Kyobo AIM Corporate Finance General Private Investment Trust No. 3.
“Registrable Securities” means the shares of Pubco Class A Common Stock issuable to the Holder under the Purchase Agreement that are required to be registered for resale under the ELOC Registration Rights Agreement.
“Record Date” means August 20, 2026, the record date for the Extraordinary General Meeting.
“Redemptions” means the redemption of 18,463,753 Public Shares for cash from the Trust Account in connection with the Transactions.
“Regulation S-K” means Regulation S-K promulgated under the Securities Act.
“Required Shareholder Approval” means the approval of the SPAC Shareholder Approval Matters that were submitted to a vote of the SPAC shareholders at the Extraordinary General Meeting and approved by the requisite vote of the SPAC shareholders on September 30, 2026 in accordance with the SPAC Charter and applicable law (including, without limitation, the Cayman Companies Act).
“Restricted Securities” means the shares of Pubco Class A Common Stock and Pubco Warrants received by parties to the Lock-Up Agreements in connection with the Transactions, and any shares of Pubco Class A Common Stock issuable upon the exercise of Pubco Warrants or the conversion or exchange of Pubco Class C Common Stock or Company Units.
“RippleWorks” means RippleWorks Inc., a Delaware nonprofit nonstock corporation.
“RLUSD” means Ripple USD, Ripple’s stablecoin.

“S-4 Registration Statement” means Pubco’s Registration Statement on Form S-4 (File No. 333-294417) filed with the SEC on August 26, 2026.
“SAB” means the Staff Accounting Bulletin issued by the SEC.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended.
“SBI” means SBI Holdings, Inc.
“SBI Stockholders” means SBI Venture Fund 2023A Investment LPS, SBI Venture Fund 2023B Investment LPS, SBI PE Holdings Co., Ltd. and SBI Holdings USA, Inc., each of which are entities controlled by SBI.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Series C Adjustment Shares” means, if the Closing XRP Price was greater than the Signing XRP Price, the number of shares of Pubco Class A Common Stock or Pubco Class C Common Stock equal to the product of (i) the number of Series C Initial Subscribed Shares issued to the Series C DQ Persons and (ii) the difference between (a) the quotient of the Closing XRP Price and the Signing XRP Price and (b) one. If the Closing XRP Price was less than or equal to the Signing XRP Price, no Series C Adjustment Shares were issued, as determined by reference to the Closing XRP Price of $1.43069.
“Series C Attributed Ownership Percentage” or “RippleWorks Attributed Ownership Percentage” means the quotient of (x) the sum of (i) the number of shares of Pubco Class A Common Stock, Pubco Class B Common Stock and Pubco Voting Preferred Stock, if applicable, held by Sponsor, RippleWorks and the Series C DQ Persons and (ii) the Series C Indirect Ownership Amount and (y) the Outstanding Voting Shares.
“Series C DQ Persons” means any holders of Pubco Stock, Pubco Voting Preferred Stock or Company Units who are “disqualified persons” with respect to Sponsor or RippleWorks within the meaning of Section 4946 of the Code for purposes of the excess business holdings rules set forth in Code Section 4943.
“Series C Indirect Ownership Amount” means, at any given time, the aggregate number of shares of Pubco Class A Common Stock, Pubco Class B Common Stock and Pubco Voting Preferred Stock (without duplication) that Sponsor, RippleWorks and any Series C DQ Person are deemed to indirectly own under the excess business holdings rules set forth in Code Section 4943 as a result of Sponsor’s, RippleWorks’ or any other Series C DQ Person’s ownership of stock in a corporation, profits interest in a partnership, or beneficial interest in a trust, estate or unincorporated enterprise that, in each case, beneficially owns Pubco Class A Common Stock, and/or Pubco Class B Common Stock and/or Pubco Voting Preferred Stock.
“Series C Initial Subscribed Shares” means the quotient of (i) the Series C Subscription Price and (ii) $10.00, multiplied by a closing date adjustment factor that was the lesser of (a) the quotient of the determined Closing XRP Price of $1.43069 and the Signing XRP Price and (b) one.
“Series C Subscribed Shares” means the shares of Pubco Class A Common Stock and Pubco Class C Common Stock that the Sponsor purchased, and Pubco issued and sold, on the Closing Date in a private placement upon the terms and subject to the conditions set forth in the Series C Subscription Agreement.
“Series C Subscription” means the contribution of 211,319,096.061435 XRP in a private placement whereupon the Sponsor received a number of Series C Subscribed Shares on the Closing Date equal to the sum of (a) the Series C Initial Subscribed Shares and (b) the Series C Adjustment Shares, if any.
“Series C Subscription Agreement” means the subscription agreement entered into by Pubco, the Company and SPAC with the Sponsor pursuant to which the Sponsor purchased, by paying the subscription price within four business days of the date of the Series C Subscription Agreement, and Pubco issued and sold, on the Closing Date, the Series C Subscribed Shares upon the terms and subject to the conditions set forth therein.
x

“Series C Subscription Price” means such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Series C Subscription Agreement and (y) the Signing XRP Price.
“Signing Date” means October 19, 2025, the date of execution of the Business Combination Agreement.
“Signing XRP Price” means the VWAP of XRP denominated in USD as quoted on the “CME CF XRP-Dollar Reference Rate - New York Variant” benchmark (with the reference ticker XRPUSD_NY) at 4:00 p.m. New York City time on the day immediately preceding the date on which the Business Combination Agreement is signed. The Signing XRP Price has been determined to be $2.36609.
“SPAC” means, prior to the SPAC Domestication, Armada Acquisition Corp. II, a Cayman Islands exempted company, and after the SPAC Domestication, Arrington Capital SPAC I Inc., a Delaware corporation.
“SPAC Board” means the board of directors of SPAC.
“SPAC Certificate of Merger” means the certificate filed with the Delaware Secretary of State to certify the SPAC Merger.
“SPAC Charter” means the amended and restated memorandum and articles of association of SPAC, as amended from time to time.
“SPAC Class A Shares” means, prior to the SPAC Domestication, the Class A ordinary shares, par value $0.0001 per share, of SPAC and after the SPAC Domestication, the shares of Class A common stock, par value $0.0001 per share, of SPAC Delaware.
“SPAC Class B Shares” or “Founder Shares” means, prior to the SPAC Domestication, the Class B ordinary shares, par value $0.0001 per share, of SPAC and after the SPAC Domestication, the shares of Class B common stock, par value $0.0001 per share, of SPAC Delaware.
“SPAC Common Shares” means, collectively, the SPAC Class A Shares and the SPAC Class B Shares.
“SPAC Delaware” means SPAC immediately following the SPAC Domestication and after the Closing, as the surviving entity of the SPAC Merger.
“SPAC Domestication” means the change in corporate structure and domicile of SPAC by transfer by way of continuation of SPAC from an exempted company incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware. The term “SPAC Domestication” includes all matters and necessary or ancillary changes in order to effect such domestication, including the adoption of the proposed certificate of incorporation consistent with the DGCL and changing the name of the registered agent and the address of the registered office of SPAC.
“SPAC IPO” or “IPO” means the initial public offering of the SPAC Units, pursuant to the registration statement on Form S-1, which was declared effective by the SEC on May 20, 2025 (SEC File No. 333-286110), whereby SPAC completed the offer and sale of 23,000,000 SPAC Units on May 22, 2025.
“SPAC Merger” means the merger of SPAC Merger Sub with and into SPAC Delaware, with SPAC Delaware continuing as the surviving company in accordance with the provisions of the DGCL.
“SPAC Merger Effective Time” means the time on the Closing Date when the SPAC Certificate of Merger has been duly accepted for filing by the Delaware Secretary of State in accordance with the DGCL (or such other time as specified in the SPAC Certificate of Merger).
“SPAC Merger Sub” means Evernorth Corporate Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Pubco.
“SPAC Private Warrants” means the aggregate of 355,000 warrants, each exercisable for one SPAC Class A Share at $11.50 per share, purchased by the Sponsor and the underwriters in the SPAC IPO.

“SPAC Public Warrants” means the redeemable warrants included in the SPAC Units, each exercisable for one SPAC Class A Share.
“SPAC Shareholder Approval Matters” means the matters submitted to and approved by the SPAC shareholders at the Extraordinary General Meeting, consisting of approval of the Business Combination Agreement and the Transactions, approval of the SPAC Merger and approval of the SPAC Domestication.
“SPAC Surviving Subsidiary” means SPAC Delaware, as the surviving company after the SPAC Merger.
“SPAC Tangible Net Assets” means an amount equal to (a) the consolidated net book value of all assets of the SPAC (including the aggregate amount of cash contained in the Trust Account immediately prior to the Closing (not giving effect to any Redemptions) less amounts paid in connection with the Redemptions) minus (b) the consolidated net book value of all intangible assets of SPAC.
“SPAC Units” means the units sold in the SPAC IPO, each comprising one SPAC Class A Share and one-half of a SPAC Public Warrant.
“SPAC Warrants” means the SPAC Public Warrants and the SPAC Private Warrants.
“Sponsor” means Arrington XRP Capital Fund, LP, a Delaware limited partnership.
“Sponsor Support Agreement” means the Sponsor Support Agreement, dated October 19, 2025, by and among Pubco, SPAC and the Sponsor (as amended by Amendment No. 1 to the Sponsor Support Agreement, dated August 12, 2026).
“Subsidiary” means, with respect to any Person, any other Person of which (a) if a corporation or company, a majority of the total voting power of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.
“Tax Receivable Agreement” means the tax receivable agreement between Pubco, the Company and the TRA Parties.
“Merger Subs” means Company Merger Sub and SPAC Merger Sub.
“TRA Parties” means the Contributor, the Contributor Related Party Entity and each other person that becomes a party to the Tax Receivable Agreement.
“Transactions” means, collectively, the Mergers and the other transactions contemplated by the Business Combination Agreement and the Ancillary Agreements.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Treasury Reserve Policy” means a policy, adopted by Pubco and the Company on or prior to the Closing, under which Pubco’s and the Company’s treasury reserve assets consist primarily of (i) cash assets that exceed working capital requirements and (ii) XRP, which serves as the primary treasury reserve asset of Pubco and the Company on an ongoing basis, subject to market conditions and anticipated needs of the business for cash assets.

“Trust Account” means the trust account established by SPAC with the proceeds from the IPO and from certain private placements occurring simultaneously with the IPO pursuant to the Trust Agreement in accordance with the SPAC IPO prospectus.
“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of May 20, 2025, by and between SPAC and the trustee, as it may be amended, including to add Pubco to accommodate the Mergers.
“U.S.” means the United States of America.
“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America.
“Upfront Commitment Fee” means the cash commitment fee of $521,893.50 payable by us to the Holder under the Purchase Agreement in consideration for the Holder’s execution and delivery of the Purchase Agreement.
“Upfront Determination Date” means the date on which the Initial ELOC Registration Statement is declared effective under the Securities Act.
“VWAP” means the volume-weighted average price.
“Warrant Agent” means Continental Stock Transfer & Trust Company.
“Warrant Agreement” means the Warrant Agreement, dated as of May 20, 2025, by and between SPAC and the Warrant Agent.
“Warrant Amendment” means the amendment to the Warrant Agreement, dated as of October 5, 2026, between SPAC and the Warrant Agent.
“Warrant Assignment, Assumption and Amendment Agreement” means the Assignment, Assumption and Amendment Agreement to the Warrant Agreement among Pubco, SPAC and the Warrant Agent.
“XRP” means the digital asset, XRP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•future financial results or strategies regarding Pubco;
•Pubco’s ability to execute its business strategy, develop operations, and achieve profitability, including as a newly formed company with limited operating history;
•the outcome of the Transactions and statements regarding the anticipated benefits of the Transactions;
•the size and value of the XRP assets held by Pubco;
•the price, liquidity and volatility of XRP;
•market perception, adoption and long-term prospects of XRP and the XRP Ledger;
•competitive conditions affecting Pubco’s business, including developments in the digital asset markets and the entry of new XRP-related investment products;
•digital assets;
•Pubco’s listing on any securities exchange;
•macroeconomic, geopolitical, market, competitive and regulatory conditions affecting XRP and digital assets generally;
•Pubco’s planned business strategy, including its management of XRP assets, treasury operations and participation in XRP yield-generation or related network activities;
•Pubco’s ability to provide its stockholders with exposure to XRP assets and to participate in Pubco’s capital markets plans, as well as the use of proceeds of any potential future capital raises;
•objectives of management for future operations of Pubco;
•the upside potential and opportunity for investors;
•Pubco’s plan for value creation and strategic advantages, market size and growth opportunities, technological and market trends;
•changes in laws, regulations or governmental policies applicable to digital assets, XRP, the XRP Ledger, or Pubco’s business, including tax and securities laws;
•Pubco’s custodial arrangements, counterparty relationships, information-security framework and ability to safeguard its XRP holdings; and
•Pubco’s future financial condition and performance and the expected financial impacts of the Transactions.
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the views of Pubco or the

Company as of any subsequent date, and neither the Company nor Pubco undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements in evaluating an investment in Pubco Class A Common Stock. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Pubco may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•failure to realize the anticipated benefits of the Transactions;
•the reduced public float of, and reduced liquidity of the trading market for, Pubco Class A Common Stock following the Transactions;
•the failure of Pubco to maintain the listing of its securities on any securities exchange after the Closing;
•costs related to the Transactions and as a result of Pubco becoming a public company;
•changes in business, market, financial, political and regulatory conditions;
•risks relating to Pubco’s anticipated operations and business, including the highly volatile nature of the price of XRP;
•the risk that Pubco’s stock price will be highly correlated to the price of XRP and that the price of XRP may decrease at any time after the Closing;
•risks related to increased competition in the industries in which Pubco operates;
•risks relating to significant legal, commercial, regulatory and technical uncertainty regarding XRP and the industries in which Pubco operates;
•risks relating to the treatment of digital assets for U.S. and foreign tax purposes;
•risks that after the Closing, Pubco experiences difficulties managing its growth and expanding operations;
•challenges in implementing Pubco’s business plan, due to operational challenges, significant competition and regulation;
•Pubco being considered to be a “shell company” by any securities exchange on which Pubco Class A Common Stock is listed or by the SEC, which may restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities;
•the outcome of any potential legal proceedings that may be instituted against Pubco or others following the announcement of the Transactions; and
•other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”
While forward-looking statements reflect Pubco’s and the Company’s good faith beliefs, as applicable, they are not guarantees of future performance. Except as otherwise required by applicable law, Pubco and the Company disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus. For a further discussion of these and other factors that could cause Pubco’s and the Company’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Pubco and the Company.

FINANCIAL STATEMENT PRESENTATION
Pubco
Pubco was incorporated in Nevada on August 29, 2025, for the purpose of effectuating the Transactions described herein. Prior to the Transactions, Pubco had not commenced material operations beyond initial formation activities and preparatory steps related to the Mergers and the Transactions and did not operate any businesses. Following the Transactions, Pubco operates a business and the financial statements of Pubco included in this prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The unaudited pro forma combined financial information presented in this prospectus have been prepared in accordance with U.S. GAAP and denominated in U.S. dollars. The fiscal year end of Pubco is December 31.
As an emerging growth company, Pubco has elected to use the extended transition period for complying with new or revised accounting standards as permitted under Section 7(a)(2)(B) of the Securities Act. Accordingly, the financial statements of the Pubco included in this prospectus reflect the adoption of new accounting standards using private company (non PBE) effective dates.
SPAC
The financial statements of SPAC included in this prospectus have been prepared in accordance with U.S. GAAP. The fiscal year end of the SPAC is September 30.
The Company
The Company was formed in Delaware on July 18, 2025 as a Delaware limited liability company. The financial statements of the Company included in this prospectus have been prepared in accordance with U.S. GAAP. The fiscal year end of the Company is December 31.
This prospectus contains:
•the audited financial statements of SPAC as of September 30, 2025 and for the period from October 3, 2024 (inception) through September 30, 2025, and the unaudited financial statements of SPAC as of June 30, 2026 and for the three and nine months ended June 30, 2026, for the three months ended June 30, 2025 and for the period from October 3, 2024 (inception) through June 30, 2025;
•the audited financial statements of Pubco as of December 31 and September 30, 2025, and for the period from August 29, 2025 (inception) to December 31, 2025, and the unaudited condensed financial statements of Pubco as of June 30, 2026, and for the six months ended June 30, 2026; and
•the audited financial statements of the Company as of December 31 and September 30, 2025, and for the period from July 18, 2025 (inception) to December 31, 2025, and the unaudited condensed financial statements of the Company as of June 30, 2026, and for the six months ended June 30, 2026.
Unless indicated otherwise, financial data presented in this prospectus has been taken from the audited and unaudited financial statements of SPAC, Pubco and the Company, as applicable, included in this prospectus.
In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “$,” “USD,” “dollar” and “U.S. dollar” each refer to the legal currency of the United States.

INDUSTRY AND MARKET DATA
In this prospectus, Pubco and the Company rely on and refer to industry data, information and statistics regarding the markets in which Pubco competes from publicly available information, industry and general publications and research and studies conducted by third parties. Each of Pubco and the Company has taken such care as it considers reasonable in the extraction and reproduction of information from such data from third-party sources.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The industry in which Pubco operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Furthermore, such information and data cannot always be verified with complete certainty due to limits on the availability and reliability of data, the voluntary nature of the data gathering process and other limitations and uncertainties. Finally, while each of Pubco and the Company believes its own internal estimates and research are reliable, and is not aware of any misstatements regarding such information and data presented in this prospectus, such research has not been verified by any independent source. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section of this prospectus entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.
Notwithstanding anything in this prospectus to the contrary, Pubco and the Company are responsible for all disclosures in this prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Pubco, the Company and their respective affiliates own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus may appear without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
Overview of the Company
We are a purpose-built vehicle for investment in XRP, the digital asset native to the XRP Ledger (the “XRP Ledger”), through the public equity markets, and we provide pure-play access to XRP for institutional investors through a scalable, liquid and regulated vehicle. Evernorth Holdings Inc. (“Evernorth,” “Pubco,” “we,” “us” or “our”) was incorporated in Nevada on August 29, 2025 and, prior to the Business Combination described below, was a wholly owned subsidiary of Ripple Labs Inc. (“Ripple”). We operate as an active manager of our XRP assets, striving to maximize stockholder value through sophisticated asset management techniques, including efficient acquisition of XRP, active portfolio management, diversified yield generation strategies and strategic geographic expansion.
Our business strategy consists of four key pillars:
•Efficiently acquire XRP, utilizing innovative financial products with an optimal capital structure to maximize stockholder value. We intend to raise capital using a variety of structures determined by market conditions and to purchase XRP with the proceeds through trading protocols designed to minimize slippage. Generally, we expect these opportunities to arise if and when our stock price trades at a premium to the net asset value (“NAV”) of our XRP assets.
•Actively manage our XRP assets through sophisticated investment strategies and risk management techniques. In the long term, we intend to operate as an active manager of a portfolio focused on proprietary XRP-based investment strategies, which may include developing and managing private investment vehicles and creating or investing in XRP Ledger-based financial products and services. We will not manage assets on behalf of clients.
•Earn diversified yield by deploying a portion of our XRP assets for risk-mitigated yield generation in both traditional finance and decentralized finance (“DeFi”) opportunities. Our traditional yield strategies are expected to include lending XRP to qualified institutional counterparties in exchange for interest income, covered call strategies and basis trades to capture pricing differentials between spot and derivative markets. Our decentralized yield strategies are expected to include supplying XRP to decentralized lending protocols and contributing liquidity to automated market maker pools.
•International expansion, with initial focus jurisdictions of Japan and South Korea, each of which represents one of the largest markets globally for XRP trading.
Our primary key performance indicator is XRP per share, by which we measure the performance of our business. We intend to maintain a concentrated position in XRP for the foreseeable future, supplemented by holdings in high-quality liquid assets including U.S. dollar-denominated stablecoins. Our risk mitigation approach focuses on counterparty selection, position sizing and strategy selection rather than asset diversification, and we acknowledge that our concentrated XRP holdings limit the risk mitigation benefits that could be achieved through a more diversified portfolio of treasury assets.
We compete within a rapidly evolving digital asset ecosystem anchored on the XRP Ledger, including with institutional investors, digital asset managers, exchanges, custodians and traditional financial institutions expanding into blockchain-based asset management, as well as with spot XRP exchange-traded products. Unlike passively managed, XRP-focused exchange-traded products, our structure allows for active management, yield-generating strategies, accretive capital raising and other strategies intended to enhance performance.

The Business Combination
On October 9, 2026, we consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of October 19, 2025, as amended by Amendment No. 1 thereto, dated August 12, 2026, by and among us, Pathfinder, Ripple, Evernorth Company Merger Sub LLC, a Delaware limited liability company and our wholly owned subsidiary, Evernorth Corporate Merger Sub Inc., a Delaware corporation and our wholly owned subsidiary, and SPAC.
On October 8, 2026, one business day prior to the Closing Date, the SPAC transferred by way of continuation from the Cayman Islands and domesticated as a corporation incorporated under the laws of the State of Delaware, continuing its existence under the name “Arrington Capital SPAC I Inc.” as SPAC Delaware. In connection with the SPAC Domestication, each outstanding Class A ordinary share and Class B ordinary share of the SPAC was converted on a one-for-one basis into a share of Class A common stock and Class B common stock, respectively, of SPAC Delaware, and each outstanding warrant of the SPAC was converted into a warrant to acquire one share of Class A common stock of SPAC Delaware on substantially identical terms.
Simultaneously at the Closing, (a) Company Merger Sub merged with and into Pathfinder, with Pathfinder continuing as the surviving company and our wholly owned subsidiary, and (b) SPAC Merger Sub merged with and into SPAC Delaware, with SPAC Delaware continuing as the surviving entity and our wholly owned subsidiary. In connection with the Mergers, (i) each outstanding unit of Pathfinder was cancelled and exchanged for the right to receive one share of Pubco Class A Common Stock, (ii) each outstanding share of Class A common stock of SPAC Delaware, other than treasury shares and shares held by stockholders who validly exercised redemption rights, was automatically converted into one share of Pubco Class A Common Stock, and (iii) each warrant to purchase one share of Class A common stock of SPAC Delaware was converted into one of our warrants to purchase one share of Pubco Class A Common Stock at a price of $11.50 per share. The exchange was subject to adjustments to ensure that Ripple and its affiliates did not beneficially own shares of our common stock with combined voting power exceeding 9.9% of our total outstanding voting power, with any excess converted into additional units of Pathfinder.
In connection with the extraordinary general meeting of the SPAC’s shareholders and the Business Combination, holders of 18,463,753 Class A ordinary shares of the SPAC, or approximately 80.3% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.60 per share.
Concurrently with the Closing, we consummated a series of private placements. Pursuant to advance funding subscription agreements entered into on October 19, 2025, as amended on August 12, 2026 (the “Advance Funding Subscription Agreements”), we issued shares of Pubco Class A Common Stock and Pubco Class C Common Stock in exchange for approximately $214.05 million in cash and 600,000 XRP. Pursuant to delayed funding subscription agreements entered into on October 19, 2025 (the “Delayed Funding Subscription Agreements”), we issued shares of Pubco Class A Common Stock in exchange for $10.5 million in cash and 200,000 XRP. Pursuant to a Series C subscription agreement with Arrington XRP Capital Fund, LP (the “Sponsor”), as amended (the “Series C Subscription Agreement”), we issued shares of Pubco Class A Common Stock and Pubco Class C Common Stock in exchange for 211,319,096.061435 XRP. Pursuant to a subscription agreement with Larsen Lam Children’s Remainder Trust, an investor affiliated with Ripple (the “Contributor Related Party Entity”), as amended (the “Contributor Related Party Entity Subscription Agreement,” and together with the foregoing agreements, the “Private Placement Subscription Agreements”), we issued shares of Pubco Class A Common Stock, and Pathfinder issued units, in exchange for 50,000,000 XRP. In addition, pursuant to a contribution agreement dated October 19, 2025, as amended (the “Contribution Agreement”), Ripple contributed 126,791,458 XRP to Pathfinder in exchange for units of Pathfinder.
In addition, on October 12, 2026, we completed the issuance and sale to NH Investment & Securities Co., Ltd., as trustee of Kyobo AIM Corporate Finance General Private Investment Trust No. 3, of $30,000,000 aggregate principal amount of our 4.00% Convertible Senior PIK Notes due 2031, pursuant to a note purchase agreement dated as of September 11, 2026. The Convertible Notes bear interest payable in kind at a rate of 4.00% per annum and are convertible at an initial conversion rate of 98.03921 shares of Pubco Class A Common Stock per $1,000 principal amount, representing an initial conversion price of approximately $10.20 per share, with a maximum of 3,585,278 shares of Pubco Class A Common Stock initially issuable upon conversion assuming the maximum amount of payment-in-kind interest.
In connection with the Closing, we, SPAC Delaware, the Sponsor and certain other securityholders entered into the A&R Registration Rights Agreement, which amends and restates the registration rights agreement entered into at the time of the SPAC’s initial public offering and provides for customary demand and piggyback registration rights. At the Closing, Ripple, the Contributor Related Party Entity, the Sponsor, the former insiders of the SPAC and certain Ripple affiliate investors also entered into the Lock-Up Agreements restricting transfers of their shares of Pubco Class A Common Stock, warrants and other equity securities until the earlier of (a) six months after the Closing Date and (b) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
As a result of the Business Combination, we became the publicly traded parent company of Pathfinder and SPAC Delaware. The Pubco Class A Common Stock began trading on Nasdaq on October 12, 2026 under the symbol “XRPN.” In connection with the Closing, the SPAC’s units, Class A ordinary shares and public warrants ceased trading on Nasdaq and the SPAC filed a Form 25 to delist those securities.
Summary Risk Factors
An investment in Pubco Class A Common Stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section of this prospectus entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:
Summary of Risks Related to the Committed Equity Financing
•It is not possible to predict the actual number of shares of Pubco Class A Common Stock, if any, we will sell under the Purchase Agreement to Cantor, or the actual gross proceeds resulting from those sales.
•Investors who buy Pubco Class A Common Stock from Cantor at different times will likely pay different prices.
•We may use proceeds from sales of Pubco Class A Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.
Summary of Risks Related to the Business and Strategy of Pubco
•Neither we nor Pathfinder has any operating history or has produced any revenues, which makes it difficult to evaluate our business, future prospects and ability to achieve or maintain profitability in any given period.
•Pubco may not be able to successfully execute its business strategies.
•Pubco’s operating results, revenues and expenses may significantly fluctuate, including due to the highly volatile nature of XRP, which could have an adverse effect on the market price of Pubco Class A Common Stock.
•Our XRP acquisition strategy exposes us to various risks associated with XRP.
•The Convertible Notes could require us to make substantial cash payments at times and in amounts outside our control, which could adversely affect our liquidity, require us to sell XRP and adversely affect the market price of Pubco Class A Common Stock.

•Many digital assets were only introduced within the past decade, and the medium-to-long-term value of the Pubco Class A Common Stock is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.
•Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.
•Pubco operates in a highly competitive environment and competes against companies and other entities with similar strategies, including companies with significant XRP holdings and ETFs and ETPs for XRP and other digital assets, and Pubco’s business, operating results and financial condition may be adversely affected if Pubco is unable to compete effectively.
Summary of Risks Related to XRP and the XRP Ledger
•XRP is a component of a new and rapidly evolving industry, and the value of the Pubco Class A Common Stock depends on the acceptance of XRP.
•A decline in the adoption of XRP or the XRP Ledger could negatively impact our business and results of operations.
•Competition from other digital assets, payment systems and private blockchains could negatively affect demand for XRP and adversely impact an investment in the Pubco Class A Common Stock.
•The launch of central bank digital currencies could reduce demand for XRP and adversely affect the value of our XRP holdings.
•The fixed supply of XRP may negatively impact the operation of the XRP Ledger.
•Speculative or momentum-driven trading in XRP may cause extreme volatility and losses for investors.
•The significant holdings of XRP by Ripple and other early stakeholders could have an adverse effect on the market price of XRP.
Summary of Risks Related to Being a Public Company
•The market price of Pubco Class A Common Stock may be volatile and decline materially as a result of volatility in XRP or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.
•Because Pubco is a holding company whose principal asset is its equity interests in the Company, Pubco is dependent upon distributions from the Company to pay taxes and other expenses.
•Pubco’s ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Pubco’s failure to raise capital when needed could harm its business, operating results and financial condition.
Summary of Risks Related to Governmental Regulation
•Pubco is subject to laws, regulations and executive orders regarding economic and trade sanctions and anti-bribery that could impair our ability to compete in international markets or subject us to criminal or civil liability if we violate them.
•XRP and other digital assets are novel assets, which expose Pubco to significant legal, commercial and regulatory uncertainty, which could materially adversely affect Pubco’s financial position, operations and prospects.

Summary of Risks Related to Ownership of Pubco Stock Following the Transactions
•A relatively small number of stockholders control a significant portion of Pubco’s voting power, and may be in a position to control or otherwise significantly influence actions that require stockholder approval and may make decisions that are adverse to other stockholders.
•Securities of companies formed through mergers with SPACs such as Pubco may experience a material decline in price relative to the share price of the SPACs prior to such merger.
•Investors cannot be sure whether an active trading market will develop or be maintained, which could limit investors’ ability to make transactions in shares of Pubco Class A Common Stock and subject Pubco to additional trading restrictions.
Summary of Risks Related to Our Organizational Structure and the Pubco Class A Common Stock
•In certain circumstances, the Company will be required to make distributions to us and the other holders of Company Units, and the tax distributions that the Company will be required to make may be substantial.
•Because key holders of Pubco Stock are subject to voting ownership caps, other holders’ relative voting power will be enhanced and may produce governance outcomes that are not aligned with their economic ownership.
•We will be required to pay the TRA Parties and any other persons that become parties to the Tax Receivable Agreement for certain tax benefits we may receive, and the amounts we may pay could be substantial.
•We will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are subsequently disallowed.
•In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, we realize in respect of the tax attributes subject to the Tax Receivable Agreement.
Summary of Risks Related to Taxation
•The 1% excise tax (discussed below) could adversely affect our business and our ability to make distributions.
•The tax treatment of digital currency is uncertain.

THE OFFERING

Issuer	Evernorth Holdings Inc.

Class A Common Stock offered by the Holder	Up to 5,218,935 shares of Pubco Class A Common Stock that we may elect, in our sole discretion, to issue and sell to Cantor, from time to time from and after the Commencement Date under the Purchase Agreement.

Shares of Pubco Class A Common Stock outstanding	26,094,680 shares of Pubco Class A Common Stock issued and outstanding as of October 22, 2026. This number excludes (i) up to 9,283,847 shares of Pubco Class A Common Stock issuable upon exercise of the Pubco Warrants, (ii) 3,585,278 shares of Pubco Class A Common Stock initially issuable upon conversion of the Convertible Notes, based on the initial conversion rate and assuming the maximum amount of PIK Interest payable, subject to adjustment, (iii) 22,953,128 shares of Pubco Class A Common Stock issuable upon the redemption or exchange of Company Units held by holders of Company Units other than us, (iv) 31,392,746 shares of Pubco Class A Common Stock issuable upon the conversion of outstanding shares of Pubco Class C Common Stock, (v) 8,930,929 shares of Pubco Class A Common Stock reserved for issuance under the Incentive Plan and (vi) 1,786,185 shares of Pubco Class A Common Stock reserved for issuance under the ESPP.

Use of Proceeds	We will not receive any proceeds from any sale of Pubco Class A Common Stock by the Holder. However, assuming sales of the full 5,218,935 shares are made at the closing stock price on the cover of this prospectus, we may receive up to approximately $80.7 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of Pubco Class A Common Stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus. We intend to use any proceeds from the Facility for general corporate purposes, including the acquisition of XRP and other activities within the XRP ecosystem, as well as working capital. See “Use of Proceeds.”

Conflict of Interest
Cantor is an affiliate of CF&CO, a FINRA member. CF&CO is expected to act as an executing broker for the sale of the Pubco Class A Common Stock sold by Cantor pursuant to the Committed Equity Financing. The receipt by Cantor of all the proceeds from sales of Pubco Class A Common Stock to the public made through CF&CO results in a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Accordingly such sales will be conducted in compliance with FINRA Rule 5121, which requires that a “qualified independent underwriter”, as defined in FINRA Rule 5121, participate in the preparation of the registration statement and exercise the usual standard of “due diligence” with respect to such document. In accordance with Rule 5121, StoneX Financial Inc. (“StoneX”), a FINRA member, will act as the “qualified independent underwriter”, as defined in Rule 5121, for this offering. StoneX has participated in the preparation of the registration statement, of which this prospectus forms a part, including this prospectus, and has exercised its customary standards of due diligence with respect thereto. For its services as qualified independent underwriter, StoneX will receive a fee of $200,000, which we have agreed to pay. StoneX will receive no other compensation for acting as the qualified independent underwriter in this offering. See “Plan of Distribution (Conflict of Interest).”

Market for Pubco Class A Common Stock	The Pubco Class A Common Stock is currently traded on the Nasdaq Global Market under the symbol “XRPN.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
For additional information concerning the offering, see “Plan of Distribution (Conflict of Interest).”

RISK FACTORS
The following risk factors may have a material adverse effect on our business, financial condition and results of operations following the Closing. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to our business, prospects, financial condition and operating results following the Closing. You should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” before deciding whether to invest in Pubco Class A Common Stock. Please see the section entitled “Where You Can Find More Information” in this prospectus. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with the consolidated financial statements of Pubco and the Company and the financial statements of SPAC and notes thereto included elsewhere in this prospectus.
Throughout this section, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” and other similar terms refer to Pubco and its consolidated subsidiaries, including the Company, after giving effect to the Transactions.
Risks Related to the Committed Equity Financing
It is not possible to predict the actual number of shares of Pubco Class A Common Stock, if any, we will sell under the Purchase Agreement to Cantor, or the actual gross proceeds resulting from those sales.
On October 23, 2026, we entered into the Purchase Agreement with Cantor, pursuant to which Cantor has committed to purchase up to 5,218,935 shares of Pubco Class A Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The Pubco Class A Common Stock that may be issued under the Purchase Agreement may be sold by us to Cantor at our discretion from time to time until the first day of the month next following the 14-month anniversary of the date of the Purchase Agreement. We generally have the right to control the timing and amount of any sales of Pubco Class A Common Stock to Cantor under the Purchase Agreement. Sales of Pubco Class A Common Stock, if any, to Cantor under the Purchase Agreement will depend upon market conditions and other factors to be determined by us.
We may ultimately decide to sell to Cantor all, some or none of the Pubco Class A Common Stock that may be available for us to sell to Cantor pursuant to the Purchase Agreement. Because the purchase price per share of Pubco Class A Common Stock to be paid by Cantor for the shares of Pubco Class A Common Stock that we may elect to sell to Cantor under the Purchase Agreement, if any, will fluctuate based on the market prices of the Pubco Class A Common Stock at the time we elect to sell shares to Cantor pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Pubco Class A Common Stock that we will sell to Cantor under the Purchase Agreement, the purchase price per share that Cantor will pay for shares of Pubco Class A Common Stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Cantor under the Purchase Agreement.
The Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Purchase Agreement, direct Cantor to purchase up to 5,218,935 shares of Pubco Class A Common Stock and such shares are being registered for resale under the registration statement that includes this prospectus. Because the market prices of the Pubco Class A Common Stock may fluctuate from time to time after the date of this prospectus, the actual purchase prices to be paid by Cantor for Pubco Class A Common Stock that we direct it to purchase under the Purchase Agreement , or the actual gross proceeds to be raised by us from those sales, also may fluctuate significantly based on the market price of the Pubco Class A Common Stock. The number of shares of Pubco Class A Common Stock ultimately offered for sale by Cantor is dependent upon the number of shares of Pubco Class A Common Stock, if any, we ultimately elect to sell to Cantor under the Purchase Agreement. However, even if we elect to sell shares of Pubco Class A Common Stock to Cantor pursuant to the Purchase Agreement, Cantor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

Investors who buy Pubco Class A Common Stock from Cantor at different times will likely pay different prices. Pursuant to the Purchase Agreement, we will have discretion, to vary the timing, price and number of shares of Pubco Class A Common Stock sold to Cantor.
If and when we elect to sell Class A Common Stock to Cantor pursuant to the Purchase Agreement, after Cantor has acquired such Class A Common Stock, Cantor may resell all, some or none of such Class A Common Stock at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase Class A Common Stock from Cantor in this offering at different times will likely pay different prices for such Class A Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Pubco Class A Common Stock they purchase from Cantor in this offering as a result of future sales made by us to Cantor at prices lower than the prices such investors paid for their Class A Common Stock in this offering. In addition, if we sell a substantial number of shares of Pubco Class A Common Stock to Cantor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Pubco Class A Common Stock or the mere existence of our arrangement with Cantor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
We may use proceeds from sales of Pubco Class A Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.
We will have broad discretion over the use of proceeds from sales of Pubco Class A Common Stock made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of the Pubco Class A Common Stock.
Cantor may terminate the Purchase Agreement in its discretion upon the occurrence of certain events, and certain conditions to our ability to sell shares to Cantor are within Cantor’s sole discretion, which may limit or eliminate our access to the Facility.
Cantor has the right to terminate the Purchase Agreement upon three trading days’ prior written notice upon the occurrence of certain events, including if Cantor, in its sole and absolute discretion, identifies material unsatisfactory information in the course of its due diligence review of us, identifies facts relating to us that pose a material reputational risk to Cantor or its affiliates, or determines that a regulatory position taken by a governmental authority or a change in applicable law or regulation will adversely impact Cantor or CF&CO. Further, our right to deliver VWAP Purchase Notices is subject to conditions, including the completion of a due diligence review of us satisfactory to Cantor and, in Cantor’s sole discretion, Cantor not being in possession of material non-public information concerning us. If Cantor terminates the Purchase Agreement, or if any such condition is not satisfied, we may be unable to access the Facility when needed or at all, and we will not be entitled to a refund of the Upfront Commitment Fee. In such event, we may be required to seek alternative sources of financing, which may not be available on favorable terms or at all.
Risks Related to the Business and Strategy of Pubco
Neither we nor Pathfinder has any operating history or has produced any revenues, which makes it difficult to evaluate our business, future prospects and ability to achieve or maintain profitability in any given period.
Neither we nor Pathfinder has any operating history. As a result, the volatile nature of the price of XRP, which constitutes a substantial part of our assets, makes it difficult to evaluate our future prospects. Pathfinder’s lack of operating history will also make it difficult to accurately forecast the future results of operations, which is subject to a number of uncertainties, including our ability to grow our XRP per share (i.e., the amount of XRP attributable to us per share) and our yield per token (i.e., the incremental XRP generated by our yield-generating strategies per token deployed over a given period). See “Management’s Discussion and Analysis of Financial Condition and

Results of Operations—Key Performance Indicators” for more information on our key performance indicators, or our KPIs.
Pubco’s ability to generate cash flow initially will largely be dependent on its ability to raise capital to acquire additional XRP, to secure participation and contribution from XRP holders through in-kind investments, to access and acquire XRP not held in digital asset trading platforms and to carry out activities aimed at catalyzing the fusion between XRP and traditional capital markets. Pubco’s business strategy may not be realized as quickly as hoped, or even at all. Further, even if we achieve growth, in future periods, that growth could slow or decline for a number of reasons, including, but not limited to, XRP volatility, increased competition, digital assets that compete with and may result in a decline in utilization of XRP or replace XRP, our inability to develop, improve or effectively scale XRP acquisition or to access and acquire XRP not held in digital asset trading platforms, government regulation or Pubco’s failure, for any reason, to continue to take advantage of growth opportunities.
XRP market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. There is no assurance that any estimates driving XRP acquisition strategies will accurately reflect any particular level of revenue or growth prospects for Pubco.
We will encounter risks and difficulties as described in this section. If we do not manage these risks successfully, our business may be adversely impacted. If Pubco’s assumptions regarding these risks and uncertainties and its future growth are incorrect or change adversely, or if Pubco does not address these risks successfully, Pubco’s operating and financial results could differ materially from its expectations, and its business could suffer. If our revenue growth rate, when we are at a revenue generation stage, were to decline significantly or become negative, it could adversely affect our operating results and financial condition. If we are not able to achieve or maintain positive cash flow from operations, or if the price of XRP declines significantly, our business may be adversely impacted and we may require additional financing, which may not be available on favorable terms or at all, may restrict the distribution of dividends or other payments to stockholders, or may be dilutive to our stockholders.
Pubco may not be able to successfully execute its business strategies.
A significant part of Pubco’s strategy is XRP acquisition. However, our XRP acquisition strategy is susceptible to various risks associated with XRP, including the following, which could adversely affect our XRP acquisition strategy.
•we may experience fluctuations in our results due to XRP price volatility and liquidity;
•we may compete with others to acquire XRP, and as competition increases, decreased availability or increased prices for acquisition could result;
•we may experience difficulty in anticipating the timing and availability of XRP acquisition;
•we may not be able to secure participation and contribution from XRP holders or otherwise access and acquire XRP not held in digital asset trading platforms;
•we may not be able to obtain further financing, on favorable terms or at all, to finance any of our potential XRP acquisitions; and
•we may not be able to generate the cash necessary to execute our XRP acquisition strategy.
Moreover, the risks of engaging in an XRP acquisition strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future. The novelty of acquiring XRP as a primary business model and XRP as an asset may increase the risk of employee or service provider misconduct or error, which may adversely impact the business of Pubco. Employee or service provider misconduct or error could subject us to legal liability, financial losses and regulatory sanctions and could seriously harm our reputation and negatively affect our business. Such misconduct could include engaging in improper or unauthorized transactions or activities, failing to supervise other employees or service providers, improperly using confidential information, as well as improper trading activity. Employee or service provider errors could expose us to the risk of material losses even if the errors are detected.
Moreover, the risk of employee or service provider error or misconduct may be even greater for novel XRP products and services which we may offer in the future. It is not always possible to deter misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. If we were found to have not met our regulatory oversight and compliance and other obligations, we could be subject to regulatory sanctions, financial penalties, restrictions on our activities for failure to properly identify, monitor and respond to potentially problematic activity and seriously damage our reputation. Our employees, or any contractors and agents we may contract with, could also commit errors that subject us to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory or criminal authorities of improper trading activities could affect our brand and reputation.
Pubco’s operating results, revenues and expenses may significantly fluctuate, including due to the highly volatile nature of XRP, which could have an adverse effect on the market price of Pubco Class A Common Stock.
Our operating results will be dependent on the broader digital asset and XRP economy. Due to the rapidly evolving nature of digital assets and the volatile price of XRP, which has experienced and continues to experience significant volatility, we expect that our operating results will fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader XRP economy. Digital asset prices, including XRP, have experienced significant and sudden changes, including for example rising prices throughout 2021 followed by steep drawdowns in the fourth quarter of 2021, and throughout 2022, and digital asset prices have continued to fluctuate through 2023, 2024, 2025 and to date in 2026. Extreme volatility in the future, including further declines in the trading prices of XRP, could have a material adverse effect on the value of Pubco Class A Common Stock and Pubco Class A Common Stock could lose all or substantially all of its value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of XRP and other digital assets, including a depreciation in value. See “—XRP price volatility and sustained declines could cause losses and adversely affect our business, financial condition and ability to execute our strategy.”
We expect that our operating results will continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:
•fluctuations in the price of XRP, of which we will have significant holdings, and in which we expect we will continue to make significant purchases and announcements about our transactions in XRP;
•regulatory, commercial and technical developments related to XRP or the XRP blockchain;
•investor perception of Pubco, including as compared to investment vehicles that are designed to track the price of XRP, such as spot XRP ETPs;
•changes in the legislative or regulatory environment or actions by U.S. or non-U.S. governments or regulators, including fines, orders or consent decrees;
•regulatory changes or scrutiny that impact our ability to offer certain products or services;
•pricing for or temporary suspensions of products and services we expect to offer in the future in accordance with our strategy;
•investments we may make in the development of products and services, and sales and marketing;
•market conditions of, and overall sentiment towards, XRP, including negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, XRP or the broader digital assets industry, for example: (i) public perception that digital assets can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by

Hamas to fund its terrorist attack against Israel in October 2023; (ii) previous, pending or expected civil, criminal, regulatory enforcement or other high profile actions against major participants in the digital assets ecosystem, including the SEC’s dismissed enforcement actions against Coinbase, Inc., Payward Inc. and Payward Ventures Inc. (together known as “Kraken”), and Binance Holdings Ltd., BAM Trading Services and BAM Management US Holdings, Inc.; and (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading Ltd. and its affiliates.
•investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, validators and investors; (ii) actual or expected significant dispositions of XRP by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection, such as FTX Trading Ltd., which in late 2023 and early 2024 sold several billion dollars’ worth of digital assets, including Bitcoin, and the transfer and sale of Bitcoin associated with significant hacks, seizures or forfeitures, such as the transfers of Bitcoin to (a) creditors of the hacked digital asset trading platform Mt. Gox which began in July 2024, (b) claimants following restitution proceedings allocating $9 billion of recovered Bitcoin related to a 2016 hack of the Bitfinex digital asset trading platform, (c) the German government following the seizure of about 50,000 Bitcoin in January 2024 from the operator of the website Movie2k.to, or (d) the government of the United Kingdom after £5 billion worth of Bitcoin seizures from criminal defendants, (e) the United States government after the Southern District of New York seized 51,680 Bitcoin in late 2021 and early 2022 from a defendant convicted of wire fraud or (f) the U.S. Department of Justice which in January 2025 gained approval from the Northern District Court of California to liquidate 69,370 Bitcoin seized from the Silk Road marketplace; and (iii) actual or perceived manipulation of the spot or derivative markets for XRP or spot XRP ETPs;
•macroeconomic conditions, including interest rates, inflation and central banking policies;
•regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of XRP, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;
•the development and introduction of existing and new products and services by our competitors;
•competition from other digital assets that exhibit better speed, security, scalability or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;
•a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for XRP purchase and sale transactions, such as the temporary or total loss of value of certain stablecoins in recent years, including to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of XRP or adversely affect investor confidence in digital assets generally;
•disruptions, failures, unavailability or interruptions in service of trading venues for digital assets, such as, for example, the announcement by the digital asset trading platform FTX Trading Ltd. that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., BAM Trading Services Inc. and BAM Management US Holdings, Inc., which initially sought to freeze all of its assets during the pendency of the enforcement action and has since resulted in the U.S. platform discontinuing all fiat deposits and withdrawals in the U.S.;
•the development and introduction of new products and services by us;
•our ability to control costs, including our operating expenses incurred to grow and expand our operations and to remain competitive;

•system failure, outages or interruptions, including with respect to our XRP custodian and our platforms, including those due to third-party actions;
•our lack of control over decentralized or third-party networks, distributed ledgers or third-party infrastructure (including the XRP Ledger and any related protocols), which may experience downtime, cyberattacks, critical failures, coding errors, bugs, corrupted data, network congestion, outages, breaches or other similar failures or losses;
•breaches of security or privacy;
•transaction congestion or throughput limitations on the XRP Ledger, or increases in network fees designed to deter spam or malicious activity;
•developments in mathematics or technology, including in artificial intelligence, digital computing, algebraic geometry and quantum computing or new applications of current knowledge in these fields, that could comprise the cryptography underlying the XRP Ledger and other distributed networks on which we rely;
•legal, commercial and regulatory uncertainty regarding XRP and other digital assets due to their novelty (see “—XRP and other digital assets are novel assets, which expose Pubco to significant legal, commercial and regulatory uncertainty, which could materially adversely affect Pubco’s financial position, operations and prospects”);
•changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict and the broadening of the Israel-Hamas conflict, and the ongoing conflicts in Israel, the Gaza Strip, Syria, Iran and Lebanon, to other countries in the Middle East;
•our ability to establish and maintain any future partnerships, collaborations, joint ventures or strategic alliances with third parties; and
•our ability to attract and retain talent.
As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term.
Further, we cannot predict what further action may be taken with respect to tariffs or trade relations between the U.S. and other governments. Any such changes could fundamentally alter the competitive and regulatory landscape in which we operate, and political tensions as a result of trade policies could reduce trade volume, investment, technological exchange and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets, all of which could potentially having a material adverse effect on our business, financial condition and results of operation.
In addition, the stock market and the markets for both XRP-influenced and technology companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in those markets. In particular, future trading prices in Pubco Class A Common Stock may reflect market dynamics that are not connected to valuation methods commonly associated with operating companies in similar industries or with companies engaged predominantly in passive investments in XRP or other commodities, such as ETFs. Equity market capitalizations of other such companies are often in excess of stockholders’ equity calculated in accordance with U.S. GAAP, and in excess of valuations that might traditionally be expected based on their operating performances, cash flows and net assets. Investors may therefore be unable to assess the value of the shares of Pubco Class A Common Stock or evaluate the risks of an investment in us using traditional or commonly used enterprise valuation methods. We cannot predict how these dynamics may evolve over time, or whether or how long they may last. These market and industry factors may significantly harm the market price of Pubco Class A Common Stock, regardless of our actual operating performance.

Our XRP acquisition strategy exposes us to various risks associated with XRP.
XRP is a highly volatile asset. Based on price data from Coinbase, XRP traded as low as approximately $0.98 per XRP and as high as approximately $3.10 per XRP over the 12 months ended October 7, 2026 based on intraday pricing. The trading price of XRP has continued to fluctuate significantly during 2026, trading substantially below the intramonth high of approximately $3.67 reached in July 2025. XRP closed at approximately $1.50 per XRP on October 7, 2026, which represented an increase of approximately 18,650% in U.S. dollar terms since August 7, 2015 (when XRP was about $0.008) but a decline of approximately 59% from its all-time high of approximately $3.67. The XRP price was $1.0384 as of June 30, 2026. Volatility may continue in the future and historical trends could reverse dramatically. See “—Pubco’s operating results, revenues and expenses may significantly fluctuate, including due to the highly volatile nature of XRP, which could have an adverse effect on the market price of Pubco Class A Common Stock.”
Our XRP holdings may significantly impact our financial results and in turn may impact the market price of Pubco Class A Common Stock. If we continue to increase our overall holdings of XRP relative to the other parts of our business in the future, our XRP holdings will have an even greater impact on our financial results and the market price of Pubco Class A Common Stock. We intend to purchase additional XRP and increase our overall holdings of XRP in the future. The concentration of our XRP holdings limits the risk mitigation that we could take advantage of by purchasing a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our XRP acquisition strategy. See “—Pubco’s operating results, revenues and expenses may significantly fluctuate, including due to the highly volatile nature of XRP, which could have an adverse effect on the market price of Pubco Class A Common Stock.” See also “—XRP price volatility and sustained declines could cause losses and adversely affect our business, financial condition and ability to execute our strategy.”
In addition, our XRP acquisition strategy has not been tested by us to date. While certain issuers have operating histories that involve a digital asset acquisition strategy that may be comparable to the XRP acquisition strategy Pubco intends to execute, these have not been tested over an extended period of time or under different market conditions. We will continuously examine the risks and rewards of our XRP acquisition strategy. For example, some investors and other market participants may disagree with our XRP acquisition strategy or actions we undertake to implement it. If XRP prices were to decrease or our XRP acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations and the market price of Pubco Class A Common Stock may be materially adversely impacted. See also “—Our ability to meet our financial obligations depend in part on the market value and perception of XRP, which may fluctuate significantly.”
Moreover, our XRP acquisition strategy will expose us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes the inability or refusal of a counterparty to perform for any reason, including because of a deterioration in the counterparty’s financial condition and liquidity. Custodians, or other counterparties might fail to perform in accordance with the terms of future agreements with them, which could result in a loss of XRP, a loss of the opportunity to generate funds, or other losses. Although we expect to implement various measures that are designed to mitigate our counterparty risks, including by storing XRP in custody accounts at custodians that service institutions, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. While all of our custodians are expected to be subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially held XRP will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. If our custodially held XRP were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such XRP and this may ultimately result in the loss of the value related to some or all of such XRP. Even if we are able to prevent our XRP from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our XRP held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of Pubco Class A Common Stock.

Our primary counterparty risk with respect to our XRP is custodian performance obligations under the custody arrangements we have entered into. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our XRP holdings, we will become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our XRP, could have a material adverse effect on our business, prospects, financial condition and operating results. See “The Company will face risks relating to the custody of its XRP, including the loss or destruction of private keys required to access our XRP and cyberattacks or other data loss relating to our XRP. If the Company or its third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to the Company’s XRP, or if the Company’s private keys are lost or destroyed, or other similar circumstances or events occur, including the ability to reverse engineer private keys, The Company may lose some or all of its XRP and the Company’s financial condition and results of operations could be materially adversely affected.”
The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price and use of XRP. For example, a series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, BlockFi Lending, Core Scientific, FTX Trading, Alameda Research and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Silicon Valley Bank, Signature Bank and Silvergate Bank, the potential of SEC enforcement actions, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlements of lawsuits by the New York Attorney General against Galaxy Digital Holdings, Genesis Global Capital, Genesis’ parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, had highlighted the counterparty risks applicable to owning and transacting in digital assets. Bankruptcies, closures, liquidations and other events may impact our access to XRP and could negatively impact the adoption rate and use of XRP. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price and use of XRP, limit the availability to us of financing collateralized by XRP or create or expose additional counterparty risks.
Many digital assets, including XRP, were only introduced relatively recently, and the medium-to-long-term value of the Pubco Class A Common Stock is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.
Many digital assets, including XRP, were only introduced relatively recently, and the medium-to-long-term value of the Pubco Class A Common Stock is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development; their dependence on the internet and other technologies; their dependence on the role played by users, developers and validators; and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Pubco Class A Common Stock:
•Digital asset networks, including networks and networks utilizing the XRP Ledger, and the software used to operate them are in the early stages of development. In particular, XRP and the XRP Ledger were only first launched in 2012. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because XRP is a digital asset, the value of the Pubco Class A Common Stock is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.
•Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the XRP Ledger, would affect the ability to transfer digital assets, including XRP, and, consequently, a disruption may impact their value.
•The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the XRP Ledger, could theoretically result in a

“fork” in such network’s blockchain, including the XRP Ledger, resulting in the operation of multiple separate networks.
•Governance of the XRP Ledger is by voluntary consensus. As a result, there may be a lack of consensus or clarity on the governance of the XRP Ledger, which may stymie the XRP Ledger’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the XRP Ledger, especially long-term problems.
•Unlike many other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. Running a validator on the XRP Ledger is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the XRP community. However, because there is no financial incentive for entities or individuals to maintain validators, there is no guarantee that such entities or individuals will continue to run validators. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the XRP Ledger’s functionality, security and overall existence.
•Many digital asset networks, including the XRP Ledger, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the XRP Ledger and the price of XRP.
•In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the XRP Ledger could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the XRP Ledger or take Pubco’s XRP, which would adversely affect the value of the Pubco Class A Common Stock. Moreover, functionality of the XRP Ledger may be negatively affected such that it is no longer attractive to users, thereby dampening demand for XRP. Even if another digital asset other than XRP were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Pubco Class A Common Stock
Moreover, because digital assets, including XRP, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus. The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of and use cases for, digital assets, market perception of digital assets and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict. See “—XRP and other digital assets are novel assets, which expose Pubco to significant legal, commercial and regulatory uncertainty, which could materially adversely affect Pubco’s financial position, operations and prospects.”
Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.
Beginning in the fourth quarter of 2021, and continuing throughout 2022 and 2023, digital asset prices fell precipitously. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed.

These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly, and market-wide declines in digital asset trading prices and liquidity.
Thereafter, in November 2022, FTX, the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. Subsequently, in November 2023, FTX’s CEO was found guilty by a federal jury on all seven criminal counts against him, including fraud and conspiracy to commit wire fraud, conspiracy to commit securities fraud, conspiracy to commit commodities fraud, and conspiracy to commit money laundering. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. Following FTX’s bankruptcy filing, several other entities in the digital asset industry filed for bankruptcy, such as BlockFi Inc. and Genesis Global Capital, LLC. Additionally, in November 2023, the DOJ, CFTC and U.S. Department of the Treasury settled charges against Binance for violations of U.S. AML and sanctions laws, among other alleged violations. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023, for their alleged unregistered offer and sale of securities to retail investors.
The collapse of TerraUSD and the bankruptcy filings of FTX, Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset trading platforms and custodians. The U.S. regulatory regime— Board of Governors of the Federal Reserve, the U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, the Financial Crimes Enforcement Network (“FinCEN”), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House—have issued reports and releases concerning digital assets, including XRP and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty and may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require Pubco to comply with certain regulatory regimes or devote increased time and attention to regulatory matters, which could result in new costs for Pubco. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including XRP, which could have a negative effect on the price of XRP, which in turn would have a negative effect on the value of the Pubco Class A Common Stock. These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to Pubco or to the digital asset industry as a whole.
In addition, macroeconomic and political developments have contributed to “risk-off” market conditions and increased volatility across financial markets, including digital asset markets, which has adversely affected the price of XRP. These developments include tariff-related and broader trade-policy uncertainty, as well as a sustained rise in U.S. Treasury yields to multi-decade highs and indications in the minutes of the Federal Open Market Committee’s September 2026 meeting that policymakers were considering a further increase in interest rates before the end of 2026. Higher yields on government bonds can make relatively safer investments more attractive and reduce demand for volatile assets such as digital assets, and periods of rapid price decline have been accompanied by liquidations of leveraged positions. For example, XRP traded at an intramonth high of approximately $3.67 in July 2025, declined to approximately $1.64 in early February 2026 and traded at approximately $1.50 on October 7, 2026, after trading as low as approximately $0.98 within the preceding twelve months, reflecting a material decline and significant volatility over that period. Continued uncertainty regarding monetary policy and interest rates, tariffs, trade relations, geopolitical developments and other political events could further reduce market liquidity and investor risk appetite, and could cause additional declines in the price of XRP. In the short term, lower XRP pricing may result in decreased investor interest in the Company’s common stock, lower trading volumes, difficulty raising additional capital on favorable terms and challenges in borrowing against XRP holdings. Therefore, any sustained decline in the price of XRP could adversely affect our ability to execute our short- and long-term business plans (including by making it more difficult for us to raise capital on acceptable terms, pursue strategic opportunities or monetize XRP holdings without realizing losses), and could adversely affect the market price of Pubco Class A Common Stock.
Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of XRP, could have a material adverse effect on the value of the Pubco Class A Common Stock, and the Pubco Class A Common Stock could lose all or substantially all of their value.
Pubco operates in a highly competitive environment and competes against companies and other entities with similar strategies, including companies with significant holdings of XRP and/or other digital assets and ETFs and ETPs for XRP and other digital assets, and Pubco’s business, operating results and financial condition may be adversely affected if Pubco is unable to compete effectively.
The digital assets industry is highly innovative, rapidly evolving and characterized by healthy competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. We expect competition to further intensify in the future. We compete against a number of companies operating both within the United States and abroad, and both those that focus on traditional financial services and those that focus on XRP-based services. Our main competition falls into the following categories:
•traditional financial firms that have entered the XRP market in recent years and offer overlapping features targeted at our future customers;
•financial technology providers that do not focus on XRP and may attempt to position themselves as a safer alternative to our future products and services;
•companies with significant holdings of XRP and/or other digital assets;
•companies focused on the XRP market, some of whom choose to operate outside of local rules and regulations or in jurisdictions with less stringent local rules and regulations and are potentially able to more quickly adapt to trends and to develop new XRP-based products and services due to a different standard of regulatory scrutiny;
•newly launched or recently formed “digital asset treasury strategy” businesses (including publicly traded companies and SPAC vehicles) that raise capital and seek to acquire and hold XRP and/or other digital assets as a core part of their strategy; and
•the emergence or growth of digital assets other than XRP may have a material adverse effect on our financial condition and the numerous alternative digital assets and many entities, including consortiums and financial institutions, which are researching and investing resources into private or permissioned blockchain platforms or digital assets that use proof-of-work mining like the Bitcoin network or utilize a “proof-of-stake” mechanism similar to Ethereum.
In particular, in recent periods, a growing number of companies and investment vehicles have adopted or announced “digital asset treasury strategy” business models under which they raise capital in the public markets and use proceeds to acquire and hold significant positions in particular digital assets, including VivoPower International PLC and Webus International Limited. The recent launch of, and increased investor interest in, such digital asset treasury strategy businesses—whether focused on XRP or other digital assets—may increase competition for investor capital and market attention and could adversely affect us. These competitors may be viewed by investors as more attractive vehicles for obtaining exposure to XRP (or digital assets generally), may have different fee structures, leverage profiles or liquidity characteristics, and may be able to raise capital on terms more favorable than we can. Moreover, new entrants with greater financial resources or different strategic approaches could impact the Company’s market position and ability to execute its strategy. As a result, we may face increased difficulty raising capital, acquiring XRP on attractive terms or maintaining investor demand for Pubco Class A Common Stock. Further, to the extent any of these treasury strategy businesses accumulate, hold or dispose of significant amounts of XRP, their activities could contribute to XRP price volatility and liquidity dislocations, which could, in turn, adversely affect the value of our XRP holdings and the market price of Pubco Class A Common Stock.

If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, operating results and financial condition could be adversely affected.
Moreover, the range of options to gain exposure to XRP may expand in the future. If investors choose to gain such exposure through ETPs, companies with significant XRP holdings or other similar strategies, rather than shares of Pubco Class A Common Stock, Pubco’s business, operating results and financial condition may be adversely affected. Investors may view Pubco Class A Common Stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot XRP ETP instead of Pubco Class A Common Stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to XRP that is generally not subject to federal income tax at the entity level as we may be, or the other risks that may affect other parts of our business. Additionally, unlike spot XRP ETPs:
•we do not seek for our shares of Pubco Class A Common Stock to passively track the value of the underlying XRP we hold before payment of expenses and liabilities;
•we do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption;
•we are a Nevada corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives; and
•we are not required to provide daily transparency as to our XRP holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to Pubco Class A Common Stock.
Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to XRP, such as XRP futures ETFs, leveraged XRP futures ETFs and similar vehicles offered on international exchanges, any premium or discount in Pubco Class A Common Stock relative to the value of our XRP holdings may increase or decrease in different market conditions. As a result of the foregoing factors, availability of spot ETPs for XRP and other digital assets could have a material adverse effect on the market price of Pubco Class A Common Stock.
If the Company or its third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to the Company’s XRP, or if the Company’s private XRP keys are lost or destroyed, or other similar circumstances or events occur, including the ability to reverse engineer private keys, the Company may lose some or all of its XRP and the Company’s financial condition and results of operations could be materially adversely affected.
We hold our XRP with a regulated custodian that has duties to safeguard our private keys. Generally, custodial services contracts do not restrict the ability to reallocate XRP among custodians. All of the XRP that we own is initially held in custody accounts at BitGo Bank & Trust, National Association (f/k/a BitGo Trust Company, Inc.) (“BitGo”), a digital asset custodian servicing institution. In light of the significant amount of XRP we hold, we may seek to engage additional custodians to achieve a greater degree of diversification in the custody of our XRP as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our XRP, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable or take other measures to custody our XRP, and our ability to seek a greater degree of diversification in the use of custodial services could be materially adversely affected.
Insurance to cover losses of our future XRP holdings, if any, will be shared among all of BitGo’s clients and as such will likely only cover a small fraction of the value of the entirety of the XRP holdings, and there can be no guarantee that such insurance may be obtained or maintained as part of the custodial services we will have or that such coverage will cover losses with respect to our XRP. Moreover, our use of custodians exposes us to the risk that the XRP our custodians will hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such XRP. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we will maintain related to our XRP.
XRP is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the XRP is held. While the XRP Ledger requires the public address associated with a wallet to be visible once that wallet initiates a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the XRP held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the XRP held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The XRP Ledger, and blockchain networks more broadly, have been and may in the future be subject to cyberattacks, network disruptions or other malicious activities that could result in loss or theft of XRP or other digital assets.
Security breaches and cyberattacks are of particular concern with respect to our XRP. XRP and other blockchain-based digital assets and the entities that provide services to participants in the XRP ecosystem have been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of Coinbase , although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading Ltd. digital asset trading platform and reportedly stole over $400 million in digital assets from customers. In 2024, hackers stole an estimated total of $2.2 billion in digital assets from digital asset platforms. In February 2025, $1.5 billion of digital assets was stolen from a single digital asset trading platform, Bybit, operated by Bybit Fintech Limited. A successful security breach or cyberattack could result in:
•a partial or total loss of our XRP in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our XRP;
•harm to our reputation and brand;
•improper disclosure of data and violations of applicable data privacy and other laws; or
•significant regulatory scrutiny, investigations, fines, penalties and other legal, regulatory, contractual and financial exposure.
Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader XRP blockchain ecosystem or in the use of the XRP Ledger to conduct financial transactions, which could negatively impact us.
Attacks upon systems across a variety of industries, including industries related to XRP, are increasing in frequency, persistence and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties may attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time or until launched against a target and we may not be able to implement adequate preventative measures. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the XRP industry, including third-party services on which we rely, could materially and adversely affect our business, results of operations and financial condition.
The price of XRP may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.
While Pubco does not intend to invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the XRP market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of XRP. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the XRP market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for XRP, could cause artificial rather than genuine demand for XRP, artificially inflating the price of XRP, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.
USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the XRP market. While USDC is designed to maintain a stable value at $1.00 at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Pubco Class A Common Stock.
Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for XRP. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including XRP), or regulatory concerns about stablecoin issuers or intermediaries, such as digital asset trading platforms, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the XRP market, and affect the price of XRP, and in turn impact an investment in the Pubco Class A Common Stock.
Our ability to meet our financial obligations depends in part on the market value and perception of XRP, which may fluctuate significantly.
As part of our XRP strategy, we have incurred indebtedness and other fixed charges. On November 6, 2025, Pubco entered into the Evernorth Facility Agreement and Pathfinder entered into the Company Facility Agreement, each of which was subsequently amended on February 11, 2026 and together provided for aggregate borrowing capacity of up to $8.0 million. Additionally, on September 11, 2026, we entered into the Note Purchase Agreement, pursuant to which we issued Convertible Notes in an aggregate principal amount of $30.0 million. If our businesses do not generate cash flow in future periods sufficient to satisfy our financial obligations, including our debt and other financial obligations, we intend to fund our obligations using cash flow generated by equity or debt financings. Our ability to obtain equity or debt financing may in turn depend on, among other factors, the value of our XRP holdings, investor sentiment and the general public perception of XRP, our strategy and our value proposition. Accordingly, a significant decline in the market value of our XRP holdings or a negative shift in these other factors may create liquidity and credit risks, as such a decline or such shifts may adversely impact our ability to secure sufficient equity or debt financing to satisfy our financial obligations, including our debt and other financial obligations.
These risks could materialize at times when XRP is trading below its carrying value on our most recent balance sheet or below our cost basis. As XRP constitutes a substantial part of our balance sheet, if we are unable to generate revenue from our anticipated XRP-related activities and services or secure equity or debt financing in a timely manner, on favorable terms, or at all, we may be required to sell XRP to satisfy these obligations. Any such sale of XRP may have a material adverse effect on our operating results and financial condition, and could impair our ability to secure additional equity or debt financing in the future. Our inability to secure additional equity or debt financing in a timely manner, on favorable terms or at all, or to sell our XRP in amounts and at prices sufficient to satisfy our financial obligations, including our debt service obligations, could cause us to default under such obligations. Any default on our indebtedness may have a material adverse effect on our financial condition.
The Convertible Notes could require us to make substantial cash payments at times and in amounts outside our control, which could adversely affect our liquidity, require us to sell XRP and adversely affect the market price of Pubco Class A Common Stock.
We have outstanding $30.0 million aggregate principal amount of Convertible Notes, which accrue PIK Interest at 4.00% per annum that is capitalized and increases the outstanding principal balance. At any time on or after the one-year anniversary of the Effectiveness Date and before the Maturity Date (in each case, as defined in the Note Purchase Agreement), the holder may convert all, but not less than all, of its Convertible Notes, and the holder—not Pubco—elects whether the conversion is settled in cash, in shares of Pubco Class A Common Stock or in a combination of cash and shares. We therefore cannot control whether we satisfy a conversion through the issuance of equity or through the payment of cash, and we may be required to fund a cash settlement at a time when doing so is not in our interest. Because the conversion rate is reduced so that the conversion value does not exceed 4.0 times the original principal amount of the Convertible Notes, our aggregate cash settlement obligation upon conversion could be as much as approximately $120.0 million, which would substantially exceed the net proceeds we received from the issuance of the Convertible Notes. The amount payable will generally increase as the trading price of Pubco Class A Common Stock increases, so our maximum cash exposure is greatest in circumstances in which our stock has appreciated.
In addition, upon an Event of Default or a Fundamental Transaction (in each case, as defined in the Note Purchase Agreement), the holder may require us to redeem all, but not less than all, of its Convertible Notes at a price that, together with prior payments, provides a yield to put of 8.0% per annum on the original principal amount of the Convertible Notes. That yield substantially exceeds the 4.00% PIK rate, so an exercise of the put would accelerate our obligations and increase the aggregate amount payable above the accreted principal balance. The Convertible Notes are not subject to prepayment or redemption at our option, and we therefore cannot refinance or retire them to eliminate this exposure. The Events of Default include matters that are specific to our business model and that may arise notwithstanding our compliance efforts, such as digital-asset losses or unauthorized dispositions of at least $30.0 million, hacking events or security breaches affecting digital assets or private keys, certain regulatory actions, delisting events and failures to perform settlement obligations upon conversion. Several of these triggers could be caused by the act of a third party, including our custodian, rather than by our own conduct.
We are a holding company whose principal asset is our indirect interest in the Company, and our assets consist substantially of XRP rather than cash and cash equivalents. If we were required to settle a conversion in cash or to fund a redemption following an Event of Default or a Fundamental Transaction, we may not have sufficient cash on hand and may be required to sell XRP, to raise additional equity or debt financing, or both, in each case potentially at a time when the price of XRP or the market price of Pubco Class A Common Stock is depressed, when market conditions are unfavorable or when such financing is unavailable on acceptable terms or at all. Any such sale of XRP would reduce our XRP holdings and our XRP per share, could be made at prices below our carrying value or cost basis and could cause us to realize losses. If we were unable to fund such payments, we would default under the Convertible Notes, which could also trigger cross-defaults under our other obligations and permit the holder to accelerate all outstanding Convertible Notes. Any of the foregoing could materially and adversely affect our liquidity, business, financial condition and results of operations and the market price of Pubco Class A Common Stock. See “Description of Securities—Convertible Notes.”
XRP price volatility and sustained declines could cause losses and adversely affect our business, financial condition and ability to execute our strategy.
The XRP market has been characterized by significant volatility and unexpected price movements, and has previously experienced significant declines. XRP may become more volatile and less liquid in a very short period of time. As previously discussed in this section, a series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. See “—Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.”
These bankruptcies, closures, liquidations and other events have created significant volatility in the markets for digital assets generally. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future could result in market prices being subject to erratic and abrupt market movement, which could harm our business. Centralized trading platforms allow users to deposit their digital assets to platforms that serve as intermediaries for buyers and sellers whereas decentralized trading platforms allow users to make peer-to-peer digital asset trades while maintaining control of their private keys. When some digital asset trading platforms are viewed as higher risk, that price differential can widen as traders attempt to exploit these differences. Volatility in the price of XRP, as well as the lack of a standard price, could lead consumers to see XRP as an unsafe asset. In addition, if we were to attempt to monetize the XRP we hold on our balance sheet, such price volatility could lead to trading losses, impacting our financial position.
For example, based on the price data from U.S. digital asset trading platform market Coinbase, on January 1, 2024, the price of XRP was approximately $0.63. By November 30, 2024, the price of XRP had increased over threefold to approximately $1.95. The upward trend continued into 2025, with XRP reaching approximately $2.19 on March 1, 2025, and climbing to an intramonth high of $3.67 in July 2025. The price then declined to approximately $1.62 in early February 2026, and XRP has continued to trade well below its 2025 highs throughout 2026, trading as low as approximately $0.98 and as high as approximately $3.10 over the twelve months ended October 7, 2026 and closing at approximately $1.50 per XRP on October 7, 2026. Overall, between early 2024 and October 2026, the price of XRP fluctuated from lows below $1.00 to highs exceeding $3.50, reflecting sharp price swings and significant volatility. Such volatility affects the overall value of our XRP holdings and, in turn, could cause volatility in the market price of the Pubco Class A Common Stock.
Because our strategy contemplates holding significant amounts of XRP and may depend on our ability to access capital markets to fund operations, pursue strategic initiatives and opportunistically acquire additional XRP (or make other investments), continued weakness in XRP’s price could reduce the value of our assets, increase the volatility of our financial results, and make it more difficult or more expensive for us to raise additional capital on acceptable terms (or at all), including due to reduced investor demand for our securities or increased dilution at lower valuation levels. In addition, sustained XRP price declines could cause our stock to trade at a significant discount to the value of our XRP holdings, limit our strategic flexibility, and require us to delay, scale back or abandon elements of our long-term business plan (including potential acquisitions, product development and other growth initiatives), any of which could adversely affect our business, financial condition and results of operations and the market price of Pubco Class A Common Stock.
The trading volume of XRP typically increases during periods of extreme volatility. For example, based on the price and dollar value volume data from U.S. digital asset trading platform market Coinbase, during November 2024, when the price of XRP rose sharply from approximately $0.51 on October 31, 2024 to approximately $1.95 by November 30, 2024, monthly trading volume surged from approximately $25.9 million in October 2024 to more than $343.6 million in November 2024. Similarly, during periods of heightened trading activity in 2025, monthly average daily volume exceeded $543 million in January 2025 and remained near or above $200 million through May, coinciding with XRP’s price climbing from approximately $2.33 at the start of the year to intramonth highs of $3.67 in July 2025. XRP trading volumes have remained elevated and volatile during 2026, including during a period of renewed price weakness in early October 2026. Such spikes in trading volume often accompany sharp price movements and can place extreme pressure on trading platforms and related infrastructure, occasionally resulting in temporary disruptions or outages. Outages can lead to increased service expense, reputational damage, regulatory inquiries or actions and other adverse effects, any of which could harm our business.
Pubco’s XRP holdings will be less liquid than its cash and cash equivalents and may not be able to serve as a source of liquidity for Pubco.
A substantial part of Pubco’s assets will be XRP. Historically, the XRP markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at digital asset trading platforms and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our XRP at favorable prices or at all. For example, a number of digital assets trading venues temporarily halted deposits and withdrawals in 2022, although notably, others such as Coinbase , have, to date, not done so. As a result, our XRP holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.
Further, XRP held by custodians, including our custodians, does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans, bonds or other capital raising transactions collateralized by our unencumbered XRP or otherwise generate funds using our XRP holdings, including in particular during times of market instability or when the price of XRP has declined significantly. If we are unable to sell our XRP, enter into additional capital raising transactions using unencumbered XRP as collateral, or otherwise generate funds using our XRP holdings, or if we are forced to sell our XRP at a significant loss, in order to meet our debt obligations, if any, or our working capital requirements, our business and financial condition could be negatively impacted.
In the ordinary course of business managing its XRP holding as an XRP treasury company, Pubco may purchase XRP through spot markets which may be exposed to fraud and market manipulation, including through front running and wash trading, which may adversely affect the value of the shares of Pubco Class A Common Stock.
In the ordinary course of business managing its XRP holding as an XRP treasury company, Pubco may purchase XRP through spot markets. Over the past several years, some digital asset trading platforms and spot markets have been closed or faced issues due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms and spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. In particular, the blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.
The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating the digital asset’s pricing; (3) hacking of the digital asset’s network and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in the digital assets, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins”; and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash-trading and other fraudulent or manipulative trading practices may inflate the volumes actually present in the digital asset markets and/or cause distortions in price, which could adversely affect Pubco or cause losses to its stockholders.
For instance, in 2022, there were reports claiming that more than half of Bitcoin trading volume on digital asset trading platforms was fake. Such reports alleged that certain overseas digital asset trading platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain Bitcoin trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of Bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling Bitcoin and Bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.
The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the shares of Pubco Class A Common Stock. Any market abuse, and a loss of investor confidence in XRP, may adversely impact pricing trends in XRP markets broadly, as well as an investment in shares of Pubco Class A Common Stock. For more information, see “Risks Related to XRP and the XRP Ledger—Digital asset trading platforms may be exposed to wash trading.”
Pubco may be exposed to sanctions and illicit finance risks, which could subject Pubco to criminal and civil liabilities and impact the value of shares of Pubco Class A Common Stock in the event of a compliance failure.
Although transaction details of peer-to-peer transactions are recorded on the XRP Ledger, a buyer or seller of digital assets on a peer-to-peer basis directly on the XRP Ledger may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset were used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Pubco Class A Common Stock. If Pubco were to transact with a sanctioned entity or otherwise violate sanctions laws, Pubco would also be at risk of potential criminal or civil lawsuits or liability.
Pubco aims to take measures with the objective of reducing illicit financing risks in connection with our activities. However, illicit financing risks are present in the digital asset markets, including markets for XRP. There can be no assurance that the measures employed by Pubco will prove successful in reducing illicit financing risks, and Pubco will be subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, Pubco could face civil or criminal liability, fines, penalties or other punishments, be subject to investigation, have our assets frozen, lose access to banking services or services provided by other service providers or suffer disruptions to their operations, any of which could negatively affect Pubco’s ability to operate or cause losses in value of the shares of Pubco Class A Common Stock.
At Closing, Pubco will maintain policies and procedures that are designed to ensure that Pubco does not violate applicable sanctions laws and regulations and to mitigate illicit finance risk. Pubco is not subject to the requirements of the Bank Secrecy Act of 1970 (“BSA”) and therefore is not legally required to adopt an AML compliance program under U.S. law; however, Pubco is voluntarily implementing AML and know-your-customer (“KYC”) controls to mitigate illicit finance risk exposure and prevent its business activities from being used for money laundering, terrorist financing or sanctions evasion. The Company has established the foundational elements of its AML compliance and sanctions framework, including the adoption of a policy architecture and governance structure, although prior to Closing, certain components will remain subject to ongoing implementation as the Company prepares to commence full-scale operations. Pubco’s compliance framework will be informed by its risk profile and will utilize blockchain analytics tools and other risk-based measures to assess wallet characteristics, transactional behavior, and exposure to sanctioned persons or jurisdictions, illicit activity, and typologies associated with money laundering, terrorist financing or sanctions evasion. Pubco’s compliance framework will also include, among other things, sanctions screening against OFAC and other relevant sanctions lists. Sanctions screening will be conducted prior to engaging with counterparties and periodically thereafter, based on risk.
There is no guarantee that such procedures will always be effective. If third parties that the Company and/or Pubco transact with or through have inadequate policies, procedures and controls for complying with applicable sanctions laws or Pubco’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for Pubco under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by BitGo. Any of the foregoing could impact the value of Pubco Class A Common Stock or negatively affect Pubco’s ability to operate.
Pubco’s compliance and risk management methods, including with respect to any lending or hypothecation of Pubco’s XRP, might not be effective and may result in outcomes that could adversely affect Pubco’s reputation, operating results and financial condition.
Our ability to comply with applicable complex and evolving laws, regulations and rules is largely dependent on the establishment, maintenance and scaling of our compliance, internal audit and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. We cannot assure you that our policies and procedures will always be effective or that we have been and will always be successful in monitoring or evaluating the risks to which we are or may be exposed in all market environments or against all types of risks, including unidentified or unanticipated risks. Our risk management policies and procedures are expected to rely on a combination of technical and human controls and supervision that are subject to error and failure. Some of our methods for managing risk are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Accordingly, in the future, we may identify gaps in such policies and procedures or existing gaps may become higher risk, and may require significant resources and management attention. Our risk management policies and procedures also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing failures. In addition, we may elect to adjust our risk management policies and procedures to allow for an increase in risk tolerance, which could expose us to the risk of greater losses.
Any potential regulators who may have jurisdiction over us, including in the future, may periodically review our compliance program, including our policies and procedures, and with applicable law. We may from time to time receive examination reports citing violations of applicable law and inadequacies in existing compliance programs requiring us to enhance certain practices with respect to our practices or compliance program, including due diligence, training, monitoring, reporting and recordkeeping. If we fail to comply with these, or do not adequately remediate certain findings, regulators and financial institution partners could take a variety of actions that could impair our ability to conduct our business, including, but not limited to, delaying, denying, withdrawing or conditioning approval of certain products and services. In addition, regulators have broad enforcement powers to censure, fine, issue cease and desist orders, that may prohibit us from engaging in some of our business activities, or revoke any licenses we may obtain in the future. We face significant intervention by regulatory authorities, including extensive auditing and surveillance activities, and will continue to face the risk of significant intervention by regulatory authorities and potential future financial institution partners in the future. In the case of noncompliance or alleged noncompliance, we could be subject to investigations and proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which can be a significant loss to us or our financial institution partner(s). Any of these outcomes would adversely affect our reputation and brand and our business, operating results and financial condition. Some of these outcomes could adversely affect our ability to conduct our business.
In the future, we may engage in other XRP-related activities and services that are subject to regulation. This could include XRP-related debt and equity structured products and XRP-related lending or hypothecation activities. We have not previously engaged in these business lines and we may be unable to implement our business plan, including, without limitation, due to operational challenges, significant competition and regulation. We could also incur indebtedness or enter into other financial instruments in the future that may be collateralized by our XRP holdings or pursue other strategies to create income streams or otherwise generate funds using our XRP holdings. These offerings are expected to be highly regulated, any failure to obtain or maintain necessary money transmission, banking services and/or virtual currency business activity registrations and licenses, or comply with any applicable laws, rules and regulations could adversely affect our ability to offer these services. See “—XRP’s status as a ‘security’ in any relevant jurisdiction, as well as the status of XRP-related products and services in general, is subject to a high degree of uncertainty, and if Pubco is unable to properly characterize such product or service offering, Pubco may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect Pubco’s business, operating results and financial condition.” Regulators and payment processors have historically taken actions relating to access to banking services. Heightened scrutiny by regulators could be detrimental to our long-term strategy and failure to comply with regulators during and after our engagement in such activities could damage our brand, reputation, business, operating results and financial condition.
Further, Pubco has not previously engaged in such XRP-related products or services, and may be unable to implement a business strategy to successfully deliver these additional services. We cannot guarantee our success to deliver these services. However, if we fail to keep pace with rapid industry changes to provide new and innovative products and services, and are unable to offer such financial services to generate revenue, this could adversely impact our business, operating results and financial condition. The further development and acceptance of blockchain networks and other digital asset related financial services, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to predict and evaluate. Conversely, the slowing or stopping of the development or acceptance of digital asset systems may also adversely affect our ability to implement this business strategy.
Even if we are able to expand our future operations, we cannot guarantee that we will convince future customers to use these products or services. If our future customers decrease their level of engagement with our products, services and platform, our business, operating results and financial condition may be significantly harmed.
Pubco will not directly or indirectly participate in any staking program, and accordingly holders of Pubco Class A Common Stock will not receive any staking rewards or other income.
The XRP Ledger does not use proof-of-stake validation. Accordingly, neither Pubco nor any other person associated with Pubco directly or indirectly engages in action where any portion of Pubco’s XRP becomes subject to proof-of-stake validation on the XRP Ledger that would cause it to earn additional XRP or generate rewards or other income. Although we intend to engage in certain other activities with a portion of our XRP holdings that could generate yield or income on such assets, there can be no guarantee that we will be successful in doing so. Accordingly, Pubco may underperform other pooled investment vehicles holding digital assets that exist on proof-of-stake networks and as such can participate in staking their treasury assets on that asset’s underlying blockchain network. Investors who seek to participate in staking rewards should consider other investment options.
Our limited insurance protection exposes us and our stockholders to the risk of loss of our XRP for which no person is liable.
BitGo Trust maintains an aggregate policy of approximately $250 million shared among its clients whose private keys are held entirely by BitGo, but that coverage is not dedicated exclusively to our assets and may be insufficient to protect us against all losses. Therefore, a loss may be suffered with respect to our XRP that is not covered by insurance and for which no person is liable in damages, which could adversely affect our operations and, consequently, an investment in us.

The accounting treatment of our XRP holdings is likely to have significant accounting impacts, including volatility of our results. If financial accounting standards undergo significant changes, our operating results could fluctuate.
In December 2023, the FASB issued ASU 2023-08, effective for fiscal years beginning after December 15, 2024. ASU 2023-08 would require us to measure in-scope crypto assets at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our in-scope crypto assets in net income each reporting period. ASU 2023-08 would also require us to provide certain interim and annual disclosures with respect to our in-scope crypto assets. Prior to the closing of the Transactions, we are out of scope of ASU 2023-08. Upon consummation of the Transactions, the Company and Pubco will be related parties to Ripple Labs Inc. and will no longer be wholly owned subsidiaries of, or consolidated by, Ripple Labs. As a result of the change in ownership structure, management reassessed the applicability of ASU 2023-08 and determined that the Company’s and Pubco’s XRP holdings do not meet the scoping criteria of ASC 350-60-15-1f. Accordingly, the XRP holdings continue to be accounted for as indefinite-lived intangible assets under ASC 350-30, measured at historical cost less accumulated impairment. For US GAAP purposes, the Company’s and Pubco’s XRP holdings remain subject to the cost-less-impairment model upon consummation of the Transactions.
Additionally, on March 31, 2022, the staff of the SEC issued Staff Accounting Bulletin (“SAB”) No. 121 (“SAB 121”), which represented a significant change regarding how a company safeguarding crypto assets held for its platform users reports such crypto assets on its balance sheet and required retrospective application as of January 1, 2022. In January 2025, the staff of the SEC issued SAB No. 122, which rescinds the previously issued interpretive guidance included within SAB 121.
The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of and use cases for, digital assets, market perception of digital assets and the legal, regulatory and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict. Uncertainties in or changes to regulatory or financial accounting standards could result in the need to change our accounting methods and may retroactively affect previously reported results and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and our business, operating results and financial condition.
Concerns about the environmental impacts of blockchain technology and rapidly evolving digital asset regulations could adversely affect usage and perceptions of our business.
Although the XRP Ledger does not rely on proof-of-work mining, public perception often associates all blockchain-based systems with high energy usage and adverse environmental effects. Increasing governmental, regulatory and media scrutiny of the environmental footprint of blockchain networks could lead to new or expanded regulations, restrictions, or taxes on digital asset activities, including those that do not rely on mining. Such measures could reduce adoption or use of XRP, negatively affect liquidity and trading volumes, and adversely impact the value of our XRP holdings.
We are unable to influence or predict future regulatory actions taken by federal, state, local or foreign governments, and may have little or no ability to respond to rapidly evolving or inconsistent regulatory positions. Regulatory environments across jurisdictions are highly fragmented and frequently contradictory, creating uncertainty and the potential for overlapping or conflicting compliance obligations. Extreme or adverse regulatory actions could restrict or prohibit the use, transfer, or custody of XRP, or require structural changes to the XRP Ledger or its ecosystem. Any such developments could materially and adversely affect the XRP market and, consequently, the value of our XRP holdings, financial condition and results of operations.
Negative publicity concerning the environmental or regulatory impact of blockchain technologies could also reduce confidence in the digital asset market more broadly, which could have a materially adverse effect on the XRP ecosystem and on our business and financial condition and on the market price of the Pubco Class A Common Stock.

Risks Related to XRP and the XRP Ledger
XRP is a component of a new and rapidly evolving industry, and the value of the Pubco Class A Common Stock depends on the acceptance of XRP.
The first digital asset, bitcoin, was launched in 2009. The XRP Ledger launched in 2012. Along with bitcoin, XRP was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the XRP Ledger and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. Moreover, XRP has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of XRP and, in turn, a limited basis for evaluating an investment in XRP. Although past performance is not necessarily indicative of future results, if XRP had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in Pubco.
For instance, XRP is designed to be used to settle transactions between financial institutions and enterprises on the XRP Ledger and is not commonly accepted as a means of payment by retail and commercial outlets, and use of XRP by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for XRP transactions; refuse to process wire transfers to or from digital asset trading platforms, XRP-related companies or service providers; or refuse to maintain accounts for persons or entities transacting in XRP. As a result, the price of XRP may be influenced to a significant extent by speculators, thus contributing to price volatility that makes retailers less likely to accept XRP in the future.
Moreover, banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as XRP, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent Pubco from being able to complete creations and redemptions of Baskets, the timely liquidation of XRP and withdrawal of assets from our XRP custodian even if Pubco determined that such liquidation was appropriate or suitable, or otherwise disrupt Pubco’s operations.
Certain privacy-preserving features have been or are expected to be introduced to digital asset networks. For example, some prominent contributors to other blockchain networks have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the XRP Ledger, any digital asset trading platforms or businesses that facilitate transactions in XRP may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.
Finally, users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the XRP Ledger.
A decline in the adoption of XRP or the XRP Ledger could negatively impact our business and results of operations.
A lack of expansion in usage of XRP and the XRP Ledger could adversely affect an investment in the Pubco Class A Common Stock. The further development and acceptance of the XRP Ledger, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the XRP Ledger may adversely affect the price of XRP and therefore an investment in the Pubco Class A Common Stock. The further adoption of XRP will require growth of the XRP Ledger. Adoption of XRP will also require an accommodating regulatory environment.
The use of digital assets such as XRP to, among other things, buy and sell goods or services or facilitate cross-border payments is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. The XRP Ledger is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve.
Today, there is limited use of XRP in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting XRP and the XRP Ledger as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make XRP less attractive to merchants and commercial parties as a means of payment. A lack of expansion by XRP into retail and commercial markets or a contraction of such use may result in a reduction in the price of XRP, which could adversely affect an investment in Pubco.
In addition, there is no assurance that XRP will maintain or increase its value over the long term. The price of XRP is subject to risks related to its usage. Even if growth in XRP Ledger adoption occurs in the near or medium term, there is no assurance that XRP usage will continue to grow over the long term, and growth in XRP Ledger adoption may not have the corresponding effect of increasing the price of XRP. A contraction in use of XRP may result in increased volatility or a reduction in the price of XRP, which would adversely impact the value of the Pubco Class A Common Stock.
Competition from other digital assets, payment systems and private blockchains could negatively affect demand for XRP and adversely impact an investment in the Pubco Class A Common Stock.
Many consortia and financial institutions that are potential XRP users are researching and investing resources into private or permissioned blockchain platforms that could compete with XRP to facilitate cross-currency transactions. Such initiatives, which include J.P. Morgan’s Kinexys and Consensys’ Quorum, offer financial payment networks and have partnered with many financial institutions. However, unlike the XRP Ledger, which is an open-source, permissionless network that uses XRP as its native digital asset, these platforms do not necessarily require a native digital currency like XRP. In evaluating competing distributed ledger technologies, financial institutions may prefer permissioned blockchains without digital currencies over the XRP Ledger and XRP in the future. If financial institutions choose to use permissioned blockchains without digital currencies, demand for the XRP Ledger and XRP could decrease, which could adversely affect the market price of XRP, which would, in turn, adversely affect an investment in the Pubco Class A Common Stock.
In addition, XRP and the XRP Ledger face significant competition from other digital assets and blockchain networks designed for payments and settlement, as well as from existing financial networks and payment systems such as SWIFT, ACH, remittance networks, credit-card networks and cash. These alternative technologies and systems may offer advantages in terms of scale, regulatory status or integration with existing financial infrastructure. There is no guarantee that XRP will achieve or maintain significant adoption as a means of cross-border payment, store of value, or medium of exchange, and any failure to do so could adversely affect the price of XRP and the value of the Pubco Class A Common Stock.
The launch of central bank digital currencies could reduce demand for XRP and adversely affect the value of our XRP holdings.
Central banks in various countries have introduced or are developing digital forms of legal tender (“CBDCs”). For example, China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program in multiple cities in China, and central banks representing at least 130 countries have announced or published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, by virtue of being legal tender in their respective jurisdictions, could have significant competitive advantages over privately issued digital assets such as XRP. The introduction or expansion of CBDCs could reduce the demand for XRP as a medium of exchange or store of value, limit its utility in payment and settlement systems, and adversely affect its market price.
Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, XRP. Any of these developments could materially and adversely affect the demand for XRP, its market value, and, consequently, the value of our XRP holdings, business, financial condition, results of operations and prospects.
Speculative or momentum-driven trading in XRP may cause extreme volatility and losses for investors.
The market price of XRP is not based on any underlying claim or backed by any physical asset. Its value depends in part on expectations that XRP will continue to be usable in future transactions and on continued investor interest. Because the market value of XRP is closely tied to such expectations rather than intrinsic value, its price is subject to significant volatility and may exhibit characteristics of momentum pricing.
Momentum pricing occurs when investors’ expectations of future price appreciation drive demand and further increases in market price, leading to speculative cycles that may be disconnected from fundamental utility or adoption. These dynamics, commonly observed in growth assets and other speculative instruments, can inflate prices and amplify market swings. As investor sentiment changes, XRP may experience rapid and substantial fluctuations in value, which could adversely affect the market price of XRP and, in turn, the value of the Pubco Class A Common Stock. Some market observers have predicted that the value of many digital assets will ultimately fall sharply or even become worthless. XRP has not existed long enough for market participants to assess these predictions with confidence. However, if such forecasts prove even partially correct, investors in the Pubco Class A Common Stock could experience substantial or total losses.
In addition, the market for XRP is highly sensitive to public perception, media attention and statements made by prominent individuals or organizations. Because XRP and other digital assets trade in markets that are still developing and highly speculative, public statements by government officials, regulators, political figures, market commentators, technology entrepreneurs or social media influencers can cause extreme price volatility, regardless of the accuracy or substance of those statements. Even informal remarks (such as posts on social media platforms, interviews, podcasts or other public communications) can trigger significant short-term fluctuations in XRP’s price and trading volume. Given the high-profile nature of the digital asset industry and of Ripple and its related ecosystem, XRP has been particularly affected by commentary and announcements from regulators, enforcement agencies, legislators, journalists, industry participants and well-known public personalities. Statements or rumors concerning regulatory actions, enforcement proceedings, technological developments, perceived security vulnerabilities, or market integrity (whether or not substantiated) may rapidly alter investor sentiment towards XRP. These factors could materially and adversely affect the market price of XRP and, consequently, the value of our XRP holdings, our business, financial condition, results of operations and prospects.
The significant holdings of XRP by Ripple and other early stakeholders could have an adverse effect on the market price of XRP.
Unlike other digital assets such as bitcoin or ether, XRP is not and was not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Ledger’s launch in 2012. Unlike blockchains that utilize “proof-of-work” or “proof-of-stake” where miners or stakers are often rewarded with newly minted coins or tokens, XRP validators are not incentivized by block rewards since there is no new issuance of XRP. A small amount of XRP is burned with every transaction to prevent spam on the network. While the amount of XRP burned per transaction is minuscule, over time, the total supply of XRP will slowly decrease. This could lead to a deflationary environment where the decreasing supply drives up the price of XRP, making it less practical as a medium of exchange. Additionally, as the total supply of XRP slowly shrinks due to burning, liquidity could become an issue in the distant future, potentially making it harder for businesses and users to access sufficient XRP for their transactions or for Pubco to operate.
In 2017, to address concerns about the large portion of XRP held by Ripple Labs, the company introduced an escrow mechanism to lock up a significant portion of its XRP holdings. Under this mechanism, Ripple Labs placed 55 billion XRP (55% of the total initial supply) into a series of time-locked escrow accounts. The escrow releases 1 billion XRP per month over 55 months. This process adds a level of predictability and transparency about how much XRP can enter the market each month. If Ripple Labs does not sell all of the 1 billion XRP released in a given month to fund its operations or otherwise utilize it, the remaining amount is placed back into escrow for future release. The purpose of this escrow system is to avoid large amounts of XRP becoming available at once, which could potentially disrupt XRP’s price or market dynamics. As a result, Ripple holds a large portion of the XRP supply. Despite escrow mechanisms that gradually release XRP into the market, Ripple still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. The concentration of XRP in the hands of Ripple and early stakeholders could affect the market’s confidence in XRP as a decentralized asset. In addition, Ripple’s interests may differ from yours as a holder of Pubco Class A Common Stock, which could exacerbate any risks or impacts of XRP being perceived as a centralized asset.
In addition, once all of the escrowed XRP is released into the market, the fixed supply of XRP could begin to impact the price of XRP. If Ripple does not release the appropriate amount of XRP into the market at any given time, or if Ripple has already released all of its XRP into the market, the fixed supply of XRP could also contribute to price volatility, especially if demand fluctuates significantly. Since the supply of XRP is fixed in the long run, any significant surge in demand can result in large price spikes. For example, during periods of high market activity or speculation, the price of XRP could rapidly increase due to the inability to expand supply to match demand. This volatility could make XRP less predictable for businesses that rely on it for payments. Digital assets with a flexible supply, such as stablecoins, can adjust to maintain a stable value. XRP, however, could experience price swings that make it less attractive for everyday transactions or long-term financial planning.
The fixed supply of XRP may also not scale well with rapidly expanding use cases. As more businesses, financial institutions and payment providers adopt XRP for cross-border transactions and other use cases, there is a risk that the fixed supply may not meet the growing demand, leading to supply shortages and further price volatility. In the case of massive adoption, the scarcity of XRP could raise its value too much, making it less appealing for day-to-day transactions or use as a liquidity bridge in cross-border payments, as businesses might prefer a more stable and widely available currency.
Blockchains utilizing consensus-based algorithms, such as the XRP Ledger, are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.
Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. The XRP Ledger uses a different consensus-based algorithm. Such consensus mechanisms and their associated digital assets (such as XRP) have not been tested at scale over as long of a period or been subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for validators, technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, could lead to outright failure to function entirely causing a total outage or disruption of network activity, or could cause the blockchains to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including our assets. Over the long term, there can be no assurance that the consensus-based public ledger on which Pubco’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of Pubco’s assets.
Any name changes or associated rebranding initiative with respect to XRP may not be favorably received by the digital asset community, which could negatively impact its market price and the value of the Pubco Class A Common Stock.
From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” Pubco is not aware of any current or planned name change or rebranding initiative relating to XRP. However, Pubco would have no ability to control or influence any such change if undertaken by those involved in the XRP ecosystem. Pubco cannot predict the impact of any name change and any associated rebranding initiative on XRP. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand-name recognition or status that is comparable to the recognition or status previously enjoyed by such digital asset. The failure of any name changes and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the price of XRP and the value of the Pubco Class A Common Stock.
The loss or misappropriation of a private key required to access XRP may be irreversible. The XRP Custodian’s loss of access to a private key associated with Pubco’s XRP could adversely affect an investment in the Pubco Class A Common Stock.
Transfers of XRP among users are accomplished via XRP transactions (i.e., sending XRP from one user to another). The creation of an XRP transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular XRP, the XRP is inaccessible. If the XRP custodian’s internal procedures and controls are inadequate to safeguard Pubco’s XRP holdings, and Pubco’s private key(s) is(are) lost, misappropriated or otherwise compromised and no backup of the private key(s) is(are) accessible, Pubco will be unable to access its XRP, which could adversely affect an investment in the Pubco Class A Common Stock. In addition, if Pubco’s private key(s) is(are) misappropriated and Pubco’s XRP holdings are stolen, Pubco could lose some or all of its XRP holdings, which could adversely impact an investment in the Pubco Class A Common Stock.
Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.
The XRP Ledger operates on an open-source, decentralized basis and is governed through a voluntary consensus process among validators and node operators. Because participation and development are voluntary, the roles of core developers and validators are not centrally coordinated, and it may be difficult to achieve or maintain broad agreement on future network changes. If proposed amendments fail to gain sufficient support, or if adopted amendments introduce technical or security issues, the performance or perception of the XRP Ledger could be adversely affected. A loss of community consensus or validator participation could reduce the functionality or reliability of the XRP Ledger and, in turn, negatively affect the value of XRP and the market price of the Pubco Class A Common Stock.
Moreover, the XRP Ledger has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect XRP’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. To the extent lack of clarity in corporate governance of the XRP Ledger leads to ineffective decision making that slows development and growth, the value of the Pubco Class A Common Stock may be adversely affected.
The foregoing notwithstanding, amendments to the XRP Ledger protocol are typically proposed by core developers contributing to the open-source codebase and are adopted only if supported by a supermajority of validators. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset. As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.
Disruptions or unanticipated difficulties affecting the XRP Ledger could negatively impact the value of XRP and Pubco’s operations or delay purchases or sales of XRP by Pubco.
The XRP Ledger is a decentralized, open-source, permissionless ledger that records and processes all transactions in XRP. If the XRP Ledger were disrupted or encountered operational or security issues, Pubco could be unable to deposit or withdraw XRP from its custodians or otherwise transact in XRP. Such disruptions could result from, among other things, extreme price volatility, insolvency or failure of custodians or other participants, security breaches, technical failures or forks in the network, or outages affecting the servers or validators supporting the XRP Ledger. In addition, although Pubco does not mine XRP, the operation of validator nodes and other infrastructure supporting the XRP Ledger depends on continuous electricity supply and internet connectivity. Power shortages or network outages could impair the ability of validators to operate and temporarily disrupt the processing of XRP transactions. Any such disruption could adversely affect the functionality of the XRP Ledger, the price of XRP, and the value of the Pubco Class A Common Stock.
Moreover, the throughput of the XRP Ledger is limited relative to centralized payment systems. If transaction volume were to increase substantially, the XRP Ledger could experience congestion, resulting in delays in the confirmation or recording of transactions. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the XRP Ledger. Any delay in the XRP Ledger could affect Pubco’s ability to buy or sell XRP at an advantageous price resulting in decreased confidence in the XRP Ledger. Over time, recurring or severe delays in confirming transactions could also reduce the attractiveness of the XRP Ledger as a means of payment or settlement, which could negatively affect the price of XRP and, in turn, the value of the Pubco Class A Common Stock.
Potential amendments to the XRP Ledger’s protocols and software could, if accepted and authorized by the XRP Ledger community, adversely affect an investment in Pubco.
Development and maintenance of the source code for the XRP Ledger is largely driven by a community of developers and contributors. Ripple is influential, for example, as it employs a team of engineers and developers who contribute significantly to the core codebase of the XRP Ledger. The XRP Ledger Foundation is also influential as it relates to the development and governance of the XRP Ledger. The XRP Ledger Foundation is an independent organization established to support the development and adoption of the XRP Ledger. While Ripple Labs remains a key contributor, the XRP Ledger Foundation aims to ensure that the ledger remains open and decentralized, promoting transparency and inclusivity in its governance and development. Being an open-source project, the XRP Ledger also has contributions from independent developers and other entities interested in its success. These community contributors can propose changes, submit pull requests, and report issues on the XRP Ledger’s GitHub repository.
Any of these parties can propose amendments to the XRP Ledger’s source code that, if accepted by validators and users, could alter the protocols and software of the XRP Ledger and the properties of XRP. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new XRP or changes to the XRP supply, which could undermine the appeal and market price of XRP. Alternatively, software upgrades and other changes to the protocols of the XRP Ledger could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or they could otherwise adversely affect the speed, security, usability or value of the XRP Ledger or XRP. As a result, the XRP Ledger could be subject to changes to its protocols and software in the future that may adversely affect an investment in Pubco.
A disruption of the internet may affect XRP Ledger operations, which may adversely affect the XRP industry and an investment in Pubco.
The XRP Ledger relies on the internet. A significant disruption of internet connectivity could disrupt the XRP Ledger’s functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in Pubco or the ability of Pubco to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.
Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and validators are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the XRP Ledger, participants may lose faith in the security of XRP, which could affect XRP’s value and consequently the value of the Pubco Class A Common Stock. Any internet failures or internet connectivity-related attacks that impact the ability to transfer XRP could have a material adverse effect on the price of XRP and the value of an investment in the Pubco Class A Common Stock.

A temporary or permanent “fork” of the XRP Ledger could adversely affect the value of the Pubco Class A Common Stock.
A fork in the XRP Ledger could adversely affect the value of the Pubco Class A Common Stock or the ability of Pubco to operate. A hard fork could also adversely affect the price of XRP at the time of announcement or adoption, or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. If the hard fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Any of these events could therefore adversely impact the value of the Pubco Class A Common Stock.
Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum blockchain to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.
Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a fracturing of the network. After a hard fork, it may become easier for an individual validator or validating pool’s power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, making it more susceptible to attack.
Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of XRP at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell-off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.
Stockholders may not receive the benefits of any “forks” or “airdrops.”
In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens.
Airdrops could create operational, security, legal or regulatory, or other risks for Pubco. Such airdrops are not uncommon on the XRP Ledger. Airdrops may be conducted by sending a token to the holders of set amounts of XRP or to particular public addresses on the XRP Ledger. Airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. A user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Stockholders may not receive the benefits of any forks; Pubco may not choose, or be able, to participate in an airdrop; and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.
Pubco does not currently intend to distribute to its stockholders any digital assets that may be created, received or made available as a result of any fork, airdrop or similar occurrence. Any such digital assets, if received or claimable by Pubco, would be retained by Pubco and used, disposed of or abandoned in accordance with its business judgment and applicable law. See “Business—Overview of XRP and the XRP Ledger—Forks and Airdrops.” As a result, stockholders should not expect to receive any direct economic benefit from any fork, airdrop or similar event, and the occurrence of such events could have tax, accounting, operational or other consequences for Pubco without a corresponding benefit to stockholders.
If a malicious actor obtains control of more than 80% of the validating nodes on the XRP Ledger, or otherwise obtains control over the XRP Ledger through its influence over trusted validators or otherwise, such actor could manipulate the XRP Ledger, which could adversely affect the value of the Pubco Class A Common Stock or the ability of Pubco to operate.
All networked systems are vulnerable to various kinds of attacks. As with any computer network, the XRP Ledger contains certain vulnerabilities. The XRP Ledger relies on a decentralized network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process. Each validator node maintains a Unique Node List, which is a list of other validators it trusts. For a malicious actor to take over, they would need to control a significant portion of the validators on the majority of these UNLs. To successfully alter the ledger, the malicious actor would likely need to control more than 80% of the validator nodes or the voting power on the most widely used UNLs. If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network (i.e., those on the commonly used UNLs). This could involve hacking, bribery, deception or coercion.
Compared to other digital asset networks such as the Bitcoin network and Ethereum network, the XRP Ledger relies on a relatively small number of validators, and each validator maintains a UNL that is an even smaller subset of the validators. While this helps maintain a fast and efficient network, it could expose the XRP Ledger to additional vulnerabilities. For example, a malicious actor could attempt a “Sybil” attack whereby it would attempt to gain the trust of existing validators using a large number of fake identities. Such an attack would be difficult to execute because human intervention would be required for the malicious validators to become trusted, but the risk is made greater by the small number of validators included on each validator’s UNL.
A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover. Any successful attack or material disruption to the XRP Ledger could compromise the integrity, functionality, or perceived reliability of the network, resulting in loss of confidence among users and market participants, impairment of Pubco’s ability to safeguard or transact in its XRP holdings, and a material adverse effect on Pubco’s business, financial condition, and results of operations.
The digital asset trading platforms on which XRP trades are relatively new and largely unregulated or may not be complying with existing regulations.
Digital asset markets, including spot markets for XRP, are growing rapidly. The digital asset trading platforms through which XRP and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of XRP for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring XRP from a personal account to a third party’s account.
Digital asset trading platforms are not generally subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.
As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as XRP on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.
Moreover, due to the unregulated nature and lack of transparency surrounding the operations of many XRP trading venues, XRP trading venues may experience greater fraud, security failures, or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in XRP trading venues and adversely affect the value of Pubco’s XRP holdings. In addition, if prominent XRP trading venues that handle significant trading volumes were to experience fraud, security failures, regulatory action, or prolonged suspension of XRP trading, confidence in the XRP ecosystem could decline materially. The SEC has also brought enforcement actions against digital asset market participants alleging that they artificially increased trading volumes in certain digital assets through “wash trading,” or repeated buying and selling of the same assets to manipulate prices. Any actual or perceived false trading in the XRP market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of XRP.
No digital asset trading platform on which XRP trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the XRP Ledger and can slow down the mass adoption of XRP. For example, following the 2022 bankruptcies of major digital asset platforms and counterparties, including Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading Ltd., and BlockFi, market prices of digital assets such as Bitcoin and XRP declined significantly. Further, digital asset trading platform failures or the failure of any other major component of the overall XRP ecosystem can have an adverse effect on XRP markets and the price of XRP, and could therefore have a negative impact on the performance of Pubco.
Negative perception, a lack of stability in the digital asset trading platforms, manipulation of XRP trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in XRP generally and result in greater volatility in the market price of XRP and the Pubco Class A Common Stock. Furthermore, the closure or temporary shutdown of an XRP trading platform may impact Pubco’s ability to determine the value of its XRP holdings. Finally, any significant enforcement action, fraud event, or operational disruption affecting a major XRP trading venue could materially and adversely affect the market price of XRP and, in turn, the value of the Pubco Class A Common Stock.

Digital asset trading platforms may be exposed to wash trading.
Digital asset trading platforms on which XRP trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume digital asset trading platforms on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.
In the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the price of XRP and/or negatively affect the market perception of XRP. To the extent that wash trading either occurs or appears to occur on trading platforms on which XRP trades, investors may develop negative perceptions about XRP and the digital assets industry more broadly, which could adversely impact the price XRP and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.
Digital asset trading platforms may be exposed to front-running.
Digital asset trading platforms on which XRP trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale time frame, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulation of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset trading platforms and digital assets more generally.
Large-scale sales of XRP, either on nonmarket terms or in the ordinary course, could result in a reduction in the price of XRP and adversely affect an investment in the Pubco Class A Common Stock.
As an alternative to fiat currencies that are backed by central governments, XRP is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of XRP, either globally or locally. Large-scale sales of XRP would result in a reduction in its price and adversely affect an investment in the Pubco Class A Common Stock.
Moreover, there is no registry showing which individuals or entities own XRP or the quantity of XRP that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early XRP adopters hold a significant proportion of the XRP that has been created to date. There are no regulations in place that would prevent a large holder of XRP from selling XRP it holds. To the extent such large holders of XRP engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of XRP and adversely affect an investment in the Pubco Class A Common Stock.
Errors or thefts involving XRP transactions may be irreversible and result in permanent loss.
XRP transactions recorded on the XRP Ledger are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the XRP Ledger’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of XRP or a theft of XRP generally will not be reversible, and Pubco may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, Pubco’s XRP could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that Pubco is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received Pubco’s XRP through error or theft, Pubco will be unable to revert or otherwise recover incorrectly transferred XRP. To the extent that Pubco is unable to seek redress for such error or theft, such loss could adversely affect the value of the Pubco Class A Common Stock.
Failures or attacks on the XRP Ledger could enable double-spending or ledger inconsistencies.
The XRP Ledger is designed to be resistant to double-spending risks through its consensus algorithm. The consensus protocol ensures that once a transaction is confirmed by a supermajority of trusted validators, it is immutable and cannot be reversed. This immediate finality is a key defense against double-spending. Additionally, transactions on the XRP Ledger are atomic, meaning they are either fully executed or not executed at all. This prevents any partial completion that could lead to inconsistencies or double-spending. Nonetheless, if the consensus mechanism fails (e.g., due to a significant portion of validators being compromised), conflicting transactions could potentially be validated by different parts of the network. Additionally, if a malicious actor controlled or colluded with a supermajority of validators, they could attempt to manipulate the ledger to allow a double spend. However, this would require controlling or influencing over 80% of the trusted validators on the majority of UNLs (Unique Node Lists), which is considered highly improbable given the decentralized nature of the validators. A highly sophisticated network attack that isolates parts of the network could theoretically lead to inconsistent views of the ledger. However, this would require an advanced and coordinated effort, and even then, the network’s design aims to prevent such scenarios from resulting in double-spends.
Defects in the XRP Ledger’s source code or cryptography could compromise its integrity and reduce confidence in XRP.
In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying XRP could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. Quantum computing technology is an emerging phenomenon and, given it remains in early stages of development, it can be difficult to predict its ultimate effect on the future value of XRP and other digital assets. However, if quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today’s leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world’s information technology infrastructure, including those used for digital assets like XRP. In any of these circumstances, a malicious actor may be able to steal XRP held by others, which could adversely affect the demand for XRP and therefore adversely impact the price of XRP and the value of the Pubco Class A Common Stock. Even if a digital asset other than XRP were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including XRP, and therefore adversely affect the value of the Pubco Class A Common Stock.
Validators may cease participating in validating activities because they are provided no direct financial incentive to participate or because certain jurisdictions may limit or otherwise regulate validating activities, which could negatively impact the price of XRP and the value of the Pubco Class A Common Stock.
Unlike many other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. The XRP Ledger does not provide block rewards or distribute transaction fees to validators; instead, a small portion of each transaction fee is permanently destroyed as an anti-spam measure. Running a validator on the XRP Ledger is therefore a voluntary activity that contributes to the health and decentralization of the network. Participants typically operate validators for non-monetary reasons (such as supporting the ecosystem, maintaining network integrity, or enhancing their reputation within the XRP community) rather than for direct financial gain.
However, because there is no protocol-level financial incentive to maintain validators, there is no guarantee that existing validators will continue participating or that new validators will join. Sustained validator attrition could reduce the decentralization and resilience of the XRP Ledger, increase its susceptibility to disruption or coordinated attacks, and erode confidence among users and market participants. In addition, transaction fees on the XRP Ledger are typically very low but can rise dynamically during periods of heavy network usage. While such fee adjustments are intended to prevent spam and congestion, they do not compensate validators and could discourage participation if operating costs increase.
Additionally, entities or individuals running validators in certain jurisdictions may be limited or prohibited from continuing these activities as a result of regulation or governmental decree. Validators ceasing operations or participation in the consensus mechanism would make the XRP Ledger more vulnerable to malicious actors obtaining sufficient control to alter the ledger and hinder transactions. Any reduction in confidence in the confirmation process or security of the XRP Ledger could adversely affect Pubco’s XRP holdings and operations. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the XRP Ledger’s functionality, security and overall existence, any of which could have a material adverse effect on Pubco’s business, financial condition and results of operations.
Risks Related to Governmental Regulation
Pubco is subject to laws, regulations and executive orders regarding economic and trade sanctions and anti-bribery that could impair our ability to compete in international markets or subject us to criminal or civil liability if we violate them.
As Pubco expands and localizes its international activities, it has and will become increasingly obligated to comply with the laws, rules, regulations, policies and legal interpretations both of the jurisdictions in which it operates and those into which it offers services on a cross-border basis. Laws regulating financial services, the internet, mobile technologies, digital assets and related technologies outside the United States often impose different, more specific or even conflicting obligations on us, as well as broader liability.
Pubco is required to comply with applicable U.S. economic and trade sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), as well as similar requirements in other jurisdictions. The OFAC regulations and requirements generally restrict dealings by persons subject to U.S. jurisdiction with certain countries, or subnational territories that are the target of comprehensive sanctions, which currently are Cuba, Iran and North Korea, as well as Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine. In addition, OFAC restricts dealings by persons subject to U.S. jurisdiction with specific individuals and entities that are the subject of targeted sanctions, including persons identified on blocked persons lists, in addition to other restrictions on investments and dealings.
In the United States, “financial institutions,” as defined under the Bank Secrecy Act of 1970 (“BSA”) and its implementing regulations, are required to comply with AML requirements, which include, among other things, the implementation of an AML compliance program and compliance with certain reporting and recordkeeping requirements. Pubco is not a “financial institution” within the meaning of the BSA; however, if any of our activities cause us to be deemed a BSA-regulated “financial institution” (e.g., a “money service business” within the meaning of the BSA), we would be required to comply with the BSA and its implementing regulations, which could require us to expand our compliance framework, increase compliance costs, or expose us to the risk of fines, penalties, inquiries, audits, investigations, enforcement actions, or criminal and civil liability in the event of a violation of regulatory requirements.
Despite our efforts to comply with applicable laws and regulations, there can be no guarantee that regulators and/or law enforcement will view our activities as compliant with the AML or applicable sanctions laws and regulations, including sanctions administered by OFAC. If regulators and/or law enforcement find that we have violated these sanctions laws and regulations, or we are otherwise the subject of government investigations for alleged violations of these laws and regulations, such investigations and alleged violations could result in negative consequences for us, including costs related to government investigations, financial penalties and harm to our reputation. The impact on us related to these matters could be substantial. In connection with Closing, Pubco intends to adopt and implement a risk-based compliance program designed to support compliance with applicable AML and U.S. sanctions requirements, which we expect will include, among other things, written policies and procedures, the assignment of compliance oversight responsibilities, due diligence and ongoing oversight of key third-party service providers, screening of relevant counterparties against applicable sanctions and restricted party lists, and monitoring and escalation processes intended to identify and address potentially suspicious or prohibited activity. However, there is no guarantee that these measures will be viewed as sufficient by regulators or that they will be effective in all circumstances, and we may inadvertently provide products or services to persons or jurisdictions in violation of applicable sanctions laws and regulations.
Regulators worldwide frequently study each other’s approaches to the regulation of the blockchain technology and digital assets. Consequently, developments in any jurisdiction may influence other jurisdictions. Further, new developments in one jurisdiction may be extended to additional services and other jurisdictions. As a result, the risks created by any new law or regulation in one jurisdiction are magnified by the potential that they may be replicated in another jurisdiction, which in turn would affect our business across multiple jurisdictions and/or across our services and products. Conversely, if regulations diverge worldwide, we may face difficulty adjusting our products, services and other aspects of our business with the same effect. These risks are heightened as we face increased competitive pressure from other similarly situated businesses that engage in regulatory arbitrage to avoid the compliance costs associated with regulatory changes.
We may operate our business in foreign countries where companies often engage in business practices that are prohibited by the U.S. and other jurisdictions’ regulations applicable to us. We are subject to anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and other laws that prohibit the making or offering of improper payments to foreign government officials and political figures, including anti-bribery provisions enforced by the U.S. Department of Justice and the SEC. The FCPA, for example, prohibits U.S. persons and entities and certain non-U.S. entities from making improper payments or offers of payments to foreign governments and their officials and political parties for the purpose of obtaining or retaining business. We have implemented policies, procedures, systems and controls designed to identify and address potentially impermissible transactions under such laws and regulations. However, there can be no assurance that all of our employees, consultants and agents—including those that may be based in or from countries where practices that violate U.S. or other laws may be customary—will not take actions in violation of our policies, for which we may be ultimately responsible.
The complexity of U.S. federal and state and international regulatory and enforcement regimes, coupled with the global scope of our operations and the evolving global regulatory environment, could result in a single event prompting a large number of overlapping investigations and proceedings by multiple government authorities in different jurisdictions. Furthermore, due to the uncertain application of existing laws and regulations, it may be that, despite our regulatory and legal analysis concluding that certain products and services are currently unregulated or fit within a particular category of regulatory activities, such products or services may indeed be subject to financial regulation, licensing or authorization obligations that we have not obtained or with which we have not complied. As a result, we are at a heightened risk of enforcement action, litigation and regulatory and legal scrutiny, which could lead to sanctions, cease-and-desist orders or other penalties and censures. Any of the foregoing could, individually or in the aggregate, have a material adverse effect on our business, results of operations, financial condition and prospects.
XRP and other digital assets are novel assets, which expose Pubco to significant legal, commercial and regulatory uncertainty, which could materially adversely affect Pubco’s financial position, operations and prospects.
XRP and other forms of digital assets are relatively novel and have been the source of significant regulatory uncertainty, resulting in differing definitional outcomes and the absence of a unifying framework, which may adversely affect their price. In addition, XRP has a relatively limited history of existence and operations, providing only a limited performance record and, therefore, a limited basis for evaluating an investment in XRP. Although past performance is not necessarily indicative of future results, a longer operating history might have offered investors additional information on which to base such an evaluation.
Moreover, XRP and other digital assets are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. Certain governments have prohibited certain digital asset activities or have severely curtailed the use of digital assets by prohibiting the acceptance of payment in XRP and other digital assets for consumer transactions and barring banking institutions from accepting deposits of digital assets. Other nations, however, allow digital assets to be used and traded without restriction. In some jurisdictions, such as in the United States, digital assets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. There is a risk that relevant authorities in any jurisdiction may impose more onerous regulation on XRP, for example banning its use, regulating its operation, or otherwise changing its regulatory treatment. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that may introduce a cost of compliance, or have a material impact on our business model, and therefore our financial performance and stockholder returns, and/or adversely affects the price of XRP. The U.S. federal government, states, regulatory agencies and foreign countries have recently enacted and may also enact additional new laws, regulations and guidance, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of XRP, the ability of individuals or institutions such as us to own or transfer XRP, and/or the competitive landscape for our products and services. For example:
•On January 23, 2025, President Trump signed an Executive Order to promote the growth and use of digital assets, blockchain technology and related technologies across all sectors of the economy. Among other things, the Executive Order established a working group comprised of representatives from key federal agencies, tasked with developing a federal regulatory framework for digital assets and evaluating measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries. The Executive Order also instructed the U.S. Department of Treasury, the SEC, and other relevant agencies to identify regulations, guidance, documents, orders and other items affecting the digital asset sector and submit recommendations for what should be rescinded, modified or, to the extent applicable, adopted into regulations. Additionally, it revoked President Biden’s prior Executive Order from March 9, 2022, relating to digital assets, and all policies, directives and guidance issued pursuant to that Executive Order, including the Department of the Treasury’s framework for international engagement on digital assets issued on July 7, 2022 and the White House framework for digital asset development released on September 16, 2022. The establishment of a new working group within the National Economic Council to propose a federal regulatory framework for digital assets could lead to significant changes in market structure, oversight, consumer protection and risk management. The evolving regulatory environment may pose challenges to our operations, particularly if new regulations introduce additional compliance costs or restrict certain activities.
•On March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than Bitcoin owned by the Department of Treasury that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of certain digital assets in the expectation of the U.S. government acquiring XRP to fund such reserve, and the market price of such digital assets decreased significantly as a result of the ultimate content of the Executive Order. Any similar action or omission by the U.S. federal administration or other government authorities with respect to XRP or other digital assets may negatively and significantly impact the price of XRP.
•There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset market. For example, with respect to stablecoins, on July 17, 2025, the U.S. Congress passed the Guiding and Establishing National Innovation for U.S. Stablecoins Act (“GENIUS Act”), which was signed into law by President Donald Trump on July 18, 2025. The GENIUS Act introduces the first federal regulatory framework for payment stablecoins, addressing consumer protection, financial stability, national security and AML compliance, and establishes prudential requirements for the issuance, reserve backing and supervision of U.S.-dollar-pegged stablecoins. However, it is not yet in effect and certain provisions depend on final implementing regulations, which are to be issued by the primary federal stablecoin regulators. The GENIUS Act becomes effective on the earlier of January 18, 2027 and 120 days after the primary federal payment stablecoin regulators issue final implementing regulations. As of the date of this prospectus, those implementing regulations remain in proposed form: among other rulemakings, the U.S. Department of the Treasury proposed regulations governing payment stablecoin issuance, offer and sale on August 18, 2026, and the Board of Governors of the Federal Reserve System proposed rules implementing its GENIUS Act responsibilities on September 29, 2026, in each case with comment periods that had not closed as of the date of this prospectus. Additionally, the regulatory treatment of fiat-backed stablecoins across other jurisdictions remains uncertain. Further, the U.S. House of Representatives passed the Digital Asset Market Clarity Act (the “CLARITY Act”) in July 2025. The CLARITY Act was reported by the U.S. Senate Committee on Banking, Housing, and Urban Affairs with an amendment on June 1, 2026 and placed on the Senate calendar, but a cloture motion on the motion to proceed failed in August 2026, and the CLARITY Act remains pending and has not been enacted as of the date of this prospectus. If enacted, the CLARITY Act would split jurisdiction of oversight on digital assets between the Commodity Futures Trading Commission (“CFTC”), overseeing “digital commodities,” and the SEC, overseeing “restricted digital assets”; the bill also seeks to resolve regulatory ambiguity regarding the meaning of “security” and “commodity.” Additionally, the CLARITY Act, if adopted, would amend the Commodity Exchange Act of 1936, as amended (the “CEA”) to grant the CFTC additional regulatory and supervisory powers with respect to spot digital assets as “digital commodities.” While it is not possible to predict if and in what form such proposals will be adopted, if any, changes to or expansion of the jurisdiction of the CFTC with respect to activities in spot digital assets could result in the imposition of additional regulatory obligations and burdens, which could include registration, disclosure, reporting, and business conduct requirements. For example, it is possible that if the CLARITY Act were to become law as currently proposed, our XRP treasury strategy could cause us to be deemed a “commodity pool” under the CEA such that our operators and advisors may need to register with the CFTC as commodity pool operators and comply with other CFTC regulations as well as the rules of the National Futures Association. Such additional regulatory burdens and oversight could materially increase the cost of our business, could adversely affect the market price of XRP, and in turn could adversely affect the market price of our listed securities.
•Increased regulation may also result in limitations on the use cases of XRP. In addition, regulatory developments may require us to comply with certain existing and new regulatory regimes, such as if any of our activities cause us to be deemed a “money service business” under the BSA, which would require us to, among other things, implement an AML program, submit certain reports to Financial Crimes Enforcement Network of the United States and maintain certain records.
•The U.S. federal banking agencies have revoked prior guidance that restricted the ability of financial institutions to engage in digital asset related activities. On March 7, 2025, the Office of the Comptroller of the Currency (“OCC”) issued a letter rescinding its previous guidance that required national banks and federal savings associations to receive prior written non-objection before engaging in crypto asset-related activities, and reaffirmed these institutions are permitted to provide crypto asset custody, hold stablecoin reserves and use distributed ledger and stablecoins to engage in payment activities. On March 28, 2025, the Federal Deposit Insurance Corporation (“FDIC”) issued a letter rescinding a previous letter from 2022 that required prior notification from FDIC-supervised institutions that wanted to engage in crypto-related activities, and confirmed that such institutions may engage in certain permissible digital assets-related activities, if they adequately manage the associated risks (including market and liquidity, operational and cybersecurity and AML risks). On April 24, 2025, the Board of Governors of the Federal Reserve System of the United States (“Board of Governors of the Federal Reserve”) announced that it had withdrawn previous guidance that required state member banks to provide advance notification and, in certain cases, obtain nonobjections to engage in certain crypto asset and dollar-token activities. In July 2025, the OCC, the Board of Governors of the Federal Reserve, and the FDIC issued a statement for banking organizations regarding the safekeeping of digital assets, which focused on how existing laws, regulations and risk management principles apply to such activities, and signaled additional progress in the increasing regulatory clarity for digital assets by key financial regulators in the United States. As a result of these regulatory changes, competition on the offering of certain of our products and services may increase, potentially impacting our revenue, as well as the market price of XRP and in turn may adversely affect the market price of Pubco Class A Common Stock. On May 7, 2025, the OCC issued a letter confirming that national banks and federal savings associations may provide and outsource digital asset custody and execution services on behalf of customers. See also “Pubco operates in a highly competitive environment and competes against companies and other entities with similar strategies, including companies with significant XRP holdings and ETFs and ETPs for XRP and other digital assets, and Pubco’s business, operating results and financial condition may be adversely affected if Pubco is unable to compete effectively.”
•The U.S. federal banking agencies have enhanced the supervision of novel activities conducted by banking organizations, especially following the failures of Silicon Valley Bank, Signature Bank and Silvergate Bank in March 2023, which were entities perceived as integral to the digital asset ecosystem, causing a number of digital asset industry participants to struggle in finding banks willing to work with them. Reports have also suggested that U.S. regulatory agencies, including the Department of the Treasury, may have advised financial institutions to approach crypto-related clients with caution. While some policymakers and industry participants have argued that this activity constituted a coordinated effort to limit banking access to crypto companies, regulators have not publicly confirmed such an initiative. Congressional hearings continue to explore the extent to which government influence may have contributed to banking challenges for crypto businesses. While recent regulatory developments suggest a more measured approach to crypto-related banking services, as discussed above, and shifts on risk management practices signaling that debanking of digital asset industry participants without individualized risk assessments would not be supported, there is no guarantee that similar measures will not be reintroduced in the future. If banking restrictions tighten due to a shift in U.S. regulatory priorities, the digital asset ecosystem could face challenges in securing banking relationships, which could impact digital asset liquidity, market stability, operational security and institutional adoption, all of which could negatively affect the digital assets market and therefore the value of digital assets.
•On September 8, 2022, under the previous administration, the White House Office of Science and Technology Policy issued a report in coordination with other federal agencies relating to the climate and energy implications of digital assets in the United States. Among its finding are that digital assets are energy intensive and drive significant environmental impacts, and the report recommends further study of the environmental impact of digital assets and the development of environmental performance regulations for digital asset miners, which may include limiting or eliminating digital assets that use high energy intensity consensus mechanisms. Although issued under the previous administration and not currently enforced by the current administration, this report could lay a framework for the policies a subsequent administration may choose to adopt with respect to digital assets. In addition to the United States, other governments or governmental bodies globally have introduced or are contemplating environmental and energy legislative and regulatory changes in response to the increasing focus on power consumption required to operate large-scale data centers. A changing legislative environment could create economic and regulatory uncertainty for our business because the industries in which we operate, with their high energy demand, could become targets for future environmental and energy regulations.
•On April 14, 2023, the SEC re-opened the comment period for its proposal to amend the definition of “exchange” under Exchange Act Rule 3b-16 to encompass trading and communication protocol systems for digital asset securities and trading systems that use distributed ledger or blockchain technology, including both so-called “centralized” and “decentralized” trading systems. On June 12, 2025, the SEC issued a notice to withdraw this proposal. If the SEC seeks to adopt a similar proposal in the future, the new definition would have a sweeping impact on digital asset trading venues and other digital asset industry participants.
•On January 21, 2025, the SEC announced that then-Acting SEC Chairman Mark Uyeda “launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for crypto assets.” The task force is focused on helping the SEC “draw clear regulatory lines, provide realistic paths to registration, craft sensible disclosure frameworks and deploy enforcement resources judiciously.” The task force has since generated interpretive guidance, requests for comment, roundtables and proposed rules, but the SEC has not adopted a comprehensive final regulatory framework for digital assets, and significant classification, custody and enforcement uncertainty remains.
•On April 8, 2025, CFTC Acting Chairman Caroline Pham directed CFTC Staff, pursuant to Executive Order 14219, to deprioritize actions involving violations of registration requirements under the Commodity Exchange Act unless there is evidence that the non-registrant knew of the registration requirement and violated it willfully. The CFTC’s deprioritization of such enforcement actions, including against unregistered intermediaries who offer derivatives trading on digital assets, could add risk to the digital asset ecosystem.
•In July 2025, supported by the current U.S. presidential administration, the SEC unveiled “Project Crypto,” an SEC initiative to develop a flexible regulatory framework to accommodate digital assets and blockchain-based trading. Key components of “Project Crypto” are to, among other things, (i) provide clarity on digital asset classification and offerings, (ii) facilitate tokenized securities, (iii) facilitate custody of digital assets for market intermediaries and multiple business lines, (iv) develop formal rules proposals under “Project Crypto” while using interpretative or exemptive relief where possible and (iv) consider a potential “innovation exemption” to allow firms to deploy novel business models and technologies without full compliance with existing regulations upon meeting certain conditions.
•In August 2025, the CFTC launched its Listed Spot Crypto Trading Initiative, which aims to establish a framework for retail trading of leveraged, margined, or financed spot digital asset contracts (“Retail Crypto Contracts”) on CFTC-registered designated contract markets (“DCMs”). The initiative would utilize existing authority under the CEA, which requires that retail trading of commodities with leverage, margin, or financing must be conducted on DCMs. The CFTC is exploring how to implement such a framework using current regulatory powers. While not final, the initiative may contribute to wider adoption of digital assets by clarifying how existing regulated venues could be used for Retail Crypto Contracts. On September 2, 2025, the staffs of the SEC and CFTC issued a joint statement regarding trading of certain spot digital asset products on regulated exchanges. In this statement, the SEC’s Division of Trading and Markets and the CFTC’s Divisions of Market Oversight and Clearing & Risk clarify their view that current law does not prohibit SEC-registered national securities exchanges or CFTC-registered exchanges from facilitating trading in these spot crypto commodity products. This cross-agency initiative-part of the SEC’s “Project Crypto” and the CFTC’s “Crypto Sprint”—is intended to promote trading venue choice for digital assets and encourage crypto market innovation within the U.S. regulatory framework.
•On March 17, 2026, the SEC issued an interpretation clarifying how the federal securities laws apply to certain crypto assets and transactions involving crypto assets, which the CFTC joined in order to provide guidance that it will administer the CEA consistently with that interpretation. The interpretation provides a token taxonomy for digital commodities, digital collectibles, digital tools, stablecoins and digital securities, and addresses how a crypto asset that is not itself a security may become, and may cease to be, subject to an investment contract. The interpretation is agency guidance rather than legislation or a final rule, and it does not eliminate classification or enforcement risk for any particular asset or transaction. Subsequently, on August 21, 2026, the SEC proposed “Regulation Crypto Assets,” which would address crypto asset offerings, trading, custody, exchange-traded products, tokenized securities, exemptions and related disclosure, and in October 2026 the SEC proposed amendments to the adviser and regulated fund custody rules addressing the custody of crypto assets. On October 5, 2026, the CFTC published an advance notice of proposed rulemaking regarding a potential comprehensive framework for crypto asset transactions and crypto asset markets, including retail commodity transactions under Section 2(c)(2)(D) of the CEA and a purpose-built subcategory of designated contract market registration. Each of these rulemakings remains in proposed form, is subject to change and may not be adopted, and we cannot predict their final content, timing or effect on us, on XRP or on the digital asset markets more broadly.

•The European Union’s Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and provision of services in relation to digital assets, like XRP, became effective in June 2023, with various requirements phasing into effect through 2024. MiCA regulates the authorization requirement for and supervision of crypto asset service providers, as well as crypto asset issuers, offerors and persons seeking admission to trading of crypto assets in the European Union. In addition, MiCA also requires the European Commission (i) to provide a report on the environmental impact of crypto assets and (ii) based upon such report, introduce measures that might be warranted to mitigate the adverse impacts on the environment of technologies employed in markets in crypto assets like the consensus mechanisms such as mandatory minimum sustainability standards for consensus mechanisms.
•In November 2023, the SEC filed a complaint against Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer and clearing agency, which the SEC agreed to dismiss on March 3, 2025. Additionally, individual states have the ability to file similar lawsuits on the grounds of violations of state securities laws. For example, the Oregon state attorney general filed a lawsuit against Coinbase, Inc. in April 2025, for alleged violations of Oregon state securities law, and there have been similar claims against other digital asset industry participants at a state level.
•Firms engaging in crypto asset activities in the UK must currently be registered with the Financial Conduct Authority (the “FCA”) under the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (“MLRs”), and are subject to various requirements and obligations as a result. The marketing of crypto assets is also restricted and may only be conducted by firms that are authorized by the FCA or registered under the MLRs. The FCA has also introduced rules prohibiting the marketing and sale of derivatives and exchange-traded notes that reference certain types of crypto assets to retail customers in the UK, although it now plans to remove the ban on the marketing and sale of exchange-traded notes. The UK regulatory framework for crypto assets continues to evolve rapidly, and firms operating in this space face an increasingly complex and restrictive compliance landscape. The FSMA 2023 established a framework to bring certain crypto asset activities, including issuance and trading, within the UK’s financial regulatory perimeter. Detailed rules relating to the regime are still under consultation by His Majesty’s Treasury and the FCA. In April 2025, His Majesty’s Treasury published draft legislation to bring a wide range of crypto asset activities within the scope of the UK’s regulatory perimeter, including operating a crypto asset trading venue, providing custody services and dealing in crypto assets. The FCA is also consulting on various elements of its forthcoming crypto asset regime, including in respect of the issuance of stablecoins, the custody of crypto assets and prudential requirements for crypto asset businesses. The final rules are expected to come into force in phases from late 2025 into 2026.
•In June 2023, the SEC filed a complaint against Coinbase, Inc. charging it with operating as an unregistered securities exchange, broker and clearing agency, and for the unregistered offer and sale of securities in connection with its staking-as-a-service program. In February 2025, the SEC announced the filing of a joint stipulation with Coinbase, Inc and Coinbase to dismiss the civil enforcement action against their crypto platform.
•In November 2023, Binance Holdings Ltd. and its then chief executive officer (who was later pardoned on the criminal charges) reached a settlement with the U.S. Department of Justice, the CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and
•In China, the People’s Bank of China and the National Development and Reform Commission have outlawed digital asset mining and declared all digital asset transactions illegal within the country. Other jurisdictions, including Egypt, Morocco and the Dominican Republic have also made the use of certain digital assets illegal. If the use of XRP is made illegal in other jurisdictions, particularly where XRP is currently traded in heavy volumes, the available market for XRP may contract. Additionally, if another government with considerable economic power were to ban digital assets or related activities, this could have further impact on the price of XRP. As a result, the markets and opportunities discussed herein may not reflect the markets and opportunities available to us in the future.
While the current administration has expressed support regarding the development and use of digital assets and the U.S. recently enacted the GENIUS Act, the specific regulatory frameworks, including the potential adoption of the CLARITY Act or other legislation designed to address the market structure of digital assets, are still to be developed. The exact timeline and impact of these efforts on our business is uncertain, and there is uncertainty regarding enforcement actions by several U.S. agencies involving digital asset issuers and trading platforms. Additionally, it is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or the impact of any such additional authorities, including the authority that Congress has already granted to the banking agencies under the GENIUS Act. It is also not possible to predict how additional legislation, regulation or other form of regulatory or supervisory oversight—such as the implementing regulations under the GENIUS Act or any Senate amendments to the CLARITY Act or other legislation—might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and XRP specifically. We cannot be certain as to how future regulatory developments will impact the treatment of XRP under the law, and ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of XRP and materially and adversely impact our business. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business model at all, which could have a material adverse effect on our business, prospects or operations. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of XRP and any other digital assets we may hold or expect to hold at such time and in turn adversely affect the market price of Pubco Class A Common Stock.
Our XRP treasury strategy could create complications with third-party service providers, such as insurance companies, banking entities and auditors, which could have a materially adverse impact on our business.
Our XRP treasury strategy could create complications with third-party service providers that may perceive companies engaging in digital asset treasury activities as presenting elevated regulatory or operational risk. U.S. and other regulators, including the Office of the Comptroller of the Currency, the Federal Reserve and the FDIC, have issued supervisory statements identifying digital asset activities as “significant risks” to banking organizations. As a result, many third-party service providers (such as insurance companies, banking entities, auditors, payment processors, compliance vendors and public relations firms) have imposed heightened diligence, restrictions or outright prohibitions on companies with digital asset exposure.
If regulators or financial institutions impose additional limitations or restrictions on digital asset activities, our service providers may refuse to enter into, renew or maintain contracts with us, or may impose terms that are commercially unacceptable. This could have severe adverse consequences for our operations. For example, our insurance premiums could increase materially, our insurers may refuse to underwrite policies, or they may exclude digital asset-related liabilities from coverage. If we are unable to obtain directors’ and officers’ liability insurance on acceptable terms, our directors and officers could face increased personal exposure in connection with securities class actions, regulatory investigations or other proceedings, which could also affect our ability to retain or attract key personnel.
If we lose access to banking services, we could experience disruptions in maintaining liquidity, processing payroll, paying vendors or accessing fiat currency. These disruptions would have a materially adverse effect on our business, financial condition and results of operations. Auditors may also view digital asset-related activities (particularly those involving self-custody, fair-value measurement, impairment testing and transaction monitoring) as high risk. If our independent public accounting firm determines that it is unable to issue an unqualified opinion or declines to continue its engagement, we could fail to meet our reporting obligations under the Exchange Act, which would materially and adversely affect our business, financial condition and ability to access the capital markets.

The regulatory environment for digital assets in the United States and globally remains highly uncertain and is evolving rapidly. U.S. policymakers are only beginning to define a comprehensive regulatory framework for digital assets. As a result, Pubco may face challenges in adapting to proposed or newly enacted laws and regulations, which could materially and adversely affect its business, financial condition and operations.
As digital assets have grown in both popularity and market size, various U.S. federal, state and local and foreign governmental organizations, as well as consumer agencies and public advocacy groups, have increasingly scrutinized the operations of blockchain networks, and digital assets users and platforms, with a focus on how digital assets can be used to launder the proceeds of illegal activities and fund criminal or terrorist enterprises. In addition, the safety and soundness of platforms and other service providers that hold digital assets for users have drawn regulatory and public attention. These concerns have led to calls for heightened regulatory oversight, and new laws and regulations.
Unlike traditional financial institutions, which have cultivated long-standing relationships with policymakers and regulators, participants in the cryptoeconomy are relatively new to the U.S. legislative and regulatory landscape. While engagement with policymakers and regulators has begun, it is still at a relatively nascent stage and may be insufficient to influence future legislation and regulation. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that adversely affect the cryptoeconomy or digital asset platforms. Consequently, Pubco may be disproportionately impacted by such developments, potentially restricting its ability to operate or innovate. Additionally, any future political activities to further our mission may be perceived unfavorably by investors and the public and have an adverse impact on our brand and reputation.
As also noted above, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illicit activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to ongoing war between Russia and Ukraine. If we are found to have purchased any of our XRP from bad actors that have used XRP to launder money or are sanctioned persons, we may be subject to regulatory proceedings and any further transactions or dealings in XRP by us may be restricted or prohibited.
Additional laws, guidance and policies may be issued by domestic and foreign regulators following the bankruptcy of FTX Trading Ltd., one of the world’s largest digital asset trading platforms, in November 2022, which has been widely cited as a catalyst for increased regulatory and enforcement focus on the digital assets industry and certain market participants and practices. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting XRP, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant compliance and other costs on Pubco, significantly limit our ability to hold and transact in XRP or materially reduce the value of Pubco’s XRP holdings.
XRP’s status as a product that may be offered and sold as a “security” in any relevant jurisdiction, as well as the status of XRP-related products and services in general, is subject to uncertainty, and if Pubco is unable to properly characterize such product or service offering, Pubco may be subject to regulatory scrutiny, inquiries, investigations, fines and other penalties, which may adversely affect Pubco’s business, operating results and financial condition.
Depending on its characteristics, a digital asset may be considered a “security” under U.S. federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC have indicated that the SEC does not currently consider bitcoin or ether to be a security and, in certain circumstances, memecoins or some stablecoins, to be securities. In addition, the SEC, by action through delegated authority approving the exchange rule filings to list shares of trusts holding bitcoin and ether as commodity-based ETPs, appears to have implicitly taken the view that each of bitcoin and ether is not a security. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities. On the other hand, the SEC under prior administrations brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities, as well as against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities. For example, in June 2023, the SEC brought suit against two of the largest operators of digital asset trading platforms in Securities and Exchange Commission v. Binance Holdings Ltd., et al (the “Binance Complaint”) and Securities and Exchange Commission v. Coinbase, Inc., and Coinbase Global, Inc. (the “Coinbase Complaint”), alleging that Binance and Coinbase had solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, Coinbase Complaint and Kraken Complaint, although all have now been dismissed, have led, and may in the future lead, to further volatility in digital asset prices.
In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital assets-based investment vehicles and clarity regarding digital asset custody, lending and staking. Additionally, on July 31, 2025, Chairman Atkins announced “Project Crypto,” a Commission-wide initiative to modernize securities rules for digital assets, reshore innovation in the United States, and implement the recommendations of the report by the interagency working group tasked with “proposing a Federal regulatory framework governing the issuance and operation of digital assets.” These initiatives have produced interpretive guidance and rule proposals, including the SEC’s March 2026 interpretation regarding the application of the federal securities laws to crypto assets and its August 2026 “Regulation Crypto Assets” proposal, but as of the date of this prospectus no comprehensive final rule implementing these initiatives has been adopted, and the ultimate scope, timing and effect of any final rules remain uncertain.
Whether a digital asset is a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.
With respect to XRP, in December 2020, the SEC filed a complaint against Ripple and two of its executives (the “Ripple Defendants”), in the United States District Court for the Southern District of New York (the “S.D.N.Y.”) (the “Ripple Complaint”) alleging that the Ripple Defendants had conducted unregistered securities offerings by selling XRP in contravention of Section 5 of the Securities Act. Under Section 5 of the Securities Act, it is unlawful for any person, directly or indirectly to offer to sell, offer to buy or purchase or sell a “security” unless a registration statement is in effect or has been filed with the SEC as to the offer and sale of such security to the public. On July 13, 2023, the S.D.N.Y. issued several key rulings in the case. Most notably, the court found that XRP was not inherently a security. The court distinguished between the XRP token itself and the manner in which it was sold. This finding was contrary to the SEC’s argument, which was that XRP, by its nature, was a security under the definition provided by the Securities Act. The court then analyzed each distribution of XRP as a distinct analysis under the federal securities laws and found that the direct sale of XRP by the Ripple Defendants to certain sophisticated individuals and entities pursuant to written contracts did constitute the unregistered offer and sale of securities in violation of Section 5 of the Securities Act. However, the court found that the programmatic sale of XRP by the Ripple Defendants over digital asset trading platforms in the secondary market did not constitute an unregistered sale of securities. Similarly, the court found that other of Ripple Labs‘ distributions of XRP, including the XRP that Ripple Labs granted to Ripple Labs employees as compensation or to third-party companies to incentivize the development of new applications for XRP and the XRP Ledger also did not constitute an unregistered sale of securities. The S.D.N.Y. entered a final judgment in the case on August 7, 2024. The SEC filed a notice of appeal in October 2024, and Ripple subsequently filed a cross-appeal. Both appeals were later dismissed, and in August 2025, the SEC issued an order confirming the termination of the appellate proceedings and granting related waivers.
Moreover, also in July 2023, another judge in the S.D.N.Y., in litigation between the SEC and the issuer of the TerraUSD and LUNA digital assets, suggested that he disagreed with the approach underlying the XRP decision. The Binance Complaint, the Coinbase Complaint, and the SEC’s actions against XRP’s issuer and the issuer of the TerraUSD and LUNA digital assets, as well as seemingly inconsistent views of different district court judges, underscore the continuing uncertainty around which digital assets are securities, and demonstrate that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual use in commercial transactions, ultimately may have no bearing on whether a court will find it to be a security. Because no federal appellate court has considered the question on the merits, both with respect to XRP and digital assets generally, as well as the fact that because each digital asset presents its own unique set of relevant facts, it is not always possible to directly analogize the analysis of one digital asset to another.
As a result, Pubco could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on Pubco. There is no guarantee that a court or regulatory body will agree with Pubco’s assessment of XRP as a non-security. In addition, even though a judge in the S.D.N.Y. found that XRP was not itself a security and that secondary market transactions over digital asset trading platforms are not securities transactions, as a district court opinion, other courts are not bound by that ruling. If a federal court were to disagree with that decision and determine that XRP is a security, it is likely that the value of Pubco Class A Common Stock would decline significantly.
If we were deemed to be an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our operations and could have a material adverse effect on our business.
Under the Investment Company Act, an entity is generally deemed to be an “investment company” if it is or holds itself out as being primarily engaged in the business of investing, reinvesting or trading in securities, or if it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Entities deemed to be investment companies are subject to extensive registration, disclosure and operational requirements, including restrictions on transactions with affiliates, limitations on capital structure and leverage, prohibitions on certain compensatory arrangements, and specific governance and compliance obligations. These requirements could make it impractical for us to continue to operate as currently structured and could have a material adverse effect on our business, financial condition and results of operations.
If XRP were determined by a court or regulatory authority to constitute a security, our holdings of XRP could be considered “investment securities” for purposes of the Investment Company Act. In that event, we could be deemed to be an unregistered investment company, which would subject us to significant additional regulatory controls, including registration and compliance obligations inconsistent with our purpose and structure. Any such determination could require us to materially alter our operations, dispose of assets, restructure our ownership or terminate certain arrangements. These consequences could have a material adverse effect on our business, financial condition and results of operations.
If we were deemed to be an investment company and were unable to obtain an exemption or otherwise restructure to avoid such status, we could be forced to suspend or cease certain activities, terminate contractual relationships, or liquidate our assets. Compliance with, or attempts to avoid, the requirements of the Investment Company Act could impose substantial costs, create operational uncertainty and materially adversely affect our business, financial condition, results of operations and prospects.

Pubco will not be subject to the same legal and regulatory obligations, including certain compliance and reporting obligations intended to protect investors, that apply to investment companies such as mutual funds and ETFs, or to obligations applicable to investment advisers.
Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We believe we are currently not subject to, and subsequent to the Transactions, will not be subject to, and do not otherwise voluntarily comply with, these laws and regulations. Consequently, stockholders of Pubco do not have the regulatory protections provided to stockholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates.
Further, Pubco could hold or trade in commodity futures contracts in order to hedge its XRP holdings. A futures contract, which is a type of derivative, is subject to the risk of loss caused by unanticipated market movements, which are potentially unlimited. In addition, there may at times be an imperfect correlation between the movement in the prices of futures contracts and the value of their underlying instruments or indexes, and there may at times not be a liquid secondary market for certain futures contracts leading to the possible inability to sell or close out a futures contract at the desired time or price. Commodity futures are regulated by the Commodity Exchange Act, as administered by the CFTC. Additionally, under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing, although the passage of the CLARITY Act or other legislation regarding digital asset market structure may provide the CFTC with primary regulatory oversight authority over spot digital commodities. We do not believe that we are a commodity pool for purposes of the Commodity Exchange Act. Consequently, stockholders will not have the regulatory protections provided to stockholders in Commodity Exchange Act-regulated instruments or commodity pools.
This means, among other things, that the execution of or changes to our XRP acquisition and management strategy, our use of leverage, the manner in which our XRP is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our XRP acquisition strategy would require the approval of the Pubco Board, no stockholder or regulatory approval would be necessary. Consequently, the Pubco Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our XRP holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding XRP.
Risks Related to Being a Public Company
The market price of Pubco Class A Common Stock may be volatile and decline materially as a result of volatility in XRP or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.
The trading price of Pubco Class A Common Stock is likely to be volatile. The stock market has recently experienced and in the future may experience extreme volatility. This volatility has often been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of Pubco Class A Common Stock at an attractive price due to a number of factors such as the following:
•Pubco’s operating and financial performance and prospects;
•risk of Pubco’s credit rating being downgraded;
•Pubco’s quarterly or annual earnings or those of other companies in its industry compared to market expectations;
•conditions that impact demand for Pubco’s future products and/or services;

•future announcements concerning Pubco’s business, its customers’ businesses or its competitors’ businesses;
•the public’s reaction to Pubco’s press releases or other public announcements and filings with the SEC;
•the market’s reaction to Pubco’s reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;
•the size of Pubco’s public float;
•volatility in XRP, Pubco’s principal asset;
•coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;
•market and industry perception of Pubco’s success, or lack thereof, in pursuing its strategy;
•strategic actions by Pubco or its competitors, such as acquisitions or restructurings;
•changes in laws or regulations which adversely affect Pubco’s industry or Pubco;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•changes in Pubco’s accounting standards, policies, guidance, interpretations or principles;
•changes in Pubco’s senior management or key personnel;
•issuances, exchanges or sales, or expected issuances, exchanges or sales of Pubco Class A Common Stock;
•changes in Pubco’s dividend policy;
•failure by Pubco to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions or a change in regulations or enforcement policies that adversely affects our operations;
•adverse resolution of new or pending investigation, regulatory action or litigation against Pubco; and
•changes in general market, economic and political conditions in the United States and other global economies or financial markets, including those resulting from inflation and related monetary policy in response to inflation, natural disasters, terrorist attacks, acts of war and responses to such events.
Moreover, broad market and industry factors may materially reduce the market price of Pubco Class A Common Stock, regardless of Pubco’s operating performance. In addition, price volatility may be greater if the public float and trading volume of Pubco Class A Common Stock is low. As a result, you may suffer a loss on your investment.
Pubco’s share price may be exposed to additional risks because our business became a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on such transactions, and Pubco expects that increased focus to continue. Pubco may be subject to increased scrutiny by the SEC and other government agencies on holders of Pubco securities as a result, which could adversely affect the price of Pubco Class A Common Stock.
Our common stock may trade at prices which diverge from the net asset value of our XRP holdings.
The market price of Pubco Class A Common Stock may trade at a significant premium or discount to the net asset value (“NAV”) of our XRP holdings, and such premium or discount may fluctuate significantly. The trading price of Pubco Class A Common Stock will be influenced by factors beyond the value of our XRP holdings, including investor perceptions of our strategy and risk profile, liquidity and trading volume, the size of our public float, expectations regarding our operating expenses, indebtedness and other liabilities, concerns about dilution from future equity issuances, general market conditions, and speculation regarding digital assets and digital-asset treasury businesses. We intend to continue to evaluate opportunities to raise capital in the near term, which may contribute further dilutive impacts on the share price.
If Pubco Class A Common Stock trades at a significant or persistent discount to NAV, our ability to raise additional capital on attractive terms could be adversely affected, as equity issuances at a discount to NAV may be more dilutive to existing stockholders and may increase our overall cost of capital. A sustained discount could also limit our ability to use our stock as acquisition currency and may make it more difficult to obtain debt or other financing on acceptable terms. Further, the Convertible Notes and any other financing obligations could increase the risk that we would need to monetize XRP holdings at unfavorable times or prices to fund operations or satisfy those obligations, which could adversely affect our financial condition and the market price of Pubco Class A Common Stock. Although Pubco has a significant capital base, it has outstanding debt, including the Convertible Notes, and there can be no assurance that it will not face liquidity needs or financing requirements that could be exacerbated by a discount to NAV.
Because Pubco is a holding company whose principal asset is its equity interests in the Company, Pubco is dependent upon distributions from the Company to pay taxes and other expenses.
Pubco is a holding company, and its principal asset is its indirect ownership in the Company. Pubco is not expected to have independent means of generating significant revenue and has expenses as a public company. As the controller of the sole managing member of the Company, Pubco intends to cause the Company to make distributions to its members, including indirectly to Pubco, sufficient to cover Pubco’s tax obligations and other costs or expenses. However, there can be no assurance that the Company will generate sufficient excess cash flow to make distributions to its members sufficient to cover Pubco’s tax obligations, payments required under the Tax Receivable Agreement and other costs or expenses, or that laws and regulations or contractual provisions (especially under the Convertible Notes or any other debt instrument) will not restrict the Company’s ability to make distributions.
Upon consummation of the Business Combination, a substantial part of the Company’s assets became its XRP holdings and cash and cash equivalents generated from revenues from activities and the proceeds of the Transactions and the Private Placement Investments not invested in XRP. Applicable law and contractual restrictions, including negative covenants under any debt instruments, if applicable, may restrict the Company’s ability to sell XRP in order to fund working capital needs. Pubco or the Company may default on contractual obligations or may need to borrow additional funds. In the event that Pubco or the Company is required to borrow additional funds, it could adversely affect Pubco’s liquidity and subject it to additional restrictions imposed by lenders. If Pubco enters into additional financing or other agreements in the future, Pubco cannot make assurances that these agreements will be on favorable terms or that they will not restrict the distribution of dividends or other payments to stockholders.
Pubco’s ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all, which failure could harm its business, operating results and financial condition.
Pubco cannot be certain if it will generate sufficient cash through the active management of its XRP holdings to fund future operations or growth of its business. Moreover, Pubco cannot guarantee its ability to raise additional capital, or to raise additional capital on favorable terms, as additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, Pubco may be unable to invest in future growth opportunities, which could adversely affect Pubco’s business, operating results and financial condition.
Pubco may, from time to time, issue debt in order to further its XRP acquisition strategy. If Pubco incurs additional debt, the debt holders could also have rights senior to holders of Pubco Stock to make claims on Pubco’s assets. The terms of any debt could restrict Pubco’s operations, including its ability to pay dividends on Pubco Class A Common Stock. As a result, Pubco stockholders bear the risk of future issuances of debt securities reducing the value of Pubco Class A Common Stock.

The issuance of additional shares or convertible securities by Pubco could make it difficult for another company to acquire Pubco, may dilute the ownership of Pubco stockholders and could adversely affect the price of Pubco Class A Common Stock.
Pubco may obtain additional financing and may issue additional shares and/or offer debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity and/or shares of preferred stock. Pubco has issued $30.0 million principal amount of Convertible Notes concurrently with the Closing. The Convertible Notes are convertible into Pubco Class A Common Stock at the holder’s option beginning on the one-year anniversary of the Effectiveness Date (as defined in the Note Purchase Agreement), and up to 3,585,278 shares of Pubco Class A Common Stock may initially be issuable upon conversion, based on the initial conversion rate and assuming the maximum amount of PIK Interest payable, subject to adjustment. Issuing additional shares of Pubco Stock, other equity securities, and/or securities convertible into equity may dilute the economic and voting rights of Pubco’s existing stockholders, reduce the market price of outstanding shares of Pubco Class A Common Stock, or both. The Convertible Notes and other securities convertible into equity may be subject to adjustments in conversion terms that could increase the number of equity securities issuable upon conversion. Shares of preferred stock could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could further limit Pubco’s ability to pay dividends to the holders of Pubco Class A Common Stock. The potential issuance of additional securities may delay or prevent a change in control of Pubco or the Company, discourage bids for our securities at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of holders of our securities, including Pubco Class A Common Stock. Pubco’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, which may adversely affect the amount, timing or nature of its future offerings. As a result, holders of Pubco Class A Common Stock bear the risk that future offerings, the conversion of the Convertible Notes and the exercise of options under any stock option plans may reduce the market price of Pubco Class A Common Stock and dilute their percentage ownership. See the section entitled “Description of Securities.”
Future resales of Pubco Class A Common Stock after the consummation of the Business Combination may cause the market price of Pubco’s securities to drop significantly, even if Pubco’s business is doing well.
The Lock-Up Agreements and the Insider Letter (as amended at the Closing in accordance with the Sponsor Support Agreement) provide that after the consummation of the Business Combination and subject to certain exceptions, the Pubco Class A Common Stock and Pubco Warrants received by the Sponsor, Contributor and the Contributor Related Party Entity will be locked-up and subject to transfer restrictions, as described below in the section “Securities Act Restrictions on Resale of Securities—Lock-Up” and in the section “Certain Relationships and Related Party Transactions—Pubco’s Relationships and Related Party Transactions.” However, following the expiration of such lock-up, the Sponsor, Ripple and the Contributor Related Party Entity will not be restricted from selling Pubco Stock held by them, other than by applicable securities laws. Following the Closing, Ripple, the Contributor Related Party Entity and the Sponsor will collectively beneficially own approximately 29.7% of the outstanding shares of Pubco Class A Common Stock at Closing.
In addition, pursuant to the A&R Registration Rights Agreement, the Contribution Agreement and the Private Placement Subscription Agreements, Pubco agreed to register for resale, pursuant to Rule 415 under the Securities Act, shares of Pubco Class A Common Stock (or securities convertible or exchangeable into Pubco Class A Common Stock) held by the Sponsor, Contributor and the Private Placement Investors, and is registering such shares pursuant to a separate resale registration statement. As restrictions on resale end and that registration statement is available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the market price of Pubco Class A Common Stock and the market price of Pubco Class A Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
We will incur significant costs as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.
We will incur significant legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. We will incur significant costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and related rules implemented by the SEC and Nasdaq, or any other national securities exchange on which we may list our securities. We expect these laws and regulations to increase our legal and financial compliance costs after the Transactions and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. We are expected to need to hire more employees post-Transactions or engage outside consultants to comply with these requirements, which will increase our post-Transactions costs and expenses. These laws and regulations could make it more difficult or costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board or board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of the Pubco Class A Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.
Pubco’s management team is expected to have limited experience managing and operating a U.S. public company.
Certain members of Pubco’s management team are expected to have limited experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Its transition to being a U.S. public company subjects Pubco to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from Pubco’s senior management and could divert their attention away from the day-to-day management of its business. Pubco may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for Pubco to achieve the level of accounting standards required of a public company may require costs greater than expected. To support its operations as a U.S. public company, Pubco plans to recruit additional qualified employees or external consultants with relevant experience, which will increase its operating costs in future periods. Should any of these factors materialize, Pubco’s business, financial condition and results of operations could be adversely affected.
If Pubco is unable to maintain an effective system of internal controls and compliance, its business and reputation could be adversely affected.
Pubco plans to manage regulatory compliance by monitoring and evaluating its internal controls to ensure that it is in compliance with all relevant statutory and regulatory requirements, there can be no assurance that deficiencies in its internal controls and compliances will not arise, or that it will be able to implement, and continue to maintain, adequate measures to rectify or mitigate any such deficiencies in its internal controls, in a timely manner or at all. Pubco cannot assure that there will be no instances of inadvertent noncompliances with statutory requirements, which may subject it to regulatory action, including monetary penalties, which may adversely affect its business and reputation. See also “Pubco’s compliance and risk management methods, including with respect to any lending or hypothecation of Pubco’s XRP might not be effective and may result in outcomes that could adversely affect Pubco’s reputation, operating results and financial condition.”
Pubco’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it following consummation of the Business Combination could have a material adverse effect on its business, financial condition, results of operations, cash flow and prospects.
Section 404 of the Sarbanes-Oxley Act will require Pubco to evaluate the effectiveness of its internal control over financial reporting as of the end of each fiscal year, including a management report assessing the effectiveness of its internal control over financial reporting beginning with its second Annual Report on Form 10-K for the year in which the Transactions are consummated. Additionally, once Pubco ceases to be an emerging growth company, its independent registered accounting firm will also be required to attest to the effectiveness of its internal control over financial reporting in each Annual Report on Form 10-K to be filed with the SEC. Pubco may in the future identify material weaknesses or significant deficiencies that it may be unable to remedy before the requisite deadline for those reports. Pubco’s ability to comply with the annual internal control reporting requirements will depend on the effectiveness of its financial reporting and data systems and controls across its company. Pubco expects these systems and controls to involve significant expenditures and to become increasingly complex as its business grows. To effectively manage this complexity, Pubco will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Any weaknesses or deficiencies or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm its operating results and cause it to fail to meet its financial reporting obligations or result in material misstatements in its financial statements, which could adversely affect our business and reduce the market price of Pubco Class A Common Stock.
We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make Pubco Class A Common Stock less attractive to investors.
We qualify as an “emerging growth company,” as defined in the JOBS Act. While we remain an emerging growth company, we are permitted to and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (i) an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley, (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (iii) reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, registration statements and proxy statements, and (iv) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Pubco is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.
Pubco cannot predict whether investors will find Pubco Class A Common Stock less attractive if it relies on these exemptions. If some investors find Pubco Class A Common Stock less attractive as a result, there may be a less active trading market for Pubco Class A Common Stock. The market price of Pubco Class A Common Stock may be more volatile.
Pubco expects to remain an emerging growth company until the earlier of (i) the last day of the fiscal year (1) following the fifth anniversary of the Closing, (2) in which Pubco has total annual gross revenue of at least $1.235 billion, or (3) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco Stock that is held by non-affiliates equaled or exceeded $700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which Pubco has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.
If securities or industry analysts do not publish research or reports about Pubco’s business or publish negative reports, the market price of Pubco Class A Common Stock could decline.
The trading market for Pubco Class A Common Stock will be influenced by the research and reports that industry or securities analysts publish about Pubco and its business. Pubco may be unable or slow to attract research coverage and if one or more analysts cease coverage of Pubco, the price and trading volume of Pubco’s securities would likely be negatively impacted. If any of the analysts that may cover Pubco change their recommendation regarding Pubco’s securities adversely, or provide more favorable relative recommendations about Pubco’s competitors, the price of Pubco’s securities would likely decline. If any analyst that may cover Pubco ceases covering Pubco or fails to regularly publish reports on Pubco, it could lose visibility in the financial markets, which could cause the price or trading volume of Pubco’s securities to decline. If one or more of the analysts who cover

Pubco downgrades Pubco Class A Common Stock or if Pubco’s reporting results do not meet their expectations, the market price of Pubco Class A Common Stock could decline. Moreover, the market price of Pubco Class A Common Stock may decline after the Transactions if Pubco does not achieve the perceived benefits of the Transactions as rapidly or to the extent anticipated by financial analysts, or the effect of the Transactions on Pubco’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of Pubco Stock may experience a loss as a result of a decline in the market price of Pubco Class A Common Stock. In addition, a decline in the market price of Pubco Class A Common Stock could adversely affect Pubco’s ability to issue additional securities and to obtain additional financing in the future.
Pubco may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm Pubco’s business, financial condition and operating results.
We may from time to time become subject to claims, arbitrations, individual and class action lawsuits with respect to a variety of matters, including employment, consumer protection, advertising and securities. In addition, we may from time to time become subject to, government and regulatory investigations, inquiries, actions or requests, other proceedings and enforcement actions alleging violations of laws, rules and regulations, both foreign and domestic. The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which we are subject cannot be predicted with certainty, and may result in:
•substantial payments to satisfy judgments, fines or penalties;
•substantial outside counsel, advisor and consultant fees and costs;
•substantial administrative costs, including arbitration fees;
•additional compliance and licensure requirements;
•loss or non-renewal of then-existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;
•loss of productivity and high demands on employee time;
•criminal sanctions or consent decrees;
•termination of certain employees, including members of our executive team;
•barring of certain employees from participating in our business in whole or in part;
•orders that restrict our business or prevent us from offering certain products or services;
•changes to our business model and practices;
•an inability to deliver on our strategy;
•delays to planned transactions, product launches or improvements; and
•damage to our brand and reputation.
Regardless of the outcome, any such matters can have an adverse impact, which may be material, on our business, operating results or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.

The Amended and Restated Bylaws include exclusive forum provisions, which could limit a stockholder’s ability to obtain a favorable judicial forum for disputes with Pubco or its directors, officers or other employees.
The Amended and Restated Bylaws provide that, to the fullest extent permitted by Nevada law and unless Pubco consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for (i) any action brought in the name or right of Pubco or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee, agent or fiduciary of Pubco to Pubco or its stockholders, (iii) any “internal action” (as defined in NRS 78.046), including any action asserting a claim against Pubco arising under NRS Chapters 78 or 92A, the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, any voting trust agreement or related agreement or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (iv) any action to interpret, apply, enforce or determine the validity of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. If the Eighth Judicial District Court of Clark County, Nevada lacks jurisdiction over any such action, the sole and exclusive forum will instead be another state district court located in Nevada, and if no state district court in Nevada has jurisdiction, then a federal court located within the State of Nevada will serve as the exclusive forum.
In addition, unless Pubco consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such an exclusive federal forum provision as written in connection with claims arising under the Securities Act, and Pubco’s stockholders will not be deemed to have waived Pubco’s compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any security of Pubco shall be deemed to have notice of and consented to the exclusive forum provision of the Amended and Restated Bylaws.
The exclusive forum provision in the Amended and Restated Bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, including by requiring Securities Act claims to be brought in federal court, or could result in increased costs for a stockholder to bring a claim, particularly if they do not live in or near Nevada, both of which may discourage the filing of lawsuits with respect to such claims. Alternatively, if a court were to find the exclusive forum provision contained in the Amended and Restated Bylaws to be inapplicable or unenforceable in an action, Pubco may incur additional costs associated with resolving such actions in other jurisdictions, which could adversely affect Pubco’s business, operating results and financial condition.
The Amended and Restated Articles of Incorporation include a waiver of the right to trial by jury for certain claims, which could limit our stockholders’ ability to obtain a jury trial and could discourage claims or affect outcomes.
Article 10 of the Amended and Restated Articles of Incorporation provide that, to the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction (subject to the exclusive forum provisions in the Amended and Restated Bylaws) before the presiding judge as the trier of fact and not before a jury. Pursuant to NRS 78.046 (as amended effective May 30, 2025, pursuant to Assembly Bill No. 239), such requirement will conclusively operate as a waiver of the right to trial by jury by each party to any such internal action to the extent applicable and not otherwise prohibited by law, including the Securities Act and the Exchange Act and the rules and regulations thereunder. Under NRS 78.046, the limited waiver of trial by jury is only intended to apply to “internal actions” brought in state courts in the State of Nevada and does not limit or otherwise affect any right to a jury trial in any other action, suit or proceeding (including in state courts outside of Nevada and U.S. federal courts). Therefore, under current law, the limited waiver of trial by jury will not apply to claims brought under the Exchange Act, which are subject to exclusive federal jurisdiction, and will only apply to Securities Act claims if such claims are properly brought in state courts in the State of Nevada and constitute an “internal action” under NRS 78.046.
To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the limited jury waiver provisions in the Amended and Restated Articles of Incorporation, except our stockholders will not be deemed to have waived (and cannot waive) compliance with the federal securities laws (including the Securities Act and the Exchange Act) and the rules and regulations thereunder. These jury waiver provisions, to the extent applicable and enforceable, may limit a stockholder’s ability to bring a claim in a judicial forum with a jury trial, even if such stockholder may believe such trial by jury to be favorable or convenient for disputes with us or any of our current or former directors, officers, other employees or stockholders. The lack of the ability to bring a claim in a judicial forum with a jury trial may discourage stockholders from bringing otherwise meritorious lawsuits or may put a stockholder at a disadvantage in any litigation that is brought. Alternatively, if a court were to find these provisions contained in the Amended and Restated Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action before a jury, which could harm our business, results of operations and financial condition.
Holders of Company Units may require us to issue additional shares of Pubco Class A Common Stock.
As of the date of this prospectus, we have an aggregate of 7,373,905,320 shares of Pubco Class A Common Stock authorized but unissued, including approximately 22,953,128 shares of Pubco Class A Common Stock issuable upon the redemption or exchange of Company Units held by the holders of Company Units. We, Ripple and the Contributor Related Party Entity entered into the Company A&R LLCA, pursuant to which holders of Company Units (other than us) have the right from and after the Closing to require the Company to redeem all or a portion of their Company Units for, at our election, newly issued shares of Pubco Class A Common Stock on a one-for-one basis or a cash payment equal to the volume-weighted average market price of one share of Pubco Class A Common Stock for each Company Unit redeemed or exchanged. Alternatively, we can elect to directly acquire Company Units in exchange for newly issued shares of Pubco Class A Common Stock on a one-for-one basis or a cash payment equal to the volume-weighted average market price of one share of Pubco Class A Common Stock for each Company Unit redeemed or exchanged.
If Pubco elects to satisfy redemption or exchange requests by issuing additional shares of Pubco Class A Common Stock, the issuance and any subsequent sales of those shares into the public market, it may cause the market price of Pubco Class A Common Stock to decline, and could result in substantial dilution to existing holders. Conversely, if Pubco elects to satisfy such redemptions in cash, it could reduce Pubco’s liquidity and limit funds available for other corporate purposes. Any of these developments could materially and adversely affect the market price of Pubco Class A Common Stock, our business, financial condition, results of operations and prospects.
Risks Related to Ownership of Pubco Stock
A relatively small number of stockholders control a significant portion of Pubco’s voting power, and may be in a position to control or otherwise significantly influence actions that require stockholder approval and may make decisions that are adverse to other stockholders.
The Contributor Group Holders and the Sponsor held approximately 9.9% and 19.9% of Pubco’s voting power, respectively on October 9, 2026. Moreover, immediately after closing, SBI held approximately 39.9% of Pubco’s voting power on October 9, 2026. As a result, this relatively small number of holders may have significant influence over, and may in certain circumstances have the ability to exercise control over, certain decisions requiring stockholder approval, including the election of directors, amendments to the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and approval of significant corporate transactions, such as a merger or other sale of Pubco or our assets. Accordingly, such holders may have significant influence over Pubco and Pubco’s decisions, including the appointment of management and any other action requiring a vote of the Pubco Board. In addition, this concentration of ownership may have the effect of delaying, preventing or deterring a change in control of us and may negatively affect the market price of Pubco Class A Common Stock.

In addition, RippleWorks, which, as of the date of this prospectus, holds a majority of the limited partner interests in the Sponsor, was co-founded by Chris Larsen, who serves as a member of the board of directors of RippleWorks and who also serves as co-founder and executive chairman of Ripple. This structure may create potential conflicts of interest between Mr. Larsen’s duties to Ripple, his influence over RippleWorks’ investment in the Sponsor, and the interests of Pubco and its stockholders. Although Mr. Larsen does not have direct control over RippleWorks’ voting or investment decisions with respect to the Sponsor, his dual roles and affiliations could give rise to situations where his interests as an executive of Ripple differ from or conflict with the interests of Pubco and holder of Pubco Class A Common Stock.
Conflicts of interest could arise with respect to certain of our directors and/or strategic advisors, which could adversely affect Pubco’s business and decision-making.
Stuart Alderoty, Ripple’s chief legal officer, serves on Pubco’s board of directors, and Brad Garlinghouse and David Schwartz, the latter two Ripple’s chief executive officer and a Ripple director, respectively, provide strategic advisory services to Pubco while continuing in such roles at Ripple. As a result, these individuals have fiduciary or other duties to Ripple and/or its stakeholders, and their ongoing responsibilities to Ripple may create actual or perceived conflicts of interest when matters affecting both Pubco and Ripple are presented to Pubco’s board or management, including with respect to business strategy, commercial relationships, competitive positioning, allocation of time and resources, and the pursuit of corporate opportunities.
These potential conflicts may be heightened to the extent Pubco seeks to pursue opportunities that could be complementary to, competitive with, or otherwise overlap with Ripple’s business, or to the extent Pubco enters into, or seeks to enter into, any commercial arrangements or collaborations involving Ripple or its affiliates. In such circumstances, Messrs. Alderoty, Garlinghouse and Schwartz could be inclined, or could be perceived as inclined, to act in a manner that advances Ripple’s interests, including by recommending strategies or decisions that favor Ripple or by limiting the scope of opportunities pursued by Pubco. In addition, because these individuals will continue to have significant professional obligations to Ripple, their ability to devote sufficient time, attention and resources to Pubco could be limited, including during periods when Pubco requires heightened strategic, operational or legal support.
If Pubco is unable to appropriately manage these actual or perceived conflicts of interest, Pubco’s decision-making could be adversely affected, Pubco may be unable to capitalize on certain business opportunities, and Pubco could become subject to reputational harm, litigation, regulatory scrutiny or other disputes, any of which could have a material adverse effect on Pubco’s business, financial condition and financial statements.
Volatility in Pubco’s share price could subject Pubco to securities class action litigation.
The market price of the shares of Pubco Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. Pubco may be the target of this type of litigation and investigations. Securities litigation against Pubco could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm Pubco’s business.
Investors cannot be sure whether an active trading market will develop or whether Pubco will be able to maintain the listing of Pubco Class A Common Stock, which could limit investors’ ability to make transactions in shares of Pubco Class A Common Stock and subject Pubco to additional trading restrictions.
As part of the Transactions, following the SPAC Domestication, each outstanding SPAC Class A Share (including the SPAC Class A Shares issued upon conversion of the outstanding SPAC Class B Shares) was converted automatically into one share of Pubco Class A Common Stock. Pubco was a newly formed entity and, prior to the Transactions, had not issued any securities in the U.S. markets or elsewhere, nor had there been extensive information about it, its businesses or its operations publicly available. The shares of Pubco Class A Common Stock are listed on Nasdaq. A successful listing does not ensure that an active market for the shares of Pubco Class A Common Stock will develop or that the shares will trade at a particular price. No assurance can be provided as to the demand for or trading price of the shares of Pubco Class A Common Stock.

Even if Pubco is successful in listing Pubco Class A Common Stock and developing a public market, there may not be enough liquidity in such market to enable Pubco stockholders to sell their shares of Pubco Class A Common Stock. If a public market for the shares of Pubco Class A Common Stock does not develop, investors may not be able to re-sell their shares of Pubco Class A Common Stock, rendering their shares illiquid and possibly resulting in a complete loss of their investment. Pubco cannot predict the extent to which investor interest in Pubco will lead to the development of an active, liquid trading market. The trading price of and demand for the shares of Pubco Class A Common Stock following the Closing and the development and continued existence of a market and favorable price for the shares of Pubco Class A Common Stock will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of Pubco, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for shares of Pubco Class A Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the shares of Pubco Class A Common Stock. Many of these factors and conditions are beyond the control of Pubco or stockholders of Pubco.
Reports published by analysts, including projections in those reports that differ from Pubco’s actual results, could adversely affect the price and trading volume of Pubco Stock.
Pubco’s management currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results Pubco actually achieves. Pubco’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on Pubco downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of Pubco or fails to publish reports on it regularly, its share price or trading volume could decline. While Pubco’s management expects research analyst coverage, if no analysts commence coverage of Pubco, the trading price and volume for Pubco Stock could be adversely affected.
Pubco may or may not pay cash dividends or make other distributions in the foreseeable future.
Any decision to declare and pay dividends or other distributions in the future will be made at the discretion of the Pubco Board and will depend on, among other things, applicable law, regulations, statutory restrictions, Pubco’s and the Company’s respective results of operations, financial condition, cash requirements, contractual restrictions, the future projects and plans of Pubco and the Company and other factors that the Pubco Board may deem relevant. As a result, capital appreciation, if any, of Pubco Class A Common Stock will be an investor’s sole source of gain for the foreseeable future.
However, under the Company A&R LLCA, the Company will generally be required from time to time to make pro rata distributions in cash to us and the other holders of Company Units at certain assumed tax rates in amounts that could be significant. See “Risks Related to Taxation—In certain circumstances, the Company will be required to make distributions to us and the other holders of Company Units, and the distributions that the Company will be required to make may be substantial.”
Risks Related to Our Organizational Structure and the Pubco Class A Common Stock
Pubco is a holding company and its principal asset is its 50.7% ownership interest in the Company, and it is accordingly dependent upon distributions from the Company to pay dividends, if any, and taxes, make payments under the Tax Receivable Agreement and pay other expenses.
Pubco is a holding company and its principal asset is its ownership of approximately 50.7% of the outstanding Company Units, including Company Units held through Pubco’s ownership of SPAC Surviving Subsidiary. Pubco has no independent means of generating revenue. The Company is, and will continue to be, treated as a partnership for U.S. federal income tax purposes and, as such, will not be subject to U.S. federal income tax. Instead, the taxable income of the Company will be allocated to holders of Company Units, including Pubco. Accordingly, we will incur income taxes on our allocable share of any net taxable income of the Company. Pubco will also incur expenses related to its operations and has obligations to make payments under the Tax Receivable Agreement.
As the sole managing member of the Company, Pubco intends to cause the Company to make distributions to the holders of Company Units (including Pubco) in amounts sufficient to (i) cover all applicable taxes payable by Pubco and the other holders of Company Units, (ii) allow Pubco to make any payments required under the Tax Receivable Agreement, (iii) fund dividends to Pubco’s stockholders in accordance with its dividend policy, to the extent that Pubco’s board of directors declares such dividends and (iv) pay its expenses. Deterioration in the financial conditions, earnings or cash flow of the Company and its subsidiaries for any reason could limit or impair their ability to pay such distributions. Additionally, to the extent that Pubco need funds and the Company is restricted from making such distributions under applicable law or regulation, as a result of covenants in its debt agreements or otherwise, Pubco may not be able to obtain such funds on terms acceptable to it, or at all, and, as a result, could suffer a material adverse effect on its liquidity and financial condition. To the extent that Pubco is unable to make payments under the Tax Receivable Agreement for any reason, such payment will accrue interest until paid.
In certain circumstances, the Company will be required to make distributions to us and the other holders of Company Units, and the tax distributions that the Company will be required to make may be substantial.
Under the Company A&R LLCA (as defined herein), the Company will generally be required to make quarterly pro rata distributions in cash to Pubco and the other holders of Company Units at certain assumed tax rates in amounts that are intended to be sufficient to cover the taxes on Pubco’s and the other Company Unit holders’ respective allocable shares of the taxable income of the Company. As a result of (i) potential differences in the amount of net taxable income allocable to Pubco and the other Company Unit holders, (ii) the lower tax rate applicable to corporations than individuals, (iii) the use of an assumed tax rate (based on the tax rate applicable to individuals) in calculating the Company’s distribution obligations and (iv) the favorable tax benefits that Pubco anticipates receiving from (a) acquisitions of interests in the Company in connection with future taxable redemptions or exchanges of Company Units for shares of Pubco Class A Common Stock or cash and (b) payments under the Tax Receivable Agreement, Pubco may receive tax distributions significantly in excess of its tax liabilities and obligations to make payments under the Tax Receivable Agreement. Pubco’s board of directors will determine the appropriate uses for any excess cash so accumulated, which may include, among other uses, dividends, repurchases of Pubco Class A Common Stock, the payment of obligations under the Tax Receivable Agreement and the payment of other expenses. Pubco will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders.
No adjustments to the redemption or exchange ratio of Company Units for shares of Pubco Class A Common Stock will be made as a result of either (i) any cash distribution by Pubco or (ii) any cash that Pubco retains and does not distribute to its stockholders. To the extent that Pubco does not distribute such excess cash as dividends on its Pubco Class A Common Stock and instead, for example, holds such cash balances or lends them to the Company, such cash, if retained, could cause other holders of Company Units to benefit from any value attributable to such cash balances as a result of their ownership of Pubco Class A Common Stock following a redemption or exchange of their Company Units. See “Certain Relationships and Related Party Transactions—Pubco’s Relationships and Related Party Transactions—Company A&R LLCA.”
The tax distributions to the Company unitholders may be substantial and may, in the aggregate, exceed the amount of taxes that the Company would have paid if it were a similarly situated corporate taxpayer. Funds used by the Company to satisfy its tax distribution obligations will generally not be available for reinvestment in its business.
Because key holders of Pubco Stock are subject to voting ownership caps, other holders’ relative voting power will be enhanced and may produce governance outcomes that are not aligned with their economic ownership.
In connection with the Transactions, the Sponsor has agreed to a voting ownership cap of 19.9% of Pubco’s total voting power, with any excess economic interest to be represented by non-voting Pubco Class C Common Stock (or other non-voting equity), and the Contributor Group Holders are collectively capped at 9.9% of Pubco’s total voting power, with any excess economic interest to be delivered in Company Units (or other non-voting/

indirect interests), in each case as described under “Certain Relationships and Related Party Transactions—Pubco’s Relationships and Related Party Transactions.” As a result of these caps, a substantial portion of the capital contributed to Pubco will not translate into commensurate voting power, and voting control over Pubco may be disproportionately concentrated in other stockholders whose aggregate economic stake is smaller than that of the capped investors. Any such concentration could influence the election of directors and the outcome of other matters submitted to a stockholder vote, including amendments to organizational documents and approval of significant transactions. Moreover, because the public float of voting shares may be relatively limited, even modest accumulations or transfers by other investors could further shift effective control, potentially in ways that non-voting or capped investors cannot counterbalance. These dynamics could adversely affect corporate decision-making and the market price of the Pubco Class A Common Stock. For more information, see also “Description of Securities.”
In addition, the Sponsor and the Contributor Group Holders may be able to sell voting Pubco Class A Common Stock and thereafter convert or exchange non-voting instruments (e.g., Pubco Class C Common Stock or Company Units) into Pubco Class A Common Stock, subject to the caps and any applicable transfer, lock up, exchange or other restrictions—to reestablish their voting ownership up to the applicable cap. This dynamic could enable significant resales of Pubco Class A Common Stock while the capped investors maintain similar levels of voting influence, increase the public float of Pubco Class A Common Stock over time and place downward pressure on the trading price and increase volatility, particularly following the effectiveness of any resale registration statement or the expiration of applicable restrictions. There can be no assurance that the timing, volume or manner of any such resales will not adversely affect the market price of the Pubco Class A Common Stock.
We will be required to pay the TRA Parties and any other persons that become parties to the Tax Receivable Agreement for certain tax benefits we may receive, and the amounts we may pay could be substantial.
In connection with the Transactions, we entered into the Tax Receivable Agreement with the TRA Parties, which provides for the payment by us to the TRA Parties of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in the Company’s assets resulting from (a) the purchase of Company Units from any of the TRA Parties using the net proceeds from any future offering, (b) redemptions or exchanges by the TRA Parties of Company Units for shares of Pubco Class A Common Stock or cash or (c) payments under the Tax Receivable Agreement and (ii) tax benefits related to imputed interest resulting from payments made under the Tax Receivable Agreement. The payment obligations under the Tax Receivable Agreement are our obligations and not obligations of the Company. The term of the Tax Receivable Agreement began upon completion of the Business Combination and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired and all required payments are made, unless we exercise our right to terminate the Tax Receivable Agreement (or the Tax Receivable Agreement is terminated due to other circumstances) and we make the termination payment specified in the Tax Receivable Agreement.
We expect that, as a result of the increases in the tax basis of the assets of the Company attributable to the redeemed or exchanged Company Units, the payments that we may make to the existing TRA Parties could be substantial. The payments we will be required to make under the Tax Receivable Agreement, will depend on a number of factors, including the market value of Pubco Class A Common Stock at the time of redemption or exchange, the prevailing federal tax rates applicable to us over the life of the Tax Receivable Agreement (as well as the assumed combined state and local tax rate), the amount and timing of the taxable income that we generate in the future and the extent to which future redemptions, exchanges or purchases of Company Units are taxable transactions. Estimating the amount and timing of our realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, as well as the amount and timing of our ability to use any deductions (or decreases in gain or increases in loss) arising from such increases in tax basis, are dependent upon significant future events, including but not limited to the timing of the redemptions of Company Units, the price of Pubco Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of tax basis associated with the Company Units of the redeeming holder at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character, and timing of taxable income the Company generates in the future, the timing and amount of any earlier payments that we may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable to us, and the portion of our payments under the Tax Receivable

Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing our actual tax liability (determined by using the actual applicable U.S. federal income tax rate and certain simplifying assumptions with respect to state and local income taxes) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. The amount and timing of any payments under the Tax Receivable Agreement are dependent upon significant future events, including those noted above in respect of estimating the amount and timing of our realization of tax benefits.
We will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are subsequently disallowed.
Payments under the Tax Receivable Agreement will be based on certain tax reporting positions, and the IRS or another tax authority may challenge all or part of the tax basis increases upon which payment under the Tax Receivable Agreement are based, as well as other related tax positions we take, and a court could sustain such challenge. The TRA Parties will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed by the IRS, except that any excess payments made to the TRA Parties will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after our determination of such excess (which determination may be made a number of years following the initial payment and after future payments have been made). As a result, in such circumstances, we could make payments to the TRA Parties under the Tax Receivable Agreement that are greater than our actual cash tax savings and we may not be able to recoup those payments, which could materially adversely affect our liquidity.
In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, we realize in respect of the tax attributes subject to the Tax Receivable Agreement.
The Tax Receivable Agreement provides that (1) in the event that we breach any of our material obligations under the Tax Receivable Agreement, (2) upon certain changes of control, which includes certain mergers, asset sales, and other forms of business combinations and certain changes to the composition of our board, or (3) if, with the written approval of a majority of our independent directors, we elect an early termination of the Tax Receivable Agreement, our obligations under the Tax Receivable Agreement (with respect to all Company Units, whether or not Company Units have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement. These provisions in the Tax Receivable Agreement may result in situations where the TRA Parties have interests that differ from or are in addition to those of our other stockholders. Any payments made under the Tax Receivable Agreement following an acceleration event may be made significantly in advance of, and may be substantial and materially in excess of our, or a potential acquirer’s, future cash tax savings to which such payment relates. If the Tax Receivable Agreement terminates early (in the situations described above), our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, or other forms of business combinations or changes of control that could be in the best interests of holders of Pubco Class A Common Stock.
If our obligation to make payments under the Tax Receivable Agreement is accelerated in connection with a change of control, we generally expect the accelerated payments due under the Tax Receivable Agreement to be funded out of the proceeds of the change of control transaction giving rise to such acceleration. However, we may be required to fund such payment from other sources, and, as a result, any early termination of the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Our obligations under the Tax Receivable Agreement will also apply with respect to any person that becomes a party to the Tax Receivable Agreement in the future.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement depends on the ability of the Company to make distributions to us. There can be no assurance that we will be able to meet our obligations under the Tax Receivable Agreement. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will accrue interest until paid and nonpayment may constitute a breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, which could negatively impact our results of operations.
If our payment obligations under the Tax Receivable Agreement are accelerated in connection with certain mergers, other forms of business combinations, or other changes of control, the consideration payable to holders of the Pubco Class A Common Stock for such merger or other form of business combination could be substantially reduced.
If Pubco experiences a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales, and other forms of business combinations and certain changes to the composition of the Pubco Board), then Pubco’s obligations under the Tax Receivable Agreement would be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, and, in such situations, payments under the Tax Receivable Agreement may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future cash tax savings to which the payment relates. As a result of Pubco’s payment obligations under the Tax Receivable Agreement, holders of Pubco Class A Common Stock could receive substantially less consideration in connection with a change of control transaction than they would receive in the absence of such obligation. Further, Pubco’s payment obligations under the Tax Receivable Agreement will not be conditioned upon the TRA Parties having a continued interest in Pubco or the Company, and the rights of the TRA Parties (including the right to receive payments) under the Tax Receivable Agreement are generally transferable by the TRA Parties as long as the transferee of such rights has executed and delivered or in connection with such transfer executes and delivers, a joinder to the Tax Receivable Agreement. Accordingly, the TRA Parties’ interests may conflict with those of the holders of the Pubco Class A Common Stock.
Risks Related to Taxation
The 1% excise tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following the Transactions, hinder our ability to consummate the Transactions, and decrease the amount of funds available for distribution.
The Internal Revenue Code of 1986, as amended (the "Code"), generally, imposes a 1% excise tax on certain repurchases (including certain redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded non-U.S. corporations (each, a “covered corporation”). The excise tax is imposed on the repurchasing corporation itself, not its stockholders from whom the shares are repurchased (although it may reduce the amount of cash distributable in a current or subsequent redemption). The amount of the excise tax is generally 1% of the fair market value of the shares of stock repurchased by the repurchasing corporation during the same taxable year. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year (the “netting rule”).
While we do not expect that the excise tax will apply to any redemptions of SPAC Class A Shares, it is possible that the IRS may disagree with our position, and its determination may be upheld by a court. Consequently, the value of your investment in our securities may decrease as a result of the excise tax.
The treatment of digital assets for U.S. federal income tax purposes is uncertain.
Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.
In 2014, the Internal Revenue Service (“IRS”) released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital assets (i) are “property,” (ii) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.
Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Company will hold certain types of digital currency that are not within the scope of the Notice.
There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional legislation or guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. For example, currently pending legislative proposals would disallow a capital-loss deduction where a taxpayer acquires substantially identical digital assets within 30 days of a sale. Should any such legislation be enacted, which legislation could apply retroactively, investors in XRP may receive a lower after-tax return on their investment of XRP, which may have an adverse effect on the market price of the shares of Pubco Class A Common Stock. Any future legislation or guidance on the treatment of digital assets for U.S. federal income tax purposes could increase the expenses of the Company and could have an adverse effect on the prices of digital assets, including on the price of XRP in the digital asset markets. As a result, any such future legislation or guidance could have an adverse effect on the value of the shares of Pubco Class A Common Stock.
To the extent that Pubco has tax liability on account of the Company’s ownership of XRP, Pubco may not have sufficient cash to pay such U.S. federal income taxes and may be required to find other sources of cash.
Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the shares of Pubco Class A Common Stock.
The taxing authorities of certain states (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital assets for fiat currency), and states that have issued guidance on their tax treatment of digital assets could update or change their tax treatment of digital assets. In addition, several states have enacted or are actively considering gross receipts, franchise, consumption, or excise taxes that apply specifically to a wide range of digital asset activities, including the mere holding of a crypto-treasury. It is unclear what further guidance on the treatment of digital assets for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of XRP may have negative consequences, including the imposition of a greater tax burden on investors in XRP or the imposition of a greater cost on the acquisition, holding and disposition of XRP generally.
The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of XRP users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for XRP in such jurisdiction.
Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Company and could have an adverse effect on the prices of digital assets, including on the price of XRP in digital asset exchanges. As a result, any such future guidance could have an adverse effect on the value of the shares of Pubco Class A Common Stock.
Pubco could incur a tax liability as result of income derived from forks, airdrops and similar occurrences.
If a hard fork occurs in the XRP Ledger, the Company could hold both the original XRP and the alternative new XRP. In addition to hard forks, the XRP Ledger may become subject to a similar occurrence known as an “airdrop,”

and, as a result, the Company could be entitled to claim another digital asset based on the fact that it holds XRP. Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to taxable income.
Pubco does not currently intend to distribute to its stockholders any digital assets that may be created, received or made available as a result of any fork, airdrop or similar occurrence. See “—Stockholders may not receive the benefits of any ‘forks’ or ‘airdrops’.” However, the distribution and/or sale of digital assets (or proceeds from the sale thereof) received by the Company as a result of a hard fork, airdrop or similar occurrence may cause Pubco to incur a United States federal, state, and/or local, or non-U.S., tax liability. Income taxes resulting from hard forks, air drops or similar occurrences or from the distribution or sale of the assets received as a result thereof could adversely impact an investment in the shares of Pubco Class A Common Stock.
In certain circumstances, the Company will be required to make distributions to us and the other holders of Company Units, and the distributions that the Company will be required to make may be substantial.
Under the Company A&R LLCA, the Company will generally be required from time to time to make pro rata distributions in cash to us and the other holders of Company Units at certain assumed tax rates in amounts that are intended to be sufficient to cover the taxes on our and the other Company Unit holders’ respective allocable shares of the taxable income of the Company. As a result of (i) potential differences in the amount of net taxable income allocable to us and the other Company Unit holders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate (based on the tax rate applicable to individuals) in calculating the Company’s distribution obligations, we may receive tax distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors will determine the appropriate uses for any excess cash so accumulated, which may include, among other uses, dividends, repurchases of Pubco Class A Common Stock, the payment of obligations under the Tax Receivable Agreement and the payment of other expenses. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders. No adjustments to the redemption or exchange ratio of Company Units for shares of Pubco Class A Common Stock will be made as a result of either (i) any cash distribution by us or (ii) any cash that we retain and do not distribute to our stockholders. To the extent that we do not distribute such excess cash as dividends on Pubco Class A Common Stock and instead, for example, hold such cash balances or lend them to the Company, holders of Company Units would benefit from any value attributable to such cash balances as a result of their ownership of Pubco Class A Common Stock following a redemption or exchange of their Company Units. See “Certain Relationships and Related Party Transactions—Pubco’s Relationships and Related Party Transactions—Company A&R LLCA.”

USE OF PROCEEDS
Any sales of Pubco Class A Common Stock by the Holder pursuant to this prospectus will be solely for the Holder’s account. We will not receive any proceeds from any such sales. However, assuming sales of the full 5,218,935 shares are made at the closing stock price on the cover of this prospectus, we may receive up to approximately $80.7 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of Pubco Class A Common Stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus. We estimate that, assuming sales of the full 5,218,935 shares are made at the closing stock price on the cover of this prospectus, the net proceeds to us from the sale of Pubco Class A Common Stock to Cantor pursuant to the Purchase Agreement will be up to $78.3 million over an approximately 14-month period, after estimated fees and expenses, including the Upfront Commitment Fee payable to the Holder and the Holder’s expenses that we have agreed to reimburse. See “Plan of Distribution (Conflict of Interest)” and “The Committed Equity Financing” elsewhere in this prospectus for more information. We intend to use any proceeds from the Facility for general corporate purposes, including the acquisition of XRP and other activities within the XRP ecosystem, as well as working capital. Consistent with our business strategy, we expect that a substantial portion of any such proceeds will be used to acquire additional XRP. We will have broad discretion in the way we use these proceeds. See “Risk Factors—Risks Related to the Committed Equity Financing—We may use proceeds from sales of Pubco Class A Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.”
The Holder will pay any underwriting fees, discounts and selling commissions incurred by such Holder in connection with any sale of its Class A Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Pubco Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

THE COMMITTED EQUITY FINANCING
On October 23, 2026, we entered into the Purchase Agreement with Cantor establishing a committed equity facility (the “Facility”). Pursuant to and subject to the conditions set forth in the Purchase Agreement, beginning on the Commencement Date, we have the right from time to time at our option to direct Cantor to purchase up to 5,218,935 shares of Pubco Class A Common Stock. Sales of Pubco Class A Common Stock to Cantor under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Pubco Class A Common Stock and determinations by us regarding the use of proceeds from any sale of such Class A Common Stock. The net proceeds from any sales under the Facility will depend on the frequency with, and prices at, which the Pubco Class A Common Stock is sold to Cantor. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for general corporate purposes, including the acquisition of XRP and other activities within the XRP ecosystem, as well as working capital.
In accordance with our obligations under the Purchase Agreement and the ELOC Registration Rights Agreement, we have filed the registration statement of which this prospectus forms a part in order to register the resale by Cantor of up to 5,218,935 shares of Pubco Class A Common Stock that we may elect, in our sole discretion, to issue and sell to Cantor, from time to time from and after the Commencement Date under the Purchase Agreement. Pursuant to Rule 416 under the Securities Act, we are also registering an indeterminate number of additional shares of Pubco Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.
Unless earlier terminated, the Purchase Agreement will remain in effect until the first day of the month next following the 14-month anniversary of the date of the Purchase Agreement, and the parties have agreed that such term may not be extended.
The maximum number of shares of Pubco Class A Common Stock that we may issue and sell to Cantor under the Purchase Agreement is 5,218,935. In addition, we may not issue or sell any shares of Pubco Class A Common Stock to Cantor under the Purchase Agreement if such issuance or sale would reasonably be expected to result in violation of the Securities Act or a breach of the rules of Nasdaq (or any other Principal Market). In addition, Cantor is not obligated to buy any Pubco Class A Common Stock under the Purchase Agreement if such shares, when aggregated with all other shares of Pubco Class A Common Stock then beneficially owned by Cantor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Cantor beneficially owning shares of Pubco Class A Common Stock in excess of 4.99% of our outstanding Class A Common Stock (the “Beneficial Ownership Cap”). The Beneficial Ownership Cap may not be amended or waived under the Purchase Agreement.
In consideration for Cantor’s execution and delivery of the Purchase Agreement, we agreed to pay to Cantor the Upfront Commitment Fee of $521,893.50 in cash, by wire transfer of immediately available funds, within five business days following the Upfront Determination Date, which is the date on which the Initial ELOC Registration Statement is declared effective. The entire amount of the Upfront Commitment Fee will be fully earned by Cantor and non-refundable as of the date of the Purchase Agreement, regardless of whether any VWAP purchases are made or settled under the Purchase Agreement or of any subsequent termination of the Purchase Agreement, provided that, on the earliest of (x) the date Cantor has purchased 1,000,000 shares of Pubco Class A Common Stock under the Purchase Agreement, (y) the date that is eight (8) weeks after the Upfront Determination Date and (z) the effective date of any termination of the Purchase Agreement by us pursuant to Section 8.2 of the Purchase Agreement (including in connection with an ATM pursuant to Section 10.1(ii) of the Purchase Agreement) (the “Measurement Date”), the fee shall be recalculated as 1.0% of 5,218,935 shares of Pubco Class A Common Stock multiplied by the Purchase VWAP (as defined in the Purchase Agreement) (the “True-Up Fee”) (or, if no shares have been purchased by the Measurement Date, the True-Up Fee shall be the equivalent of 1.0% of 5,218,935 shares of Pubco Class A Common Stock multiplied by the closing sale price of the Pubco Class A Common Stock on the Upfront Determination Date). If the True-Up Fee exceeds the Upfront Commitment Fee, we shall pay such excess amount (the “Additional Commitment Fee”) to Cantor in cash within three (3) trading days after the Measurement Date; provided that, where the Measurement Date occurs by reason of clause (z) above, the Additional Commitment Fee shall instead be payable on or before the effective date of such termination. Notwithstanding the foregoing, in no event shall the aggregate amount of the Upfront Commitment Fee plus any Additional Commitment Fee payable by us to Cantor exceed $1,000,000. For the avoidance of doubt, the Upfront Commitment Fee shall not be reduced by the True-Up Fee, and any Additional Commitment Fee shall form part of the Upfront Commitment Fee for all purposes of this Agreement. Additionally, if during the term of the Purchase Agreement we become eligible to register the Pubco Class A Common Stock on Form S-3, we may, at our sole option, terminate the Purchase Agreement and engage CF&CO as our exclusive sales agent for an “at the market offering” within the meaning of Rule 415(a)(4) under the Securities Act, in which event we would be entitled to apply against that engagement a portion of the Upfront Commitment Fee equal to the lesser of (i) the Upfront Commitment Fee multiplied by a fraction, the numerator of which is the number of calendar days from the date on which the Form S-3 registration statement for that offering becomes effective to November 1, 2027 and the denominator of which is the number of calendar days from the date of the Purchase Agreement to November 1, 2027, (ii) the Upfront Commitment Fee multiplied by a fraction, the numerator of which is the number of shares that remains unsold under the Purchase Agreement as of that effectiveness date, and the denominator of which is 5,218,935 shares of Pubco Class A Common Stock, and (iii) up to 75% of the Upfront Commitment Fee. For purposes of clauses (i) through (iii) above, references to the Upfront Commitment Fee mean the aggregate amount of the Upfront Commitment Fee (including any Additional Commitment Fee) actually paid by us to Cantor. We have also agreed to reimburse Cantor and CF&CO for their reasonable and documented out-of-pocket and legal expenses relating to the transactions contemplated by the Purchase Agreement (the “Reimbursable Expenses”), provided that the aggregate amount of such Reimbursable Expenses shall not exceed (y) $250,000 in connection with the entry into the Purchase Agreement, which amount is payable on the date of the Purchase Agreement, and (z) $50,000 per fiscal quarter in connection with Cantor’s ongoing due diligence and review of deliverable, in each case, without our prior written consent; further provided that the aggregate Reimbursable Expense shall not exceed $500,000. We have also agreed to pay the fees and expenses of StoneX Financial Inc. for acting as qualified independent underwriter, as described under “Plan of Distribution (Conflict of Interest).” We did not agree to pay any usage, draw-down or similar fee based on our usage of the Facility. The Purchase Agreement contains customary representations, warranties, covenants, conditions and indemnification obligations of each party, and registration rights are provided under the separate ELOC Registration Rights Agreement described below. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.
VWAP Purchase of Pubco Class A Common Stock Under the Purchase Agreement
From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion, until the first day of the month next following the 14-month anniversary of the date of the Purchase Agreement, to direct Cantor to purchase up to a specified maximum amount of Pubco Class A Common Stock (each such purchase, a “VWAP Purchase”) by delivering written notice to Cantor (such notice, a “VWAP Purchase Notice”) on any trading day after 6:00 a.m., New York City time, but before 9:00 a.m., New York City time, so long as the closing sale price of the Pubco Class A Common Stock on the immediately preceding trading day is not less than the Threshold Price (as defined below) and all Pubco Class A Common Stock subject to all prior VWAP Purchases by Cantor have previously been delivered to Cantor. Cantor may, in its sole discretion, accept a VWAP Purchase Notice delivered after 9:00 a.m., New York City time.
The maximum number of shares that Cantor is required to purchase in any single VWAP Purchase under the Purchase Agreement is equal to the least of:
•a number of shares of Pubco Class A Common Stock which, when aggregated with all other Class A Common Stock then beneficially owned by Cantor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Cantor beneficially owning Class A Common Stock equal to (but not exceeding) the Beneficial Ownership Cap;
•(i) the total volume of Pubco Class A Common Stock as reported by Bloomberg through its “VWAP” function during the applicable period (subject to adjustment in the case that the price of the Pubco Class A Common Stock falls below a specified threshold price) multiplied by (ii) the lesser of (A) the percentage of the volume of the Pubco Class A Common Stock that we direct Cantor to purchase and (B) 20% of the volume of the Pubco Class A Common Stock (unless we and Cantor expressly agree that such percentage shall exceed 20%) (the amount set forth in this bullet, the “VWAP Purchase Share Request”);
•the number of shares of Pubco Class A Common Stock set forth in any VWAP Purchase Notice, representing our good faith estimate of the number of shares of Pubco Class A Common Stock equivalent to the VWAP Purchase Share Request during the applicable period on the date on which such shares of Pubco Class A Common Stock are delivered to Cantor under the Purchase Agreement (the “VWAP Purchase Date”).
The per share purchase price for the Pubco Class A Common Stock that we elect to sell to Cantor in a VWAP Purchase pursuant to the Purchase Agreement, if any, will be equal to ninety-seven percent (97%) of the VWAP over the applicable period on such VWAP Purchase Date for such VWAP Purchase (such price, the “VWAP Purchase Price”); provided, however, that if we deliver, and the Holder accepts, a VWAP Purchase Notice in respect of more than 20% of the volume of the Pubco Class A Common Stock, the VWAP Purchase Price shall instead be calculated using the lower of: (i) the VWAP over the applicable period on such VWAP Purchase Date for such VWAP Purchase; and (ii) the lowest reported price for any trade in excess of 100,000 shares of Pubco Class A Common Stock (a “Block”) on a single trading day to a single purchaser following the delivery and acceptance of such VWAP Purchase Notice. Notwithstanding the foregoing, if the trading price of the Pubco Class A Common Stock falls below the Threshold Price during a VWAP Purchase Period, the VWAP Purchase Price shall be calculated using the VWAP for the Pubco Class A Common Stock during the portion of the applicable trading day for which the price is not below the Threshold Price, and, as applicable, using the Block with the lowest price that is not below the Threshold Price. The “Threshold Price” for any VWAP Purchase is the greater of (i) $1.00, (ii) 90% of the closing sale price of the Pubco Class A Common Stock on the trading day immediately preceding the VWAP Purchase Date and (iii) such higher price as we may specify in the applicable VWAP Purchase Notice. We define “VWAP” as, for the Pubco Class A Common Stock for a specified period, the dollar volume-weighted average price for the Pubco Class A Common Stock, as reported by Bloomberg through its “AQR” function (excluding the opening and closing print of each VWAP Purchase Date), with all such determinations being appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period. There is no upper limit on the price per share that Cantor could be obligated to pay for Pubco Class A Common Stock we elect to sell to Cantor in any VWAP Purchase under the Purchase Agreement.
At or prior to 5:30 p.m., New York City time, on the applicable VWAP Purchase Date, Cantor will provide us with a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Price per share of Pubco Class A Common Stock to be paid by Cantor and the total aggregate VWAP Purchase Price to be paid by Cantor for the total number of shares of Pubco Class A Common Stock purchased by Cantor in such VWAP Purchase. The payment for, against delivery of, shares of Pubco Class A Common Stock purchased by Cantor in a VWAP Purchase under the Purchase Agreement is required to be fully settled by 5:00 p.m., New York City time, on the trading day immediately following the applicable date of such VWAP Purchase Date, as set forth in the Purchase Agreement.
Conditions Precedent to Commencement and Each VWAP Purchase
Cantor’s obligation to accept VWAP Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase Pubco Class A Common Stock in VWAP Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement Date, and (ii) the satisfaction, at each time we deliver a VWAP Purchase Notice on the applicable date of VWAP Purchase after the Commencement Date (the “VWAP Purchase Commencement Time”), of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:
•the accuracy in all material respects of the representations and warranties of Pubco and Cantor included in the Purchase Agreement;
•Pubco having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Pubco Class A Common Stock that may be issued and sold by us to Cantor under the Purchase Agreement) having been declared effective under the Securities Act by the SEC and not being subject to any stop order, and Cantor being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Purchase Agreement) to resell all of the shares of Pubco Class A Common Stock included in this prospectus (and included in any such additional prospectuses);
•the absence of any material misstatement or omission in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Pubco Class A Common Stock that may be issued and sold by us to Cantor under the Purchase Agreement);
•this prospectus and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act having been filed with the SEC;
•all of the shares of Pubco Class A Common Stock that have been registered with the SEC for resale having been approved for listing or quotation on Nasdaq (or if the Pubco Class A Common Stock is not then listed on Nasdaq, on any Principal Market), subject only to notice of issuance;
•no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;
•customary bankruptcy-related conditions; and
•the receipt by Cantor of customary legal opinions, auditor comfort letters, and bring-down legal opinions, bring-down comfort letters and compliance certificates as required under the Purchase Agreement.

Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•the first day of the month next following the 14-month anniversary of the date of the Purchase Agreement;
•the date on which Cantor shall have purchased all of the shares of Pubco Class A Common Stock under the Purchase Agreement;
•the date on which the Pubco Class A Common Stock has failed to be listed or quoted on Nasdaq or any other Principal Market;
•the date on which, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any person commences a proceeding against us; and
•the date on which a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.
We have the right to terminate the Purchase Agreement at any time after the Commencement Date, upon three trading days’ prior written notice to Cantor, provided that we must have paid the Upfront Commitment Fee prior to such termination and, unless not feasible as a result of our Exchange Act disclosure obligations, must consult with Cantor and its counsel on the form and substance of any press release or other public disclosure regarding such termination. We and Cantor may also terminate the Purchase Agreement at any time by mutual written consent. Cantor also has the right to terminate the Purchase Agreement upon three trading days’ prior written notice to us, but only upon the occurrence of certain customary events, including the occurrence and continuation of a Material Adverse Effect, the failure (in Cantor’s judgment) of any of the conditions to Commencement, a Fundamental

Transaction, an uncured material breach by us of the ELOC Registration Rights Agreement and a lapse or unavailability of the registration statement for more than 45 consecutive trading days or an aggregate of 90 trading days in any 365-day period. In addition, Cantor may terminate the Purchase Agreement immediately if, at any time after the seventh trading day following the closing under the Purchase Agreement, the aggregate market value of the Company’s outstanding voting and non-voting common equity is less than $100 million. No termination of the Purchase Agreement by us or by Cantor will become effective prior to the second trading day immediately following the date on which any pending (or not fully settled) VWAP Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending (or not fully settled) VWAP Purchase, and both we and Cantor have agreed to complete our respective obligations with respect to any such pending (or not fully settled) VWAP Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect our or Cantor’s rights or obligations under the ELOC Registration Rights Agreement, all of which will survive any such termination, or the Upfront Commitment Fee payable to Cantor.
No Short-Selling or Hedging by Cantor
Cantor has agreed that neither it nor any of its officers, nor any entity managed or controlled by it, will engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its officers or any entity managed or controlled by it, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Pubco Class A Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Pubco Class A Common Stock, during the term of the Purchase Agreement.
Prohibition on Variable Rate Transactions
During the term of the Purchase Agreement, we may not effect or enter into an agreement to effect any issuance of Pubco Class A Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a “Variable Rate Transaction” (as such term is defined in the Purchase Agreement), other than (A) issuances pursuant to employee or director equity plans and (B) bona fide strategic transactions approved by our board of directors that are not primarily for capital-raising purposes. Variable Rate Transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of shares of our Pubco Class A Common Stock after the date of issuance or is subject to reset, and/or our entry into any agreement for an “equity line of credit,” “at the market offering: or other continuous offering whereby we may sell shares of Pubco Class A Common Stock at a future determined price.
ELOC Registration Rights Agreement
Concurrently with the execution of the Purchase Agreement, we entered into the ELOC Registration Rights Agreement with Cantor, pursuant to which we agreed to register the resale of the Registrable Securities. We are not obligated under the Purchase Agreement itself to register any shares of Pubco Class A Common Stock; all of our registration obligations in respect of the Facility arise under the ELOC Registration Rights Agreement.
Under the ELOC Registration Rights Agreement, we agreed to prepare and file with the SEC, as soon as practicable but in no case later than 30 days after the “Closing Date” as defined in the ELOC Registration Rights Agreement, the Initial ELOC Registration Statement on Form S-1 covering the resale by Cantor of the maximum number of Registrable Securities permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations, so as to permit resales under Rule 415 under the Securities Act at then prevailing market prices and not at fixed prices. The registration statement of which this prospectus forms a part is the Initial ELOC Registration Statement. We agreed that the Initial ELOC Registration Statement would contain “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached to the ELOC Registration Rights Agreement, and we agreed to use our commercially reasonable efforts to have the Initial ELOC Registration Statement declared effective as soon as reasonably practicable following its filing, but no later than the fifth business day after the date on which we are notified by the SEC that the Initial ELOC Registration Statement will not be reviewed or will not be subject to further review.
If at any time not all Registrable Securities are covered by the Initial ELOC Registration Statement, we agreed to use our commercially reasonable efforts to file one or more additional registration statements so as to cover all

Registrable Securities not so covered, in each case as soon as practicable taking into account any position of the staff of the SEC, and to use our commercially reasonable efforts to cause each such additional registration statement to become effective as soon as reasonably practicable following its filing. If the staff of the SEC seeks to characterize an offering under a registration statement filed pursuant to the ELOC Registration Rights Agreement in a manner that does not permit resales by Cantor on a delayed or continuous basis under Rule 415 at then prevailing market prices, or otherwise requires us to reduce the number of Registrable Securities included in a registration statement, we agreed to reduce the number of Registrable Securities included after consultation with Cantor and its counsel and, if the registration statement still cannot be used as contemplated, not to request acceleration of its effective date and to request its withdrawal under Rule 477 under the Securities Act. We may not include any securities other than Registrable Securities on a registration statement filed pursuant to the ELOC Registration Rights Agreement without first consulting Cantor and its counsel.
Effect of Sales of Pubco Class A Common Stock under the Purchase Agreement on Our Stockholders
The Pubco Class A Common Stock being registered for resale in this offering may be issued and sold by us to Cantor from time to time at our discretion over a period until the first day of the month next following the 14-month anniversary of the date of the Purchase Agreement. The resale by Cantor of a significant amount of shares of Pubco Class A Common Stock registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of the Pubco Class A Common Stock to decline and to be highly volatile. Sales of Pubco Class A Common Stock, if any, to Cantor under the Purchase Agreement will be determined by us in our sole discretion and will depend upon market conditions and other factors. We may ultimately decide to sell to Cantor all, some or none of the Pubco Class A Common Stock that may be available for us to sell to Cantor pursuant to the Purchase Agreement. If and when we elect to sell Class A Common Stock to Cantor pursuant to the Purchase Agreement, after Cantor has acquired such Class A Common Stock, Cantor may resell all, some or none of such Class A Common Stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase Class A Common Stock from Cantor in this offering at different times will likely pay different prices for such Class A Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors—Risks Related to the Committed Equity Financing—Investors who buy Pubco Class A Common Stock from Cantor at different times will likely pay different prices.”
Investors may experience a decline in the value of the Pubco Class A Common Stock they purchase from Cantor in this offering as a result of future sales made by us to Cantor at prices lower than the prices such investors paid for their Class A Common Stock in this offering. In addition, if we sell a substantial number of shares of Pubco Class A Common Stock to Cantor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Pubco Class A Common Stock or the mere existence of our arrangement with Cantor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Because the purchase price per share of Pubco Class A Common Stock to be paid by Cantor for the shares of Pubco Class A Common Stock that we may elect to sell to Cantor under the Purchase Agreement, if any, will fluctuate based on the market prices of the Pubco Class A Common Stock during the applicable period for each VWAP Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of Pubco Class A Common Stock that we will sell to Cantor under the Purchase Agreement, the actual purchase price per share of Pubco Class A Common Stock to be paid by Cantor for those shares of Pubco Class A Common Stock, or the actual gross proceeds to be raised by us from those sales, if any. As of October 22, 2026, there were 26,094,680 shares of Pubco Class A Common Stock outstanding.
If all of the 5,218,935 shares of Pubco Class A Common Stock offered for resale by Cantor under this prospectus were issued and outstanding as of October 22, 2026, such shares of Pubco Class A Common Stock would represent approximately 16.7% of the total number of our shares of Pubco Class A Common Stock outstanding.
The number of shares of Pubco Class A Common Stock ultimately offered for sale by Cantor for resale under this prospectus in order to receive or under any future prospectus is dependent upon the number of shares of Pubco Class A Common Stock, if any, we ultimately sell to Cantor under the Purchase Agreement. Further, if and when we elect to sell shares of Pubco Class A Common Stock to Cantor pursuant to the Purchase Agreement, after Cantor has acquired such shares, Cantor may resell all, some or none of such shares of Pubco Class A Common Stock at any time or from time to time in its discretion and at different prices.
The issuance of our shares of Pubco Class A Common Stock to Cantor pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Pubco Class A Common Stock that our existing stockholders own will not decrease, the shares of Pubco Class A Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Pubco Class A Common Stock after any such issuance.
The following table sets forth information at varying purchase prices assuming we sell to Cantor under the Purchase Agreement 5,218,935 shares of Pubco Class A Common Stock offered by this prospectus:

Assumed Trading Price of Pubco Class A Common Stock(1)	Number of Shares Sold Under the Facility	Percentage of Outstanding Pubco Class A Common Stock After Giving Effect to Issuances to Holder (2)	Purchase Price for Pubco Class A Common Stock Sold Under the Facility(3)
$15.46(4)	5,218,935	16.7%	$ 78.3 million
$10.00	5,218,935	16.7%	$ 50.6 million
$15.00	5,218,935	16.7%	$ 75.9 million
$20.00	5,218,935	16.7%	$ 101.2 million
__________________
(1)The assumed average purchase prices are solely for illustrative purposes and are not intended to be estimates or predictions of the future performance of the Pubco Class A Common Stock.
(2)The denominator used to calculate the percentages in this column is based on 26,094,680 shares of Pubco Class A Common Stock outstanding as of October 22, 2026, adjusted to include the shares of Pubco Class A Common Stock issued and sold to the Holder under the Facility.
(3)Purchase prices represent the illustrative aggregate purchase price to be received from the sale of all of the shares of Pubco Class A Common Stock issued and sold to the Holder under the Facility as set forth in the second column, multiplied by the VWAP Purchase Price, assuming for illustrative purposes that the VWAP Purchase Price is equal to 97% of the assumed trading price of the Pubco Class A Common Stock listed in the first column.
(4)Represents the closing price of the Pubco Class A Common Stock on Nasdaq on October 22, 2026.

MARKET INFORMATION AND DIVIDEND POLICY
Market Information
The Pubco Class A Common Stock is currently listed on Nasdaq under the symbol “XRPN.” As of October 22, 2026, the closing trading price of the Pubco Class A Common Stock on Nasdaq was $15.46 and there were 25 holders of record of Pubco Class A Common Stock.
Dividend Policy
We have not declared or paid any dividends on the Pubco Class A Common Stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Pubco Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, including restrictions under the Convertible Notes, and other factors that the Pubco Board may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial statements present the combination of financial information of Pubco, SPAC and the Company, adjusted to give effect to the Transactions, which were consummated on October 9, 2026.
The following unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical unaudited balance sheet of Pubco as of June 30, 2026, the historical unaudited balance sheet of the Company as of June 30, 2026, the historical unaudited balance sheet of SPAC as of June 30, 2026, giving pro forma effect to the Transactions as if they had occurred as of June 30, 2026.
The following contains two unaudited pro forma condensed combined statements of operations of Pubco.
•First, an unaudited pro forma condensed combined statement of operations of Pubco presents (i) the historical audited statement of operations of Pubco for the period from August 29, 2025 (inception) to December 31, 2025, (ii) the historical audited statement of operations of the Company for the period from July 18, 2025 (inception) to December 31, 2025, and (iii) the historical unaudited statement of operations of the SPAC for the period from July 1, 2025 to December 31, 2025 on a pro forma basis as if the Transactions had occurred on July 18, 2025. The Company and Pubco were incorporated on July 18, 2025 and August 29, 2025, respectively.
•In addition, a separate unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 is included, which presents (i) the historical unaudited statement of operations of the relevant entities for the six-month period, adjusted to reflect the combined results on a pro forma basis, and (ii) pro forma adjustments giving effect to the Transactions as if they had occurred on July 18, 2025.
The unaudited pro forma condensed combined balance sheet as of June 30, 2026 has been derived from:
•the historical unaudited financial statements of SPAC as of June 30, 2026, and the related notes thereto included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference;
•the historical unaudited financial statements of the Company as of June 30, 2026, and the related notes thereto included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference; and
•the historical unaudited financial statements of Pubco as of June 30, 2026, and the related notes thereto included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference.
The unaudited pro forma condensed combined statement of operations for the period from July 18, 2025 (inception) to December 31, 2025 has been derived from:
•Pubco was incorporated on August 29, 2025, therefore, the historical statement of operations for the period ended December 31, 2025 included in the unaudited pro forma condensed combined statement of operations, is derived from Pubco’s historical audited financial statements for the period from August 29, 2025 through December 31, 2025.
•The Company was incorporated on July 18, 2025, therefore, the historical statement of operations for the period ended December 31, 2025 included in the unaudited pro forma condensed combined statement of operations, is derived from the Company’s historical audited financial statements for the period from July 18, 2025 through December 31, 2025.
•The historical financial statements of SPAC for the period from July 1, 2025 to December 31, 2025, and the related notes thereto, which were derived from SPAC’s audited financial statements as of and for the year ended September 30, 2025, SPAC’s unaudited interim financial statements as of and for the period ended June 30, 2025, SPAC’s unaudited financial statements as of and for the period ended December 31, 2025, included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference.

Management has determined that the results of operations of SPAC for the period from July 1, 2025 through July 17, 2025 were not material, and, accordingly, no separate adjustment has been reflected for such period.
The unaudited pro forma condensed combined statement of operations for the period from January 1, 2026 to June 30, 2026 has been derived from:
•The historical unaudited financial statements of Pubco for the period from January 1, 2026 to June 30, 2026.
•The historical unaudited financial statements of the Company for the period from January 1, 2026 to June 30, 2026.
•The historical unaudited financial statements of SPAC for the period from January 1, 2026 to June 30, 2026, and the related notes thereto, which were derived from SPAC’s unaudited interim financial statements as of and for the three-month period ended March 31, 2026 and SPAC’s unaudited interim financial statements as of and for the three-month period ended June 30, 2026, included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference .
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of the Proxy Statement/Prospectus which incorporates transaction accounting adjustments. Pubco, the Company and SPAC have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred. Accordingly, the unaudited pro forma condensed combined financial information includes only transaction accounting adjustments. The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information and describe the assumptions and estimates underlying the unaudited pro forma adjustments.
The unaudited pro forma condensed combined financial information has been prepared to give effect to the Transactions as if they had occurred (i) on June 30, 2026 for the pro forma condensed combined balance sheet and (ii) on July 18, 2025 for the pro forma condensed combined statement of operations for the period from July 18, 2025 to December 31, 2025 and for the six months ended June 30, 2026. In connection with the Transactions, holders of 18,463,753 Public Shares exercised their right to redeem such shares for cash at a redemption price of approximately $10.49 per share as of June 30, 2026, resulting in an aggregate redemption payment of approximately $193.6 million paid from the Trust Account. The unaudited pro forma condensed combined financial information reflects the actual shares redeemed that occurred in connection with the Closing. Following such redemptions, 4,536,247 Public Shares remained outstanding and were converted into an equivalent number of shares of Pubco Class A Common Stock, and approximately $47.6 million of the Trust Account was released to Pubco. Upon consummation of the Transactions, the Company and Pubco became related parties to Ripple Labs Inc. (Ripple Labs) and ceased to be wholly-owned subsidiaries of, or consolidated by, Ripple Labs. As a result of the change in ownership structure, management reassessed the applicability of ASU 2023-08 and determined that the Company’s and Pubco’s XRP holdings do not meet the scoping criteria of ASC 350-60-15-1f. Accordingly, the XRP holdings continue to be accounted for as indefinite-lived intangible assets under ASC 350-30, measured at historical cost less accumulated impairment. For US GAAP purposes, the Company’s and Pubco’s XRP holdings remain subject to the historical cost less accumulated impairment model upon consummation of the Transactions. During the period July 1, 2026 to the Closing Date, the lowest observable price of XRP from Coinbase was $0.99, which would have resulted in an additional impairment of $6.9 million between June 30, 2026 and the Closing Date. The amendments to the Sponsor Support Agreement, the Contribution Agreement, the Advance Funding Subscription Agreements, the Series C Subscription Agreement and the Contributor Related Party Entity Subscription Agreement revised the exchange economics and reduced the number of shares issuable to investors upon consummation of the Transactions and remeasured the refundable investor advance liability at the Closing XRP Price, which resulted in the amount ultimately payable to investors being lower than the carrying amount of the liability as of June 30, 2026.
This information should be read together with the financial statements and related notes, as applicable, of each of the Company and SPAC included in the Proxy Statement/Prospectus and are incorporated herein by reference and the sections “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SPAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what Pubco's actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor is it indicative of Pubco's future results of operations or financial position. The unaudited pro forma adjustments are based on information currently available and on the assumptions and estimates described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2026

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Elimination Adjustments	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$789,682	$97,745	$—	$887,427	$54,503	$47,564,385	(a)			$75,720,653
						(1,814,499)	(k)
						453,625	(k)
						(4,120,000)	(i)
						10,500,000	(h)
						(250,000)	(o)
						(6,554,788)	(q)
								29,000,000	(r)
Restricted cash	—	49,995	—	49,995	—	(49,995)	(n)			—
Related party receivable	3,115,890	—	(3,115,890)	—	—	—	(m)			—
Prepaid expenses	—	26,417	—	26,417	66,114	—				92,531
Prepaid insurance	—	—	—	—	57,233	41,667	(o)			98,900
Total current assets	3,905,572	174,157	(3,115,890)	963,839	177,850	45,770,395		29,000,000		75,912,084
Prepaid insurance – long-term	—	—	—	—	—	208,333	(o)			208,333
Cash and marketable securities held in Trust Account	—	—	—	—	241,164,305	(241,164,305)	(a)			—
Deferred offering costs.	553,347	6,423,096	—	6,976,443	—	(6,976,443)	(i)			—
Digital assets	—	348,778,304	—	348,778,304	—	286,138	(h)			349,114,437
						49,995	(n)
Deferred tax asset	—	—	—	—	—	—	(l)			—
Total assets	$4,458,919	$355,375,557	$(3,115,890)	$356,718,586	$241,342,155	$(201,825,887)		$29,000,000		$425,234,854

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (CONTINUED) AS OF JUNE 30, 2026

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Elimination Adjustments	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
LIABILITIES AND CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$608,483	$166,796	$—	$775,279	$5,392,291	—				$6,167,570
Accrued offering costs	—	—	—	—	75,000	—				75,000
Interest payable, related party	93,029	—	—	93,029	—	—				93,029
Related party payable	328,125	8,966,901	(3,115,890)	6,179,136	—	—	(m)			6,179,136
Note payable, related party	6,554,788	—	—	6,554,788	—	(6,554,788)	(q)			—
Refundable investor advances	—	687,093,995	—	687,093,995	—	(413,145,235)	(c)			—
						(97,753,881)	(f)
						(176,144,884)	(g)
						(49,995)	(n)
Total current liabilities	7,584,425	696,227,692	(3,115,890)	700,696,227	5,467,291	(693,648,783)		—		12,514,735
Deferred professional fees	—	—	—	—	38,387					38,387
Deferred underwriting fee payable	—	—	—	—	9,200,000	(9,200,000)	(k)			—
Deferred tax liability	—	—	—	—	—	—	(l)			—
Convertible Note								30,000,000	(r)	30,000,000
Total liabilities	7,584,425	696,227,692	(3,115,890)	700,696,227	14,705,678	(702,848,783)		30,000,000		42,553,122
Commitments and contingencies
Class A ordinary shares subject to possible redemption, 23,000,000 shares at a redemption value of $10.49 per share	—	—	—	—	241,164,305	(241,164,305)	(a)			—
Redeemable non-controlling interest	—	—	—	—	—	64,915,830	(f)			229,531,280
						164,615,450	(p)
Stockholders' equity (deficit)		—			—
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding as of June 30, 2026	—	—	—	—	—					—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 710,000 shares issued and outstanding as of June 30, 2026	—	—	—	—	71	(71)	(c)			—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,880,000 shares issued and outstanding as of June 30, 2026	—	—	—	—	788	(788)	(c)			—
Pubco Class A Common Stock	—	—	—	—	—	4,536	(b)			23,639

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (CONTINUED) AS OF JUNE 30, 2026

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Elimination Adjustments	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
		—			—	4,704	(c)
		—			—	310	(d)
		—			—	1,678	(e)
		—			—	662	(f)
	—	—	—	—	—	10,670	(g)
		—			—	1,079	(h)
Pubco Class C Common Stock	—	—	—	—	—	29,034	(c)			31,393
		—			—	2,359	(g)
Additional paid-in capital	—	—	—	—	—	47,556,893	(a)			479,747,918
		—			—	302,301,877	(c)
		—			—	6,616,330	(f)
		—			—	130,223,768	(g)
		—			—	10,785,059	(h)
		—			—	7,839,126	(k)
		—			—	(6,976,443)	(i)
		—			—	(4,120,000)	(i)
		—			—	49,995	(n)
		—			—	(14,528,687)	(j)
Member's capital	—	—	—	—	—
Accumulated deficit	(3,125,506)	(340,852,135)	—	(343,977,641)	(14,528,687)	14,528,687	(j)			(326,652,498)
						(164,615,450)	(p)
						110,813,125	(c)
						26,219,381	(f)
						45,908,087	(g)
								(1,000,000)	(r)
Total stockholders' equity (deficit)	(3,125,506)	(340,852,135)	—	(343,977,641)	(14,527,828)	512,655,921		(1,000,000)		153,150,452
Total liabilities, redeemable equity and stockholders' equity (deficit)	$4,458,919	$355,375,557	$(3,115,890)	$356,718,586	$241,342,155	$(201,825,887)		$29,000,000		$425,234,854

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 18, 2025 (INCEPTION) TO DECEMBER 31, 2025(1)

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses:
General and administrative costs	$906,739	$1,115,340	$2,022,079	$4,469,542	$(15,400)	(cc)	$1,000,000	(hh)	$7,495,171
					18,950	(dd)
Digital assets impairment	—	233,650,642	233,650,642	—	—				233,650,642
Total operating expenses	906,739	234,765,982	235,672,721	4,469,542	3,550		1,000,000		241,145,813
Income (loss) from operations	(906,739)	(234,765,982)	(235,672,721)	(4,469,542)	(3,550)		(1,000,000)		(241,145,813)
Other (income) expense:
Change in fair value of refundable investor advances	—	(82,054,043)	(82,054,043)	—	82,054,043	(ff)			—
Interest earned on cash and marketable securities held in Trust Account	—	—	—	(4,797,110)	4,797,110	(aa)			—
Interest expense, related party	6,032	5,463	11,495	—	(11,495)	(gg)			—
Interest income, related party	(5,463)	—	(5,463)	—	5,463	(gg)			—
Interest expense, convertible note	—	—	—	—			543,333	(hh)	543,333
Total other (income) expense	569	(82,048,580)	(82,048,011)	(4,797,110)	86,845,121		543,333		543,333
Income (loss) before provision for income taxes	(907,308)	(152,717,402)	(153,624,710)	327,568	(86,848,671)		(1,543,333)		(241,689,146)
Income tax (benefit)	—	—	—	—	—	(bb)
Net income (loss)	$(907,308)	$(152,717,402)	$(153,624,710)	$327,568	$(86,848,671)		$(1,543,333)		$(241,689,146)
Net loss (income) attributable to redeemable non-controlling interest	—	—	—	—	446,977	(ee)			446,977
Net income (loss) attributable to parent	$(907,308)	$(152,717,402)	$(153,624,710)	$327,568	$(86,401,694)		$(1,543,333)		$(241,242,169)
Basic and diluted net income (loss) per ordinary share, Class A & Class B ordinary shares not subject to redemption				$0.01
Pro forma basic and diluted weighted average shares outstanding									55,031,628
Pro forma basic and diluted net loss per share									$(4.38)
__________________
(1)Please refer to Note 7— “Net Income (Loss) per Share for the period from July 18, 2025 (Inception) through December 31, 2025” for details.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026 (2)

	Pathfinder Digital Assets LLC (Historical)	Evernorth Holdings Inc. (Historical)	Combined Company (Historical)	Armada Acquisition Corp II (Historical)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses:
General and administrative costs	$2,149,210	$1,447,627	$3,596,837	$1,477,610	$20,548	(kk)			$5,094,995
					—
Digital assets impairment	—	264,146,097	264,146,097	—	—				264,146,097
Total operating expenses	2,149,210	265,593,724	267,742,934	1,477,610	20,548		—		269,241,092
Income (loss) from operations	(2,149,210)	(265,593,724)	(267,742,934)	(1,477,610)	(20,548)		—		(269,241,092)
Other (income) expense:
Change in fair value of refundable investor advances.	—	(77,477,000)	(77,477,000)	—	77,477,000	(mm)			—
Interest earned on cash and marketable securities held in Trust Account	—	—	—	(4,234,250)	4,234,250	(ii)			—
Interest expense, convertible note							610,867	(oo)	610,867
Interest expense, related party	86,997	18,009	105,006	—	(105,006)	(nn)			—
Interest income, related party	(18,009)	—	(18,009)	—	18,009	(nn)			—
Total other (income) expense	68,988	(77,458,991)	(77,390,003)	(4,234,250)	81,624,253		610,867		610,867
Income (loss) before provision for income taxes	(2,218,198)	(188,134,733)	(190,352,931)	2,756,640	(81,644,801)		(610,867)		(269,851,959)
Income tax (benefit)	—	—	—	—	—	(jj)			—
Net income (loss)	$(2,218,198)	$(188,134,733)	$(190,352,931)	$2,756,640	$(81,644,801)		$(610,867)		$(269,851,959)
Net loss (income) attributable to redeemable non-controlling interest	—	—	—	—	1,092,775	(ll)	—		1,092,775
Net income (loss) attributable to parent	$(2,218,198)	$(188,134,733)	$(190,352,931)	$2,756,640	$(80,552,026)		$(610,867)		$(268,759,184)
Basic and diluted net income (loss) per ordinary share, Class A & Class B ordinary shares not subject to redemption				$0.09
Pro forma basic and diluted weighted average shares outstanding									55,031,628
Pro forma basic and diluted net loss per share									$(4.88)
__________________
(2)Please refer to Note 8— “Net Income (Loss) per Share for the period from January 1, 2026 to June 30, 2026” for details.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1—Description of the Transactions in the Business Combination Agreement
On October 19, 2025, SPAC, Pubco, SPAC Merger Sub, the Company, Company Merger Sub and Ripple entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, following the SPAC Domestication and upon Closing, (a) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company, with Ripple receiving one share of Pubco Class A Common Stock for each Company Unit held by Ripple and exchanged subject to certain limitations on the initial holdings of Ripple and certain related entities included in the Business Combination Agreement, and (b) simultaneously with the Company Merger, SPAC Merger Sub will merge with and into SPAC Delaware, with SPAC Delaware continuing as the surviving entity, with (x) stockholders of SPAC Delaware receiving one share of Pubco Class A Common Stock for each SPAC Class A Share of SPAC Delaware held by such stockholder, and (y) warrant holders of SPAC Delaware receiving one warrant to purchase Pubco Class A Common Stock for each warrant to purchase SPAC Class A Shares held by such warrant holders.
On August 12, 2026, the parties amended the Sponsor Support Agreement, the Contribution Agreement, the Advance Funding Subscription Agreements, the Series C Subscription Agreement and the Contributor Related Party Entity Subscription Agreement to revise the pricing mechanics used to determine the number of equity interests issuable in respect of XRP-denominated contributions and investments. As originally executed, those agreements fixed the initial calculation at the Signing XRP Price of $2.36609, with an upward adjustment only if the Closing XRP Price exceeded that amount. As amended, the initial calculation is also subject to a closing-date adjustment such that, if the Closing XRP Price is below the Signing XRP Price, XRP-denominated contributions and investments are measured using the lower Closing XRP Price. The Closing XRP Price is $1.43069, as calculated by taking the arithmetic average of the quotes at 4:00 p.m. New York City time for each of the three days immediately preceding the Closing Date. The specific mechanics applicable to each agreement are described below.
The Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, SPAC entered into the Sponsor Support Agreement, pursuant to which, among other things, the Sponsor agreed to (a) vote its SPAC Common Shares in favor of the Business Combination Agreement and the Transactions and each of the proposals to be approved by SPAC shareholders at the Extraordinary General Meeting, (b) vote its SPAC Common Shares against (i) any Acquisition Proposal or Alternative Transaction, (ii) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Transactions), (iii) any change in the business of SPAC, and (iv) any proposal, action or agreement involving SPAC that would or would reasonably be expected to impede, frustrate, prevent or nullify the Business Combination Agreement or any Ancillary Agreement, (c) during the Interim Period, comply with the restrictions imposed by the Insider Letter, including the restrictions on redeeming SPAC Common Shares in connection with the Transactions and complying with the transfer restrictions with respect to its SPAC Common Shares and SPAC Private Warrants, (d) subject to and conditioned upon the Closing, waive any anti-dilution rights in connection with the Transactions that would otherwise result in the SPAC Class B Shares converting into SPAC Class A Shares on a greater than one-for-one basis, (e) subject to and conditioned upon the Closing, effective as of the Closing, waive and forever discharge all Claims (as defined below) against the SPAC, Pubco, the Company and each of their respective past and present directors, officers, employees, agents, predecessors, successors, assigns, Affiliates and Subsidiaries, provided that nothing releases, waives or discharges any claim for fraud or the specific categories of claims expressly preserved in the Sponsor Support Agreement (including claims under the Sponsor Support Agreement or any other Ancillary Agreement, rights to receive Pubco securities thereunder, and indemnification rights) and (f) immediately prior to the Company Merger Effective Time, forfeit for no consideration 120,000 SPAC Class A Shares, 2,364,000 SPAC Class B Shares and 60,000 SPAC Private Warrants.
On August 12, 2026, SPAC, Pubco and Sponsor entered into Amendment No. 1 to the Sponsor Support Agreement for purposes of adjusting the number of SPAC Class A Shares, SPAC Class B Shares and Private Placement Warrants that will be forfeited by Sponsor at the Company Merger Effective Time. Specifically, Amendment No. 1 to the Sponsor Support Agreement provides that Sponsor will forfeit to SPAC for cancellation and for no consideration the Forfeited SPAC Class A Shares, the Forfeited SPAC Class B Shares and the Forfeited SPAC Private Warrants.
For the purposes of the preceding paragraph, “Claims” mean all past or present claims, demands, damages, debts, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing.
A copy of the Sponsor Support Agreement is attached to the Proxy Statement/Prospectus as Annex J, which is incorporated herein by reference.
Contribution Agreement
Concurrently with the execution of the Business Combination Agreement, Ripple, Pubco and the Company entered into the Contribution Agreement, pursuant to which Ripple contributed to the Company 126,791,458 XRP tokens in a private placement, in exchange for the Contributor Subscribed Units equal to the sum of (a) the Contributor Initial Subscribed Units and (b) the Contributor Adjustment Units, if any. A copy of the Contribution Agreement is attached to the Proxy Statement/Prospectus as Annex K, which is incorporated herein by reference.
On August 12, 2026, Ripple, Pubco and the Company entered into Amendment No. 1 to the Contribution Agreement in order to revise the pricing mechanics used to determine the number of Contributor Subscribed Units. The amendment subjects the initial unit calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-unit adjustment if the Closing XRP Price is above the Signing XRP Price. A copy of Amendment No. 1 to the Contribution Agreement is attached to the Proxy Statement/Prospectus as Annex W, which is incorporated herein by reference.
Advance Funding Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into the Advance Funding Subscription Agreements with certain Advance Funding Subscribers, pursuant to which the Advance Funding Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, the Advance Funding Shares for $214.05 million in cash and a contribution of 600,000 XRP tokens, in a private placement, upon the terms and subject to the conditions set forth therein. On August 12, 2026, Pubco, the Company, SPAC and each Advance Funding Subscriber entered into Amendment No. 1 to the applicable Advance Funding Subscription Agreement in order to revise the pricing mechanics used to determine the number of Advance Funding Shares. Under the Advance Funding Subscription Agreements, as amended, each Advance Funding Subscriber will receive a number of Advance Funding Shares at the closing of the Advance Funding equal to the sum of (a) the Advance Funding Initial Subscribed Shares and (b) the Advance Funding Adjustment Shares, if any. Amendment No. 1 subjects the initial share calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-share adjustment if the Closing XRP Price is above the Signing XRP Price.
In addition to the changes reflected by Amendment No. 1 above, on August 12, 2026, Pubco, the Company, SPAC and each of the SBI Stockholders further amended the applicable Advance Funding Subscription Agreements. The purpose of each SBI Entity Amendment is to apply a 39.9% ownership limitation to the shares of Pubco Class A Common Stock issuable in respect of SBI’s Advance Funding Subscription. At the Transaction Closing, Pubco will issue in respect of SBI’s subscription (i) the number of shares of Pubco Class A Common Stock that would cause the Subscriber Group Ownership Percentage (as defined in the applicable Advance Funding Subscription Agreement, as amended) to equal 39.9% and (ii) the balance of the Subscribed Shares as shares of Pubco Class C Common Stock. This allocation will not change the aggregate number of Subscribed Shares, the aggregate Subscription Price or the Per Share Price, which will be identical for shares of Pubco Class A Common Stock and Pubco Class C Common Stock. The shares of Pubco Class C Common Stock will be convertible into shares of Pubco Class A Common Stock in accordance with the Amended and Restated Pubco Charter.
The closing of each Advance Funding Subscription is conditioned on the satisfaction or waiver by each such Advance Funding Subscriber of the additional condition that, on the date of each such agreement, no other Advance

Funding Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the other Advance Funding Shares) shall have been amended, modified or waived in any manner that benefits any other Advance Funding Subscriber unless such Advance Funding Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such other Advance Funding Subscriber or its affiliates or related persons). For more information about the Advance Funding Subscription Agreements, please see the section entitled “The Transactions—Advance Funding Subscription Agreements.” Copies of the forms of Advance Funding Subscription Agreements are attached to the Proxy Statement/Prospectus as Annex M and Annex N, each of which is incorporated herein by reference. Copies of Amendments No. 1 to the Advance Funding Subscription Agreements are attached to the Proxy Statement/Prospectus as Annex X and Annex Y, respectively, each of which is incorporated herein by reference.
Delayed Funding Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into Delayed Funding Subscription Agreements with the Delayed Funding Subscribers, pursuant to which the Delayed Funding Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, the Delayed Funding Shares for $10.5 million in cash and a contribution of 200,000 XRP tokens, in a private placement, upon the terms and subject to the conditions set forth therein. Delayed Funding Subscribers will receive a number of Delayed Funding Shares at the closing of the Delayed Funding equal to the quotient of (i) the Delayed Funding Subscription Price and (ii) $10.00. The closing of each Delayed Funding Subscription is conditioned on, among other things, the satisfaction or waiver of all closing conditions to the consummation of the Business Combination; the Delayed Funding Subscribers’ consent to any amendments, modifications or waivers to the terms of the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits to the Delayed Funding Subscribers; and the additional condition that, on the date of each such agreement, no other Delayed Funding Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the other Delayed Funding Shares) shall have been amended, modified or waived in any manner that benefits any other Delayed Funding Subscriber unless such Delayed Funding Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such other Delayed Funding Subscriber or its affiliates or related persons). For more information about the Delayed Funding Subscription Agreements, please see the section entitled “The Transactions—Delayed Funding Subscription Agreements.” Copies of the forms of Delayed Funding Subscription Agreements are attached to the Proxy Statement/Prospectus as Annex O and Annex P, each of which is incorporated herein by reference.
Series C Subscription Agreement
Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into the Series C Subscription Agreement with the Sponsor, pursuant to which the Sponsor agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, Series C Subscribed Shares for 211,319,096.061435 XRP tokens, in a private placement, upon the terms and subject to the conditions set forth therein. On August 12, 2026, Pubco, the Company, SPAC and the Sponsor entered into Amendment No. 1 to the Series C Subscription Agreement in order to revise the pricing mechanics used to determine the number of Series C Subscribed Shares. Amendment No. 1 subjects the initial share calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-share adjustment if the Closing XRP Price is above the Signing XRP Price. The Sponsor will receive (i) a number of shares of Pubco Class A Common Stock that would result in the Series C DQ Persons owning, immediately after the Transaction Closing and the other related transactions, a number of shares of Pubco Class A Common Stock that would cause the Series C DQ Persons to be the beneficial owners (as defined in Rule 13d-3 or 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute or regulation) of capital stock of Pubco such that the Series C Attributed Ownership Percentage (as defined below) equals 19.9% and (ii) a number of shares of Pubco Class C Common Stock equal to the number of Series C Subscribed Shares minus the number of shares of Pubco Class A Common Stock issued to the Sponsor pursuant to clause (i). Under the Series C Subscription Agreement, as amended, the total Series C Subscribed Shares will equal the sum of (a) the Series C Initial Subscribed Shares and (b) the Series C Adjustment Shares, if any. For more information about the Series C Subscription Agreement, please see the section entitled “The Transactions—Series C Subscription Agreement.” A copy of the Series C Subscription

Agreement is attached to the Proxy Statement/Prospectus as Annex L, which is incorporated herein by reference. A copy of Amendment No. 1 to the Series C Subscription Agreement is attached to the Proxy Statement/Prospectus as Annex Z, which is incorporated herein by reference.
Contributor Related Party Entity Subscription Agreement
Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into the Contributor Related Party Entity Subscription Agreement with the Contributor Related Party Entity, pursuant to which the Contributor Related Party Entity purchased and Pubco agreed to issue and sell, on the Closing Date, the Contributor Related Party Entity Subscribed Equity Interests for an aggregate contribution of 50 million XRP tokens in a private placement, upon the terms and subject to the conditions set forth therein. On August 12, 2026, Pubco, the Company, SPAC and the Contributor Related Party Entity entered into Amendment No. 1 to the Contributor Related Party Entity Subscription Agreement in order to revise the pricing mechanics used to determine the number of Contributor Related Party Entity Subscribed Equity Interests. Amendment No. 1 subjects the initial equity-interest calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-equity-interest adjustment if the Closing XRP Price is above the Signing XRP Price. The Contributor Related Party Entity will not receive a number of shares of Pubco Class A Common Stock that would result in the Contributor Group Holders collectively owning, immediately after the Transaction Closing and the other related transactions, a number of shares that would cause the Contributor Group Ownership Percentage (as defined below) to exceed 9.9% and, to the extent the number of shares issued to the Contributor Group Holders is reduced as a result of the foregoing, the Contributor Related Party Entity will receive a number of Company Units equal to the number of Contributor Related Party Entity Subscribed Equity Interests minus the number of Contributor Related Party Entity Subscribed Shares. Under the Contributor Related Party Entity Subscription Agreement, as amended, the Contributor Related Party Entity Subscribed Equity Interests will equal the sum of (a) the Contributor Related Party Entity Initial Subscribed Equity Interests and (b) the Contributor Related Party Entity Adjustment Equity Interests, if any. Prior to and effective upon closing, Pubco, Ripple and the Contributor Related Party Entity will enter into the Company A&R LLCA. For more information about the Contributor Related Party Entity Subscription Agreement, please see the section entitled “The Transactions—Contributor Related Party Entity Subscription Agreement.” A copy of the form of Contributor Related Party Entity Subscription Agreement is attached to the Proxy Statement/Prospectus as Annex Q, which is incorporated herein by reference. A copy of Amendment No. 1 to the Contributor Related Party Entity Subscription Agreement is attached to the Proxy Statement/Prospectus as Annex AA, which is incorporated herein by reference.
Equity Interest Variability
The number of equity interests issuable by Pubco or the Company under the Private Placement Subscription Agreements varies based on the price of XRP. More specifically, Private Placement Investors that subscribed for Pubco Stock or Company Units pursuant to any of the Advance Funding Subscription Agreements, the Delayed Funding Subscription Agreements, the Series C Subscription Agreement or the Contributor Related Party Entity Subscription Agreement, and Ripple, in connection with its contribution pursuant to the Contribution Agreement, will have their respective XRP contributions or investments valued at the Closing XRP Price.
Tax Receivable Agreement
Concurrently with the Closing, TRA Parties will enter into a Tax Receivable Agreement, which will provide for, among other things, payment by Pubco to the TRA Parties of 85% of the U.S. federal, state and local income tax savings realized or deemed to be realized by Pubco as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of units of the Company Surviving Subsidiary for shares of Pubco Class A Common Stock (as more fully described in the Tax Receivable Agreement).
Although the Tax Receivable Agreement will be entered into in connection with the consummation of the Business Combination, no liability has been recorded related to the Tax Receivable Agreement in the unaudited pro forma condensed combined balance sheet. As of the pro forma balance sheet date, no payment obligation under the

Tax Receivable Agreement has been triggered, and the Business Combination, in and of itself, does not give rise to an obligation to make payments under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement would arise upon the future realization of certain tax benefits in connection with or related to subsequent exchanges of units of the Company Surviving Subsidiary for shares of Pubco Class A Common Stock and upon certain other triggering events (as more fully described in the Tax Receivable Agreement). Management has determined that no such triggering events have occurred as of the pro forma balance sheet date and that any future payments under the Tax Receivable Agreement are not considered probable. Accordingly, no liability related to the Tax Receivable Agreement is reflected in the unaudited pro forma condensed combined financial information.
Merger Consideration
As consideration for the Company Merger:
(1)Ripple is entitled to receive one share of Pubco Class A Common Stock for each Company Unit held by Ripple immediately prior to the Company Merger Effective Time, subject to certain limitations imposed on the Contributor Group Holders; and
(2)All of the Company Merger Sub Units issued and outstanding immediately prior to the Company Merger Effective Time is converted into a number of units of the Company Surviving Subsidiary equal to the number of shares of Pubco Class A Common Stock immediately following the Company Merger Effective Time.
By virtue of the SPAC Merger:
(a)each issued and outstanding SPAC Class A Share (other than (x) treasury shares and (y) shares of holders of SPAC Class A Shares who have exercised their rights of redemption) is automatically converted into one share of Pubco Class A Common Stock; and
(b)each issued and outstanding SPAC Class B Share (other than treasury shares) is automatically converted into one SPAC Class A Share in accordance with the Proposed Certificate of Incorporation.
The Sponsor also agreed to forfeit, immediately prior to the Company Merger Effective Time, 230,694 SPAC Class A Shares, 4,544,672 SPAC Class B Shares and 115,347 SPAC Private Warrants. The Sponsor will exchange its remaining SPAC Private Warrants for Pubco Warrants. The Pubco Warrants will have substantially the same terms as the SPAC Private Warrants.
Note 2—Basis of Presentation and Accounting Policies
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Pubco will experience. The Company and SPAC did not have any historical relationship prior to the Business Combination. Pubco and SPAC did not have any historical relationship prior to the Business Combination, other than customary arm’s-length discussions and negotiations in connection with the evaluation and execution of the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the Company and SPAC, as well as between Pubco and SPAC. The Company and Pubco were both wholly-owned subsidiaries of Ripple prior to the Business Combination. Accordingly, pro forma adjustments were required to eliminate certain intra-entity activities between the Company and Pubco.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified transaction accounting adjustments and presents management’s adjustments.

Pubco has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information.
SPAC does not meet the definition of a “business” pursuant to ASC 805-10-55 as it is an empty listed shell holding only cash raised as part of its original equity issuance. The Company and Pubco do not meet the definition of a “business” pursuant to ASC 805-10-55. As a result, the Business Combination does not qualify as a “business combination” within the meaning of ASC 805, Business Combinations; rather, the Business Combination will be accounted for as a recapitalization in accordance with U.S. GAAP. See Note 3—Accounting for the Business Combination for more details.
The historical financial statements of Pubco and the Company have been prepared in accordance with U.S. GAAP. The historical financial statements of SPAC have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by the Company.
Holders of 18,463,753 Public Shares exercised their redemption rights in connection with the Business Combination. The unaudited pro forma condensed combined financial information reflects the redemption of these shares at approximately $10.49 per share, or approximately $193.6 million in the aggregate, based on the Trust Account value as of June 30, 2026. The amount paid from the Trust Account on the Closing Date also included Trust Account earnings after June 30, 2026. The condition in the Business Combination Agreement requiring SPAC to have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of the Business Combination was satisfied at the Closing.
The unaudited pro forma condensed combined financial information reflects, among other things, that (a) neither SPAC, nor Pubco nor the Company entered into any additional financing arrangements prior to Closing, (b) Ripple contributed the Contributed XRP as required under the Contribution Agreement, (c) the Private Placement Investors funded their commitments as required under their Private Placement Subscription Agreements, (d) the Closing SPAC Share Price is $10.00, (e) no shares of Pubco Class A Common Stock were issued pursuant to the Incentive Plan, and (f) neither Ripple nor the Sponsor purchased SPAC Class A Shares in the open market. In addition, the Closing XRP Price is $1.43069, as calculated by taking the arithmetic average of the quotes at 4:00 p.m. New York City time for each of the three days immediately preceding the Closing Date.
The following summarizes the pro forma capitalization of Pubco immediately after the Business Combination:

	At Closing
Pro Forma Ownership	Pubco Class A Common Stock	Pubco Class C Common Stock	Company Units	Percent Outstanding Pubco Common Stock	% of Voting Power
SPAC Public Shareholders	4,846,247	—	—	8.8%	20.5%
Sponsor (1)	4,704,137	29,033,708	—	61.4%	19.9%
Contributor	1,678,382	—	16,461,545	3.0%	7.1%
Contributor Related Party Entity	661,867	—	6,491,583	1.2%	2.8%
SBI	9,431,914	2,359,038	—	21.4%	39.9%
Other Advance and Delayed Funding Subscribers	2,316,335	—	—	4.2%	9.8%
Total	23,638,882	31,392,746	22,953,128	100.0%	100.0%
__________________
(1)    Includes (i) 30,233,211 shares of Pubco Stock that the Sponsor received in connection with the Series C Subscription Agreement and (ii) the forfeiture of 230,694 SPAC Class A Shares, 4,544,672 SPAC Class B Shares and 115,347 SPAC Private Warrants.
Upon consummation of the Business Combination, management performed a comprehensive review of the three entities’ accounting policies.
As a result of the review, management did not identify any differences in the accounting policies of the three entities that, when conformed, would have had a material impact on the financial statements of Pubco. Management reviewed the digital asset accounting policies of the three entities and determined they were consistent. Upon consummation of the Transactions, the Company and Pubco became related parties to Ripple and ceased to be wholly-owned subsidiaries of, or controlled, by Ripple. Management reassessed the applicability of ASU 2023-08, Intangibles – Goodwill and Other – Crypto Assets (Subtopic 350-60), and determined that the XRP holdings did not meet the scoping criteria of ASC 350-60-15-1f. As such, the XRP holdings were excluded from the scope of ASC 350-60 and continued to be accounted for as indefinite-lived intangible assets, measured at historical cost less accumulated impairment. Accordingly, no pro forma adjustment was reflected to measure XRP holdings at fair value.
Except for the accounting policy differences described above, management did not identify any other differences that would have had a material impact on the unaudited pro forma condensed combined financial information.
Note 3—Accounting for the Business Combination
Company Merger
The Company Merger whereby Company Merger Sub (a subsidiary of Pubco) merged with and into the Company, with the Company continuing as a surviving company as a subsidiary of Pubco, has been accounted for as a transaction between entities under common control in accordance with U.S. GAAP. Under ASC 805-50, “Transactions Between Entities Under Common Control,” transfers of net assets or exchanges of equity interests between entities under common control are accounted for in a manner similar to a pooling of interests. Accordingly, the assets and liabilities transferred as part of the Company Merger were recognized by Pubco at their historical carrying amounts as reflected in the accounts of the Company immediately prior to the transaction. No new goodwill or step-up in basis was recognized as a result of the Company Merger.
SPAC Merger
The SPAC Merger, whereby SPAC Merger Sub (a subsidiary of Pubco) merged with and into SPAC Delaware, with SPAC Delaware continuing as the surviving entity as a subsidiary of Pubco, has been accounted for as a recapitalization in accordance with U.S. GAAP where Pubco issues shares in exchange for the net assets of the SPAC. It was determined that the SPAC, Pubco and the Company were not considered to be businesses in accordance with U.S. GAAP and therefore the SPAC Merger, which is a combination of assets from the various parties, is akin to a recapitalization and the ultimate equity structure will be that of Pubco as the successor entity to the Company Merger and the SPAC Merger. Under this method of accounting, SPAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Transactions would be treated as Pubco issuing shares for the net assets of the SPAC, accompanied by the common control recapitalization above. The net assets of SPAC would be stated at fair value, with no goodwill recorded. As a result, any transaction costs incurred to effect the recapitalization represent costs related to issuing equity and raising capital that are recognized as a reduction to the total amount of equity raised rather than an expense recorded as incurred. Any activities prior to the Transactions will be those of Pubco and its common control entity, the Company, with Pubco as the reporting legal entity.
Note 4—Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026
The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2026, are as follows:
(a)Represents the liquidation and reclassification of funds held in the Trust Account to cash that became available following the Business Combination in the amount of $241.2 million as of the Closing Date, of which $193.6 million was paid to holders of 18,463,753 Public Shares who exercised their redemption rights and $47.6 million was released to Pubco, and the reclassification of the Armada Acquisition Corp. II’s Class A ordinary shares subject to possible redemption representing the remaining 4,536,247 public shares at a redemption value of approximately $10.49 per share to Pubco additional paid-in capital. The additional paid-in capital of $47,556,893 was calculated based on the $47,564,385 released from the Trust Account, being the $241,164,305 carrying value of the Class A ordinary shares subject to redemption as presented by Armada Acquisition Corp. II less $193,599,920 paid to redeeming shareholders, less the $4,536 par value as described in (b) herein, less the $2,956 net reduction in additional paid-in capital related to the par values of the recapitalized shares including i) $3,335 based on 3,335,328 shares of Pubco Class A common stock with par value of $0.001 as described in (c), ii) $170 based on 169,306 shares of Pubco Class A common stock with par value of $0.001 retained by the Sponsor in exchange for previously held SPAC Class A ordinary shares, iii) $310 based on 310,000 shares of Pubco Class A common stock with a par value of $0.001 retained by parties other than the Sponsor in exchange for previously held SPAC Class A ordinary shares, net of a $788 increase in additional paid-in capital resulting from the elimination of the par value of 7,880,000 SPAC Class B shares at $0.0001 per share, as described in (c), and also net of a $23 increase in additional paid-in capital resulting from the forfeiture by the Sponsor of 230,694 shares equal to (x) all SPAC Class A ordinary shares held by the Sponsor multiplied by (y) one minus the Adjustment Factor as determined as of Closing Date, at SPAC par value of $0.0001 per share. Furthermore, the $2,956 net reduction in Pubco additional paid-in capital includes increases of $17 and $31 in Pubco additional paid-in capital, which correspond to the elimination of SPAC par values at $0.0001 per share for 169,306 and 310,000 SPAC Class A ordinary shares, respectively, which became shares of Pubco Class A common stock shares retained by the Sponsor and other parties. The public shareholders also hold warrants, which were classified as equity within additional paid-in capital of Armada Acquisition Corp. II. Upon consummation of the Business Combination, such warrants became Pubco warrants with the same terms. No transaction adjustment was reflected for the warrants, as they remained equity classified within additional paid-in capital of the combined company.
(b)Reflects the issuance of 4,536,247 shares of Pubco Class A common stock, with an aggregate par value of $4,536 based on $0.001 per share, in exchange for Armada Acquisition Corp. II’s Class A ordinary shares not redeemed.
(c)Reflects the conversion of SPAC Class B ordinary shares into Class A Common Stock shares of Pubco on a one-for-one basis, attributable to the Sponsor, where 7,880,000 Class B shares were outstanding and 4,544,672 shares, equal to (x) all SPAC Class B Shares that Sponsor holds multiplied by (y) one minus the Adjustment Factor, as determined as of the Closing Date, were forfeited, and the elimination of the historical par value of such shares of $788. Additionally, reflects conversion of 400,000 SPAC Class A ordinary shares on a one-for-one basis, of which 230,694 shares, equal to (x) all SPAC Class A Shares that Sponsor holds multiplied by (y) one minus the Adjustment Factor as determined as of the Closing Date, were forfeited by the Sponsor, and the elimination of the historical par value of such shares of $71, resulting in 3,504,634 shares of Pubco Class A Common Stock shares initially issuable to the Sponsor. The converted shares are reflected at an implied $10.00 per share, consistent with the per-share reference amount used for other equity issuances, with amounts allocated between Class A common stock and additional paid-in capital accordingly. Pursuant to Sponsor agreeing to a voting ownership cap of 19.9% of Pubco’s total voting power, the shares issuable to the Sponsor were reduced to 488,658 shares of Pubco Class A Common Stock, with the excess of 3,015,976 shares above the 19.9% voting ownership cap reflected as Pubco Class C Common Stock, and the related reclassification reflected within equity, including $489 of Pubco Class A Common Stock par value and $3,016 of Pubco Class C Common Stock par value, with the offsetting amounts reflected in additional paid-in capital as described in (a). Together with the Series C Subscription Agreement shares described below, adjustment (c) reflects total par value of $4,704 for Pubco Class A Common Stock and $29,034 for Pubco Class C Common Stock.
Also, reflects the Series C Subscription Agreement dated October 19, 2025, pursuant to which on the Closing Date the Sponsor purchased Pubco Class A Common Stock and Pubco Class C Common Stock shares for 211,319,096 XRP. The transaction adjustment reflects the release of the refundable investor advances upon release of the XRP from escrow upon consummation of the Business Combination and its reclassification to additional paid-in capital including the elimination of refundable investor advances of $413,145,235 calculated as pro rata for the Sponsor’s portion of the fair value of the refundable investor advances, the related par value of the shares issuable of $4,215 for Pubco Class A Common Stock and $26,018 for Pubco Class C Common Stock, respectively, and the related recognition of additional paid-in capital of $302,301,877, and the change in fair value of the refundable investor advances through June 30,

2026 of $110,813,125, representing the difference between the refundable investor advances and amounts recorded in additional paid-in capital is reflected within accumulated deficit. The par value of Pubco Class A Common Stock was calculated based on 4,215,479 shares at $0.001 par value per share and par value of Pubco Class C Common Stock was calculated based on 26,017,732 shares at $0.001 par value per share.
The 4,215,479 shares were calculated based on the Closing XRP Price of $1.43069 multiplied by the 211,319,096 XRP contributed to render 30,233,211 shares prior to the beneficial ownership cap by utilizing the implied $10.00 per share, which resulted in 4,215,479 after applying the 19.9% ownership cap. Such excess between 30,233,211 and 4,215,479 being 26,017,732 pursuant to the Series C Subscription agreement is issuable in Pubco Class C Common Stock. The Pubco Class A Common Stock shares and Class C Common stock shares issuable were calculated utilizing the Closing XRP Price, which was $1.43069 as contractually stipulated in Amendment No. 1 to the Series C Subscription Agreement. No Series C Adjustment Shares were issuable, as the Closing XRP Price of $1.43069 did not exceed the Signing XRP Price of $2.36609. The Pubco Class A and Class C shares of the Combined Company’s ordinary shares have a par value of $0.001 per share and the excess over par value is reflected as additional paid-in capital.
(d)Other SPAC Class A ordinary shares retained in full by holders other than the Sponsor totaled 310,000 shares and were converted into the same number of Pubco Class A Common Stock on a one-for-one basis.
(e)Reflects the par value of Pubco Class A Common Stock shares issuable to Ripple in connection with their contribution of 126,791,458 XRP tokens in a private placement under an agreement dated October 19, 2025 as amended by Amendment No. 1. The contribution was initially exchanged for 30,000,000 Company Units, whereby at closing these units automatically cancelled in exchange for the right to receive one Pubco Class A Common Stock shares for each Company Unit, subject to the Contributor Group Ownership Percentage of 9.9%, with any excess to remain as Company Units. Subsequent to the Amendment No. 1, the contribution is in exchange for 18,139,927 Company Units, equal to (x) 30,000,000 Company Units referenced above and (y) the Closing Date Adjustment Factor as determined as of the Closing Date. The conversion of Company Units is reflected as 1,678,382 Pubco Class A Common Stock shares issuable to Ripple with an aggregate par value of $1,678 based on $0.001 per share. No Adjustment Units of Company Units were issuable, as the Closing XRP Price did not exceed the Signing XRP Price. The Adjustment Units were calculated under the terms of Amendment No. 1 of the Ripple Contribution Agreement, which are the same as those described in (c) above. Non-controlling interest was accreted to redemption value through accumulated deficit based on 16,461,545 Company Units at $10 accretion value.
(f)Reflects a subscription agreement entered on October 19, 2025, and as amended, with the Ripple Party Entity for 50,000,000 XRP tokens, settled at Closing Date whereby the Ripple Party Entity received Pubco’s Class A Common Stock shares, structured to ensure Ripple and the Ripple Party Entity do not exceed the 9.9% ownership cap in Pubco immediately following the closing. Any excess equity interests are issuable and reflected in the form of Company Units. The total equity interests issuable for this agreement are 7,153,450 shares, which was calculated utilizing the Closing XRP Price of $1.43069 as contractually stipulated in the Amendment No. 1 to the Subscription Agreement, and the quantity of equity interests issuable represent the quotient of such contributed value and $10.00 per Pubco Class A Common Stock share or Company Unit, as applicable.
The 9.9% ownership limitation resulted in 2,340,249 shares being issued to Ripple and the Ripple Party Entity. 661,867 shares of Pubco Class A Common Stock represents the pro rata portion attributed to this subscription agreement issued to the Ripple Party Entity, with an aggregate par value of $662. The remaining excess equity interests of 6,491,583 were issued as Company Units, which are reflected as redeemable non-controlling interest in the amount of $64,915,830, recorded at $10.00 per unit. As of the Closing Date, Pubco Class A common stock was not publicly traded; therefore, the redemption provisions that provide for settlement based on the volume weighted average market price of Pubco Class A common stock were not yet operative and the fair value used to calculate the redemption value could not be determined therefore a price of $10 per unit was utilized which reflects the contractually established per-unit price under the initial terms of the Contribution Agreement and the Ripple Party Entities Subscription

Agreement pursuant to which Company Units were issued at a per unit price of $10.00. Once Pubco Class A common stock becomes publicly traded and the volume-weighted average market price becomes observable, the redemption value of the Company Units is expected to be determined based on the applicable market-price based settlement provisions. A hypothetical $1.00 increase to the $10 unit-price would result in a corresponding increase in the redemption value of the Company Units of $6,491,583, based on 6,491,583 Company Units outstanding. A hypothetical decrease of $1 in the redemption value would have no impact on the current carrying value, as the redemption value would not be recorded below its initial carrying value of $10 per unit.
The digital assets were initially valued utilizing the quoted closing price on Coinbase upon receipt to the digital wallet of $2.49600 on October 20, 2025, resulting in initial value of $124.8 million. The transaction adjustment reflects the recognition of XRP contribution and the related equity issuance, including a reduction to refundable investor advances of $97,753,881, an increase to additional paid-in capital of $6,616,330 representing the 661,867 shares held by the Ripple Party Entity in Pubco Class A Common Stock shares at $10 a share less par value, and a net decrease to accumulated deficit of $26,219,381 which is calculated as the difference between the pro rata portion of the refundable investor advances of $97,753,881 and the amount recognized in additional paid-in capital of $6,616,330, the amount recognized in redeemable non-controlling interest of $64,915,830 and the $2,340 related to the par value of the Class A units from the Ripple and Ripple-related entity, and is reflected within accumulated deficit due to the extinguishment of the liability.
The equity interests issuable were calculated utilizing the Closing XRP Price, which was $1.43069 and the quantity of equity interests issuable represent the quotient of such contributed value and $10.00 per Pubco Class A Common Stock share or Company Unit, as applicable. The Contributor Related Party Adjustment Equity Interests are calculated utilizing the quotient of the Closing XRP Price and the signing date XRP token VWAP as defined in the subscription agreement, whereas the former was $1.43069 and such amount was compared to the signing date XRP token VWAP of $2.36609 utilizing the CME CF XRP-Dollar Reference Rate - New York Variant benchmark. Because the Closing XRP Price did not exceed the Signing XRP Price, no Contributor Related Party Adjustment Equity Interests were issuable.
(g)Reflects advance funding of $214,050,000 in cash and 600,000 XRP tokens in a private placement. Investors were issued Pubco Class A Common Stock shares at $10.00 per share, where the number of shares for investors funding in the form of XRP tokens are determined based on the XRP price at closing. The Closing XRP Price of $1.43069 was used only to determine the number of shares issuable for the XRP contributed. XRP is held in escrow for investors. The advance funding subscribed in cash was used to purchase 84,365,876 XRP tokens, which are included in Pubco’s historical digital assets at cost less accumulated impairment as of June 30, 2026. The 600,000 XRP tokens contributed by investors were received in October 2025 and are included in Pubco’s historical digital assets at cost less accumulated impairment. The transaction adjustment reflects the reduction of refundable investor advances of $176,144,884 and the issuance of Pubco Class A Common Stock and Pubco Class C Common Stock with an aggregate par value of $10,670 and $2,359, respectively (based on 10,669,636 and 2,359,038 shares at $0.001 par value per share), with the excess over par value recorded as additional paid-in capital in the amount of $130,223,768. The transaction adjustment also reflects the change in fair value of the refundable investor advances of $45,908,087 through June 30, 2026, which is calculated as the difference between the pro rata portion of the refundable investor advances of $176,144,884 and the amount recognized in additional paid-in capital of $130,223,768, which is reflected within accumulated deficit due to the extinguishment of the liability.
Pubco Common Stock shares issued under the Advance Funding Agreements were 13,028,674 shares, comprising 10,669,636 shares of Pubco Class A Common Stock and 2,359,038 shares of Pubco Class C Common Stock issued to SBI in excess of the 39.9% ownership limitation, with the excess over par value recorded as additional paid-in capital. The Advanced and Delayed Funding Agreements provide for adjustment shares issuable as Pubco Class A Common Stock. Such adjustment Shares were calculated utilizing the Closing XRP Price of $1.43069 and using the signing date XRP value, which was $2.36609 pursuant to the contractual provision of the Advanced and Delayed Funding Agreements as amended. No adjustment shares were issuable.
(h)Reflects $10,500,000 in cash and 200,000 XRP tokens received from the delayed subscription agreements at closing under similar terms. The digital assets recognized from the Delayed Funding Subscription Agreements funded in XRP were valued at the Closing XRP Price of $1.43069, resulting in the recognition of $286,138 of digital assets. Cash and XRP contributed from the Delayed Funding Subscription Agreements totaled $10,786,138.
In total, from cash and XRP contributed, Pubco Class A Common Stock shares issuable under the delayed funding agreements were 1,078,613 shares, reflected as an increase to Pubco Class A Common Stock with an aggregate par value of $1,079, based on $0.001 per share, with the excess over par value recorded as additional paid-in capital in the amount of $10,785,059.
(i)Reflects reclassification to additional paid-in capital of $6,976,443 previously capitalized deferred transaction costs and the cash payment of $4,120,000 related to transaction costs incurred by Pubco, net of expected expense reimbursements, including but not limited to, advisory fees, legal fees, and accounting fees in connection with the consummation of the Business Combination. The SPAC’s estimated transaction costs amount to $5,480,874 and include the deferred underwriting fee of $1,814,499 payable at Closing, net of $453,625 in expense reimbursements. Of the total estimated transaction costs, $5,283,977 was accrued in the SPAC’s historical financial statements. The deferred underwriting fee was already recorded as Class A ordinary shares subject to possible redemption in the SPAC’s historical financial statements. Additional transaction expenses of the SPAC are expensed as incurred.
(j)Reflects the elimination of historical accumulated deficit of Armada Acquisition Corp. II in the amount of $14,528,687, with a corresponding decrease to additional paid-in capital of $14,528,687, upon consummation of the Business Combination.
(k)Reflects the settlement of the $9,200,000 deferred underwriting fee accrued by Armada Acquisition Corp. II as of June 30, 2026 upon closing of the Business Combination. The deferred underwriting fee and the expense reimbursement are reduced by $0.40 and $0.10 per share, respectively, for each Public Share redeemed. Accordingly, the deferred underwriting fee was reduced by $7,385,501 as a result of the 18,463,753 Public Shares redeemed, which is recorded as additional paid-in capital, and the remaining $1,814,499 was paid in cash. The adjustment also reflects receipt of the associated expense reimbursement of $453,625 related to the 4,536,247 Public Shares held by public shareholders who did not exercise their redemption rights, which is recorded as additional paid-in capital.
(l)No net deferred tax asset or deferred tax liability is reflected in the pro forma balance sheet as the deferred tax assets are fully offset by a corresponding valuation allowance.
The unaudited pro forma condensed combined balance sheet reflects a gross deferred tax asset of $26,957,658, primarily associated with deductible temporary differences arising from Pubco’s investment in the Company following its contribution of net assets at June 30, 2026, measured in accordance with ASC 740 using enacted statutory tax rates. Based on management’s assessment of the realizability of the deferred tax asset, a full valuation allowance of $26,957,658 has been recorded against the deferred tax asset. As a result, no net deferred tax asset or deferred tax liability is recognized in the pro forma balance sheet. While the related deferred tax effects associated with the contribution of assets would otherwise be reflected as an adjustment to additional paid-in capital under GAAP, no corresponding adjustment to additional paid-in capital is recorded because the deferred tax asset is fully offset by the valuation allowance.
(m)Reflects the elimination of related party receivable and payable balances of $3,115,890 between Pubco and the Company upon the Company Merger.
(n)Reflects release of contributed XRP from escrow to effect the Business Combination at Closing and purchase of XRP with the remaining $49,995 of cash.

(o)Reflects D&O tail policy with a term of six years at a premium of $250,000, reflected as a decrease to cash of $250,000 and the recognition of prepaid insurance of $41,667 (current) and $208,333 (long-term).
(p)This adjustment reflects the accretion to redemption value as an increase to non-controlling interest held by Ripple and an adjustment to accumulated deficit of $164,615,450 associated with 16,461,545 Pathfinder units held by Ripple, after consideration of the historical carrying amount. Accretion is calculated as the difference between (i) the redemption value of Ripple’s non-controlling interest in Pathfinder and (ii) the historical carrying amount of such non-controlling interest, which is zero. The redemption value is determined by multiplying the number of Pathfinder units held by Ripple that are subject to redemption by the $10.00 per-unit price. A hypothetical $1.00 increase or decrease to the unit price would result in a corresponding increase or decrease in the redemption value of the Company Units of $16,461,545, based on 16,461,545 Company Units outstanding.
The non-controlling interest arises from units held by Ripple and the Ripple Party Entity in Pathfinder that are subject to redemption outside the control of Pubco and therefore are classified as redeemable non-controlling interest.
(q)Reflects payment of the note payable to a related party reflected as a decrease to cash of $6,554,788 and a corresponding decrease to note payable, related party of $6,554,788, which is repayable within five business days of the earliest of (i) lender demand, (ii) closing of the Business Combination, or (iii) termination of BCA.
(r)Reflects the issuance of $30,000,000 principal amount of Convertible Senior PIK Note in a private placement, with proceeds received at the closing of the Business Combination. The Company elected the fair value option under ASC 825-10 to measure the Convertible Note in its entirety at fair value, and the $30,000,000 transaction price is used as its fair value at initial recognition. Because the fair value option was elected, issuance costs of $1,000,000 are expensed as incurred and recorded as an increase to accumulated deficit.
Note 5—Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the period from July 18, 2025 (inception) to December 31, 2025
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the period from July 18, 2025 (inception) to December 31, 2025, are as follows:
(aa)Reflects the elimination of $4,797,110 in interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.
(bb)No income tax expense or benefit has been recorded as the Company does not anticipate the pre-tax book loss will result in income tax expense or benefit due to the full valuation allowance that will be recorded against the deferred tax assets.
(cc)Reflects the elimination of $15,400 in administrative service fees that will cease to be paid upon the Closing.
(dd)Reflects the amortization of $18,950 in prepaid D&O tail insurance as described in Adjustment (o) above.
(ee)Reflects the attribution of the Company’s net loss to non-controlling interest through the ownership interest method in the amount of $446,977.
(ff)Reflects the reversal of the historical change in fair value of refundable investor advances in the amount of $82,054,043, as no such liability remained outstanding following the Closing.
(gg)Reflects the reversal of interest expense and interest income of $11,495 and $5,463, respectively.
(hh)Reflects the interest expense of $543,333 on the Convertible Senior PIK Note calculated at the stated rate of 4.00% per annum and compounded semi-annually, and $1,000,000 of issuance costs related to the note, which were expensed as incurred as the Company elected the fair value option to account for the Convertible Senior PIK Note under ASC 825.

Note 6—Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the period from January 1, 2026 to June 30, 2026
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the period from January 1, 2026 to June 30, 2026, are as follows:
(ii)Reflects the elimination of $4,234,250 in interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.
(jj)No income tax expense or benefit has been recorded as the pre-tax book loss will not result in income tax expense or benefit due to the full valuation allowance recorded against the deferred tax assets.
(kk)Reflects the amortization of $20,548 in prepaid D&O tail insurance as described in Adjustment (o) above.
(ll)Reflects the attribution of the Company’s net loss to non-controlling interest through the ownership interest method in the amount of $1,092,775.
(mm) Reflects the reversal of the historical change in fair value of refundable investor advances in the amount of $77,477,000, as no such liability remained outstanding following the Closing.
(nn)Reflects the reversal of interest expense and interest income of $105,006 and $18,009, respectively.
(oo)Reflects the interest expense of $610,867 on the Convertible Senior PIK Note calculated at the stated rate of 4.00% per annum and compounded semi-annually.

Note 7—Net Income (Loss) per Share for the period from July 18, 2025 (Inception) through December 31, 2025
Represents the loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since July 18, 2025. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Transactions have been outstanding for the entire period presented.
The unaudited pro forma condensed combined financial information reflects the actual redemptions of the public shares that occurred in connection with the Closing:

Weighted average shares outstanding – basic and diluted
Public Shareholders	4,846,247
Sponsor(1)	33,737,845
Contributor	1,678,382
Contributor Related Party Entity	661,867
SBI	11,790,952
Other Advance Funding Subscribers	1,237,722
Delayed Funding Subscribers	1,078,613
Total – Class A and Class C basic and diluted	55,031,628
__________________
(1)Includes (i) 30,233,211 shares of Pubco Stock that the Sponsor received in connection with the Series C Subscription Agreement, and (ii) the forfeiture of 230,694 SPAC Class A Shares, 4,544,672 SPAC Class B Shares and 115,347 SPAC Private Warrants.

For the Period from July 18, 2025 (Inception) through December 31, 2025
Pro forma net loss	$(241,689,146)
Net loss attributable to non-controlling interest	$446,977
Net loss attributable to common stockholders of Pubco	$(241,242,169)
Weighted average shares outstanding of Pubco Class A Common Stock and Class C common stock outstanding – basic and diluted	55,031,628
Net loss per share attributable to common stockholders – basic and diluted	$(4.38)
The following potential shares of Pubco Stock were excluded from the computation of pro forma diluted net loss per share for the period from July 18, 2025 (Inception) through December 31, 2025:

Pubco Warrants(1)	11,739,645
Convertible Notes(2)	2,941,176
__________________
(1)The Pubco Warrants have not been exercised and, accordingly, the underlying shares are excluded from the calculation.
(2)The Convertible Note has not been converted and, accordingly, the underlying shares are excluded from the calculation.
Note 8—Net Income (Loss) per Share for the period from January 1, 2026 through June 30, 2026
Represents the loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since July 18, 2025. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Transactions have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information reflects the actual redemptions of the public shares that occurred in connection with the Closing:

Weighted average shares outstanding – basic and diluted
Public Shareholders	4,846,247
Sponsor(1)	33,737,845
Contributor	1,678,382
Contributor Related Party Entity	661,867
SBI	11,790,952
Other Advance Funding Subscribers	1,237,722
Delayed Funding Subscribers	1,078,613
Total – Class A and Class C basic and diluted	55,031,628
__________________
(1)Includes (i) 30,233,211 shares of Pubco Stock that the Sponsor received in connection with the Series C Subscription Agreement, and (ii) the forfeiture of 230,694 SPAC Class A Shares, 4,544,672 SPAC Class B Shares and 115,347 SPAC Private Warrants.

For the Period from January 1, 2026 to June 30, 2026
Pro forma net loss	$(269,851,959)
Net loss attributable to non-controlling interest	$1,092,775
Net loss attributable to common stockholders of Pubco	$(268,759,184)
Weighted average shares outstanding of Pubco Class A Common Stock and Class C common stock outstanding – basic and diluted	55,031,628
Net loss per share attributable to common stockholders - basic and diluted	$(4.88)
The following potential shares of Pubco Stock were excluded from the computation of pro forma diluted net loss per share for the period from January 1, 2026 to June 30, 2026:

Pubco Warrants(1)	11,739,645
Convertible Notes(2)	2,941,176
__________________
(1)The Pubco Warrants have not been exercised and, accordingly, the underlying shares are excluded from the calculation.
(2)The Convertible Note has not been converted and, accordingly, the underlying shares are excluded from the calculation.

BUSINESS
Unless otherwise indicated or the context otherwise requires, references in this section of this prospectus to “Evernorth,” the “Company,” “we,” “us,” “our,” and other similar terms refer to Pubco and its consolidated subsidiaries, including the Company, after giving effect to the Transactions.
Overview
Evernorth is a purpose-built vehicle for investment into XRP through public equity markets and provides pure play access to XRP for institutional investors through a scalable, liquid, and regulated vehicle. Evernorth operates as an active manager of our XRP assets, striving to maximize stockholder value through sophisticated asset management techniques, including efficient acquisition of XRP, active portfolio management, diversified yield generation strategies and strategic geographic expansion. Evernorth seeks to capitalize on the momentum of XRP and the XRP Ledger, which were purposely built to be an incredibly effective and efficient method to bring a broad swath of financial infrastructure onto a public blockchain, resulting in faster, cheaper and capital-efficient transactions.
Evernorth leverages its experienced management team to actively manage our XRP assets, raise additional capital, and generate yield on a portion of our XRP assets with the goal of effectively managing operational, reputational and market risks by partnering with top-tier providers, utilizing careful portfolio construction, and implementing risk management controls designed to be strong.
Our Business Strategies
Overview
Our business strategy consists of four key pillars:
•Efficiently acquire XRP, utilizing innovative financial products with optimal capital structure to maximize stockholder value;
•Actively manage XRP assets through sophisticated investment strategies and risk management techniques;
•Earn diversified yield by deploying a portion of our XRP assets for risk-mitigated yield generation in both traditional and decentralized finance (“Defi”) opportunities; and
•International expansion, including initial focus geographies of Japan and South Korea.
The overriding goal of our strategies will be to maximize stockholder value with respect to the XRP we hold. We will continuously monitor the value of our XRP holdings and intend to utilize the strategies below in order to optimize results over time.
Evernorth will own a portfolio of actively managed XRP assets. Although we will strive to align performance with the performance of XRP, from time to time we may use risk management strategies including derivative instruments in a manner that is intended to enhance performance and/or mitigate risk. The decision to deploy these types of strategies will vary based on treasury performance, market conditions, capital raising timing, geo-political factors and other applicable XRP performance drivers which may apply from time to time.
Efficiently Acquire XRP
Our core strategy begins with our efforts to acquire, hold, and actively manage a treasury focused on XRP, in addition to other XRP assets. We intend to do so by raising capital using a variety of structures determined by market conditions, and once completed, we will efficiently purchase XRP with the proceeds of any such capital raises through trading protocols to minimize slippage, with a goal of maximizing stockholder value. We believe the combination of our management team’s deep experience in both traditional finance and the digital assets industry, including extensive experience with XRP, the XRP Ledger, and RLUSD, uniquely positions us to excel at both of these endeavors.

Our initial treasury capital will be funded by the proceeds of the Private Placement Investments and the Contribution Agreement, as well as any cash that remained in the Trust Account of the SPAC following the consummation of the Business Combination. We will aim to raise additional capital from time to time, when we believe that it will be accretive to stockholders. Generally, those opportunities will arise if and when Pubco’s stock price is trading at a premium to the net asset value of its XRP assets. The form of capital raising we employ will vary depending upon market conditions. For example, in times of high XRP volatility, the embedded option in a convertible note becomes more valuable, which could allow the Company to secure more attractive debt terms from investors if it were to issue convertible debt. Additional capital raising strategies, including but not limited to issuing Pubco common stock, debt or preferred stock, may be employed if market conditions allow. Proceeds earned from our yield strategies (described below) will also be utilized to acquire additional XRP.
The Company will calculate the net asset value of its XRP holdings by reference to the closing price of XRP on each trading day as reported by a principal market pricing source. The Company anticipates using pricing data from recognized cryptocurrency data aggregators that calculate volume-weighted average prices across major trading venues. The net asset value calculation will reflect the fair market value of the Company’s XRP holdings, plus the value of other assets (including cash, stablecoins, and other digital assets), less any liabilities. The Company will provide periodic disclosure of its XRP holdings and net asset value to enable stockholders to evaluate the relationship between the Company’s stock price and the underlying value of its XRP assets.
Actively Manage XRP Assets
The Company does not anticipate engaging in material XRP ecosystem deployment activities before the fourth quarter of 2026, as the Company will prioritize establishing its core treasury operations and compliance infrastructure before expanding into ecosystem participation. However, in the long term, the Company intends to operate as an active manager of its portfolio focused on proprietary XRP-based investment strategies. This may include developing and managing private investment vehicles, implementing sophisticated trading and risk management strategies, and creating or investing in XRP-Ledger-based financial products and services. The Company may establish or support other investment vehicles to pursue specialized strategies; however, Evernorth will not manage assets on behalf of clients. The Company intends to implement these strategies subject to market conditions and counterparty availability. The Company anticipates engaging with institutional digital asset trading firms and market makers. Counterparty selection will be based on creditworthiness, execution capabilities, and competitive pricing. The Company intends to employ the following yield-generating strategies:
•Covered Calls: The Company may sell call options on a portion of its XRP holdings at strike prices above current market levels (e.g., 20-30% out-of-the-money). This strategy generates premium income while capping upside participation above the strike price and will allow the Company to enhance yield and manage risk on XRP holdings via structured derivative overlays implemented on a monthly tenor. If the call expires unexercised, the Company retains the premium and may roll into a new position. Positions will typically be rolled monthly to maintain exposure.
•Cash-Secured Puts: The Company may sell put options secured by cash or stablecoin holdings, generating premium income while committing to purchase XRP at the strike price if exercised. Positions are fully collateralized in USD or stablecoins, allowing disciplined entry and yield generation. This strategy allows the Company to accumulate XRP at favorable prices while earning income as well as enhances average entry price and exploits elevated volatility in XRP options markets.
•Premium Collars: The Company may implement collar strategies combining the purchase of protective put options with the sale of covered calls. This structure limits both downside risk and upside participation within a defined range.
•Structured Products (e.g., TAURUS/SHIELD): The Company may participate in structured yield products offering fixed returns with variable upside or downside participation based on XRP price performance. These products typically offer a guaranteed minimum APY (e.g., 1%) with enhanced returns if XRP reaches specified price thresholds.

To engage in these strategies, the Company anticipates that it will: (i) execute trading agreements with qualified counterparties; (ii) establish credit lines or collateral arrangements as required; (iii) implement risk monitoring and position management procedures; and (iv) ensure appropriate accounting and disclosure treatment.
Moreover, the Company intends to be opportunistic and dynamic with respect to its XRP acquisition and monetization activities. The Company may acquire additional XRP when management believes market conditions are favorable and such acquisitions would be accretive to stockholders over the long term. The Company may monetize XRP holdings to fund operating expenses, pursue strategic opportunities, or manage liquidity requirements. Decisions regarding the timing and magnitude of XRP acquisitions and monetizations will be made by management in its discretion based on market conditions, the Company’s liquidity position, and the best interests of stockholders. The Company does not intend to adopt rigid policies that would constrain management’s ability to respond to dynamic market conditions or that could be exploited by market participants.
Earn Diversified Yield
We believe that there are scaled opportunities to earn yield from our XRP assets in the traditional finance space, including lending, basis trading, and derivatives. The percentage of our treasury utilized for yield generation will be dynamic and actively managed depending upon market conditions, available yield earning opportunities, and ongoing capital raising efforts.
Defi opportunities will initially be limited, but we believe that over time they will become a more important and larger part of our yield strategy. The XRP Ledger is a scalable blockchain purpose-built to provide a strong foundation for stablecoins and institutional-grade DeFi due to its proven reliability, efficiency, and security. Since 2012, the XRP Ledger has processed over 3.3 billion transactions without failure or security breach while supporting over five million active wallets with a network of over 200 validators.
The XRP Ledger’s native capabilities, such as a decentralized exchange and auto-bridging feature, leverage XRP as an essential bridge currency, facilitating efficient trading with RLUSD, USDC and other stablecoins. With low transaction costs and quick global settlements, the XRP Ledger is well-suited to support an abundance of use cases, making it an ideal blockchain for businesses and developers to leverage. We will evaluate performance on our yield strategies by monitoring our XRP generation per deployed token as our KPIs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators” for more information on our KPIs. Yield strategies commenced following the Closing.
We intend to maintain a concentrated position in XRP for the foreseeable future, supplemented by holdings in high-quality liquid assets including U.S. dollar-denominated stablecoins.
•Traditional Yield Opportunities: the Company intends to generate yield through traditional financial instruments and strategies, including:
◦lending XRP to qualified institutional counterparties in exchange for interest income; and
◦executing covered call strategies to generate premium income while maintaining XRP exposure, and basis trades to capture pricing differentials between spot and derivative markets.
•Decentralized Yield Opportunities: the Company intends to generate yield through participation in decentralized finance protocols, including:
◦supplying XRP to decentralized lending protocols to earn interest; and
◦contributing liquidity to automated market maker pools to earn trading fees and liquidity provider rewards.
The Company’s risk mitigation approach focuses on counterparty selection, position sizing, and strategy selection rather than asset diversification. The Company acknowledges that its concentrated XRP holdings limit the risk mitigation benefits that could be achieved through a more diversified portfolio of treasury assets.

Moreover, to leverage Ripple’s RLUSD stablecoin, Pubco intends to utilize RLUSD as a stable-value asset within XRP-based decentralized finance activities, including providing liquidity to RLUSD/XRP AMM pools. This strategy is designed not only to accumulate XRP as a reserve asset but also to act as a long-term catalyst for the adoption and institutionalization of the XRP Ledger. Pubco does not anticipate engaging in material XRP ecosystem deployment activities before the fourth quarter of 2026. Pubco will prioritize establishing its core treasury operations and compliance infrastructure before expanding into ecosystem participation. Pubco does not currently plan to invest cash capital directly into XRP ecosystem projects. Rather, Pubco intends to deploy a portion of its existing XRP holdings within decentralized protocols to generate yield and support ecosystem liquidity. Pubco’s DeFi protocol participation commenced following the Closing. Pubco may provide liquidity to and participate in projects that expand XRP’s utility across payments, capital markets, and tokenized assets. Pubco will evaluate such opportunities on a case-by-case basis and does not currently have commitments to specific projects.
International Expansion
With XRP as one of the most liquid cryptocurrencies globally, we believe there is significant opportunity to leverage Evernorth’s infrastructure, brand, and expertise for geographic expansion. Over time, the Evernorth platform will explore expanding into a variety of geographies, but initial focus jurisdictions will include Japan and South Korea. XRP is one of most highly traded cryptocurrencies in these regions, and a combination of local tax regulations and other structural considerations make an XRP digital asset treasury structure attractive to local investors in those regions. South Korea represents one of the largest markets for XRP trading globally, with XRP trading volume on Upbit (a leading Korean cryptocurrency exchange) exceeding Bitcoin trading volume at certain periods. South Korea has a higher per-capita trading volume than the United States and is third in the world in crypto trading volume. Korea also represents 18-22% of global XRP volume, making it the largest XRP market in the world, even though it is only 0.6% of the global population. However, Korean corporations face regulatory restrictions that prohibit direct holdings of cryptocurrency assets, while they are permitted to hold U.S.-listed equity securities. Additionally, Korea has proposed a 20% tax on cryptocurrency sales gains, compared to 0% tax on equity investments. These structural factors create demand among Korean institutional and retail investors for U.S.-listed equity securities that provide exposure to XRP without the regulatory and tax disadvantages of direct cryptocurrency ownership.
Japan is uniquely attractive for Pubco due to deep pools of capital, a clear and pragmatic regulatory framework for digital assets, and persistent yield scarcity across traditional assets. As institutional and corporate investors seek compliant ways to gain exposure to XRP and XRP-based treasury strategies, Pubco is positioned to scale in a market that is both structurally ready and strategically aligned. SBI Holdings, Pubco’s strategic investor, sits at the center of Japan’s digital-asset ecosystem, combining regulatory trust, mass-market distribution, and long-standing strategic alignment with Ripple and XRP. SBI and Ripple jointly operate SBI Ripple Asia and have publicly positioned XRP as a standard for cross-border payments. Japan has approximately 11.8 million crypto accounts and over 5 trillion yen (approximately $33 billion USD) in crypto holdings, with crypto ownership exceeding FX and corporate bond ownership among active investors. An FSA investor survey showed that 7.3% of Japanese individual investors with investment experience hold cryptoassets. In August 2024, XRP was the most traded cryptocurrency in Japan by spot trading volume, with approximately 837 million units traded that month, significantly exceeding Bitcoin’s approximately 131 thousand units. The success of Metaplanet, a Japan-based company that has adopted a Bitcoin treasury strategy, demonstrates investor appetite for equity-based exposure to digital assets in the Japanese market.
Custody Arrangements
Overview
We currently hold all of our XRP through BitGo Bank & Trust, National Association (f/k/a BitGo Trust Company, Inc.) (“BitGo” or “BitGo Trust”), which serves as our primary custodian pursuant to (i) a custody services agreement between Pubco and BitGo Trust (the “Pubco Custody Agreement”) and (ii) a custody services agreement between the Company and BitGo Trust (the “Company Custody Agreement,” and together with the Pubco Custody Agreement, the “Custody Agreements”). BitGo Trust is an OCC chartered, non depository public trust company that provides custodial services on a fiduciary basis and is a “qualified custodian” for purposes of Rule 206(4)-2 under the U.S. Investment Advisers Act of 1940. BitGo Trust is an institutional grade custodian with a demonstrated record of regulatory compliance, financial soundness, and information security.
The Custody Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The foregoing description of our custody arrangements is only a summary and is qualified in its entirety by reference to the Custody Agreements, which set forth the complete terms and conditions governing the parties’ respective rights and obligations.
Scope of Services
Each of the Custody Agreements authorizes BitGo Trust to establish and maintain one or more custody accounts on its books for the receipt, safekeeping and maintenance of our XRP. Under the Custody Agreements, we may deposit XRP to, and withdraw XRP from, our custody account(s) pursuant to instructions submitted through BitGo Trust’s user interface. The Custody Agreements provide that BitGo Trust may refuse to process or may cancel a pending custody transaction if required by applicable law, to enforce transaction thresholds and other limits or conditions, or if it reasonably believes the custody transaction may violate or facilitate the violation of applicable law. BitGo Trust generally cannot reverse a custody transaction once it has been broadcast to the applicable digital asset network and, to the extent permitted by applicable law, is required to promptly notify us of the reasons for any withholding, delay or refusal.
As of the date of this prospectus, 100% of our XRP is maintained in offline, or “cold,” storage. BitGo Trust’s custody system employs multi signature key management and hardware security modules, with client assets secured in bank grade vaults designed to provide physical and digital protection against unauthorized access. The custodian also offers limited operational wallets, which may be used to facilitate transfers and related activities, subject to defined internal approval processes, access controls, and withdrawal restrictions. BitGo Trust operates additional institutional grade services, including settlement and liquidity solutions, which we may consider using in the future if operational needs warrant.
Insurance
BitGo Trust maintains insurance coverage designed to mitigate certain losses directly related to its custody of private keys. According to BitGo, such insurance coverage is maintained at the custodian level and is shared among BitGo Trust’s clients, rather than being maintained on a client-by-client or account-specific basis. As a result, any recovery under such insurance policies would be subject to the terms, limits, deductibles and allocation mechanics of the applicable policies and may be affected by claims made by other clients of BitGo Trust.
According to BitGo, its cold storage wallets are supported by an aggregate insurance policy with coverage limits of approximately $250 million, which is shared among all BitGo clients whose private keys are held entirely by BitGo, and is not dedicated exclusively to the Company’s assets. Such aggregate coverage limits represent approximately 36.9% of the value of our XRP holdings as of October 9, 2026. There can be no assurance that such insurance coverage would be sufficient to cover the full amount of our losses in the event of a theft, loss, or compromise of private keys, particularly if multiple claims are made under the policy at the same time or if losses exceed applicable coverage limits.
Security and Due Diligence
We intend to conduct and maintain a due diligence process to evaluate BitGo Trust’s operational resilience, information security, financial condition, and regulatory compliance. This process will include review of materials that BitGo makes available to clients upon request, including its Service Organization Controls (SOC 1 and SOC 2 Type II) reports, summaries of penetration testing, cybersecurity and incident response policies, disaster recovery and business continuity programs, and governance framework. On an annual basis, BitGo engages an independent third-party vendor to conduct external security assessments, including penetration testing, and addresses findings based on a risk-based approach. On an ongoing basis, we receive periodic attestations, incident notifications, and reconciliation reports and retain audit and inspection rights under the Custody Agreements. BitGo Trust is subject to examination and supervision by the South Dakota Division of Banking.

To mitigate counterparty, operational, and cybersecurity risks, we maintain multi-person approval workflows, strict role-based access controls, out-of-band confirmations, video authorizations and independent on chain reconciliations. We also require our custodian to employ segregated wallets and robust key management controls, including multi-signature authorization, geographically distributed key shards, and periodic key rotation. Our internal controls are designed to complement those of BitGo Trust, and in the event of an incident, we would follow an incident response plan that would involve the custodian and law enforcement. We have committed to not permitting BitGo Trust or its affiliates to pledge, lend, or otherwise use our XRP to the extent not expressly directed to do so as part of our yield generation strategies.
Our principal counterparty risk with respect to XRP is the obligation of BitGo Trust to safekeep and return our assets in accordance with the terms of the Custody Agreements. According to BitGo, under South Dakota law, a public trust company such as BitGo Trust provides custodial services on a fiduciary basis. The Custody Agreements specify that our XRP are held for our benefit in segregated accounts and are not the property of the custodian. Based on existing law and our contractual arrangements, we believe that the XRP held by BitGo Trust on our behalf would not be available to satisfy the custodian’s creditors in the event of its receivership or bankruptcy. Nevertheless, the legal framework governing digital asset custody is evolving, and judicial or regulatory developments could alter this analysis. See “Risk Factors—Risks Related to the Business and Strategy of Pubco—If the Company or its third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to the Company’s XRP, or if the Company’s private XRP keys are lost or destroyed, or other similar circumstances or events occur, including the ability to reverse engineer private keys, the Company may lose some or all of its XRP and the Company’s financial condition and results of operations could be materially adversely affected.” We plan, in the future, to engage one or more additional custodians to diversify counterparty and operational exposures or to support evolving business needs, provided that any such additional custodians will be subject to comparable due diligence, contractual, and regulatory standards.
Term and Termination
Each of the Custody Agreements commences on its effective date and continues until terminated in accordance with its terms. Under each of the Custody Agreements, we may terminate the applicable Custody Agreement at any time with 60 days’ prior written notice. BitGo Trust may terminate the applicable Custody Agreement upon 60 days’ prior written notice. Either party may terminate the applicable Custody Agreement for the other party’s uncured material breach following written notice and a 30-day cure period. Following termination, we are generally required to withdraw the remaining assets from the applicable custody account within a specified wind-down period subject to applicable law, and to pay fees accrued through the date of withdrawal. The Custody Agreements generally provide for automatic termination upon the later of (i) cancellation of the applicable custody account and (ii) the withdrawal of all assets from such account.
BitGo Trust may suspend or restrict access to the custodial services, or deactivate, terminate or cancel a custody account, in specified circumstances, including to comply with applicable law or legal process or where it reasonably determines that doing so is necessary based on compliance, risk management or security considerations (including suspected prohibited activity or materially inaccurate or misleading information). Subject to applicable law and the terms of the Custody Agreements, BitGo Trust is generally required to provide notice of such actions, and, except in limited circumstances we generally retain the right to withdraw all assets from the custody account, and BitGo Trust will process withdrawal instructions during any notice period or wind-down period in accordance with the applicable Custody Agreement.
In addition, each of the Custody Agreements includes provisions intended to limit BitGo Trust’s ability to suspend, terminate or materially restrict access during the period beginning upon our public announcement of entry into a business combination and ending 90 days following the closing of such transaction, except in specified circumstances (including compliance with law or legal process, reasonably suspected illicit activity or security incidents, materially inaccurate or misleading information, or failure to remediate compliance deficiencies), and provides that BitGo Trust will implement the least restrictive measures reasonably necessary to address the identified risk and will promptly reinstate services once the basis for restriction is resolved.

Indemnification
Under each of the Custody Agreements, we and Pubco have agreed to defend, indemnify and hold harmless BitGo Trust and certain related parties from losses resulting from third-party claims arising out of or related to our use of the services, our material breach of the applicable Custody Agreement, or our violation of applicable law in connection with its use of the services, subject to the indemnification process and related limitations set forth in the applicable Custody Agreement.
Dispute Resolution and Governing Law
Each of the Custody Agreements provides that disputes arising out of or relating to the applicable Custody Agreement or the services are subject to binding arbitration under the Commercial Dispute Resolution Procedures of the American Arbitration Association, with the arbitration seated in Sioux Falls, South Dakota, before a single arbitrator meeting specified qualifications, and that proceedings are confidential subject to customary exceptions. Each of the Custody Agreements also permits either party to seek interim or provisional relief from a court of competent jurisdiction in appropriate circumstances. Each of the Custody Agreements is governed by South Dakota law (without regard to conflict of laws principles), except to the extent governed by federal law of the United States.
Overview of XRP and the XRP Ledger
Overview
XRP is a digital asset that is created and transmitted through the operations of the “XRP Ledger,” a decentralized ledger upon which XRP transactions are processed and settled.
XRP can be used to pay for goods and services or it can be exchanged for fiat currencies, such as the U.S. dollar. The XRP Ledger is based on a shared public ledger similar to the Bitcoin network and other distributed ledgers. However, the XRP Ledger differentiates itself from other digital asset networks in that its stated primary function is transactional utility, not as a store of value. The XRP Ledger is designed to be a global real-time payment and settlement system. As a result, the XRP Ledger and XRP aim to improve the speed at which parties on the network may transfer value while also reducing the fees and delays associated with the traditional methods of interbank payments.
Unlike a centralized system, no single entity controls the XRP Ledger. Instead, a network of independent nodes validates transactions pursuant to a consensus-based algorithm. It is this mechanism, as opposed to the proof-of-work mechanism utilized by the Bitcoin blockchain, that allows the XRP Ledger to be fast, energy-efficient and scalable, and therefore suitable for its most prominent use case, the facilitation of cross-border financial transactions. Unlike proof-of-work systems, which require massive computational power to secure the network, the consensus-based algorithm utilized by the XRP Ledger is extremely lightweight in terms of energy usage, as it relies on trusted validators rather than mining. The XRP Ledger can handle up to 1,500 transactions per second, far more than the Bitcoin or Ethereum blockchain. This makes the XRP Ledger suitable for high-volume use cases, such as cross-border payments. Lastly, because validators do not need to spend resources on mining, transaction fees are extremely low (typically a fraction of a cent per transaction).
Although launched in 2012, the concept for XRP and the XRP Ledger traces back to 2004 when a web developer started work on a decentralized payment system that would enable users to create and trade their own cryptocurrencies in a peer-to-peer manner. More of an alternative payment system than a cryptocurrency itself, it laid the conceptual foundation of what would become XRP and the XRP Ledger. The goal was to create a decentralized ledger that used a network of validators that would agree on transactions in a fast and secure manner, without relying upon mining. This led to the development of a consensus-based algorithm. It is this mechanism, as opposed to the proof-of-work mechanism utilized by the Bitcoin blockchain or the “proof-of-stake” mechanism utilized by the Ethereum network, that allows the XRP Ledger to be fast, energy-efficient and scalable, and therefore suitable for its most prominent use case, the facilitation of cross-border financial transactions. Proponents of the consensus-based algorithm often cite several key advantages it offers. The first is near-instantaneous settlement of transactions, which normally occurs within three to five seconds. The second is energy efficiency. Unlike proof-of-work systems, which require massive computational power to secure the network, the consensus-based algorithm is relatively light in terms of energy usage, as it relies on trusted validators rather than mining. A third advantage is scalability. The XRP Ledger can handle up to 1,500 transactions per second, far more than the Bitcoin or Ethereum blockchain. This makes the XRP Ledger an attractive option for high-volume use cases, such as cross-border payments. Lastly, because validators do not need to spend resources on mining, transaction fees are extremely low (typically a fraction of a cent per transaction).
Transactions are validated on the XRP Ledger by a network of independent validator nodes. These nodes do not mine new blocks but participate in a consensus process to ensure that transactions are valid and correctly ordered on the XRP Ledger. Any node can be a validator, but for practical purposes, the XRP Ledger depends on a list of trusted validators known as the Unique Node List or “UNL.” Validators are entities (which can be individuals, institutions, or other organizations) that run nodes to participate in the consensus process. These validators ensure the integrity and accuracy of the ledger. Each node in the network maintains a Unique Node List – a list of other validators that the node trusts to reliably validate transactions. The XRP Ledger’s decentralized architecture means that different nodes may maintain different UNLs, but there needs to be some overlap in the UNLs for the consensus mechanism to work effectively. Similar to the Bitcoin network, anyone can join and start using the XRP Ledger; however, unlike the Bitcoin network, which operates on a fully permissionless blockchain, the XRP Ledger is maintained by a network of trusted nodes that accept or reject transactions on the XRP Ledger.
A transaction on the XRP Ledger begins when a user submits a transaction to the XRP Ledger network. The submitted transaction is broadcast to all validator nodes. Validators do not immediately confirm transactions as final; instead, they go through a process of reaching consensus on which transactions should be included in the next ledger version. Each validator collects incoming transactions into a proposed ledger, called a candidate ledger, and then exchanges their proposed candidate ledgers (also known as proposals) with other validators. The actual consensus process happens over several rounds. In each round, validators attempt to come to an agreement on which transactions should be included in the next ledger version. In each round, validators examine the transactions in the proposed ledger from the previous round and compare it to the proposals from other validators in their UNL. If the validator sees that a supermajority (typically 80% of validators) of trusted validators have proposed the same set of transactions, the validator updates its proposal to align with the majority. After a few rounds of exchanging proposals, when a supermajority (typically 80%) of validators have agreed on the same set of transactions, that version of the ledger is considered valid. All participating validators then update their copy of the ledger with the new, agreed-upon transactions. The final ledger version is broadcast to all nodes, and it becomes the new “official” state of the ledger.
Prior to engaging in XRP transactions directly on the XRP Ledger, a user generally must first install on its computer or mobile device an XRP Ledger software program that will allow the user to generate a private and public key pair associated with a XRP address. The XRP Ledger software program and the XRP address also enable the user to connect to the XRP Ledger and transfer XRP to, and receive XRP from, other users.
Each XRP Ledger address, or wallet, is associated with a unique “public key” and “private key” pair. To receive XRP, the XRP recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the XRP. The recipient, however, does not make public or provide to the sender its related private key.
XRP can be held in different types of wallets, including hardware wallets, software wallets and custodial wallets provided by digital asset trading platforms. The wallet essentially holds the private keys that control the account on the XRP Ledger. The private key is crucial for signing transactions on the ledger. Whoever possesses the private key associated with an XRP Ledger account effectively controls the XRP held by that account. While XRP is the native asset, the XRP Ledger also supports the holding and transferring of other digital assets (such as stablecoins) through a system of trust lines. However, these other assets are not XRP itself; they are IOUs issued by institutions or individuals on the ledger.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the XRP contained in the associated address. Likewise, XRP is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending XRP, a user’s XRP Ledger software program must validate the transaction with the associated private key. In addition, since every computation on the XRP Ledger requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s XRP Ledger software program to the XRP Ledger validators to allow transaction confirmation.
Some XRP transactions are conducted “off-blockchain” (i.e., through centralized book-entries) and are therefore not recorded on the XRP Ledger. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding XRP or the reallocation of ownership of certain XRP in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platforms. In contrast to on-blockchain transactions, which are publicly recorded on the XRP Ledger, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly XRP Ledger transactions in that they do not involve the transfer of transaction data on the XRP Ledger and do not reflect a movement of XRP between addresses recorded in the XRP Ledger. For these reasons, off-blockchain transactions are subject to risks as any such transfer of XRP ownership is not protected by the protocol behind the XRP Ledger or recorded in, and validated through, the ledger mechanism.
XRP can also be held in escrow on the XRP Ledger, meaning the XRP is locked up and released only when certain conditions are met (e.g., at a specific time or when a particular event occurs). This is a native feature of the ledger, providing flexibility for complex financial contracts. XRP can also be held in payment channels, which allow for off-ledger transactions to occur between two parties, with the final balance being settled on the ledger later. Each XRP Ledger account must also hold a minimum reserve of XRP (currently 10 XRP) which cannot be spent. This ensures that only legitimate accounts are created and maintained. The XRP Ledger supports multi-signature accounts, where multiple keys can be required to authorize transactions. This adds an extra layer of security for holding and transferring XRP.
Summary of an XRP Transaction
The following is a summary of a payment transaction of XRP on the XRP Ledger.
A transaction is initiated by a user who holds an XRP Ledger account. The user uses their wallet (software, hardware, or digital asset trading platform-based) to create a transaction. This transaction includes details such as the destination address, the amount of XRP to be transferred, and any additional flags or conditions (e.g., destination tag, which is used for transactions to exchanges or multi-user platforms).
To authenticate the transaction, the user’s wallet signs the transaction using the private key associated with their XRP Ledger account. The private key is critical, as it proves ownership of the account and authorizes the movement of funds. The signing process involves creating a cryptographic signature unique to the transaction details and the private key. This signature ensures that the transaction cannot be altered after it is signed.
Once signed, the transaction is submitted to the XRP Ledger network. This involves broadcasting the transaction to a network of decentralized validator nodes. The transaction is propagated across the network, where it is received by multiple validators. Validators are independent nodes that maintain a copy of the XRP Ledger and participate in the consensus process.
The XRP Ledger uses a unique consensus algorithm rather than proof-of-work or proof-of-stake. Validators participate in a consensus round, where they agree on the set of transactions to be included in the next ledger version. During this process, validators check the validity of each transaction (e.g., ensuring the sender has sufficient funds, the transaction is correctly signed, etc.). If 80% or more of the validators agree that the transaction is valid, it is included in the next block added to the XRP Ledger.
The XRP Ledger operates in “ledger versions,” where each version is a new snapshot of the ledger’s state, including all confirmed transactions since the last version. When a transaction is confirmed through consensus, it is included in the next ledger version. Once the ledger version is closed and published (which happens approximately every 3-5 seconds), the transaction is considered final and irreversible. The recipient’s balance is updated, and the sender’s balance is deducted accordingly. In addition, a small transaction fee of typically 10 drops (1 XRP = 1,000,000 drops) is deducted from the sender’s account, which is then irrevocably destroyed. Each block and each transaction included in a block is assigned a unique transaction hash, which can be used to track and verify the block and individual transactions on the XRP Ledger. Once recorded in the ledger, the transaction is immutable, providing a permanent record of the transfer.
XRP Markets and Exchanges
XRP can be transferred in direct peer-to-peer transactions through the direct sending of XRP over the XRP Ledger from one XRP address to another. While XRP was originally intended to be used primarily as a means to conduct cross-border payments, XRP can also be used to pay other users of the XRP Ledger for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the XRP Ledger or through third-party service providers.
In addition to using XRP to engage in cross-border transactions or payment for goods and services, investors may purchase and sell XRP to speculate as to the price of XRP in the XRP market, or as a long-term investment to diversify their portfolio. The price of XRP within the market is determined, in part, by the supply of and demand for XRP in the global XRP market, market expectations for the adoption of XRP as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept XRP as a form of payment, and the volume of peer-to-peer transactions, among other factors.
XRP spot markets typically permit investors to open accounts with the market and then purchase and sell XRP via digital asset trading platforms or through mobile applications. Prices for trades on XRP spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform, although certain platforms may permit limited trading activity on a post-funding or credit basis. The process of establishing an account with a digital asset trading platform and trading XRP is different from, and should not be confused with, the process of users sending XRP from one XRP address to another XRP address on the XRP Ledger. This latter process is an activity that occurs on the XRP Ledger, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of XRP in its internal books and records, rather than on the XRP Ledger. The digital asset trading platform ordinarily does not transfer XRP to the investor on the XRP Ledger unless the investor makes a request to the exchange to withdraw the XRP in its platform trading account to an off-platform XRP wallet.
Outside of the spot markets, XRP can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for XRP, investment managers, proprietary trading firms, high-net-worth individuals that trade XRP on a proprietary basis, entities with sizeable XRP holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of XRP. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone, text message or email—and then one of the two parties will then initiate the transaction. For example, a seller of XRP could initiate the transaction by sending the XRP to the buyer’s XRP address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.
XRP Spot and Futures Markets
The CFTC has regulatory jurisdiction over the XRP futures markets because the CFTC believes that XRP is a non-security “commodity” under the CEA and the rules thereunder, and so takes the position that it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for XRP. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges, spot Digital Asset Trading

Platforms or retail transactions involving spot XRP that do not utilize collateral, leverage, or financing. Similar to SEC Chairman Atkins, CFTC then-Acting Chairman Caroline D. Pham announced on August 1, 2025 a “crypto sprint” to begin implementing the recommendations of the working group report and on December 4, 2025, announced that that listed spot crypto asset products will begin trading on a CFTC-registered designated contract market (DCM). The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over XRP futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for XRP trading or transactions.
Several registered DCMs, including the CME, have listed XRP futures products. DCMs are boards of trades (commonly referred to as exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established under Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information.
Among others, the CME XRP futures contracts are cash-settled, based on the CME CF XRP-Dollar Reference Rate, calculated daily at 3:00 p.m. UTC. XRP futures contracts reportedly surpassed $25 billion in notional trading volume in 2025.
Limits on XRP Supply
Unlike other digital assets such as bitcoin or ether, XRP was not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Ledger’s launch in 2012. This means that every XRP token that exists today was generated from the outset, without the need for a mining process. Of the 100 billion XRP generated by the XRP Ledger’s code, the founders of Ripple Labs retained 20 billion XRP and the rest, nearly 80 billion XRP, was provided to Ripple Labs or will be released to Ripple Labs at established intervals.
 In 2017, to address concerns about the large portion of XRP held by Ripple Labs, the company introduced an on-chain escrow mechanism to lock up a significant portion of its XRP holdings. Under this mechanism, Ripple Labs placed 55 billion XRP (55% of the total supply) into a series of time-locked escrow accounts. The escrow releases 1 billion XRP per month. This process adds a level of predictability and transparency about how much XRP can enter the market each month. If Ripple Labs does not use all of the 1 billion XRP released in a given month, the remaining amount is placed back into escrow for future release. The purpose of this escrow system is to reassure the market that Ripple Labs will not release too much XRP at once, which could potentially disrupt XRP’s price or market dynamics.
Modifications to the XRP Ledger Protocol
Modifications to the XRP Ledger protocol involves a structured process. The first step is identifying a need or improvement that could benefit the XRP Ledger. This might be related to performance, security, new features or other enhancements. The proposer drafts a formal proposal outlining the suggested change. This proposal typically includes technical details, rationale, potential benefits and any drawbacks or risks.
The proposal is shared with the XRP Ledger community, typically through forums such as the XRP Ledger GitHub repository or community discussion platforms. This allows for initial feedback, questions, and suggestions from developers, validators and other stakeholders. During this phase, the proposer may refine the proposal based on community input. Open dialogue is crucial to ensure the proposal addresses the community’s needs and concerns.
If the proposal is generally well-received, the next step involves writing the necessary code to implement the change. This is often done by the proposer or a group of developers with expertise in the XRP Ledger’s codebase. The new code is rigorously tested in various environments. This might include test networks (such as the XRP Ledger Testnet) to ensure that the change does not introduce bugs or vulnerabilities and works as intended under different scenarios. The code is then reviewed by other developers, especially those with a deep understanding of the XRP Ledger. This peer review process is critical to maintain the integrity and security of the ledger.

Once the code is developed and tested, it is proposed as an “amendment” to the XRP Ledger. The amendment process is a governance mechanism that allows validators to vote on whether to adopt the proposed changes. Validators on the network signal their approval or disapproval of the amendment by updating their validator configuration. For the amendment to be activated, it must receive approval from at least 80% of the validators on the network for two weeks continuously. If the amendment meets the required threshold, it is automatically activated on the XRP Ledger, and the new functionality or modification becomes part of the ledger’s protocol.
Once activated, the changes are deployed across the XRP Ledger. All nodes running the XRP Ledger software must update to the latest version to remain compatible with the network. Even after deployment, the change is monitored to ensure it behaves as expected in the live environment. If any issues arise, the community may need to address them through additional updates or modifications.
After the change is implemented, the relevant documentation (such as the XRP Ledger technical documentation, API references, etc.) is updated to reflect the new features or modifications. The community is informed of the successful implementation through official channels, including developer blogs, forums, and updates to the GitHub repository.
Forms of Attack Against the XRP Ledger
All networked systems are vulnerable to various kinds of attacks. As with any computer network, the XRP Ledger contains certain vulnerabilities. The XRP Ledger relies on a decentralized network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process. Each validator node maintains a Unique Node List, which is a list of other validators it trusts. For a malicious actor to take over, they would need to control a significant portion of the validators on the majority of these UNLs. To successfully alter the ledger, the malicious actor would likely need to control more than 80% of the validator nodes or the voting power on the most widely used UNLs.
If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network (i.e., those on the commonly used UNLs). This could involve hacking, bribery, deception or coercion.
A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.
This is not intended as an exhaustive list of all forms of attack against the XRP Ledger. For additional information, see the “Risk Factors” section of this Prospectus.
Forks and Airdrops
A “fork” occurs when the XRP Ledger splits into two competing versions of the network—often because validators adopt incompatible software—while a “clone” is a copy of the protocol’s code that launches an entirely new blockchain with a new genesis block. An “airdrop” is when promoters of a new token distribute (or allow claims of) that token to holders of another digital asset (or to specified wallet addresses), typically for free and subject to whatever claim steps the promoters require. See “Risk Factors—Risks Related to XRP and the XRP Ledger—A temporary or permanent ‘fork’ of the XRP Ledger could adversely affect the value of the Pubco Class A Common Stock” and “—Stockholders may not receive the benefits of any ‘forks’ or ‘airdrops.’”
The XRP Ledger operates through a consensus process in which each server is configured with a Unique Node List (UNL)—a set of validators trusted not to collude. The XRP Ledger Foundation publishes a default UNL (dUNL) consisting of vetted, independent node operators distributed across diverse geographic locations and data centers. The Company intends to follow the XRP Ledger Foundation’s recommended dUNL for the foreseeable future and does not plan to participate in any forks of the XRP Ledger. In the event of a fork, the Company would evaluate the circumstances and determine the appropriate course of action in the best interests of stockholders, which may include following the chain supported by the dUNL or taking other actions as warranted. Moreover, Pubco does not intend to conduct airdrops of XRP to third-party wallet holders.

Market Participants
Validators
Validators are crucial to the operation and security of the XRP Ledger. Validators participate in the consensus process by validating and agreeing on the order and validity of transactions. They ensure that transactions are consistent across the network, which helps prevent issues like double-spending. Validators also maintain a copy of the entire XRP Ledger and work together to decide which transactions are included in each new ledger version. They confirm transactions approximately every 3-5 seconds, making the ledger both fast and reliable. Validators vote on proposed changes to the XRP Ledger protocol through the amendment process. If 80% or more of the validators agree on a proposed amendment for two weeks continuously, the change is adopted and becomes part of the network’s code. Validators contribute to the overall health and stability of the network. By participating in the consensus process, they help secure the ledger against attacks and ensure that it remains decentralized and trustworthy.
Ripple Labs currently operates only one of the 35 validators in the default Trusted Nodes List. Some universities and research institutions operate validators as part of their research into blockchain technology and to support the decentralization of the network. Independent companies, developers, and other entities that support the XRP Ledger’s ecosystem also run validators. These could include blockchain-focused companies or other technology firms. Enthusiastic community members and developers who are committed to the success and decentralization of the XRP Ledger may also operate validators.
Unlike some other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. The XRP Ledger does not have a block reward system like that of the Bitcoin network’s mining rewards or Ethereum’s staking rewards. Since the XRP Ledger is pre-mined and the total supply of XRP was created at the outset, there is no ongoing issuance of XRP to distribute as rewards. While validators play a crucial role in the network, they do not receive the transaction fees that are charged as part of each confirmed transaction. Instead, these fees are destroyed to reduce the overall supply of XRP, which indirectly benefits all XRP holders by increasing the scarcity of the asset. Running a validator on the XRP Ledger is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the XRP community. Institutions like banks, financial entities, or tech companies might run validators because they use the XRP Ledger in their business operations. By running a validator, they can have more influence over the reliability and stability of the network they rely on.
Investment and Speculative Sector
This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.
Retail Sector
The retail sector includes users transacting in direct peer-to-peer XRP activity through the direct sending of XRP over the XRP Ledger. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of XRP as a means of payment is still developing and has not been accepted in the same manner as bitcoin because XRP has a generally different purpose than bitcoin.
Service Sector
This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of XRP. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset trading platforms by volume traded. BitGo Trust, our XRP custodian, is a digital asset custodian that provides custodial accounts that store XRP for users. As the XRP Ledger continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the XRP Ledger.
Our Competitive Strengths
We believe that we have competitive strengths in several key areas:
•We are the only scaled XRP focused digital asset treasury, and the only XRP digital treasury counting support from key ecosystem participant Ripple. We believe this creates a competitive “moat” that will be challenging for others to match, which could have the effect of limiting direct competition in the XRP digital asset treasury space.
•The Company was built “from the ground up” to execute on our strategy, with no risks, distractions or performance impact from ancillary/legacy operating businesses, allowing for our capital and focus to be 100% allocated to our XRP treasury operations.
•Our purpose-built management team was specifically constructed to execute on our outlined strategy, and includes extensive experience in the XRP ecosystem, the digital asset industry broadly, and the traditional capital markets industry. We believe that the combination of all of these skillsets uniquely positions us to effectively manage our XRP assets and related operations
•We believe that the XRP and XRP Ledger ecosystem are uniquely positioned for extensive growth due to its inherent advantages of being faster, cheaper, and more reliable for executing transactions and payments than many other public blockchains. Recent additions and developments related to the ecosystem, including the development of RLUSD, porting of other stablecoins such as USDC, and cross-chain functionality effectively bringing smart contracts to the XRP Ledger add additional avenues for growth.
•Relative to passively managed, XRP-focused ETFs, our structure allows for active management, yield generating strategies, accretive capital raising and other strategies to enhance performance.
Our Competition
The Company operates within a rapidly evolving digital asset ecosystem anchored on the XRP Ledger. Evernorth believes that it competes with a diverse range of market participants, including institutional investors, digital asset managers, exchanges, custodians and traditional financial institutions that are expanding into blockchain-based asset management. Spot XRP ETPs also create a new form of competition for the Company’s XRP-focused business model. The Company expects competition to intensify as institutional adoption of digital assets, including XRP, continues to grow and as the regulatory framework surrounding such assets becomes more clearly defined.
The Company faces competition from institutional participants that accumulate or manage XRP directly, including trading firms, corporate treasuries, and investment funds that seek to gain exposure to XRP’s liquidity, settlement functionality, or ecosystem. These participants may have greater financial resources, longer operating histories, or established relationships with liquidity providers. Evernorth believes that it competes effectively in this segment through its publicly listed structure, transparency standards, and ability to provide investors with institutional-grade access to XRP exposure through a regulated vehicle.
The Company also faces competition from managers of other digital assets and networks that offer functionality comparable to XRP, such as cross-border payment tokens, stablecoins, and layer-1 blockchains providing rapid settlement or interoperability. Examples include issuers of stablecoins such as USDC, payment-oriented networks such as Stellar, and emerging blockchain protocols offering cost-efficient transaction processing. Evernorth believes that its focus on building one of the largest institutional XRP treasuries, coupled with its intent to provide investors with liquid exposure to XRP via a listed vehicle, differentiates it from other digital asset investment alternatives. The Company further seeks to differentiate through disciplined treasury management, open-market purchasing strategies, and adherence to high standards of regulatory and governance oversight.

In addition, the Company faces competition from traditional financial institutions—including banks, broker-dealers, exchanges, and custodians—that are expanding their digital asset offerings. These organizations may possess significant brand recognition, balance-sheet capacity, and existing client relationships that could provide competitive advantages in attracting institutional capital. Evernorth believes that its competitive position depends on its ability to (i) maintain efficient access to XRP liquidity and trading venues, (ii) operate with robust security and compliance infrastructure, (iii) manage its cost of capital effectively, (iv) deploy XRP treasury for risk-mitigated yield generation and maximize yield creation, and (v) continue expanding partnerships within the broader XRP ecosystem. The Company believes that its transparent, regulated, and publicly traded structure provides a compelling alternative to private digital asset vehicles and may serve as a bridge between traditional finance and blockchain-based capital markets.
The XRP-based spot ETPs also create a new form of competition for the Company’s XRP-focused business model. They enable investors to gain price exposure to XRP through a regulated and easily tradable investment vehicle directly from the investors’ traditional brokerage accounts, without participating directly in the onchain ecosystem. This could divert institutional and retail demand away from transacting or holding XRP on crypto native exchanges or DeFi, thereby reducing ecosystem liquidity and utilization of XRP for payments and settlement use cases. The potential approval of the XRP spot ETFs in the U.S. may further increase the investor exposure and popularity in this product. However, unlike the passive ETPs structures, the Evernorth vehicle provides investors with both risk-mitigated yield generation and operational connectivity to the XRP ecosystem that ETPs cannot replicate. Evernorth also provides enhanced transparency and governance with no legacy liabilities.
As a result, we believe Evernorth delivers precise XRP exposure with investment return, institutional-grade governance and custody, liquidity and tax advantages, positioning it as a superior alternative to other market participants and products.
Government Regulation
As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, OFAC, SEC, CFTC, IRS, FDIC, FINRA, CFPB, DOJ, DHS, FBI, OCC, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, users and markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions, or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to criminal investigations, SEC enforcement actions and other regulatory activity across the digital asset industry.
There have been several bills introduced in, and in the case of the GENIUS Act passed by, Congress that propose to establish additional regulation and oversight of the digital asset markets. It is difficult to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and XRP specifically. In addition, on January 23, 2025, President Trump issued an executive order titled “Strengthening American Leadership in Digital Financial Technology,” aimed at supporting “the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy.” The executive order established an interagency working group tasked with “proposing a Federal regulatory framework governing the issuance and operation of digital assets” in the United States. Pursuant to this executive order, the working group released a report in July 2025 outlining the administration’s recommendations to Congress and various agencies reflecting the administration’s “pro-innovation mindset toward digital assets and blockchain technologies.”

Various foreign jurisdictions have adopted and may continue in the near future to adopt laws, regulations or directives that affect a digital asset network, the digital asset markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example:
•China has made transacting in digital assets illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset trading platforms.
•South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. South Korea has also banned initial coin offerings.
•The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or selling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.
•The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (the “FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.
•The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was ratified by the European Parliament on April 20, 2023, and came into effect in June 2024.
•There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of XRP by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the XRP ecosystem in the United States and globally, or otherwise negatively affect the price of XRP held by us.
The effect of any future regulatory change on us or the XRP held by us is impossible to predict, but such change could be substantial and adverse to us and the value of Pubco Class A Common Stock.
In December 2020, the Ripple Complaint filed by the SEC alleged that the Ripple Defendants had conducted unregistered securities offerings by selling XRP in contravention of Section 5 of the Securities Act. Under Section 5 of the Securities Act, it is unlawful for any person, directly or indirectly to offer to sell, offer to buy or purchase or sell a “security” unless a registration statement is in effect or has been filed with the SEC as to the offer and sale of such security to the public. The Ripple Defendants did not dispute that they had offered to sell and sold XRP through interstate commerce and that they had not filed a registration statement with the SEC for any offer or sale of XRP. Accordingly, the question before the S.D.N.Y. was whether the Ripple Defendants offered to sell or sold XRP as a security.
On July 13, 2023, the S.D.N.Y. issued several key rulings in the case. Most notably, the court found that XRP was not inherently a security. The court distinguished between the XRP token itself and the manner in which it was sold. This finding was contrary to the SEC’s argument, which was that XRP, by its nature, was a security under the definition provided by the Securities Act. The court then analyzed each distribution of XRP as a distinct analysis under the federal securities laws and found that the direct sale of XRP by Ripple Labs to certain sophisticated individuals and entities pursuant to written contracts did constitute the unregistered offer and sale of securities in violation of Section 5 of the Securities Act. However, the court found that the programmatic sale of XRP by the Ripple Defendants over digital asset trading platforms in the secondary market did not constitute an unregistered sale of securities. Similarly, the court found that other distributions of XRP by Ripple, including XRP, granted to Ripple Labs employees as compensation or to third-party companies to incentivize the development of new applications for XRP and the XRP Ledger also did not constitute an unregistered sale of securities.
The S.D.N.Y. entered a final judgment in the case on August 7, 2024. On October 2, 2024, the SEC initially filed a notice of appeal to the Second Circuit seeking review of the district court’s rulings. However, on August 7, 2025, the SEC and Ripple jointly filed a stipulation of dismissal, formally terminating all outstanding appellate proceedings and leaving the district court’s judgment in force.
Moreover, also in July 2023, another judge in the S.D.N.Y., in litigation between the SEC and the issuer of the TerraUSD and LUNA digital assets, suggested that he disagreed with the approach underlying the XRP decision. The Binance Complaint, the Coinbase Complaint, and the SEC’s actions against XRP’s issuer and the issuer of the TerraUSD and LUNA digital assets, as well as seemingly inconsistent views of different district court judges, underscore the continuing uncertainty around which digital assets are securities, and demonstrate that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual use in commercial transactions, ultimately may have no bearing on whether a court will find it to be a security. Because no federal appellate court has considered the question on the merits, both with respect to XRP and digital assets generally, as well as the fact that because each digital asset presents its own unique set of relevant facts, it is not always possible to directly analogize the analysis of one digital asset to another.
If XRP is found by a court or other regulatory body to be a security, Pubco could be considered an unregistered “investment company” under the Investment Company Act of 1940. Any such determination would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to substantially change the manner in which we conduct our business. Furthermore, Pubco could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on Pubco. There is no guarantee that a court or regulatory body will agree with Pubco’s assessment of XRP as a non-security. In addition, even though a judge in the S.D.N.Y. found that XRP was not itself a security and that secondary market transactions over digital asset trading platforms are not securities transactions, as a district court opinion, other courts are not bound by that ruling.
To the extent that XRP is deemed to fall within the definition of a security under U.S. federal securities laws, Pubco may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or Pubco may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of Pubco, thereby materially and adversely impacting Pubco Class A Common Stock. If the Sponsor and/or Pubco determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate Pubco. Any such termination could result in the liquidation of Pubco’s XRP at a time that is disadvantageous to our stockholders.
Our Intellectual Property
The Company maintains and uses trade names, registered and unregistered trademarks, domain names, and logos, which it considers material to its brand identity. The Company may pursue registration of certain marks or content in additional jurisdictions as appropriate.
Our Human Capital
As of the date of this prospectus, we have nine employees, all of whom are based in the United States. None of our employees are covered by a collective bargaining agreement. We may engage third-party contractors and consultants on an as-needed basis.

We are a remote-first company. We believe that allowing our employees to work in the location that best suits them provides us access to a larger talent pool and a sustained advantage in hiring and retaining employees and consultants in the United States and worldwide.
Human capital management is critical to our ongoing business success, which requires investing in our people. Our aim is to create a highly engaged and motivated workforce where employees are inspired by leadership, engaged in purpose-driven, meaningful work, and have opportunities for growth and development.
Facilities
We are a remote-first company and, as a result, we do not own any real property and do not rely on any single physical facility to conduct our operations. Our principal executive offices are located in San Francisco, California. However, given our remote-first model, we do not believe this arrangement is material to our business. If we require additional or alternative space in the future, we believe we will be able to obtain suitable space on commercially reasonable terms.
Legal Proceedings
From time to time, we may be party to or otherwise involved in legal proceedings arising in the ordinary course of business. Management does not believe that there is any pending or threatened proceeding against us, which, if determined adversely, would reasonably be expected to have a material adverse effect on our business and financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References in this section to “we,” “us,” or “our” are to the Company and Pubco, in each case prior to the completion of the Transactions. The following discussion and analysis provides information which the Company’s and Pubco’s management believes is relevant to an assessment and understanding of its results of operations and financial condition. This discussion and analysis should be read together with the sections of this prospectus entitled “Business,” and the audited and unaudited financial statements of the Company and Evernorth and related notes thereto that are included elsewhere in this prospectus.
In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.
Overview
Evernorth is a purpose-built vehicle for investment into XRP through public equity markets and provides pure play access to XRP for institutional investors through a scalable, liquid, and regulated vehicle. Evernorth operates as an active manager of our XRP assets, striving to maximize stockholder value through sophisticated asset management techniques, including efficient acquisition of XRP, active portfolio management, diversified yield generation strategies and strategic geographic expansion. Evernorth seeks to capitalize on the momentum of XRP and the XRP Ledger, which were purpose-built to be an incredibly effective and efficient method to bring a broad swath of financial infrastructure onto a public blockchain, resulting in faster, cheaper and capital-efficient transactions.
Evernorth leverages its experienced management team to actively manage our XRP assets, raise additional capital, and generate yield on a portion of our XRP assets with the goal of effectively managing operational, reputational and market risks by partnering with top-tier providers, utilizing careful portfolio construction, and implementing risk management controls designed to be strong.
Key Performance Indicators
We regularly review a number of metrics, including the following KPIs, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections and make strategic decisions. We believe these operational measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.
XRP Per Share
XRP per share is our primary KPI by which we measure the performance of our business. XRP per share as of a given date is calculated as the number of XRP attributable to Pubco, divided by the aggregate number of shares of Pubco Class A Common Stock and Pubco Class C Common Stock outstanding. Management uses XRP per share (also referred to as “XRP reserves per share”) to measure our ability to grow our XRP holdings relative to the number of outstanding shares and to provide stockholders visibility into per-share XRP accumulation over time. We use this metric to evaluate the impact of capital structure actions, financings, and other transactions on existing holders, including whether such actions are expected to be accretive or dilutive to XRP per share, and to inform capital allocation decisions (including determinations regarding additional equity or debt financing) and internal performance targets.
Yield Per Token
Yield per token is the primary measure of financial performance of our yield-generating business. Yield per token is calculated as the number of XRP generated by our yield-generating strategies, divided by the number of tokens deployed in such strategies. Management uses yield per token to evaluate the effectiveness of our yield-

generating strategies and, together with related per-share measures (including “XRP generation per share”), to assess the yield and income generated from our XRP holdings on a per-share basis. These metrics inform decisions regarding how much XRP to deploy, strategy selection, risk limits, and allocation among strategies, and serve as benchmarks for evaluating management’s execution of our treasury strategy over time, including whether to scale, modify, or discontinue particular strategies.
Principal Factors Affecting Our Results of Operations and Material Trends
The Company and Pubco’s future results are expected to be impacted by the highly volatile nature of XRP’s price on various trading platforms, as well as conditions and trends relating to demand for XRP or other digital assets, and other factors, including the degree of success we have in executing on our business strategies, including the XRP acquisition and management strategy, regulatory and technical developments surrounding XRP and other cryptocurrencies, and the effectiveness of our marketing and sales efforts to develop a robust and diverse investor base. The primary factors that are expected to impact our results and present significant opportunities, as well as pose risks and challenges, are described below. We believe that our performance and future success depend on the factors discussed below, and those mentioned in the section titled “Risk Factors” and elsewhere in this prospectus.
•Price of XRP: Our business is expected to be heavily dependent on the price of XRP, which has historically experienced significant volatility. As of October 9, 2026, we held approximately 473 million XRP, and expect in the future to acquire additional XRP through at-market purchases to build our strategic reserve of XRP.
•Awareness: The perception of XRP as a legitimate and secure asset class and technology by the general public plays a crucial role. The pace and effectiveness of continued education and awareness is expected to impact adoption rates. Due to the rapidly evolving nature of digital assets and the volatile price of XRP, which has experienced and continues to experience significant volatility, we expect that our operating results will fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader XRP economy.
•Regulation: The global regulatory landscape for XRP, including clarity around its legal status, accounting and tax treatment, and other compliance requirements, will significantly impact its growth. The legal and regulatory treatment of XRP, particularly in the United States where certain regulatory proceedings have occurred, remains subject to evolving interpretations. Favorable regulatory developments may encourage adoption, while restrictive measures or enforcement actions could hinder it.
•Institutional Adoption: Increased participation by institutional investors and financial institutions—including banks, payment processors, and corporations—can drive market confidence and liquidity, supporting continued growth of XRP use for cross-border settlement and treasury applications.
•Political Environment: Digital assets have entered the political conversation in the United States and abroad. We cannot be certain as to how future regulatory developments will impact the treatment of XRP under the law, and ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of XRP and materially and adversely impact our business.
•Monetary Policy: Central bank monetary policies, especially those related to interest rates and monetary supply, can influence XRP adoption. Low-interest rates and expansive monetary policies that lead to currency debasement may lead to a search for alternative investments like XRP.
•Technological Innovation: Advances in blockchain and distributed-ledger technology—such as improvements to the XRP Ledger’s throughput, interoperability, and security—may enhance XRP adoption and integration into payment systems. At the same time, competition is expected to intensify from companies offering both traditional financial services and other digital-asset-based solutions.

Plan of Operations, Expected Revenue Sources
We anticipate revenue generation through the following business lines in the initial period following the Transactions:
•Our XRP accumulation and management strategy will involve (i) the acquisition of XRP (from the proceeds of any future debt and equity financings, and operating cash flows in excess of expenses) according to a discretionary, macro-driven investment thesis, (ii) the strategic management of its XRP holdings, subject to market conditions and other factors, and (iii) the undertaking of capital-raising transactions, from time to time and subject to market conditions, with the objective of generating proceeds to be used for general corporate purposes, including the purchase of XRP.
•We may, from time to time and subject to market conditions, (i) sell XRP for general corporate purposes or to pursue strategies it believes are accretive to stockholders, (ii) consider secured financing transactions in which its XRP holdings could serve as collateral, where permissible, and (iii) explore strategies to monetize or otherwise utilize its XRP holdings (for example, through the development and commercialization of XRP-Ledger-based financial products and services).
•We may, from time to time and subject to market conditions, participate in yield generating strategies with a portion of our XRP assets. The percentage of our treasury utilized for yield generation will be dynamic and actively managed depending upon market conditions, available yield earning opportunities, and ongoing capital raising efforts. Over time, decentralized finance strategies may be developed and employed, allowing for additional income generating opportunities.
Many factors may impact our future operations and our ability to execute on the activities listed above. Factors impacting both XRP directly, and the broader digital asset market, may have a direct or indirect impact upon our operations, either positively or negatively.
We expect that strong positive price movements in the general digital asset markets and/or XRP specifically will have a positive impact on our operations, allowing for more robust capital raising and yield earning opportunities, with the converse being true in times of strong negative price movements.
Results of Operations
From July 18, 2025 (inception) through December 31, 2025, the Company incurred $0.9 million of net loss, which consisted of general and administrative expenses. The Company expects to continue to incur additional losses in future periods due to additional costs related to the Mergers and the Transaction, strategic investments in XRP, portfolio management activities, and expansion of operational infrastructure. The Company has not yet generated any revenue.
From January 1, 2026 through June 30, 2026, the Company incurred $2.2 million of net loss, which consisted of general and administrative expenses. The Company expects to continue to incur additional losses in future periods due to additional costs related to the Mergers and the Transaction, strategic investments in XRP, portfolio management activities, and expansion of operational infrastructure. The Company has not yet generated any revenue.
From August 29, 2025 (inception) through December 31, 2025, Evernorth incurred $152.7 million of net loss, primarily driven by digital asset impairment, changes in fair value of refundable investor advances, and general and administrative expenses. Evernorth expects to continue to incur additional losses in future periods due to additional cost related to the Mergers and the Transaction, strategic investments in XRP, portfolio management activities, and expansion of operational infrastructure. Evernorth has not yet generated any revenue, and its ability to generate revenue sufficient to achieve profitability will depend on our ability to successfully raise capital to acquire additional XRP.
From January 1, 2026 through June 30, 2026, Evernorth incurred $188.1 million of net loss, primarily driven by digital asset impairment, changes in fair value of refundable investor advances, and general and administrative expenses. Evernorth expects to continue to incur additional losses in future periods due to additional cost related to the Mergers and the Transaction, strategic investments in XRP, portfolio management activities, and expansion of operational infrastructure. Evernorth has not yet generated any revenue, and its ability to generate revenue sufficient to achieve profitability will depend on our ability to successfully raise capital to acquire additional XRP.
Risks and Uncertainties Associated with Future Results of Operations
Our lack of operating history will also make it difficult to accurately forecast the future results of operations, which is subject to a number of uncertainties including Pubco’s ability to grow its XRP reserves per share and XRP generation per share, and the market size and growth opportunities in each of our anticipated lines of business.
Our ability to generate cash flow initially will largely be dependent on our ability to raise capital to acquire additional XRP. Our business strategy may not be realized as quickly as hoped, or even at all. Further, even if we achieve growth, in future periods, that growth could slow or decline for a number of reasons, including, but not limited to, XRP volatility, increased competition, digital coins that compete with and may result in a decline in utilization of XRP or replace XRP, our inability to develop, improve or effectively scale XRP acquisition or to access and acquire XRP not held in exchanges, government regulation or our failure, for any reason, to continue to take advantage of growth opportunities.
For additional information, see “Risk Factors—Risks Related to the Business and Strategy of Pubco.”
Liquidity and Capital Resources
Overview
The Company reported loss from operations of $0.9 million for the period from July 18, 2025 to December 31, 2025. The Company reported loss from operations of $2.2 million for the period ended June 30, 2026. As of June 30, 2026, the Company had an unrestricted cash balance of $0.8 million, a net working capital deficit of $3.7 million and accumulated deficit of $3.1 million.
Evernorth’s reported loss from operations of $234.8 million for the period from August 29, 2025 to December 31, 2025. Evernorth’s reported loss from operations of $265.6 million for the period ended June 30, 2026. As of June 30, 2026, the Company had an unrestricted cash balance of $0.1 million, a net working capital deficit of $696.1 million and accumulated deficit of $340.9 million.
The Company’s primary source of liquidity will be loans and XRP contributed from Ripple. On October 19, 2025, the Company completed raising 126,791,458 in XRP relating to the private placement Contribution Agreement. On November 6, 2025, the Company entered into a master intercompany facility agreement with Ripple (as amended, the “Company Facility Agreement”), establishing a $7.0 million revolving credit facility (the “Company Facility”), and on February 11, 2026, the Company entered into an amendment to the Company Facility Agreement. Interest on amounts drawn under the Company Facility accrues at a rate of 3.81% per annum from November 6, 2025. Amounts borrowed under the Company Facility were required to be repaid within five business days after the Closing Date, or earlier upon five business days’ notice of demand by Ripple. See “Certain Relationships and Related Party Transactions—The Company’s Relationships and Related Party Transactions.” As of June 30, 2026, the Company had borrowed $6.6 million under the Company Facility.
Evernorth’s primary source of liquidity is loans from Ripple and XRP contributed to the Company, which is also available to fund operating activities of Evernorth. On November 6, 2025, Evernorth entered into a master intercompany facility agreement with Ripple (as amended, the “Evernorth Facility Agreement”), establishing a $1.0 million revolving credit facility (the “Evernorth Facility”), and on February 11, 2026, Evernorth entered into an amendment to the Evernorth Facility Agreement. Interest on amounts drawn under the Evernorth Facility accrues at a rate of 3.81% per annum from November 6, 2025. Amounts borrowed under the Evernorth Facility were required to be repaid within five business days after the Closing Date, or earlier upon five business days’ notice of demand by Ripple. See “Certain Relationships and Related Party Transactions—Pubco’s Relationships and Related Party Transactions—Evernorth Facility Agreement.” As of June 30, 2026, Evernorth had not borrowed under the Evernorth Facility. In addition, certain operating costs of Evernorth have been paid on its behalf by the Company, resulting in amounts owed by Evernorth to the Company of $5.9 million as of June 30, 2026, which are reflected as a related party payable.
On October 7, 2026, the Company entered into a second amendment to the Company Facility Agreement (the “Second Facility Amendment”), which increased the borrowing limit of the Company Facility to $10.0 million and confirmed all amounts drawn through September 30, 2026. That included certain payments Ripple made to third parties on behalf of the Company and Evernorth, which were previously recorded as related party payables and are now treated as borrowings under the Company Facility Agreement. As of October 7, 2026, the Company had borrowed $9.7 million under the Company Facility.
Since inception, Pubco has raised $214.1 million in cash and 261,919,096 XRP relating to Private Placement Subscription Agreements (“Pubco XRP”) dated on or about the Signing Date. The Company, as required by certain of such Private Placement Subscription Agreements, subsequently used the $214.1 million of cash proceeds to purchase 84,365,876 XRP. As of October 9, 2026, we held approximately 473 million XRP.
We assess our liquidity in terms of our ability to generate adequate amounts of cash to meet current and future needs. Our primary uses of cash on a short- and long-term basis are for working capital requirements and other liquidity needs. Our management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to our business operations and the development of market and strategic relationships with other businesses. Our future capital requirements will depend on many factors, including our operating activities, business strategy and future financing needs. We may seek to obtain additional financing to achieve our business plan through possible equity offerings or debt financing.
In connection with the Closing, we received aggregate gross cash proceeds of approximately $272.6 million, consisting of approximately $224.6 million from the Private Placement Investments and approximately $48.0 million released from the Trust Account after giving effect to the Redemptions, before transaction expenses. Investors also contributed approximately 388,910,554 XRP in kind. The advisory and placement fees and other amounts described under “Contingent Transaction Fees” reduced the cash available to Pubco and the Company.
Convertible Notes
On September 11, 2026 (the “Convertible Note Signing Date”), Pubco entered into a note purchase agreement with NH Investment & Securities Co., as trustee of Kyobo AIM Corporate Finance General Private Investment Trust No. 3, pursuant to which Pubco agreed to issue $30.0 million principal amount (the “Original Principal Amount”) of its 4.00% Convertible Senior PIK Notes due 2031, subject to increase in the form of additional principal representing interest paid in kind (“PIK Interest”). Payment for and issuance of the Convertible Notes occurred on October 12, 2026 (the “Effectiveness Date”). Pubco received approximately $30.0 million of net proceeds before transaction expenses payable by Pubco and intends to use the proceeds for general corporate purposes, including the acquisition of XRP and other activities within the XRP ecosystem. The Convertible Notes are senior, unsecured obligations of Pubco and rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated indebtedness of Pubco.
PIK Interest accrues on the outstanding principal from and after the Effectiveness Date at 4.00% per annum and is capitalized until the earliest of (i) the conversion date, (ii) the fifth anniversary of the Effectiveness Date (the “Maturity Date”) and (iii) the date Pubco receives an investor put right. Any PIK Interest accrued but not yet capitalized for the partial interest period from the most recent interest payment date through the applicable date is capitalized as of that date. The Convertible Notes mature in 2031 unless earlier converted, redeemed or repurchased. Upon any default in an amount payable in cash, interest accrues on the overdue amount at 7.00% per annum solely for the period of delay. The Convertible Notes are not subject to prepayment or redemption at Pubco’s option.
At any time on or after the one-year anniversary of the Effectiveness Date and before the Maturity Date, the holder may convert all, but not less than all, of its Convertible Notes. The initial conversion rate is 98.03921 shares of Pubco Class A Common Stock per $1,000 principal amount, including capitalized PIK Interest, representing an initial conversion price of approximately $10.20 per share. Conversion may be settled in cash, shares or a combination, at the holder’s option. If the conversion value otherwise would exceed 4.0 times the Original Principal Amount, based on the average of the daily volume-weighted average prices of Pubco Class A Common Stock over a

30-trading-day observation period and the aggregate principal amount on the conversion date, the conversion rate is reduced so that the resulting conversion value equals 4.0 times the Original Principal Amount. The conversion rate and conversion price are subject to proportional adjustment for share dividends and share splits or combinations, and customary adjustments apply upon a “Merger Event.” Upon an Event of Default or a Fundamental Transaction, the holder may require redemption of all, but not less than all, of its Convertible Notes at a price which, together with prior payments, provides a yield to put of 8.0% per annum on the Original Principal Amount.
Contingent Transaction Fees
In connection with the Transactions, the Company entered into engagement letters with an investment bank that provided for certain fees payable upon successful closing of the transaction. These included (i) an advisory fee of $4.0 million, (ii) a placement fee equal to 4% of eligible proceeds from PIPE or private placements and non-redemption arrangements entered into by the SPAC or the Company (together with the advisory fee, the “Contingent Fees”) and (iii) reimbursable expenses up to $0.5 million. The Contingent Fees were paid from the proceeds of the Business Combination and reduced the Company’s available liquidity upon closing. No liability had been recorded for the Contingent Fees as of June 30, 2026. We recorded an accrued liability of $0.5 million related to the reimbursable expenses as of June 30, 2026.
Cash Flows
The following table summarizes our cash flows for the Company:

	Period ended June 30, 2026	Year ended December 31, 2025
Net cash used in operating activities	$(2,138,275)	$(457,595)
Net cash used in investing activities	(2,399,180)	(716,710)
Net cash provided by financing activities	5,327,137	1,174,305
Net change in cash, cash equivalents, and restricted cash	$789,682	$—
Cash Flows Used in Operating Activities
For the Company, for the period ended June 30, 2026, net cash used in operating activities was $2.1 million. Net loss of approximately $2.2 million, which was offset by increases in related party payable of $0.2 million and a decrease in accounts payable and accrued liabilities of $0.1 million.
For the Company, for the period from July 18, 2025 to December 31, 2025, net cash used in operating activities was $0.5 million. Net loss of approximately $0.9 million, which was offset by increases in accounts payable and accrued liabilities of approximately $0.3 million, and related party payable of $0.2 million.
Cash Flows Used in Investing Activities
Net cash used in investing activities was approximately $2.4 million for the period ended June 30, 2026, consisting of payments made on behalf of Evernorth.
Net cash used in investing activities was approximately $0.7 million for the period from inception through December 31, 2025, consisting of payments made on behalf of Evernorth.
Cash Flows Provided by Financing Activities
Net cash provided by financing activities was approximately $5.3 million for the period ended June 30, 2026, consisting of $5.4 million of proceeds from the Company Facility Agreement used to fund the Company’s operating activities offset by $0.1 million in payments of deferred offering costs.
Net cash provided by financing activities was approximately $1.2 million for the period from inception through December 31, 2025, consisting of proceeds from the Company Facility Agreement used to fund the Company’s operating activities.

The following table summarizes our cash flows for Evernorth:

	Period ended June 30, 2026	Year ended December 31, 2025
Net cash used in operating activities	$(1,329,805)	$(716,710)
Net cash used in investing activities	—	(214,000,000)
Net cash provided by financing activities	1,427,550	214,766,705
Net change in cash, cash equivalents, and restricted cash	$97,745	$49,995
Cash Flows Used in Operating Activities
For Evernorth, for the period ended June 30, 2026, net cash used in operating activities was $1.3 million. Net loss of $188.1 million, as adjusted for non‑cash items including a gain of $77.5 million related to changes in the fair value of refundable investor advances offset by a digital asset impairment charge of $264.1 million. Changes in operating assets and liabilities further impacted cash flows, including a $2.0 million increase in related party payables and a $1.8 million decrease in accounts payable and accrued liabilities.
For Evernorth, for the period from August 29, 2025 to December 31, 2025, net cash used in operating activities was $0.7 million. Net loss of approximately $152.7 million was offset by non‑cash charges and changes in operating assets and liabilities. These reconciling items primarily consisted of a non‑cash digital asset impairment charge of approximately $233.7 million, partially offset by a non‑cash gain of approximately $82.1 million related to changes in the fair value of refundable investor advances, $0.2 million from changes in accounts payable and accrued liabilities and $0.2 million from changes in related party payable.
Cash Flows Used in Investing Activities
For the period from August 29, 2025 to December 31, 2025, Evernorth used approximately $214.0 million of cash in investing activities to acquire XRP using proceeds received from the Advance Funding Subscription Agreements.
Cash Flows Provided by Financing Activities
For the period ended June 30, 2026, Evernorth generated approximately $1.4 million of cash from financing activities, consisting primarily of $2.4 million of proceeds from the Company to fund vendor obligations paid on behalf of Evernorth, partially offset by $1.0 million paid in deferred offering costs.
For the period from August 29, 2025 to December 31, 2025, Evernorth generated approximately $214.8 million of cash from financing activities, consisting primarily of $214.0 million of cash received in connection with the Advance Funding Subscription Agreements. In addition, approximately $0.1 million of the proceeds received under these agreements is recorded as restricted cash as this amount is contractually required to be used to purchase XRP pursuant to the terms the Advance Funding Subscription Agreements. Evernorth also received $0.7 million in proceeds from the Company to fund vendor obligations paid on behalf of Evernorth.
Critical Accounting Estimates
The Company’s and Evernorth’s financial statements and the accompanying notes thereto included elsewhere in this prospectus are prepared in accordance with GAAP. The preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses, and related disclosures. We base our estimates on assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

Digital Assets and Principal Markets
In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2023‑08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350‑60), which establishes new guidance for the subsequent measurement and disclosure of certain crypto assets. The guidance applies only to crypto assets that meet specified criteria.
Our holdings of XRP do not meet the scoping criteria for ASU 2023-08. Accordingly, we account for XRP as an indefinite‑lived intangible asset under ASC 350‑30 and measure such assets at cost, less impairment. In assessing impairment, the Company considers the lowest observable intraday price for one XRP on the principal market at any time since acquisition of the specific XRP held. An impairment loss is recognized when the carrying value of an XRP exceeds this lowest quoted price, in an amount equal to the difference.
In accordance with ASC 820, we determine the fair value of our XRP for purposes of evaluating contribution date fair value to determine cost and impairment based on quoted prices from its principal market, defined as the market with the greatest volume and level of activity for XRP that we have access to at the measurement date.
Our XRP is accounted for at cost less impairment, and therefore the principal market determination is applied when assessing whether the carrying value of XRP exceeds its fair value, rather than for recurring fair value measurement. Changes in the principal market, market liquidity, or price observability could materially affect our impairment conclusions.
As we do not actively trade XRP on digital asset markets, management evaluates observable market data across multiple eligible digital asset trading platforms to identify the principal market. In making this determination, management considers, among other factors, (i) market-based trading volume and level of activity, (ii) the consistency and stability of quoted prices across markets, and (iii) whether the markets are reasonably believed to operate in compliance with applicable regulatory, anti-money laundering, and know-your-customer requirements. Based on this assessment, we selected Coinbase as the trading platform market that represents the principal market for XRP for financial reporting purposes.
We reassess the principal market determination at least annually and monitor it to evaluate whether changes in market structure, trading activity, price dispersion, or accessibility would require a change in the identified principal market. Changes in the principal market could result in differences in the quoted prices used to measure the fair value of XRP and, accordingly, could materially affect reported digital asset balances and impairment charges. While we believe the assumptions used in determining the principal market are reasonable, actual results could differ if market conditions or available information change.
Refundable Investor Advances
Evernorth has elected the fair value option under ASC 825 Financial Instruments, to account for its refundable investor advances. Under the fair value option, refundable investor advances are remeasured at fair value on a recurring basis, with changes in fair value recognized in earnings. The fair value of the refundable investor advances is determined in accordance with ASC 820 Fair Value Measurement, using an exit price notion that reflects the amount that would be paid to transfer the obligation in an orderly transaction between market participants at the measurement date. The valuation incorporated the contractual settlement features of the advances, including the issuance of Pubco shares upon consummation of the BCA at an assumed valuation of $10 per share. Upon consummation of the BCA, the refundable investor advances were settled through the issuance of Pubco shares. Changes in the fair value of XRP would generally result in corresponding changes in the fair value of the liability. As of June 30, 2026, the change in XRP price by $0.01 would lead to the change in fair value of the refundable investor advances by $1.0 million and $4.7 million, respectively. As of December 31, 2025, the change in XRP price by $0.01 would lead to the change in fair value of the refundable investor advances by $1.0 million and $1.9 million, respectively.
While Evernorth believes the valuation methodologies and assumptions used are reasonable and consistent with market participant assumptions, the estimation process is inherently subjective. Accordingly, actual results may differ from those estimates, and such differences could be material.

See Note 2 to the Company’s and Evernorth’s audited financial statements included elsewhere in this prospectus for a description of our significant accounting policies.
Off-Balance Sheet Arrangements
Other than as otherwise described in this prospectus, we do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.
Contractual Obligations
Evernorth has a contractual obligation to return cash and XRP contributed by investors through the Private Placement Subscription Agreements, which has been recorded as refundable investor advances. See above for discussion. Following the Closing, the Company and Evernorth have long-term debt consisting of Pubco’s $30.0 million principal amount of Convertible Notes. The Convertible Notes accrue PIK Interest at 4.00% per annum, which increases the outstanding principal until conversion, the Maturity Date or an investor put right, and mature in 2031 unless earlier converted, redeemed or repurchased. The Company and Evernorth do not have capital lease obligations, operating lease obligations or other long-term non-cancellable liabilities.
Recent Accounting Pronouncements
See “Recent Accounting Pronouncements” described in Note 3 to the Company’s and Evernorth’s audited financial statements included elsewhere in this prospectus.
Emerging Growth Company Status
Pubco is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company and Evernorth have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.
Quantitative and Qualitative Disclosures about Market Risk
The following discussion about our market risk exposures involves forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements.
XRP Market Price Risk
Market risk refers to the risk that the market price of XRP held by Pubco will rise or fall, sometimes rapidly or unpredictably.
Convertible Notes and Conversion Risk
The Convertible Notes accrue PIK Interest at a fixed rate of 4.00% per annum, which increases Pubco’s outstanding principal balance until conversion, the Maturity Date or an investor put right. Changes in market interest rates, the trading price of Pubco Class A Common Stock and the market value of XRP may affect the attractiveness, market value and potential conversion or redemption of the Convertible Notes. Any conversion may require Pubco to settle in cash, issue shares or use a combination of both, and any resulting cash requirements or dilution could adversely affect Pubco’s liquidity, financial condition and the market price of its securities.
Custody Risk
Following the Transactions, Pubco’s XRP is held with third-party custodians, initially BitGo Trust, which we selected based on various factors, including their financial strength and industry reputation. Custodian risk refers to the potential loss, theft, or misappropriation of our XRP assets due to operational failures, cybersecurity breaches, or financial difficulties experienced by these third parties. Although we monitor the financial health, insurance coverage, and security measures of our custodians, as well as obtaining service auditor reports, reliance on such third parties inherently exposes us to risks that we cannot fully mitigate. For more information, see “Business—Custody Arrangements.”

MANAGEMENT
Management and the Pubco Board
The following sets forth certain information concerning the persons who serve as executive officers and members of the Pubco Board.

Name	Age	Title
Executive Officers
Asheesh Birla	48	Chief Executive Officer and Director
Matthew Frymier	58	Chief Financial Officer
Sagar Shah	40	Chief Business Officer
Jessica Jonas	42	Chief Legal Officer and Secretary
Megumi Nakamura	44	Chief Operating Officer
Directors
Asheesh Birla	48	Chairman
Stuart Alderoty	67	Director
Ted Janus	66	Director
Robert Kaiden	59	Director
Derar Islim	42	Director
Biographical information on our directors and executive officers is set forth below.
Asheesh Birla has served as the Chief Executive Officer and Director of Pubco since September 2025. Mr. Birla previously served on Ripple’s board of directors and has been part of Ripple’s founding team since 2013. From 2013 to 2021, he served as General Manager of RippleNet, where he led the expansion of Ripple’s network and led the development of payments product utilizing XRP, at a time when XRP emerged as one of the world’s largest digital assets by market capitalization. Mr. Birla began his career in Silicon Valley as an entrepreneur, founding a content management company that was later acquired by Thomson Reuters, where he subsequently served as Vice President of Global Technology from 2005 to 2009. He has also been an active early-stage investor through Angel Track and has participated in or advised a number of fintech and blockchain ventures, including Nium, Azimo, MoneyGram, Thomson Reuters, Kno (acquired by Intel), and Bitso, a leading Latin American digital asset trading platform and Ripple partner. Mr. Birla holds a Master of Business Administration from the Wharton School of the University of Pennsylvania, where he also lectures on topics related to digital finance and venture innovation.
Stuart Alderoty has served as a Director of Pubco since the Closing. Mr. Alderoty has served as Chief Legal Officer of Ripple since 2019, where he oversees the company’s global legal, compliance, and regulatory functions, and has served as the President of the National Cryptocurrency Association since 2025. He brings more than 40 years of legal and regulatory experience in the financial services industry. Prior to joining Ripple, Mr. Alderoty served as General Counsel and a member of the executive leadership teams at CIT Group Inc. and HSBC North America Holdings Inc. Earlier in his career, he was Managing Counsel at American Express Company, and was a partner at the international law firm LeBoeuf, Lamb, Greene & MacRae LLP, where he specialized in complex litigation. Mr. Alderoty holds a Juris Doctor from Rutgers Law School.
Ted Janus has served as a Director of Pubco since the Closing. Since 2009, Mr. Janus has served as Principal at J Capital, where he invests in private and public companies, focusing on financial and consumer technology companies, as well as private equity and venture capital funds. Previously, from 1997 to 2009, Mr. Janus served as Partner and Director of Research at Palo Alto Investors. Prior to that, he served as Vice President at Bank of America Investment Services, where he focused on finance and product management. Mr. Janus has more than 30 years of experience in investing and financial services and is a CFA charterholder. He holds a B.A. in Political Science from the University of California, Berkeley, and an M.B.A. from the University of California, Berkeley, Haas School of Business.

Robert Kaiden has served as a Director of Pubco since the Closing. Since 2026, Mr. Kaiden has served as Chief Financial Officer of OpenAI Foundation. Previously, Mr. Kaiden served as Chief Financial Officer of Inspirato and, prior to that, as Chief Accounting Officer of Twitter from 2015 to 2022. Earlier in his career, Mr. Kaiden was an Audit Partner at Deloitte & Touche LLP. He brings more than 35 years of leadership in finance and accounting. Mr. Kaiden currently serves on the Board of Directors of Away. He received his MBA from the Wharton School of the University of Pennsylvania.
Derar Islim has served as a Director of Pubco since the Closing. Dr. Islim is a financial executive with over 15 years of experience in global financial services and digital assets, whose career bridges traditional Wall Street finance and cutting-edge digital asset leadership. He most recently served as Chief Operating Officer at Antalpha (NASDAQ:ANTA), concurrently serving as Chief Executive Officer of its Americas and EMEA divisions. In these capacities, he spearheaded regional strategy and global operations for digital asset financing before transitioning to an advisory role in April 2026. Prior to Antalpha, Dr. Islim was a pivotal leader at Genesis Global Trading, a pioneering digital currency prime brokerage. As Chief Operating Officer and later as Interim Chief Executive Officer, he led the firm through industry turbulence, executing complex restructuring and strengthening corporate governance. His digital asset expertise is fortified by his traditional finance roots, including his tenure as Head of Risk at venture capital firm Hard Yaka and as a Senior Trader at Bank of America Merrill Lynch, specializing in funding and credit markets. Dr. Islim holds a Ph.D. in Financial Mathematics from Florida State University and is a Fulbright Scholar.
Matthew Frymier has served as the Chief Financial Officer of Pubco since September 2025. Mr. Frymier currently serves as a Director of Preformed Line Products Company, and as a Director of 1RT Acquisition Corp. Previously, he served as an Operating Executive at Financial Technology Partners, Chairman of the Chicago Stock Exchange, Chairman of FX Alliance, Inc., and was the Founder and Managing Partner of Corrum Capital Management LLC. Earlier in his career, Mr. Frymier led Bank of America Merrill Lynch’s Global Strategic Capital Division, where he was responsible for strategic investments, partnerships and mergers and acquisitions designed to drive innovation and create shareholder value for the Bank of America enterprise. Mr. Frymier holds a Bachelor of Arts degree from Colby College.
Sagar Shah has served as Chief Business Officer of Pubco since the Closing. Mr. Shah previously held several leadership positions at Ripple since 2020, including Chief of Staff for RippleNet, Head of Custody, and Senior Director of Stablecoins. Prior to joining Ripple, Mr. Shah held strategy and business operations roles at WeWork Inc., Salesforce, Inc., and Beepi, Inc. Mr. Shah began his career in financial services, including prior roles in investment banking, private equity and corporate development. Mr. Shah holds a Bachelor of Business Administration from the Stephen M. Ross School of Business at the University of Michigan, Ann Arbor, and a Master of Business Administration from the Wharton School at the University of Pennsylvania.
Jessica Jonas has served as Chief Legal Officer and Secretary of Pubco since the Closing. Ms. Jonas previously served as Chief Legal Officer of the Bitcoin Legal Defense Fund (“BLDF”). Prior to joining the BLDF, she held senior in-house legal roles at Gemini Trust Company, LLC and American Express Company. Before moving in-house, Ms. Jonas spent nearly a decade in private practice in New York and served as a law clerk in the Eastern District of New York. Ms. Jonas holds a Bachelor of Arts in English from Wesleyan University and a Juris Doctor from the University of North Carolina School of Law.
Megumi Nakamura has served as Chief Operating Officer of Pubco since the Closing. From 2014 to 2023, she was the Co-Founder and Chief Executive Officer of Apto Payments, and earlier co-founded 3taps (2009–2015). She has also held investment and advisory roles, including Investment Partner at Hard Yaka Ventures (2011–2020), Entrepreneur/Consultant/Advisor (2023–present), LP Advisor to Nyca Partners and Entrepreneur-in-Residence at Green Visor Capital (both 2019–present), and Board Member at Runway Group (2024–present). Ms. Nakamura began her career at Promontory Financial Group (2005–2014). She received her bachelor’s degree from Princeton University.

Corporate Governance
Pubco has structured its corporate governance in a manner that SPAC and the Company believed would closely align its interests with those of its stockholders following the Transactions. Notable features of this corporate governance include:
•Pubco has three standing committees, including an audit committee, a compensation committee and a nominating and governance committee;
•Pubco has a classified board, with directors divided into three classes, designated Class I, Class II and Class III, and each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors;
•Pubco’s audit committee contains all “independent directors” under both the Nasdaq Rules and Rule 10A-3 under the Securities Act;
•At least one of Pubco’s directors qualifies as an “audit committee financial expert” as defined by the SEC; and
•Pubco has implemented a range of other corporate governance best practices, including implementing a robust director education program.
Composition of the Pubco Board After the Transactions
Pubco’s business and affairs are managed under the direction of the Pubco Board. The Pubco Board consists of five directors, at least three of whom qualify as independent directors under Nasdaq Rules. For further information regarding the structure of the Pubco Board, see the sections entitled “Description of Securities.”
Director Independence
In connection with the Transactions, the Pubco Board undertook a review of the independence of its directors and considered whether any such director has a material relationship with it that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. The Pubco Board has determined that each of Ted Janus, Robert Kaiden and Derar Islim is an “independent director,” as defined under the rules of the Nasdaq.
Board Committees
The Pubco Board directs the management of Pubco’s business and affairs, as provided by the NRS, and conducts its business through meetings of the Pubco Board and standing committees. Pubco has three standing committees, including an audit committee, a compensation committee and a nominating and governance committee.
In addition, from time to time, special committees may be established under the direction of the Pubco Board when necessary to address specific issues.
Audit Committee
Pubco’s audit committee is responsible for, among other things:
•appointing, compensating, retaining, evaluating, terminating and overseeing its independent registered public accounting firm;
•discussing with its independent registered public accounting firm their independence from management;
•reviewing, with its independent registered public accounting firm, the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by its independent registered public accounting firm;

•overseeing the financial reporting process and discussing with management and its independent registered public accounting firm the quarterly and annual financial statements that its files with the SEC;
•overseeing its financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing its policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The audit committee reviews and approves the declaration and issuance/payment of dividends or buybacks, capital expenditures exceeding an aggregate value of $10 million and perquisites.
The audit committee consists solely of three independent directors.
Pubco’s audit committee consists of Ted Janus, Robert Kaiden and Derar Islim, with Robert Kaiden serving as chair. Rule 10A-3 of the Exchange Act and the Nasdaq Rules require that Pubco’s audit committee be composed entirely of independent members. The Pubco Board has affirmatively determined that each of Ted Janus, Robert Kaiden and Derar Islim meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq Rules. Each member of Pubco’s audit committee also meets the financial literacy requirements of the Nasdaq listing standards. In addition, the Pubco Board has determined that Ted Janus qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Pubco Board has adopted a written charter for the audit committee, which is available on Pubco’s corporate website at https://www.evernorth.xyz/. The information on any of Pubco’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Compensation Committee
Pubco’s compensation committee is responsible for, among other things:
•reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of its Chief Executive Officer and other executive officers;
•administering any incentive compensation plans of Pubco approved by the Pubco Board;
•reviewing and approving all employment agreement and severance arrangements for Pubco’s executive officers;
•making recommendations to the Pubco Board regarding the compensation of Pubco’s directors; and
•retaining and overseeing any compensation consultants.
The compensation committee consists of three independent directors. Pubco’s compensation committee consists of Ted Janus, Robert Kaiden and Derar Islim, with Ted Janus serving as chair. The Pubco Board has affirmatively determined that each of Ted Janus, Robert Kaiden and Derar Islim meets the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq Rules, and is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. The Pubco Board has adopted a written charter for the compensation committee, which is available on Pubco’s corporate website at https://www.evernorth.xyz/. The information on any of Pubco’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Nominating and Governance Committee
Pubco’s nominating and governance committee is responsible for, among other things:
•developing the criteria and qualifications for membership on the Pubco Board;

•recruiting, reviewing, nominating and recommending candidates for election to the Pubco Board or to fill vacancies on the Pubco Board;
•reviewing candidates proposed by stockholders and conducting appropriate inquiries into the background and qualifications of any such candidates; and
•having such other powers and authority as the Board may provide by resolution.
The nominating and governance committee consists of three independent directors. Pubco’s nominating and governance committee consists of Ted Janus, Robert Kaiden and Derar Islim, with Derar Islim serving as chair. The Pubco Board has affirmatively determined that each of Ted Janus, Robert Kaiden and Derar Islim meets the definition of “independent director” under the Nasdaq Rules. The Pubco Board has adopted a written charter for the nominating and governance committee, which is available on Pubco’s corporate website at https://www.evernorth.xyz/. The information on any of Pubco’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Risk Oversight
One of the key functions of the Pubco Board is informed oversight of Pubco’s risk management process. The Pubco Board does not have a standing risk management committee, but rather administers this oversight function directly through the Pubco Board as a whole, as well as through various standing committees of the Pubco Board that address risks inherent in their respective areas of oversight. In particular, the Pubco Board is responsible for monitoring and assessing strategic risk exposure, and Pubco’s audit committee has the responsibility to consider and discuss Pubco’s major financial risk exposures and the steps its management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Pubco’s compensation committee also assesses and monitors whether Pubco’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Code of Business Conduct and Ethics
Pubco has adopted a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the “Code of Conduct”). A copy of the Code of Conduct is posted on Pubco’s corporate website at https://www.evernorth.xyz/. The nominating and corporate governance committee of Pubco is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, Pubco posts on Pubco’s website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct. The information on any of Pubco’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION
Pubco is an “emerging growth company” within the meaning of the Securities Act and has elected to comply with the reduced compensation disclosure requirements available to such emerging growth companies.
No compensation was paid by Pubco to its named executive officers and directors during the six months ended June 30, 2026 or in the fiscal years ended December 31, 2023, December 31, 2024 and December 31, 2025. There are no outstanding equity awards held by Pubco’s named executive officers or directors as of June 30, 2026.
Executive Officer Employment Agreements
In connection with the Transactions, Pubco has entered into employment agreements with each of its executive officers which set forth the terms and conditions of each executive officer’s employment with Pubco from and after the Closing (collectively, the “Employment Agreements”). The Employment Agreements generally provide for an annual base salary of $50,000 for Mr. Birla, $500,000 for Mr. Frymier, $400,000 for Ms. Jonas, $300,000 for Mr. Shah, and $300,000 for Ms. Nakamura, and a target annual cash bonus opportunity of 50% of annual base salary for each of Messrs. Frymier and Shah and Mss. Jonas and Nakamura. The Employment Agreements provide for an initial grant of time-based restricted stock units (“RSUs”) under the Incentive Plan with a targeted grant date value of $44,000,000 for Mr. Birla, $5,600,000 for Mr. Frymier, $4,500,000 for Ms. Jonas, $2,800,000 for Mr. Shah, and $2,800,000 for Ms. Nakamura (the “Initial Equity Awards”). The Initial Equity Awards are scheduled to vest 43.75% on March 18, 2027, and the remaining 56.25% will vest thereafter in eleven (11) equal quarterly installments on the 15th day of the middle month of the financial quarter during which a vesting date occurs, in each case, subject to continued employment through the applicable vesting date. In addition, the executives will be eligible to participate in Pubco’s retirement and employee benefit plans, as in effect from time to time.
The Employment Agreements contain restrictive covenant obligations, including with respect to confidentiality, non-disparagement and a twelve (12) month post-employment non-solicitation commitment with respect to both Pubco personnel and customers (the “Restrictive Covenants”).
Subject to the executive’s release of claims and compliance with the Restrictive Covenants, in the event that the executive’s employment is terminated by Pubco without “cause” (as defined therein), such executive officer will receive (i) nine (9) months of base salary continuation, (ii) payment of any earned, but unpaid, annual bonus, and (iii) twelve (12) months of subsidized continuation coverage under Pubco’s group health and dental plans. In the event that the executive resigns for “good reason” (as defined therein), such executive will receive six (6) months of base salary continuation. Under the Employment Agreements, in the event a “change in control” (as defined in the Incentive Plan) occurs prior to the first vesting date of the Initial Equity Awards, then 50% of the Initial Equity Award will become vested as of the closing date of such change in control. In addition, in the event the executive’s employment is terminated by the Company without cause or due to a resignation for good reason, in each case, on or within 12 months following a change in control at any time, then any then-unvested portion of the Initial Equity Award will accelerate and vest in full as of the termination date, subject to the execution and non-revocation of a release of claims.
Under the Employment Agreements, if any payments or benefits payable to the executive officers in connection with a “change in control” would constitute “parachute payments” under Section 280G of Code and trigger the excise tax under Section 4999 of the Code, those payments will be reduced only to the extent necessary to avoid the excise tax, but only if the reduced amount would result in a greater after-tax benefit to the executive officer than receiving the full amount and paying the excise tax.
Evernorth Holdings Inc. 2026 Omnibus Incentive Plan
Prior to the consummation of the Transactions, Pubco approved and adopted the Incentive Plan, which was approved by Pubco’s stockholders prior to the Closing. The Incentive Plan will be administered by the Pubco Board or the compensation committee of the Pubco Board. Employees, non-employee directors and individual consultants will be eligible to be selected by the administrator to receive awards under the Incentive Plan. Awards may comprise stock options, restricted stock units, restricted stock, and other cash- and stock-based awards.

There are 8,930,929 shares of Pubco Class A Common Stock initially reserved for issuance under the Incentive Plan and the Incentive Plan includes an automatic annual increase to such share reserve, beginning with Pubco’s 2027 fiscal year and ending with Pubco’s 2036 fiscal year, equal to the lesser of (x) 5% of the total number of shares of all classes of Pubco common stock outstanding on the last day of the immediately preceding fiscal year of Pubco or (y) a lesser number of shares of Pubco Class A Common Stock determined by the Pubco Board or a duly authorized committee of the Pubco Board in its discretion.
In the event of certain corporate transactions, the administrator will, as it deems equitable and proportionate, adjust any or all of the following so as to ensure no undue enrichment or harm:
•the number and type of shares of common stock (or other securities) which thereafter may be the subject of awards;
•the number and type of shares of common stock (or other securities) subject to outstanding awards (including the identity of the issuer);
•the grant, purchase or hurdle price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and
•the terms and conditions of any outstanding award, including the performance criteria applicable to any performance awards.
The Incentive Plan became effective upon the Closing and will automatically terminate after the earliest to occur of (i) the 10-year anniversary of the effective date, (ii) the maximum number of shares of Pubco Class A Common Stock available for issuance under the Incentive Plan have been issued, and (iii) the Pubco Board terminates the plan. The Pubco Board may amend, alter, suspend, discontinue or terminate the Incentive Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Pubco Class A Common Shares are principally quoted or traded or (ii) subject to the terms of the Incentive Plan, the consent of the affected participant, if such action would materially adversely affect the rights of such participant under any outstanding award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Incentive Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any awards.
Pubco intends to file a registration statement on Form S-8 to register the number of shares of Pubco Class A Common Stock reserved for issuance under the Incentive Plan as soon as reasonably practicable following the Closing Date.
In addition to the Initial Equity Awards granted to each of our executive officers under the Incentive Plan (as described above), the Company intends to also grant one-time equity awards under the Incentive Plan to our executive officers following the Closing (the “Founder Awards”). The Founder Awards will be granted in the form of time-based RSUs that have a target grant date value of $750,000 for each of our executive officers. The Founder Awards will vest as follows: (i) 25% will vest on the first anniversary of the Closing; (ii) 25% will vest on the second anniversary of the Closing; and (iii) 50% will vest on the third anniversary of the Closing, in each case, subject to continued employment with the Company and its subsidiaries through the applicable vesting date. However, in the event of a “change in control” (as defined in the Incentive Plan), the then-unvested portion of the Founder Awards will accelerate and vest as of immediately prior to the change in control, subject to continued employment through the date of such change in control. In the event any additional Founder Awards are granted to any of our executive officers, such awards will be similarly granted pursuant to, and from the share pool reserve under, the Incentive Plan.
Evernorth Holdings Inc. 2026 Employee Stock Purchase Plan
Prior to the consummation of the Transactions, Pubco approved and adopted the ESPP, which was approved by Pubco’s stockholders prior to the Closing. The ESPP includes both a component intended to qualify under Section

423 of the Code and a non-Section 423 component, which is not intended to qualify under Section 423 of the Code. Employees of Pubco and its eligible subsidiaries who are customarily employed for at least 20 hours per week and more than five months in any calendar year will be eligible to purchase shares of Pubco Class A Common Stock at a discount through payroll deductions during the designated offering periods. The ESPP will be administered by the Pubco Board or the compensation committee of the Pubco Board.
There are 1,786,185 shares of Pubco Class A Common Stock initially reserved for issuance under the ESPP and the ESPP includes an automatic annual increase to such share reserve, beginning with Pubco’s 2027 fiscal year and ending with Pubco’s 2036 fiscal year, equal to the lesser of (x) 1% of the total number of shares of all classes of Pubco common stock outstanding on the last day of the immediately preceding fiscal year of Pubco or (y) a lesser number of shares of Pubco Class A Common Stock determined by the Pubco Board or a duly authorized committee of the Pubco Board in its discretion.
In the event of certain corporate transactions, the administrator shall, in such manner as it deems appropriate, equitably and proportionally adjust (i) the number and class of shares that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each outstanding option under the ESPP, and the number of shares available for issuance under the ESPP and the maximum number of shares that any participant may purchase during an offering period.
The ESPP will automatically terminate on the earlier of the 10th anniversary of the effective date or the date that the administrator terminates the ESPP. The administrator may, in its sole discretion, amend, suspend or terminate the ESPP at any time and for any reason. If the ESPP is terminated, the administrator may elect to terminate all outstanding offering periods either immediately or once shares have been purchased on the next purchase date (which may, in the discretion of the administrator, be accelerated) or permit offering periods to expire in accordance with their terms. If any offering period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares will be returned to participants (without interest, except as otherwise required by law) as soon as administratively practicable.
Pubco intends to file a registration statement on Form S-8 to register the number of shares of Pubco Class A Common Stock reserved for issuance under the ESPP as soon as reasonably practicable following the Closing Date.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of Pubco Stock following the Closing, based on information obtained from the persons named below, with respect to the beneficial ownership of Pubco Stock, by:
•each person who is the beneficial owner of more than 5% of the issued and outstanding shares of Pubco Stock;
•each person who is an executive officer or a director of Pubco;
•all of Pubco’s executive officers and directors as a group.
Where applicable, the percentage of beneficial ownership for each individual or entity also reflects Pubco Class A Common Stock issuable upon the exercise of Pubco Warrants that will be exercisable within 60 days following the Closing. Such shares underlying Pubco Warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
In the table below, percentage ownership is based on (i) 26,094,680 shares of Pubco Class A Common Stock issued and outstanding as of October 22, 2026 and (ii) 31,392,746 shares of Pubco Class C Common Stock. Shares of Pubco Class C Common Stock are entitled to economic rights, including the right to receive distributions in proportion to the number of shares held, but have no voting rights except as required by the NRS and are not listed for trading or transferable.
The table below is presented based on the methodology described above.

	Pubco Class A Common Stock (voting)		Pubco Class C Common Stock (non-voting)
Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class
5% Stockholders
Sponsor(2)	4,704,137	18.0%	29,033,708	92.5%
Ripple(3)	1,678,382	6.4%	—	—
Chris Larsen(4)	2,340,249	9.0%	—	—
SBI(5)	9,431,914	36.1%	2,359,038	7.5%

Executive Officers and Directors
Asheesh Birla	—	—	—	—
Matthew Frymier	—	—	—	—
Sagar Shah	—	—	—	—
Jessica Jonas	—	—	—	—
Megumi Nakamura	—	—	—	—
Stuart Alderoty	—	—	—	—
Ted Janus	—	—	—	—
Robert Kaiden	—	—	—	—
Derar Islim	—	—	—	—
All officers and directors as a group (nine individuals)	—	—	—	—
__________________
(1)Unless otherwise noted, the business address of each of the following entities or individuals is 600 Battery Street San Francisco, California 94111.

(2) Arrington XRP Capital Fund, LP (“Arrington”) is a Delaware limited partnership. Its general partner is Arrington Capital Management, LLC, and J. Michael Arrington is the managing member of the general partner. J. Michael Arrington, through the general partner, exercises dispositive power over the Registrable Securities held by Arrington, and exercises voting power other than with respect to the DAT Side Pocket Pubco Stock described below. Pursuant to a letter agreement, dated October 17, 2025, between Arrington and RippleWorks, Inc. (the “Investor”), with respect to the 4,215,479 shares of Pubco Class A Common Stock acquired by Arrington with the Investor’s XRP contribution (the “DAT Side Pocket Pubco Stock”): (i) Arrington must notify the Investor of each stockholder vote and vote such shares in accordance with the Investor’s written voting instructions, and if the Investor does not timely provide instructions, Arrington will vote such shares in accordance with the Pubco board of directors’ recommendation (or, if no recommendation has been made, in Arrington’s sole discretion); and (ii) Arrington must consult with the Investor regarding the disposition of such shares and obtain the Investor’s prior written consent for certain specified actions. Arrington otherwise retains dispositive power over such shares.
(3) Ripple has a management team that makes decisions for the day-to-day operations of Ripple, and a board of directors that oversees that management team. Ultimately, as the controlling shareholder of Ripple, Chris Larsen has, in such capacity, voting and dispositive control over shares of Pubco held by Ripple.
(4) Consists of 1,678,382 and 661,867 shares of Pubco Class A Common Stock held by Ripple and the Contributor Related Party Entity, respectively. Mr. Larsen may be deemed to beneficially own the shares directly or indirectly controlled by such entities, but each disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(5) Consists of 9,431,914 shares of Pubco Class A Common Stock held by SBI Venture Fund 2023A Investment LPS, SBI Venture Fund 2023B Investment LPS, SBI PE Holdings Co., Ltd. and SBI Holdings USA, Inc., each of which are entities controlled by SBI (the “SBI Stockholders”), collectively. Each such SBI Stockholder is either a subsidiary of or partnership directly or indirectly managed by SBI Holdings, Inc. (“SBI”) and, therefore, in such capacity, SBI may be deemed to have voting and investment power over the shares of Pubco Class A Common Stock held by the SBI Stockholders. SBI is a Japanese corporation listed on the Tokyo Stock Exchange, Prime Market. Voting and dispositive decisions regarding such shares are made by SBI’s board of directors upon a recommendation by management, acting by majority vote and, as a result, no individual member of SBI’s board of directors acting alone has the ability to exercise voting or dispositive power regarding such shares. The membership of SBI’s board of directors is subject to change from time to time. Each of the members of SBI’s board of directors disclaims beneficial ownership of such shares. SBI’s business address is 1-6-1 Roppongi Minato-ku, Tokyo, Japan 106-6019.

SELLING HOLDER
This prospectus relates to the possible offer and resale from time to time by CF Principal Investments LLC (“Cantor” or the “Holder”) of up to 5,218,935 shares of Pubco Class A Common Stock that may be issued by us to the Holder pursuant to the Purchase Agreement. For additional information regarding the issuance of the shares of Pubco Class A Common Stock to be offered by the Holder included in this prospectus, see the section titled “The Committed Equity Financing.” We are registering the shares of Pubco Class A Common Stock included in this prospectus pursuant to the provisions of the ELOC Registration Rights Agreement in order to permit the Holder to offer the shares of Pubco Class A Common Stock for resale from time to time.
Except for the transactions contemplated by the Purchase Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, the Holder has not had any material relationship with us or any of our affiliates within the past three years.
All of the data in the following table is as of October 22, 2026. The table is prepared based on information provided to us by the Holder. It sets forth the name and address of the Holder, the aggregate number of shares of Pubco Class A Common Stock that the Holder may offer pursuant to this prospectus, and the beneficial ownership of the Holder both before and after giving effect to the offering, assuming we sell to the Holder all of the 5,218,935 shares of Pubco Class A Common Stock covered by this prospectus. We have calculated percentage ownership based on 26,094,680 shares of Pubco Class A Common Stock outstanding as of October 22, 2026.
We cannot advise you as to whether the Holder will in fact sell any or all of the shares of Pubco Class A Common Stock set forth in the table below or how long the Holder will hold any shares of Pubco Class A Common Stock before selling them. In addition, subject to compliance with applicable securities laws, the Holder may sell, transfer or otherwise dispose of, at any time and from time to time, such shares of Pubco Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. Because the purchase price of the shares of Pubco Class A Common Stock that may be issued under the Purchase Agreement is determined on each purchase date with respect to each purchase, the number of shares of Pubco Class A Common Stock that we may actually sell to the Holder under the Purchase Agreement may be fewer than or more than the number of shares of Pubco Class A Common Stock being offered by this prospectus. For purposes of the table below, unless otherwise indicated, we have assumed that the Holder will have sold all of the shares of Pubco Class A Common Stock covered by this prospectus upon completion of the offering.
The Holder’s business address is 499 Park Avenue, New York, NY 10022.

Name of Holder	Beneficial Ownership Before the Offering		Maximum Number of Shares which may be offered pursuant to this prospectus	Beneficial Ownership After the Offering
	Number of Shares(1)	%	Number of Shares	Number of Shares	%
CF Principal Investments LLC(2)	—	—	5,218,935	—	—
__________________
(1)The Holder does not beneficially own any shares of Pubco Class A Common Stock prior to this offering. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of Pubco Class A Common Stock that the Holder may be required to purchase under the Purchase Agreement, because the issuance of such shares of Pubco Class A Common Stock is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Holder’s control, including the registration statement becoming and remaining effective. Furthermore, the purchases of shares of Pubco Class A Common Stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of Pubco Class A Common Stock to the Holder to the extent such shares, when aggregated with all other shares of Pubco Class A Common Stock then beneficially owned by Cantor, would cause Cantor’s beneficial ownership of Pubco Class A Common Stock to exceed the Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling Class A Common Stock under the Purchase Agreement if such issuance or sale would reasonably be expected to result in a violation of the Securities Act or a breach of the rules of Nasdaq (or any other Principal Market). The Beneficial Ownership Cap may not be amended or waived under the Purchase Agreement.
(2)CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor Fitzgerald, L.P. (“CFLP”) and directly or indirectly controls the managing general partner of Cantor Fitzgerald Securities (“CFS”), the sole member of Cantor. Brandon G. Lutnick is Chairman and Chief Executive Officer of CFLP and CFGM and also the trustee with decision making control of the trusts that hold all of the voting shares of CFGM. CFLP, indirectly, holds a majority of the ownership interests in CFS, and therefore also indirectly controls Cantor. As such, each of CFLP, CFGM, CFS and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by Cantor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The foregoing should not be construed in and of itself as an admission by any of CFLP, CFGM, CFS or Mr. Lutnick as to beneficial ownership of the securities beneficially owned, directly, by Cantor. The business address of Cantor is 499 Park Avenue, New York, NY 10022.

DESCRIPTION OF SECURITIES
As a result of the SPAC Domestication and Mergers and pursuant to the Business Combination Agreement, (i) SPAC Delaware stockholders (including certain Private Placement Investors and the Sponsor) received shares of Pubco Class A Common Stock in the SPAC Merger and became Pubco stockholders, (ii) Ripple received shares of Pubco Class A Common Stock in the Company Merger and (iii) the Sponsor received shares of Pubco Class A Common Stock and Pubco Class C Common Stock. The following description summarizes the terms of Pubco’s capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of the NRS and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. The organizational documents are filed as exhibits to the registration statement of which this prospectus forms a part. Unless otherwise indicated, this description applies to Pubco Securities following the Transactions.
Authorized Capital Stock
The authorized capital stock of Pubco currently consists of 7,400,000,000 shares of Pubco Class A Common Stock, 100,000,000 shares of Pubco Class B Common Stock, 2,400,000,000 shares of Pubco Class C Common Stock and 100,000,000 shares of preferred stock, par value $0.001 per share, in each case as provided in the Amended and Restated Articles of Incorporation. As of the date of this prospectus, 26,094,680 shares of Pubco Class A Common Stock, nil shares of Pubco Class B Common Stock and 31,392,746 shares of Pubco Class C Common Stock were issued and outstanding, 3,585,278 shares of Pubco Class A Common Stock were reserved for issuance upon conversion of the Convertible Notes, subject to adjustment, 8,930,929 shares of Pubco Class A Common Stock were reserved for issuance under the Incentive Plan and 1,786,185 shares of Pubco Class A Common Stock were reserved for issuance under the ESPP, in the case of the Incentive Plan and the ESPP, subject to adjustment and to automatic annual increases. All outstanding shares of Pubco capital stock are fully paid and non-assessable.
Pubco Stock
Voting Rights. Each holder of Pubco Class A Common Stock and Pubco Class B Common Stock is entitled to one vote for each share held of record as of the record date on all matters voted on by stockholders, including the election of directors. Holders of Pubco Class C Common Stock will not be entitled to vote on any matters voted on by stockholders, except as required by the NRS, on any amendment to the Amended and Restated Articles of Incorporation that would change the powers, preferences or rights of the holders of shares of Pubco Class C Common Stock in a manner that is disproportionately adverse to the Pubco Class C Common Stock as compared to the Pubco Class A Common Stock or the Pubco Class B Common Stock, and any change to the maximum ownership restriction applicable to the Pubco Class C Common Stock in the Amended and Restated Articles of Incorporation. The Pubco Board is classified and each class shall serve for a term ending on the date of the third annual meeting next following the annual meeting at which such director was elected, and each director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, except in the case of his or her death, resignation or removal, and pursuant to the terms and conditions set forth in the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.
Dividend Rights. Holders of shares of Pubco Class A Common Stock and Pubco Class C Common Stock are entitled to dividends and other distributions as may be declared by the Pubco Board out of funds legally available therefor, subject to any preferential or other rights of any outstanding Pubco preferred stock, if any. Holders of shares of Pubco Class B Common Stock are not entitled to dividends or other distributions.
Transferability. Shares of Pubco Class A Common Stock are freely transferable, subject to any restrictions pursuant to the NRS and applicable federal securities laws. Transfers of shares of Pubco Class A Common Stock held by Ripple and the Sponsor are subject to the lock-up restrictions pursuant to the Lock-Up Agreement and the Insider Letter, respectively. Shares of Pubco Class B Common Stock and Pubco Class C Common Stock are subject to transfer restrictions. Shares of Pubco Class B Common Stock, if any, held by holders of Company Units may only be transferred together with an equal number of Company Units. If the Sponsor transfers any of its shares of Pubco Class C Common Stock to third parties other than its affiliates, an equal number of shares of Pubco Class C Common Stock will be canceled and converted into an equal number of shares of Pubco Class A Common Stock.

Liquidation and Dissolution Rights. Subject to the preferential rights of any holders of shares of preferred stock then outstanding, if any, upon liquidation, dissolution or winding up of Pubco’s affairs, holders of shares of Pubco Class A Common Stock and Pubco Class C Common Stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution after payment of liabilities. Holders of shares of Pubco Class B Common Stock are not entitled to liquidating distributions.
Other. Pubco Stock has no preemptive, subscriptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.
Pubco Class B Common Stock
Pubco Class B Common Stock is not entitled to economic interests in Pubco. Holders of Pubco Class B Common Stock do not have any right to receive dividends or other distributions or to receive a distribution upon a liquidation or winding up of Pubco. However, if the Company makes distributions to Pubco, the other holders of Company Units will be entitled to receive distributions pro rata in accordance with the percentages of their respective Company Units.
If at any time the ratio at which Company Units are redeemable or exchangeable for shares of Pubco Class A Common Stock changes from one for one as described under “Certain Relationships and Related Party Transactions—Pubco’s Relationships and Related Party Transactions—Company A&R LLCA,” the number of votes to which holders of Pubco Class B Common Stock are entitled will be adjusted accordingly.
At such time when no Company Units remain redeemable or exchangeable for shares of Pubco Class A Common Stock, the Pubco Class B Common Stock will be canceled and transferred to Pubco for no consideration and retired.
Pubco Preferred Stock
Upon authorization of the Pubco Board and without any action by the holders of Pubco Stock and in accordance with the terms and conditions set forth in the Amended and Restated Articles of Incorporation, Pubco may issue shares of one or more series of preferred stock from time to time. Upon establishing such a series of preferred stock, the Pubco Board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of such series of preferred stock. The rights of any series of preferred stock may include, among others, relative, participation, optional or other special rights, if any, and such qualifications, limitations or restrictions on such shares including, without limitation, redemption rights, dividend rights, liquidation preferences, conversion or exchange rights, or any of the foregoing. As of the date of this prospectus, the Pubco Board has not designated or established any series of preferred stock.
Pubco Warrants
Each Pubco Warrant entitles the registered holder to purchase one share of Pubco Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. On October 5, 2026, SPAC and the Warrant Agent entered into an amendment (the “Warrant Amendment”) to the existing Warrant Agreement that was entered into in connection with the SPAC’s initial public offering of units (the “IPO”). The Warrant Agreement was dated as of May 20, 2025, between the SPAC and Continental Stock Transfer & Trust Company, as warrant agent. The Warrant Amendment was entered into to conform the provisions of the Warrant Agreement to the description of the Warrant Agreement contained in the prospectus for the IPO. That prospectus indicated that the warrants issued by the SPAC in the IPO would become exercisable on the later of the consummation of the SPAC’s initial business combination and 12 months after the closing of the IPO. The Warrant Agreement provided for the same exercise period as a result of the execution of the Warrant Amendment. As amended, the Warrants became exercisable on the later of (i) the consummation of the Business Combination and (ii) 12 months after the closing of the SPAC’s initial public offering; because the IPO closed on May 22, 2025, the 12-month period was satisfied before the Closing and the Pubco Warrants became exercisable upon the Closing.
On October 9, 2026, we entered into the Warrant Assignment, Assumption and Amendment Agreement with SPAC and Continental Stock Transfer & Trust Company, as warrant agent, pursuant to which SPAC assigned, and we assumed, the rights and obligations of SPAC under the Warrant Agreement, and further amended the Warrant Agreement in connection with the Business Combination consummated on October 9, 2026. The Warrant Assignment, Assumption and Amendment Agreement provides for the same exercise period as was reflected in the Warrant Amendment. Pursuant to the Warrant Assignment, Assumption and Amendment Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Pubco Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Pubco Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption.
No Pubco Warrants will be exercisable for cash unless we have an effective and current registration statement covering the Pubco Warrant shares issuable upon exercise of the Pubco Warrants and a current prospectus relating to such Pubco Warrant shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the Pubco Warrant shares issuable upon exercise of the Pubco Warrants is not effective within 90 days from the closing of the Business Combination, Pubco Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Pubco Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Pubco Warrants on a cashless basis. In the event of a cashless exercise, each holder would pay the exercise price by surrendering the Pubco Warrants for that number of Pubco Warrant shares equal to the quotient obtained by dividing (x) the product of the number of Pubco Warrant shares underlying the Pubco Warrants, multiplied by the difference between the exercise price of the Pubco Warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of Pubco Class A Common Stock for the five trading days ending on the trading day prior to the date of exercise.
Once the Pubco Warrants become exercisable, we may redeem the outstanding Pubco Warrants:
•at a price of $0.01 per Pubco Warrant;
•upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and
•if, and only if, the last reported sale price of the Pubco Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Pubco Warrant holders.
We will not redeem the Pubco Warrants unless a registration statement under the Securities Act covering the issuance of the Pubco Warrant shares underlying the Pubco Warrants to be so redeemed is then effective and a current prospectus relating to those Pubco Warrant shares is available throughout the 30-day redemption period, except if the Pubco Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Pubco Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and we issue a notice of redemption, each Pubco Warrant holder may exercise his, her or its Pubco Warrants prior to the scheduled redemption date. However, the price of Pubco Class A Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.
The redemption criteria for our Pubco Warrants have been conditioned on a share price which is intended to provide Pubco Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Pubco Warrants.

If we call the Pubco Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Pubco Warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of Pubco Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of Pubco Warrant shares issuable upon exercise of outstanding Pubco Warrants. In such event, the holder would pay the exercise price by surrendering the Pubco Warrants for that number of shares of Pubco Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Pubco Warrant shares underlying the Pubco Warrants to be so exercised, and the difference between the exercise price of the Pubco Warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Pubco Class A Common Stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Pubco Warrants. No fractional shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Pubco Class A Common Stock to be issued to the holder.
A holder of a Pubco Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Pubco Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Pubco Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares outstanding immediately after giving effect to such exercise.
The Pubco Warrants were issued in registered form under the Warrant Assignment, Assumption and Amendment Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Assignment, Assumption and Amendment Agreement for a complete description of the terms and conditions applicable to the Pubco Warrants. The Warrant Assignment, Assumption and Amendment Agreement provides that the terms of the Pubco Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Pubco Warrants to make any change that adversely affects the interests of the registered holders of Pubco Warrants.
The exercise price and number of Pubco Warrant shares issuable on exercise of the Pubco Warrants may be adjusted in certain circumstances including in the event of a dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the Pubco Warrants will not be adjusted for issuances of Pubco Class A Common Stock at a price below their respective exercise prices.
If (x) we issue additional shares of Pubco Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Pubco Board, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the market value is below $9.20 per share, the exercise price of the Pubco Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the market value or (ii) the price at which we issue the additional shares of Pubco Class A Common Stock or equity-linked securities.
The Pubco Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Pubco Warrants being exercised. The Pubco Warrant holders do not have the rights or privileges of holders of Pubco Class A Common Stock and any voting rights until they exercise their Pubco Warrants and receive Pubco Class A Common Stock. After the issuance of Pubco Class A Common Stock upon exercise of the Pubco Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Under the terms of the Warrant Assignment, Assumption and Amendment Agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the Pubco Warrant shares and thereafter use our best efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration of the Pubco Warrants. However, we may not be able to do so and, if we do not maintain a current prospectus relating to the Pubco Warrant shares issuable upon exercise of the Pubco Warrants, holders will be unable to exercise their Pubco Warrants for cash and we will not be required to net cash settle or cash settle the Pubco Warrant exercise.
No fractional shares will be issued upon exercise of the Pubco Warrants. If, upon exercise of the Pubco Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares to be issued to the Pubco Warrant holder. As a result, Pubco Warrant holders not purchasing an even number of Pubco Warrants must sell any odd number of Pubco Warrants in order to obtain full value from the fractional interest that will not be issued.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Assignment, Assumption and Amendment Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Convertible Notes
On September 11, 2026, Pubco entered into the Note Purchase Agreement with NH Investment & Securities Co., as trustee of Kyobo AIM Corporate Finance General Private Investment Trust No. 3, as purchaser, pursuant to which Pubco issued $30.0 million principal amount of 4.00% Convertible Senior PIK Notes due 2031. Payment for and issuance of the Convertible Notes occurred on October 12, 2026. The Convertible Notes are senior, unsecured obligations of Pubco and rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated indebtedness of Pubco. Pubco received approximately $30.0 million of net proceeds before transaction expenses and intends to use the proceeds for general corporate purposes, including the acquisition of XRP and other activities within the XRP ecosystem.
PIK Interest accrues on the outstanding principal from and after the Effectiveness Date at 4.00% per annum and is capitalized until the earliest of the conversion date, the fifth anniversary of the Effectiveness Date (the “Maturity Date”) and the date Pubco receives an investor put right. The Convertible Notes mature in 2031 unless earlier converted, redeemed or repurchased, and are not subject to prepayment or redemption at Pubco’s option. Upon any default in an amount payable in cash, interest accrues on the overdue amount at 7.00% per annum solely for the period of delay. At any time on or after the one-year anniversary of the Effectiveness Date and before the Maturity Date, the holder may convert all, but not less than all, of its Convertible Notes. The initial conversion rate is 98.03921 shares of Pubco Class A Common Stock per $1,000 principal amount, including capitalized PIK Interest, representing an initial conversion price of approximately $10.20 per share. Conversion may be settled in cash, shares or a combination, at the holder’s option.
If the conversion value otherwise would exceed 4.0 times the Original Principal Amount, based on the average of the daily volume-weighted average prices of Pubco Class A Common Stock over a 30-trading-day observation period and the aggregate principal amount on the conversion date, the conversion rate is reduced so that the resulting conversion value equals 4.0 times the Original Principal Amount. The conversion rate and conversion price are subject to proportional adjustment for share dividends and share splits or combinations, and customary adjustments apply upon a “Merger Event.” Upon an Event of Default or a Fundamental Transaction, the holder may require redemption of all, but not less than all, of its Convertible Notes at a price which, together with prior payments, provides a yield to put of 8.0% per annum on the Original Principal Amount. If an Event of Default involving Pubco’s bankruptcy, insolvency or reorganization occurs, the principal and accrued and unpaid interest become immediately due and payable without further action or notice; for any other continuing Event of Default, the holder may declare all outstanding notes immediately due and payable. Customary Events of Default include payment defaults, cross-defaults, bankruptcy or insolvency events, digital-asset losses or unauthorized dispositions of at least $30.0 million, hacking events or security breaches affecting digital assets or private keys, certain regulatory actions, delisting events and failures to perform settlement obligations upon conversion. The Convertible Notes were issued in reliance on Section 4(a)(2) of the Securities Act in a transaction with a purchaser Evernorth reasonably believed to be a qualified institutional buyer. Shares issuable upon conversion will be issued in reliance on Section 3(a)(9) of the Securities Act. Initially, a maximum of 3,585,278 shares may be issued upon conversion, based on the initial conversion rate and assuming the maximum amount of PIK Interest payable, subject to adjustment. The Note Purchase Agreement contains a registration rights covenant in Section 9.4. This description is a summary, is not complete, and is qualified by reference to the Note Purchase Agreement and the form of note, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Limitation of Liability and Indemnification of Officers and Directors
NRS Chapter 78 provides that directors and officers are not individually liable to corporations or their stockholders or creditors for damages for acts or the failure to act as directors or officers, unless the presumption of the business judgment rule has been rebutted and it is proven that the directors’ or officers’ act or failure to act constituted a breach of fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law. The Amended and Restated Articles of Incorporation includes an exculpation provision that eliminates or limits the liability of directors and officers of Pubco to the fullest extent permitted by the NRS.
The Amended and Restated Articles of Incorporation includes provisions that require Pubco to indemnify, to the fullest extent allowable under applicable law (including NRS 78.7502 and NRS 78.751), its directors and officers for certain liability and loss suffered and expenses incurred in connection with actions taken as Pubco’s director or officer, or for serving at Pubco’s request as a director or officer or another position at another corporation, entity or enterprise, as the case may be. Pubco must also advance reasonable expenses to Pubco directors, officers or employees, subject to Pubco’s receipt of an undertaking from the indemnified party as required under the Amended and Restated Articles of Incorporation. The NRS and the Amended and Restated Articles of Incorporation permit Pubco to purchase and maintain directors’ and officers’ liability insurance to protect Pubco and Pubco’s directors, officers, employees and agents for some liabilities.
The limitation of liability and indemnification provisions in the Amended and Restated Articles of Incorporation and the NRS may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Pubco’s directors and officers, even though such an action, if successful, might otherwise benefit Pubco and Pubco stockholders. The limitation of liability and indemnification provisions under the Amended and Restated Articles of Incorporation does not alter the liability of directors under the federal securities laws.
Governance of Pubco
Board Composition
The Pubco Board consists of five directors. Unless otherwise specified in the articles of incorporation, the directors are divided into three classes—Class I, Class II and Class III—with each class comprising approximately one-third of the total number of directors. Directors are elected at the annual meeting of stockholders on a staggered three-class basis, except in cases of vacancies. Each director elected serves until a successor is duly elected and qualified. Directors may be removed from office only for cause and only by the affirmative vote of the holders of at least the minimum percentage of the voting power of all outstanding shares of stock of Pubco entitled to vote generally in the election of directors, voting together as a single class, then permitted under the NRS for such vote but no less than a simple majority. The NRS currently requires two-thirds of the voting power for removal of directors from office.
The Pubco Board will select the chair of the Pubco Board from the independent directors on the Pubco Board, who will not have any special voting rights or casting vote in the event of a tie.

Board Meetings and Quorum
A majority of members of the Pubco Board constitutes a quorum for the transaction of any business. If a quorum shall not be present at any meeting of the Pubco Board or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. The Pubco Board will hold regular quarterly meetings which may be held either in person or by teleconference.
Board Decisions
Decisions of the Pubco Board may be adopted either by a simple majority of directors in attendance and voting at a duly convened meeting at which a quorum is present, or by unanimous (other than any director(s) abstaining in writing pursuant to and in accordance with NRS 78.315(2)) written consent without a meeting.
Ownership Restrictions
Contributor Group Maximum Ownership Restriction.
Pursuant to the Amended and Restated Articles of Incorporation, at any time that the Contributor Group Holders collectively own a number of shares of Pubco Stock that would cause such holders to be the beneficial owners (as defined in Rule 13d-3 or 13d-5 of the Exchange Act or any successor statute or regulation) of capital stock of Pubco such that the Contributor Group Ownership Percentage exceeds 9.9% (the “Ripple Group Maximum Ownership Restriction”), then Pubco may (i) redeem from one or more of the Contributor Group Holders a sufficient number of shares of Pubco Stock to eliminate such violation of the Ripple Group Maximum Ownership Restriction by paying in cash therefor a sum equal to the Redemption Price (as defined below), (ii) suspend those rights of stock ownership the exercise of which causes or could cause such violation of the Ripple Group Maximum Ownership Restriction and/or (iii) require the sale of as many shares of Pubco Stock held by such Contributor Group Holder(s) as is necessary to eliminate such violation of the Ripple Group Maximum Ownership Restriction, and if Pubco so requires, such Contributor Group Holders shall promptly sell, and take all actions to sell, such shares such that, following such sale, such violation of the Ripple Group Maximum Ownership Restriction has been eliminated. To the extent applicable, Pubco shall take action with respect to multiple holders of Pubco Stock so affected on a pro rata basis to such holders’ respective holdings of shares of Pubco Stock. For purposes of the Amended and Restated Articles of Incorporation:
•the “Redemption Price” shall equal such price as is mutually determined by the applicable holder and Pubco or, if no mutually acceptable agreement can be reached, shall equal the Common Stock Fair Market Value (as defined below) or Preferred Stock Fair Market Value (as defined below) , if applicable;
•“Common Stock Fair Market Value” means:
◦if the Common Stock is listed on a U.S. national or regional securities exchange (an “Exchange”) on such date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such day as reported in composite transactions for the Exchange (the “Last Reported Common Stock Sale Price”) (or, if such date is not a Trading Day, the Trading Day immediately preceding such date); or
◦if the Common Stock is not publicly traded at the time of determination, then the fair value of the Common Stock as determined in good faith by a majority of the disinterested directors or a committee thereof;
•“Preferred Stock Fair Market Value” means:
◦if the Preferred Stock is listed on an Exchange on such date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such day as reported in composite transactions for the Exchange (the “Last Reported Preferred Stock Sale Price” and together with the

Last Reported Common Stock Sale Price, the “Last Reported Sale Price”) (or, if such date is not a Trading Day, the Trading Day immediately preceding such date); or
◦if the Preferred Stock is not publicly traded at the time of determination, then the fair value of the Preferred Stock as determined in good faith by a majority of the disinterested directors or a committee thereof;
•“Trading Day” means a day on which (A) trading in the Pubco Stock generally occurs on an Exchange, and (B) a Last Reported Sale Price for the Pubco Stock is available on such Exchange.
At least 15 but no more than 30 days (or such shorter period as determined by the Board of Directors) prior to any date on which Pubco Stock is to be redeemed to avoid a Ripple Group Maximum Ownership Restriction (a “Redemption Date”), written notice shall be sent by mail, first class postage prepaid, overnight mail, or electronic mail to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the shares of Pubco Stock to be redeemed, at the address last shown on the records of Pubco for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to Pubco, in the manner and at the place designated, his, her or its certificate(s) (if any) representing the shares to be redeemed (the “Redemption Notice”). Except as provided in the Amended and Restated Articles of Incorporation, on or after the Redemption Date, each holder of shares of Pubco Stock to be redeemed shall surrender to Pubco the certificate(s) (if any) representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate(s) or in the stock ledger of Pubco as the owner thereof and all surrendered certificate(s) shall be canceled. In the event less than all the shares represented by any such certificate(s) are redeemed, a new certificate shall be issued representing the unredeemed shares.
From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Pubco Stock designated for redemption in the Redemption Notice as holders of such shares of Pubco Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of Pubco or be deemed to be outstanding for any purpose whatsoever.
RippleWorks and SBI Maximum Ownership Restrictions.
Notwithstanding anything in the Amended and Restated Articles of Incorporation to the contrary, at any time that an attempted Transfer or issuance by the Company of Pubco Stock, if applicable (collectively, an “Applicable Transfer”), would cause (A) the RippleWorks Attributed Ownership Percentage to exceed 19.9% (the “RippleWorks Maximum Ownership Restriction”) or (B) the SBI Group Ownership Percentage to exceed 39.9% (the “SBI Maximum Ownership Restriction” and, together with the RippleWorks Maximum Ownership Restriction and the Ripple Group Maximum Ownership Restriction, the “Maximum Ownership Restrictions”), immediately prior to the Applicable Transfer being given effect, a number of shares of Pubco Class A Common Stock and/or Pubco Class B Common Stock equal to the Mandatory Conversion Number with respect to such Applicable Transfer shall, respectively, be converted into Pubco Class C Common Stock or the Applicable Transfer shall be void and of no force or effect such that, following such transactions and at the time the Applicable Transfer is given effect, the RippleWorks Attributed Ownership Percentage and the SBI Group Ownership Percentage shall not exceed the RippleWorks Maximum Ownership Restriction or the SBI Maximum Ownership Restriction, respectively (the “Applicable Transaction”); provided that (1) the conversion of shares as a result of an Applicable Transaction shall be applied on a pro rata basis with respect to the Pubco Class A Common Stock and/or Pubco Class B Common Stock taken into account in clause (x) of the definition of each of RippleWorks Attributed Ownership Percentage and SBI Group Ownership Percentage and (2) for the avoidance of doubt, an Applicable Transfer shall include any redemption of Pubco Class A Common Stock, Pubco Class B Common Stock or Voting Preferred Stock, if applicable, by Pubco that would cause the RippleWorks Attributed Ownership Percentage or the SBI Group Ownership Percentage to exceed the RippleWorks Maximum Ownership Restriction or the SBI Maximum Ownership Restriction, respectively. This is intended to ensure that (A) the RippleWorks Attributed Ownership Percentage does not exceed the RippleWorks Maximum Ownership Restriction and (B) the SBI Group Ownership

Percentage does not exceed the SBI Maximum Ownership Restriction, and shall be interpreted in accordance therewith.
For these purposes, the “Mandatory Conversion Number” means, with respect to an Applicable Transfer, the number of shares of Pubco Class A Common Stock and/or Pubco Class B Common Stock that, if converted into Pubco Class C Common Stock or voided, as the case may be, would result in (i) the RippleWorks Attributed Ownership Percentage being equal to 19.9% or (ii) the SBI Group Ownership Percentage being equal to 39.9%, in each case after giving effect to the Applicable Transfer. The “SBI Group Ownership Percentage” is the quotient of (x) the number of shares of Pubco Class A Common Stock and Pubco Class B Common Stock beneficially held by the SBI Group Holders and (y) the Outstanding Voting Shares, where “SBI Group Holders” means SBI, its affiliates and any other holders of Pubco Stock or Company Units who are collectively deemed to form a “group” as defined in Section 13(d) of the Exchange Act.
Each outstanding stock certificate that, immediately prior to an Applicable Transfer, represented one or more shares of Pubco Class A Common Stock, Pubco Class B Common Stock or Voting Preferred Stock, as applicable, subject to an Applicable Transaction shall, upon such Applicable Transaction, be deemed to represent an equal number of shares of Pubco Class C Common Stock, without the need for surrender or exchange thereof, except to the extent that the Applicable Transfer of such shares of Pubco Class A Common Stock, Pubco Class B Common Stock or Voting Preferred Stock, as applicable, is otherwise void. Pubco shall, upon the request of any holder whose shares of Pubco Class A Common Stock or Pubco Class B Common Stock, as applicable, have been converted into shares of Pubco Class C Common Stock as a result of an Applicable Transaction and upon surrender by such holder to Pubco of the outstanding certificate(s) formerly representing such holder’s shares of Pubco Class A Common Stock or Pubco Class B Common Stock, as applicable (if any), issue and deliver to such holder certificate(s) representing the shares of Pubco Class C Common Stock into which such holder’s shares of Pubco Class A Common Stock or Pubco Class B Common Stock, as applicable, were converted as a result of such Applicable Transfer (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Pubco Class A Common Stock or Pubco Class B Common Stock, as applicable, that is converted shall thereupon be canceled by Pubco and restored to the status of authorized but unissued shares.
In addition, automatic conversion of Pubco Class C Common Stock into Pubco Class A Common Stock upon a Transfer will not occur if such Transfer would cause (i) the RippleWorks Attributed Ownership Percentage to exceed 19.9% or (ii) the SBI Group Ownership Percentage to exceed 39.9%, and no shares of Pubco Class B Common Stock will be issued in connection with an issuance of Company Units to the extent such issuance would result in a violation of any Maximum Ownership Restriction.
The issuance of shares of Pubco Class A Common Stock upon the conversion of any Pubco Class C Common Stock or the exchange of any Company Units pursuant to Article 10 of the Amended and Restated LLC Agreement of Pathfinder will be made without charge to the holders of such securities for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided that if any such shares of Pubco Class A Common Stock are to be issued in a name other than that of the then record holder of the securities being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered shall pay to Pubco the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of Pubco that the tax has been paid or is not payable.
Transferability, Redemption and Exchange
Under the Company A&R LLCA, the holders of Company Units have the right, from and after the Closing (subject to the terms of the Company A&R LLCA), to require the Company to redeem all or a portion of their Company Units for, at Pubco’s election, newly issued shares of Pubco Class A Common Stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of Pubco Class A Common Stock for each Company Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the Company A&R LLCA. Additionally, in the event of a redemption request by a holder of Company Units, Pubco may, at Pubco’s election, effect a direct exchange of cash or Class A common stock for Company Units in lieu of such a redemption. Shares of Pubco Class

B Common Stock will be canceled on a one-for-one basis if Pubco, following a redemption request of a holder of Company Units, redeems or exchanges Company Units of such holder of Company Units pursuant to the terms of the Company A&R LLCA. See “Certain Relationships and Related Party Transactions—Pubco’s Relationships and Related Party Transactions—Company A&R LLCA.”
Except for transfers to us pursuant to the Company A&R LLCA or to certain permitted transferees, the Company Units and corresponding shares of Pubco Class B Common Stock may not be sold, transferred or otherwise disposed of.
Exclusive Forum
The Amended and Restated Bylaws provide that, to the fullest extent permitted by Nevada law and unless Pubco consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for: (i) any action brought in the name or right of Pubco or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee, agent or fiduciary of Pubco to Pubco or its stockholders, (iii) any “internal action” (as defined in NRS 78.046), including any action asserting a claim against Pubco arising under NRS Chapters 78 or 92A, the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, and any voting trust agreement or related agreement or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (iv) any action to interpret, apply, enforce or determine the validity of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. If the Eighth Judicial District Court of Clark County, Nevada lacks jurisdiction over any such action, the sole and exclusive forum will instead be another state district court located in Nevada, and if no state district court in Nevada has jurisdiction, then a federal court located within the State of Nevada will serve as the exclusive forum.
In addition, unless Pubco consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such an exclusive federal forum provision as written in connection with claims arising under the Securities Act, and Pubco’s stockholders will not be deemed to have waived (and cannot waive) Pubco’s compliance with the federal securities laws and the rules and regulations thereunder.
To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in any security of Pubco will be deemed to have notice of and consented to the exclusive forum provision in the Amended and Restated Bylaws.
Limited Waiver of Jury Trial
The Amended and Restated Articles of Incorporation provide that, to the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction before the presiding judge as the trier of fact and not before a jury. Pursuant to NRS 78.046 (as amended effective May 30, 2025, pursuant to Assembly Bill No. 239), this requirement will conclusively operate as a waiver of the right to trial by jury by each party to any such internal action to the extent applicable and not otherwise prohibited by law, including the Securities Act and the Exchange Act and the rules and regulations thereunder. Under NRS 78.046, the limited waiver of trial by jury is only intended to apply to “internal actions” brought in state courts in the State of Nevada and does not limit or otherwise affect any right to a jury trial in any other action, suit or proceeding (including in state courts outside of Nevada and U.S. federal courts). Therefore, under current law, the limited waiver of trial by jury will not apply to claims brought under the Exchange Act, which are subject to exclusive federal jurisdiction, and will only apply to Securities Act claims if such claims are properly brought in state courts in the State of Nevada and constitute an “internal action” under NRS 78.046. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the foregoing jury trial waiver provision; provided that our stockholders will not be deemed to have waived (and cannot waive) compliance with the federal securities laws (including the Securities Act and the Exchange Act) and the rules and regulations thereunder.
Transfer Agent and Registrar
The transfer agent and registrar for Pubco Stock is Continental Stock Transfer & Trust Company.
Listing
Pubco Class A Common Stock is listed and traded on Nasdaq under the symbol “XRPN,” and Pubco Warrants are listed and traded on Nasdaq under the symbol “XRPNW.”

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)
We are registering the resale by the Holder of 5,218,935 shares of Pubco Class A Common Stock. We will not receive any of the proceeds from the sale of the shares by the Holder. However, assuming sales of the full 5,218,935 shares are made at the closing stock price on the cover of this prospectus, we may receive up to approximately $80.7 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of Pubco Class A Common Stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus. The aggregate proceeds to the Holder will be the purchase price of the shares less any discounts and commissions borne by the Holder. The shares of Pubco Class A Common Stock beneficially owned by the Holder covered by this prospectus may be offered and sold from time to time by the Holder. The term “Holder” includes donees, pledgees, transferees or other successors in interest selling shares of Pubco Class A Common Stock received after the date of this prospectus from a Holder as a gift, pledge, partnership distribution or other transfer. The Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale by the Holder. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.
The Holder may sell its shares of Pubco Class A Common Stock by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market LLC;
•through trading plans entered into by a Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through underwriters or broker-dealers;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law. In addition, any shares of Pubco Class A Common Stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. Cantor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
The Holder has informed us that it intends to use one or more registered broker-dealers (one of which is an affiliate of the Holder) to effectuate all sales, if any, of our shares of Pubco Class A Common Stock that it may acquire from us pursuant to the Purchase Agreement.
Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Holder has informed us that each such broker-dealer (excluding any broker-dealer that is an affiliate of the Holder), may receive commissions from the Holder for executing such sales for the Holder and, if so, such commissions will not exceed customary brokerage commissions. As consideration for its execution and delivery of the Purchase Agreement, we agreed to pay Cantor the Upfront Commitment Fee of $521,893.50 in cash within five business days following the Upfront Determination Date, which is the date on which the Initial ELOC Registration Statement is declared effective. Additionally, Cantor may be entitled to an Additional Commitment Fee if certain circumstances are met; provided, however, that the Upfront Commitment Fee and the Additional Commitment Fee shall not exceed $1,000,000 in the aggregate. Notwithstanding the foregoing, in no event shall the aggregate amount of the Upfront Commitment Fee plus any Additional Commitment Fee payable by the Company to Cantor exceed $1,000,000. Further, we also have agreed to reimburse Cantor and CF&CO for their reasonable and documented out-of-pocket and legal expenses relating to the transactions contemplated by the Purchase Agreement, subject to caps of $250,000 in connection with the entry into the Purchase Agreement and in connection with obtaining a “no objections” letter from FINRA, which amount is payable on the date of the Purchase Agreement, and $50,000 per fiscal quarter in connection with Cantor’s ongoing due diligence and review of periodic deliverables, provided that the aggregate of all such expense reimbursements will not exceed $500,000.
Subject to certain conditions, we have granted CF&CO the right to act as sole and executing sales agent on any “at the market” offering of shares of Pubco Class A Common Stock during the period of CF&CO’s engagement as executing broker in connection with this offering and for a period of 12 months thereafter. Notwithstanding the foregoing, in accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.
We also have agreed to indemnify the Holder and certain other persons against certain liabilities in connection with the offering of shares of Pubco Class A Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Holder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Holder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The Holder has agreed that, during the term of the Purchase Agreement, neither it nor any entity managed or controlled by it will engage in or effect, directly or indirectly, any short sale of the Pubco Class A Common Stock or any hedging transaction that establishes a net short position with respect to the Pubco Class A Common Stock. Accordingly, the Holder will not engage in short sales of, or hedging transactions with respect to, the Pubco Class A Common Stock in connection with distributions of the shares of Pubco Class A Common Stock offered by this prospectus, and may sell only (i) shares of Pubco Class A Common Stock that it has purchased under the Purchase Agreement and (ii) a number of shares of Pubco Class A Common Stock equal to the number of shares that it is unconditionally obligated to purchase under a pending VWAP Purchase Notice but has not yet received from us. See “The Committed Equity Financing—No Short-Selling or Hedging by Cantor.” The Holder may pledge shares of Pubco Class A Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares of Pubco Class A Common Stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Holder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Holder in amounts to be negotiated immediately prior to the sale. In order to comply with the securities laws of certain states, if applicable, the shares of Pubco Class A Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of Pubco Class A Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We have advised the Holder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Pubco Class A Common Stock in the market and to the activities of the Holder and its affiliates. In addition, we will make copies of this prospectus available to the Holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
The Holder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Pubco Class A Common Stock against certain liabilities, including liabilities arising under the Securities Act. At the time a particular offer of shares of Pubco Class A Common Stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of Pubco Class A Common Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We know of no existing arrangements between the Holder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of Pubco Class A Common Stock offered by this prospectus. The Holder is an affiliate of CF&CO, a FINRA member which will act as an executing broker for the sale of shares of Pubco Class A Common Stock to the public in this offering. Because the Holder will receive all the net proceeds from sales of shares of Pubco Class A Common Stock made to the public through CF&CO, CF&CO is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter”, as defined in FINRA Rule 5121, participate in the preparation of the registration statement and exercise the usual standard of “due diligence” with respect to such document. In accordance with Rule 5121, StoneX Financial Inc. (“StoneX”), a FINRA member, will act as the “qualified independent underwriter”, as defined in Rule 5121, for this offering. StoneX has participated in the preparation of the registration statement, of which this prospectus forms a part, including this prospectus, and has exercised its customary standards of due diligence with respect thereto. For its services as qualified independent underwriter, StoneX will receive a fee of $200,000, which we have agreed to pay. In accordance with FINRA Rule 5110, this fee is deemed underwriting compensation in connection with sales of the shares of Pubco Class A Common Stock by Cantor to the public. StoneX will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with Rule 5121 CF&CO is not permitted to sell shares of Pubco Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company’s Relationships and Related Party Transactions
Company Facility Agreement
On November 6, 2025, the Company entered into a master intercompany facility agreement with Ripple (as amended, the “Company Facility Agreement”), establishing a $7.0 million revolving credit facility in order to fund certain working capital needs, transaction expenses and other general corporate purposes (the “Company Facility”). Interest on amounts drawn under the Company Facility accrues at a rate of 3.81% p.a. from November 6, 2025. Amounts borrowed under the Company Facility were required to be repaid within five business days after the Closing Date, or earlier upon five business days’ notice of demand by Ripple. The Company Facility Agreement contains customary representations and warranties, termination provisions and events of default. As of June 30, 2026, the Company had borrowed $6.6 million under the Company Facility.
On October 7, 2026, the Company entered into the Second Facility Amendment to the Company Facility, which increased the borrowing limit of the Company Facility to $10.0 million and confirmed all amounts drawn through September 30, 2026. That included certain payments Ripple made to third parties on behalf of the Company and Evernorth, which were previously recorded as related party payables and are now treated as borrowings under the Company Facility Agreement. As of October 7, 2026, the Company had borrowed $9.7 million under the Company Facility.
Related Party Payables and Receivables
Certain operating costs of the Company have been paid on its behalf by Ripple, resulting in amounts owed by the Company to Ripple of $0.3 million as of June 30, 2026, which are reflected as a related party payable. As part of the Second Facility Amendment executed on October 7, 2026, these amounts were reclassified and treated as borrowings under the Company Facility.
The Company has made draws on the Company Facility to fund certain vendor payments on behalf of Evernorth. When the draws are made, a corresponding receivable is recorded. In addition, the Company makes certain vendor payments directly from its bank account on Evernorth’s behalf. As of June 30, 2026, the Company recorded a related party receivable of $3.1 million, which includes $1.0 million of principal and $23,472 of accrued interest related to draws under the Company Facility, and $2.1 million related to direct vendor payments made by the Company, all of which are due from Evernorth. As of December 31, 2025, the related party receivable totaled $716,710, consisting of $711,247 of principal and $5,463 of accrued interest. The receivable represents intercompany balances expected to be settled in the normal course of operations.
Other Relationships and Related Party Transactions
From the Company’s inception through September 30, 2025, certain organizational and administrative activities were performed by Ripple exclusively in its capacity as sole member of the Company. These activities were undertaken without compensation or contractual arrangements and did not involve Ripple acting outside their ownership roles.
Pubco’s Relationships and Related Party Transactions
Policies and Procedures for Related Party Transactions
The Pubco Board has adopted a written conflicts policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions to which the Company, as subsidiary of Pubco, is subject. A “related party transaction” is a transaction, arrangement or relationship in which Pubco or any of its subsidiaries (including the Company) was, is or will be a participant, the amount of which involved exceeds $120,000 (or, for so long as Pubco remains a “smaller reporting company” the lesser of (i) $120,000 and (ii) 1% of

Pubco’s average total assets of the two completed fiscal years), and in which any related party had, has or will have a direct or indirect material interest. A “related party” means:
•any person who is, or at any time during the applicable period was, one of Pubco’s executive officers or directors;
•any person who is known by Pubco to be the beneficial owner of more than five percent (5%) of Pubco voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent (5%) of Pubco’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of Pubco’s voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a five percent (5%) or greater beneficial ownership interest in Pubco Stock.
Pubco has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.
Transactions Related to the Business Combination
Business Combination Agreement
On October 19, 2025 (the “Signing Date”), SPAC, Pubco, the Company, SPAC Merger Sub (Evernorth Corporate Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco), Company Merger Sub (Evernorth Company Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco) and Ripple Labs Inc. entered into the Business Combination Agreement. On August 12, 2026, the same parties entered into Amendment No. 1 to the Business Combination Agreement for purposes of certain changes to Pubco’s amended and restated articles of incorporation, which were adopted by Pubco and became effective upon the Closing.
At least one Business Day prior to the Closing Date, SPAC de-registered in the Cayman Islands and domesticated as a Delaware corporation (the “SPAC Domestication”) and was renamed Arrington Capital SPAC I Inc. Upon the Closing, (a) Company Merger Sub merged with and into the Company, with the Company continuing as the surviving company, and holders of Company Units received one share of Pubco Class A Common Stock for each Company Unit, subject to certain reductions and other limitations imposed on the Contributor Related Parties; and (b) simultaneously with the Company Merger, SPAC Merger Sub merged with and into SPAC Delaware, with SPAC Delaware continuing as the surviving entity, with (x) stockholders of SPAC Delaware receiving one share of Pubco Class A Common Stock for each SPAC Class A Share and (y) warrantholders of SPAC Delaware receiving one warrant to purchase one share of Pubco Class A Common Stock for each warrant to purchase one SPAC Class A Share. As a result of the Mergers and the other Transactions, Pubco became a publicly traded company.
The aggregate shares issued to Ripple were reduced as described in the Business Combination Agreement. If the Transactions would have resulted in the Contributor Related Parties beneficially owning Pubco Stock with combined voting power in excess of 9.9% of Pubco’s total voting power, the Company Units held by Ripple were converted so that the Contributor Related Parties’ combined voting power equaled 9.9%.
The Business Combination Agreement contained customary representations and warranties of the parties, which did not survive the Closing other than certain specified representations. Many of the representations and warranties were qualified by materiality or Material Adverse Effect. The Business Combination Agreement also contained customary interim-period covenants, including covenants concerning conduct of business, no-solicitation of

Acquisition Proposals during the Interim Period, preparation and filing of the S-4 Registration Statement, access and information rights, delivery of financial statements and the SPAC’s SEC reporting obligations.
The mutual conditions to Closing included receipt of the Required Shareholder Approval, expiration or termination of any applicable waiting period under the HSR Act, the absence of any legal prohibition on the Transactions, effectiveness of the S-4 Registration Statement, approval of the Pubco Class A Common Stock and Pubco Warrants for clearing through DTC and listing on Nasdaq, and SPAC having net tangible assets of at least $5,000,001. The party-specific conditions included, among other things, completion of the Contribution and the SPAC Domestication, satisfaction of the applicable representations, warranties and covenants, and the Advance Funding Subscribers and Delayed Funding Subscribers having contributed the requisite XRP and provided cash funding such that the Available Transaction Cash satisfied the applicable commitments. Each of these conditions was satisfied or waived, and the Closing occurred.
The Business Combination Agreement contained customary termination rights, including termination by mutual written consent, termination by either SPAC or Pubco if the conditions to Closing had not been satisfied or waived by the Outside Date, which was the first anniversary of the Business Combination Agreement (October 19, 2026), termination upon a final, non-appealable legal restraint permanently prohibiting the Transactions, and termination upon failure to obtain the Required Shareholder Approval. No termination fee was payable, and these termination rights terminated upon the Closing.
Sponsor Support Agreement
Pubco is a party to the Sponsor Support Agreement. Under that agreement, as amended by Amendment No. 1 dated August 12, 2026, the Sponsor agreed to vote its securities in favor of the Business Combination and related proposals and against competing transactions and actions that would impede the Business Combination; comply during the Interim Period with restrictions on transfers and redemptions and other restrictions under the Insider Letter; waive, subject to and conditioned upon the Closing, anti-dilution rights that otherwise could have resulted in a greater-than-one-for-one conversion of SPAC Class B Shares; and, effective as of the Closing, waive and forever discharge specified Claims against SPAC, Pubco, the Company and their related persons, subject to customary exclusions. Immediately prior to the Company Merger Effective Time, the Sponsor forfeited for no consideration 120,000 SPAC Class A Shares, 2,364,000 SPAC Class B Shares and 60,000 SPAC Private Warrants. Amendment No. 1 adjusted the securities forfeited by the Sponsor, which were canceled at the Company Merger Effective Time. For purposes of the Sponsor Support Agreement, “Claims” included past or present claims, demands, damages, debts, judgments, causes of action and liabilities arising directly or indirectly from acts, omissions, events or transactions occurring, or circumstances existing, at or before the Closing, subject to the agreement’s express exceptions.
Series C Subscription Agreement
In connection with the Business Combination, Pubco, the Company and SPAC entered into the Series C Subscription Agreement with the Sponsor, pursuant to which the Sponsor purchased, and Pubco issued and sold at the Closing, shares of Pubco Class A Common Stock and Pubco Class C Common Stock for a contribution of 211,319,096.061435 XRP tokens. On August 12, 2026, Pubco, the Company, SPAC and the Sponsor entered into Amendment No. 1, which revised the pricing mechanics. The amendment subjected the initial share calculation to a closing-date adjustment if the Closing XRP Price was below the Signing XRP Price, while retaining the additional-share adjustment if the Closing XRP Price was above the Signing XRP Price; the Closing XRP Price was determined to be $1.43069. The Sponsor received (i) the number of shares of Pubco Class A Common Stock that resulted in the Series C DQ Persons’ Series C Attributed Ownership Percentage equaling 19.9% and (ii) the balance of the Series C Subscribed Shares as Pubco Class C Common Stock. The Series C Subscribed Shares equaled the Series C Initial Subscribed Shares plus the Series C Adjustment Shares, if any.
Advance Funding Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into the Advance Funding Subscription Agreements with the Advance Funding Subscribers, pursuant to which the Advance Funding Subscribers purchased, and Pubco issued and sold at the Closing, the Advance Funding

Shares for $214.05 million in cash and a contribution of 600,000 XRP tokens. On August 12, 2026, Pubco, the Company, SPAC and each Advance Funding Subscriber entered into Amendment No. 1 to revise the pricing mechanics. Each Advance Funding Subscriber received at the Closing a number of Advance Funding Shares equal to the sum of the Advance Funding Initial Subscribed Shares and the Advance Funding Adjustment Shares, if any. The amendment subjected the initial share calculation to a closing-date adjustment if the Closing XRP Price was below the Signing XRP Price, while retaining the additional-share adjustment if the Closing XRP Price was above the Signing XRP Price; the Closing XRP Price was determined to be $1.43069.
On August 12, 2026, Pubco, the Company, SPAC and each SBI Stockholder further amended the applicable Advance Funding Subscription Agreements to apply a 39.9% ownership limitation to the shares of Pubco Class A Common Stock issuable in respect of SBI’s subscription. At the Closing, Pubco issued the number of Pubco Class A Common Stock shares that caused the SBI subscriber group’s ownership percentage to equal 39.9% and issued the balance of the subscribed shares as Pubco Class C Common Stock. This allocation did not change the aggregate number of subscribed shares, the aggregate subscription price or the per-share price, which were identical for shares of Pubco Class A Common Stock and Pubco Class C Common Stock. The Pubco Class C Common Stock is convertible into Pubco Class A Common Stock in accordance with the Amended and Restated Articles of Incorporation.
Pubco established custodial arrangements for the cash and XRP contributions. In aggregate, the Company purchased 84,365,876.3625 XRP tokens with cash proceeds from the Advance Funding Subscription Agreements. Such purchased XRP, together with XRP originally contributed by the Private Placement Investors, was held in an unencumbered digital custody wallet maintained in Pubco’s name for the benefit of the Private Placement Investors pending the Closing and was released at the Closing.
Delayed Funding Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into Delayed Funding Subscription Agreements with the Delayed Funding Subscribers, pursuant to which the Delayed Funding Subscribers purchased, and Pubco issued and sold at the Closing, the Delayed Funding Shares for $10.5 million in cash and a contribution of 200,000 XRP tokens. The Delayed Funding Subscribers received a number of Delayed Funding Shares equal to the quotient of the Delayed Funding Subscription Price and $10.00. The closing conditions to each Delayed Funding Subscription were satisfied or waived, including the Delayed Funding Subscribers’ consent to amendments, modifications or waivers to the Business Combination Agreement that would reasonably be expected to materially and adversely affect their economic benefits.
Contributor Related Party Entity Subscription Agreement
Concurrently with the execution of the Business Combination Agreement, Pubco, the Company and SPAC entered into the Contributor Related Party Entity Subscription Agreement with the Contributor Related Party Entity, pursuant to which the Contributor Related Party Entity purchased, and Pubco and the Company issued and sold at the Closing, the Contributor Related Party Entity Subscribed Equity Interests for 50 million XRP tokens. On August 12, 2026, Pubco, the Company, SPAC and the Contributor Related Party Entity entered into Amendment No. 1, which revised the pricing mechanics. The amendment subjected the initial equity-interest calculation to a closing-date adjustment if the Closing XRP Price was below the Signing XRP Price, while retaining the additional-equity-interest adjustment if the Closing XRP Price was above the Signing XRP Price; the Closing XRP Price was determined to be $1.43069. The Contributor Related Party Entity received Pubco Class A Common Stock only to the extent consistent with the 9.9% Contributor Group Ownership Percentage limitation and received Company Units for the balance of its subscribed equity interests. The Contributor Related Party Entity Subscribed Equity Interests equaled the Contributor Related Party Entity Initial Subscribed Equity Interests plus the Contributor Related Party Entity Adjustment Equity Interests, if any.
Amended and Restated Registration Rights Agreement
At the Closing, SPAC Delaware, Pubco, the Sponsor, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, Northland Securities, Inc. and certain other securityholders listed in the A&R Registration Rights Agreement entered into that agreement, which amended and restated the registration rights agreement entered into at the time of the SPAC IPO. Pubco assumed the registration obligations of SPAC under that agreement, with the rights applying to shares of Pubco Class A Common Stock, and provided registration rights with respect to the resale of shares of Pubco Class A Common Stock and Sponsor Warrants held by the Sponsor, Ripple, Cohen & Company Capital Markets and Northland Securities. Pubco is satisfying those registration obligations with a separate resale registration statement.
Indemnification Agreements
Pubco has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions of Nevada law. These agreements require Pubco to indemnify its directors and executive officers against liabilities arising by reason of their status or service and to advance expenses incurred in investigating or defending any action, suit or proceeding, in each case to the fullest extent permitted by law. Any SPAC indemnification agreements that survived the Closing and remain obligations of Pubco or the SPAC Surviving Subsidiary remain in effect only to that extent.
Lock-Up Agreements
At the Closing, Ripple, the Sponsor and the Contributor Related Party Entity entered into Lock-Up Agreements with Pubco pursuant to which such parties agreed that the Restricted Securities would be locked up and subject to transfer restrictions, subject to certain exceptions. Excluding the impact of Pubco Warrants, 7,044,386 shares of Pubco Class A Common Stock, representing approximately 29.8% of the issued and outstanding shares of Pubco Class A Common Stock as of October 9, 2026, were subject to the lock-up and transfer restrictions described below, subject to certain exceptions.
Shares of Pubco Class A Common Stock held by such parties will be locked up until the earlier of (a) the Anniversary Release; and (b) the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing which results in all of Pubco’s stockholders having the right to exchange their shares of Pubco common stock for cash, securities or other property. The lock-up restrictions do not apply to the shares to be issued to Cantor under the Purchase Agreement being registered hereunder.
Sponsor Ownership
The Sponsor is a Delaware limited partnership. Its general partner is Arrington Capital Management, LLC, a Delaware limited liability company, and J. Michael Arrington is the sole managing member of the general partner and has voting and dispositive control over securities held directly by the Sponsor. J. Michael Arrington disclaims beneficial ownership except to the extent of any pecuniary interest. The identified limited partners hold limited partner interests in the Sponsor and through those interests have an indirect interest in the Pubco securities the Sponsor received in the Transactions. The Sponsor transferred 10,000 SPAC Class B Shares to each of Richard Danis, Lindy Key and Ronald Palmeri before the Closing; those shares converted into Pubco Class A Common Stock in the Transactions.
Company A&R LLCA
Overview
In connection with the Business Combination, Pubco, Ripple and the Contributor Related Party Entity entered into the Company A&R LLCA. Following the Closing, and in accordance with the terms of the Company A&R LLCA, we operate our business through the Company.
Management and Control
As the sole managing member of the Company, Pubco controls all of the Company’s affairs and decision making and, through its officers and directors, Pubco is responsible for the Company’s operational and administrative decisions and the day-to-day management of its business. Under the Company A&R LLCA, the other members and other holders of Company Units hold units that provide economic rights but, except as expressly provided in the Company A&R LLCA, do not have the power or authority to vote on, approve or consent to any matter or action taken by the Company (notwithstanding any provision of the DLLCA).

Distributions and Dividends
We will fund any dividends to our stockholders by causing the Company to make distributions to the holders of Company Units and us, subject to the limitations imposed by our debt agreements.
Tax Treatment of Company Units and Tax Distributions
The holders of Company Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of the Company. Net profits and net losses of the Company generally are allocated to its members pro rata in accordance with the percentages of their respective ownership of Company Units. The Company A&R LLCA provides for pro rata cash distributions to the holders of Company Units for purposes of funding their tax obligations in respect of the taxable income of the Company that is allocated to them. Generally, these tax distributions are computed based on the Company’s estimate of the net taxable income of the Company allocable to each holder of Company Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of New York, New York (taking into account the non-deductibility of certain expenses and the character of our income). As a result of (i) potential differences in the amount of net taxable income allocable to us and the other Company Unit holders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating the Company’s distribution obligations, we may receive tax distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement.
Relationship Between Pubco Class A Shares and Company Units
Except as otherwise determined by us, if at any time we issue a share of Pubco Class A Common Stock, the net proceeds received by us with respect to such share, if any, are concurrently invested in the Company and the Company issues to us one Company Unit, unless such share is issued by us solely to fund the purchase of a Company Unit from a holder of Company Units (upon an election by us to exchange such Company Unit in lieu of redemption following a redemption request by such holder of Company Units), in which case such net proceeds are instead transferred to the selling holder of Company Units as consideration for such purchase, and the Company does not issue an additional Company Unit to us. Similarly, except as otherwise determined by us, (i) the Company does not issue any additional Company Units to us unless we issue or sell an equal number of shares of Pubco Class A Common Stock and (ii) should the Company issue any additional Company Units to any person, we issue an equal number of shares of the Pubco Class B Common Stock to such person (unless otherwise waived by such person in accordance with the terms of the Company A&R LLCA).
Conversely, if at any time any shares of Pubco Class A Common Stock are redeemed, purchased or otherwise acquired by us, the Company redeems, purchases or otherwise acquires an equal number of Company Units held by us, upon the same terms and for the same price per security, as the shares of Pubco Class A Common Stock are redeemed, purchased or otherwise acquired. In addition, the Company does not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Company Units unless it is accompanied by a substantively identical subdivision or combination, as applicable, of each class of our common stock, and we do not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Company Units.
Redemption and Exchange Rights of Company Unit Holders
Under the Company A&R LLCA, the holders of Company Units (other than us) have the right, from and after the Closing (subject to the terms of the Company A&R LLCA), to require the Company to redeem all or a portion of their Company Units for, at our election, newly-issued shares of Pubco Class A Common Stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of Pubco Class A Common Stock for each Company Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the holder of a Company Unit has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member surrenders its Company Units to the Company for cancellation. The Company A&R LLCA requires that we contribute cash or shares of Pubco Class A Common Stock to the Company in exchange for an amount of newly issued Company Units in the Company equal to the number of Company Units redeemed from the holders of Company Units. The Company then distributes the cash or shares of Pubco Class A Common Stock to such holder of a Company Unit to complete the redemption. In the event of a redemption request by a holder of Company Units, we may, at our option, effect a direct exchange of cash or Pubco Class A Common Stock for Company Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of Company Units that we own equals the number of shares of Pubco Class A Common Stock issued by us, subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities. Shares of Pubco Class B Common Stock are canceled on a one-for-one basis if we, following a redemption request of a holder of Company Units, redeem or exchange Company Units of such holder pursuant to the terms of the Company A&R LLCA.
Participation Rights in Tender Offers and Similar Transactions
The Company A&R LLCA provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Pubco Class A Common Stock is proposed by us or our stockholders and approved by our board of directors or is otherwise consented to or approved by our board of directors, the holders of Company Units are permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the holders of Company Units to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of Pubco Class A Common Stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the holders of Company Units may participate in each such offer without being required to redeem or exchange Company Units.
Transfer Restrictions
The Company A&R LLCA provides that, except for transfers to us as provided above or to certain permitted transferees, the Company Units and shares of Pubco Class B Common Stock may not be sold, transferred or otherwise disposed of.
Indemnification
Subject to certain exceptions, the Company will indemnify all of its members and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with the Company’s business or affairs or the Company A&R LLCA or any related document.
Dissolution and Liquidation
The Company may be dissolved upon (i) the determination by us to dissolve the Company or (ii) any other event which would cause the dissolution of the Company under the DLLCA, unless the Company is continued in accordance with the DLLCA. Upon dissolution, the Company will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested Company Units.
Tax Receivable Agreement
Concurrently with the Closing, Pubco, the Company and the TRA Parties entered into the Tax Receivable Agreement, which provides for, among other things, payment by Pubco to the TRA Parties of 85% of the U.S. federal, state and local income tax savings realized or deemed to be realized by Pubco as a result of increases in tax basis and certain other tax benefits and the exchange of units of the Company Surviving Subsidiary for shares of Pubco Class A Common Stock, as more fully described in the Tax Receivable Agreement. For more information about the Tax Receivable Agreement, please see the section entitled “Certain Relationships and Related Party Transactions—Transactions Related to the Business Combination—Tax Receivable Agreement.”

Evernorth Facility Agreement
On November 6, 2025, Evernorth entered into a master intercompany facility agreement with Ripple (as amended, the “Evernorth Facility Agreement”), establishing a $1.0 million revolving credit facility in order to fund certain working capital needs, transaction expenses and other general corporate purposes (the “Evernorth Facility”). Interest on amounts drawn under the Evernorth Facility accrues at a rate of 3.81% p.a. from November 6, 2025. Amounts borrowed under the Evernorth Facility were required to be repaid within five business days after the Closing Date, or earlier upon five business days’ notice of demand by Ripple. The Evernorth Facility Agreement contains customary representations and warranties, termination provisions and events of default. As of June 30, 2026, Evernorth had not borrowed under the Evernorth Facility.
Related Party Payables with the Company
As of June 30, 2026, Pubco had vendor obligations that were funded through loan draws made by the Company or cash payment from the Company. When the Company makes draws or pays vendors directly from its bank account on Pubco’s behalf, a corresponding payable is recorded by Pubco. These transaction-related expenses primarily consist of professional service fees, including consulting, accounting, and legal fees, as well as other start-up costs. As of June 30, 2026, Evernorth recognized a related party payable of $3.1 million owed to the Company, which included $23,472 of interest. As of December 31, 2025, the related party payable totaled $0.7 million, inclusive of $5,463 of interest. This balance represents an intercompany obligation that Pubco expects to settle in the normal course of operations. Additionally, pursuant to the Second Facility Amendment executed on October 7, 2026, Pubco incurred an additional $0.4 million of related party payable related to draws under the Company Facility made on its behalf.
Related Party Payables with Ripple
Certain operating costs of Pubco have been paid on its behalf by Ripple, resulting in amounts owed by Evernorth to Ripple of $5.9 million as of June 30, 2026, which are reflected as a related party payable. Of this amount, $5.5 million was subsequently reclassified to accounts payable, as the vendor issued an invoice directly to Evernorth and Evernorth will settle the obligation with the vendor. Additionally, pursuant to the Second Facility Amendment executed on October 7, 2026, the remaining $0.4 million was reclassified to related party payable to Pathfinder.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Rule 144
Rule 144 under the Securities Act provides a safe harbor under which a person who has beneficially owned restricted securities of an issuer for at least six months may, subject to the conditions of the rule, sell those securities without registration, provided that (i) we are not, and have not been for the three months preceding the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or, if we are subject to those requirements, we have filed all required reports (other than Current Reports on Form 8-K) during the 12 months preceding the sale, and (ii) in the case of a holder who is one of our affiliates, the sale complies with the applicable volume limitations, manner-of-sale requirements and notice provisions of Rule 144, and current public information about us is available.
Rule 144 is not, however, available for the resale of securities initially issued by a shell company (other than a business combination related shell company) or an issuer that has at any time previously been a shell company. Because the SPAC was a blank check company prior to the Business Combination, Rule 144 will not be available to holders of our securities unless and until the conditions set forth in Rule 144(i)(2) are satisfied, which require that (a) we have ceased to be a shell company, (b) we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (c) we have filed all reports and other materials required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (other than Current Reports on Form 8-K) and (d) at least one year has elapsed since we filed with the SEC current “Form 10 information” reflecting our status as an entity that is not a shell company. Consistent with that framework, each of the Private Placement Subscription Agreements provides that, unless the shares subscribed for are earlier registered on a registration statement, those shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until at least one year from the date we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or, in the case of certain subscription agreements, at least one year following the filing of the required information with the SEC after the Closing Date), among other requirements.
We filed the required Form 10 information with the SEC on the Current Report on Form 8-K reporting the consummation of the Business Combination. Accordingly, we expect that, subject to our satisfying the remaining conditions of Rule 144(i)(2), Rule 144 will become available for the resale of our restricted securities beginning one year after that filing. Until that time, and thereafter to the extent the conditions of Rule 144 are not satisfied, holders of our restricted securities must rely on the registration statement of which this prospectus forms a part, another effective registration statement or another available exemption from the registration requirements of the Securities Act in order to resell their securities.
The securities we issued in the Business Combination and the concurrent private placements, including the shares of the Pubco Class A Common Stock and Pubco Class C Common Stock, issued pursuant to the Private Placement Subscription Agreements, were issued in transactions not involving any public offering within the meaning of the Securities Act and were not registered under the Securities Act. Those securities may not be offered, resold, transferred, pledged or otherwise disposed of absent an effective registration statement under the Securities Act, except (i) to us or one of our subsidiaries or (ii) pursuant to an available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable state securities laws, and the book-entry positions representing those securities bear a restrictive legend to that effect. As a result of these transfer restrictions, a holder may not be able to readily offer, resell, transfer, pledge or otherwise dispose of those securities and may be required to bear the financial risk of its investment for an indefinite period of time.
In connection with a bona fide sale of registered securities under the registration statement of which this prospectus forms a part, or a sale effected in compliance with Rule 144, we have agreed to use commercially reasonable efforts, subject to receipt of customary documentation from the holder and its broker, to instruct our transfer agent to remove the restrictive legend applicable to the securities being sold and, in the case of a sale under Rule 144, to cause our counsel to deliver the legal opinions reasonably requested by the transfer agent.
We have also agreed, for so long as a holder continues to hold securities acquired in the private placements, to make and keep current public information available as those terms are understood and defined in Rule 144 and to use commercially reasonable efforts to file in a timely manner all reports and other documents required of us under the Exchange Act.

Under the Amended and Restated Registration Rights Agreement, we are similarly required, upon a holder’s request and compliance with the applicable conditions, to use commercially reasonable efforts to cause our transfer agent to remove restrictive legends and make a new, unlegended book-entry position within one trading day of the request.
Lock-Up
Separate from the restrictions imposed by the Securities Act, certain of our securityholders are subject to contractual transfer restrictions. Pursuant to the Lock-Up Agreements, the holders party thereto agreed not to, without our prior written consent, sell, offer to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of, or enter into any swap or other arrangement transferring the economic consequences of ownership of, the Restricted Securities, or publicly announce an intention to do so, during the period commencing on the Closing Date and ending on the earlier of (a) the six-month anniversary of the Closing Date and (b) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property.
The Lock-Up Agreements contain customary exceptions to these restrictions, including transfers to affiliates, transfers by an entity as part of a distribution to its members, partners or stockholders, transfers by gift to immediate family members or trusts for their benefit, transfers to charitable organizations, transfers in connection with certain tax or estate planning transactions and bona fide pledges, in each case so long as the transferee agrees in writing to be bound by the same restrictions for the remainder of the lock-up period.
The transfer restrictions previously applicable to the Sponsor and the SPAC’s insiders under the letter agreement entered into at the time of the SPAC’s initial public offering were replaced at the Closing by the restrictions in the Lock-Up Agreements.
Sales of a substantial number of shares of Pubco Class A Common Stock in the public market following the expiration of these restrictions, or the perception that such sales may occur, could adversely affect the prevailing market price of the Pubco Class A Common Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of the ownership and disposition of Pubco Class A Common Stock. This section applies only to Holders that hold their Pubco Class A Common Stock as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).
This discussion is limited to U.S. federal income tax considerations and does not address any estate, gift or other U.S. federal non-income tax considerations or considerations arising under the tax laws of any U.S. state or local, non-U.S. or other jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a particular investor in light of their particular circumstances, including any minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to investors subject to special rules under U.S. federal income tax law, such as:
(a)banks, financial institutions or financial services entities;
(b)broker-dealers;
(c)taxpayers that are subject to, or who elect to apply, the mark-to-market accounting rules under Section 475 of the Code with respect to Pubco Class A Common Stock;
(d)tax-exempt entities;
(e)governments or agencies or instrumentalities of such governments or agencies;
(f)insurance companies;
(g)regulated investment companies or real estate investment trusts;
(h)partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities (including S Corporations), or persons that hold Pubco Class A Common Stock through such a partnership or other pass-through entity;
(i)U.S. expatriates or former long-term residents of the United States;
(j)except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of Pubco’s shares;
(k)persons that acquired their Pubco Class A Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
(l)persons that hold or sell their Pubco Class A Common Stock as part of a straddle, constructive sale, hedge, synthetic security, wash sale, conversion or other integrated or similar transaction or risk reduction strategy;
(m)U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
(n)persons subject to special tax accounting rules as a result of any item of gross income with respect to Pubco Class A Common Stock being taken into account in an “applicable financial statement” (as defined in the Code); or
(o)“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.
If a partnership or other pass-through entity (or any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds Pubco Class A Common Stock, the tax treatment of such partnership or other pass-through entity and a person treated as a partner of such partnership or owner of such other pass-through entity will generally depend on the status of the partner or owner, the activities of the partnership or other pass-through entity, and certain determinations made at the partner or owner level. Partnerships and other pass-

through entities holding any Pubco Class A Common Stock and persons that are treated as partners of such partnerships or owners of such other pass-through entities should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the ownership and disposition of Pubco Class A Common Stock.
This discussion is based on the Code, Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code, all as of the date of this prospectus . All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described in this prospectus. We have not sought, and do not intend to seek, any rulings from the IRS as to any U.S. federal income tax considerations described in this prospectus. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
THIS DISCUSSION IS ONLY A SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF PUBCO CLASS A COMMON STOCK. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF PUBCO CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
U.S. HOLDERS
This section applies to a Holder that is a “U.S. Holder.” As used in this prospectus, a “U.S. Holder” is a beneficial owner of Pubco Class A Common Stock that for U.S. federal income tax purposes is, or is treated as:
(a)an individual who is a citizen or resident of the United States;
(b)a corporation that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia;
(c)an estate the income of which is subject to U.S. federal income tax regardless of its source; or
(d)a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.
Taxation of Distributions
In general, distributions of cash or other property to U.S. Holders of Pubco Class A Common Stock (other than certain distributions of Pubco stock or rights to acquire Pubco stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Pubco’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Pubco Class A Common Stock. Any remaining excess generally will be treated as gain realized on the sale or other disposition of the Pubco Class A Common Stock, as described below under the section entitled “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Class A Common Stock.”
Dividends paid to a U.S. Holder that is classified as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividend income” subject to tax at reduced rates applicable to long-term capital gains.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Class A Common Stock

Upon a sale or other taxable disposition of Pubco Class A Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Pubco Class A Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Pubco Class A Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Payments of dividends on and the proceeds from a sale or other disposition of Pubco Class A Common Stock will be subject to information reporting to the IRS and U.S. backup withholding on such payments may be possible. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. NON-U.S. HOLDERS This section applies to a Holder that is a “Non-U.S. Holder.” As used in this prospectus, a “Non-U.S. Holder” is a beneficial owner of Pubco Class A Common Stock who or that for U.S. federal income tax purposes is, or is treated as: (a)        a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates; (b)       a foreign corporation; or (c)       an estate or trust that is not a U.S. Holder.
Taxation of Distributions
In general, any distributions (other than certain distributions of Pubco stock or rights to acquire Pubco stock) made to a Non-U.S. Holder of shares of Pubco Class A Common Stock, to the extent paid out of Pubco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States), Pubco (or another applicable withholding agent) will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Pubco Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Pubco Class A Common Stock, which will be treated as described below under the section entitled “—Sale, Taxable Exchange or Other Taxable Disposition of Pubco Class A Common Stock.” If Pubco determines that it is likely to be classified as a “U.S. real property holding corporation” (see the section entitled “—Sale, Taxable Exchange or Other Taxable Disposition of Pubco Class A Common Stock” below), the applicable withholding agent may be required to withhold 15% of any distribution that exceeds Pubco’s current and accumulated earnings and profits. The withholding tax generally does not apply to a Non-U.S. Holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower rate provided in an applicable tax treaty).
Sale, Taxable Exchange or Other Taxable Disposition of Pubco Class A Common Stock.
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its Pubco Class A Common Stock, unless: (a) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States); (b) such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or (c) Pubco is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the applicable Pubco Class A Common Stock being disposed of. Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or a lower applicable income tax treaty rate). If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder generally will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year at a tax rate of 30% (or a lower applicable tax treaty rate). If the third bullet point above applies to a Non-U.S. Holder, subject to certain exceptions in the case of interests that are regularly traded on an established market, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates, and a buyer of such Pubco Class A Common Stock or Pubco may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition or redemption. Based on the nature of the business and activities of Pubco, Pubco believes that it is not, and does not expect to become, a U.S. real property holding corporation. However, Pubco has not undertaken a formal analysis of its possible status as a U.S. real property holding corporation. Such determination is factual in nature and subject to change. Accordingly, no assurance can be provided as to whether Pubco would be treated as a U.S. real property holding corporation in any taxable year. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a sale, taxable exchange or other taxable disposition of its Pubco Class A Common Stock.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of distributions and may be filed with respect to the proceeds from a sale or other disposition of Pubco Class A Common Stock. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on Pubco Class A Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or other disposition of Pubco Class A Common Stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisor regarding the effects of FATCA on their investment in Pubco Class A Common Stock.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF

THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE PUBCO CLASS A COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

LEGAL MATTERS
The validity of the shares of Pubco Class A Common Stock offered by this prospectus under Nevada law is passed upon by Brownstein Hyatt Farber Schreck, LLP.
EXPERTS
The financial statements of SPAC as of September 30, 2025, and for the period from October 3, 2024 (date of inception) through September 30, 2025 appearing in this prospectus have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Evernorth Holdings Inc. as of December 31, 2025 and September 30, 2025, and for the period from August 29, 2025 (date of inception) through December 31, 2025, included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The financial statements of Pathfinder Digital Assets LLC as of December 31, 2025 and September 30, 2025, and for the period from July 18, 2025 (date of inception) through December 31, 2025, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.evernorth.xyz. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
ARMADA ACQUISITION CORP. II

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID: 199)	F-3
Balance Sheet as of September 30, 2025	F-5
Statement of Operations for the period from October 3, 2024 (inception) through September 30, 2025	F-6
Statement of Shareholder’s Deficit for the period from October 3, 2024 (inception) through September 30, 2025	F-7
Statement of Cash Flows for the period from October 3, 2024 (inception) through September 30, 2025	F-8
Notes to Financial Statements	F-9

Unaudited Financial Statements
Balance Sheets as of June 30, 2026 (Unaudited) and September 30, 2025	F-28
Unaudited Condensed Statements of Operations for the Three and Nine Months ended June 30, 2026 and for the Three Months ended June 30, 2025 and for the period from October 3, 2024 (inception) through June 30, 2025
F-29
Unaudited Condensed Statements Shareholders Deficit for the Three and Nine Months ended June 30, 2026 and for the Three Months Ended June 30, 2025 and period from October 3, 2024 (inception) through June 30, 2025
F-30
Unaudited Condensed Statements of Cash Flows for the Nine Months ended June 30, 2026 and for the period from October 3, 2024 (inception) through June 30, 2025	F-31
Notes to Unaudited Condensed Financial Statements	F-32
EVERNORTH HOLDINGS INC.

F-1

PATHFINDER DIGITAL ASSETS LLC

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Armada Acquisition Corp. II
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Armada Acquisition Corp. II (the “Company”) as of September 30, 2025, the related statements of operations, changes in shareholders’ deficit, and cash flows for the period from October 3, 2024 (inception) through September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for the period from October 3, 2024 (inception) through September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses on or before November 22, 2026. The Company entered into a definitive merger/business combination agreement with a business combination target on October 19, 2025; however, the completion of this transaction is subject to the approval of the Company’s shareholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to November 22, 2026, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after November 22, 2026, in the event that it is unable to complete a business combination by that date. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

F-3

/s/ CBIZ CPAs P.C.
CBIZ CPAs P.C.
We have served as the Company’s auditor since 2024.
Morristown, NJ
December 4, 2025

F-4

ARMADA ACQUISITION CORP. II
BALANCE SHEET
SEPTEMBER 30, 2025

ASSETS
Current assets
Cash	$361,105
Prepaid expenses	50,067
Prepaid insurance	137,360
Total current assets	548,532
Prepaid insurance – long-term	22,893
Cash and marketable securities held in Trust Account	234,628,166
TOTAL ASSETS	$235,199,591
LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued offering costs	$75,000
Accrued expenses	1,403,430
Total current liabilities	1,478,430
Deferred professional fees	37,564
Deferred underwriting fee payable	9,200,000
TOTAL LIABILITIES	10,715,994
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 23,000,000 shares at a redemption value of $10.20 per share	234,628,166
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 710,000 shares issued and outstanding	71
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,880,000 shares issued and outstanding	788
Additional paid-in capital	—
Accumulated deficit	(10,145,428)
Total Shareholders’ Deficit	(10,144,569)
TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$235,199,591
The accompanying notes are an integral part of the financial statements.

F-5

ARMADA ACQUISITION CORP. II
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 3, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

General and administrative costs	$1,706,183
Loss from operations	(1,706,183)
Other income:
Interest earned on cash and marketable securities held in Trust Account	3,478,166
Other income, net	3,478,166
Net income	$1,771,983
Basic weighted average shares outstanding, Class A ordinary shares subject to redemption	8,323,204
Basic net income per ordinary share, Class A ordinary shares subject to redemption	$0.11
Diluted weighted average shares outstanding, Class A ordinary shares subject to redemption	8,323,204
Diluted net income per ordinary share, Class A ordinary shares subject to redemption	$0.11
Basic weighted average shares outstanding, Class A & Class B ordinary shares not subject to redemption	7,481,056
Basic net income per ordinary share, Class A & Class B ordinary shares not subject to redemption	$0.11
Diluted weighted average shares outstanding, Class A & Class B ordinary shares not subject to redemption	8,136,934
Diluted net income per ordinary share, Class A & Class B ordinary shares not subject to redemption	$0.11
The accompanying notes are an integral part of the financial statements.

F-6

ARMADA ACQUISITION CORP. II
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM OCTOBER 4, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – October 3, 2024 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares	—	—	7,880,000	788	24,212	—	25,000
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(10,447,650)	(11,917,411)	(22,365,061)
Capital contribution made by Sponsor related to the interests in founders shares allocated to non-managing members	—	—	—	—	4,621,895	—	4,621,895
Cost of raising capital related to interests in founders shares allocated to non-managing members	—	—	—	—	(4,621,895)	—	(4,621,895)
Sale of Private Placement Units	710,000	71	—	—	7,099,929	—	7,100,000
Fair Value of Public Warrants at issuance	—	—	—	—	3,565,000	—	3,565,000
Allocated value of transaction costs to Class A shares	—	—	—	—	(241,491)	—	(241,491)
Net income	—	—	—	—	—	1,771,983	1,771,983
Balance – September 30, 2025	710,000	$71	7,880,000	$788	$—	$(10,145,428)	$(10,144,569)
The accompanying notes are an integral part of the financial statements.

F-7

ARMADA ACQUISITION CORP. II
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 4, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

Cash Flows from Operating Activities:
Net income	$1,771,983
Adjustments to reconcile net income to net cash used in operating activities:
Payment of formation costs through promissory note	4,614
Payment of operating costs through promissory note	870
Payment of operating costs through issuance of Class B ordinary shares	25,000
Interest earned on cash and marketable securities held in Trust Account	(3,478,166)
Adjustment to accrued offering costs	(5,000)
Changes in operating assets and liabilities:
Prepaid expenses	50,533
Prepaid insurance	(160,253)
Accrued expenses	1,403,430
Deferred professional fees	37,564
Net cash used in operating activities	(349,425)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(231,150,000)
Net cash used in investing activities	(231,150,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	225,400,000
Proceeds from sale of Private Placements Warrants	7,100,000
Proceeds from promissory note - related party	127,755
Repayment of promissory note - related party	(143,079)
Payment of offering costs	(624,146)
Net cash provided by financing activities	231,860,530
Net Change in Cash	361,105
Cash – Beginning of period	—
Cash – End of period	$361,105
Non-Cash Investing and Financing Activities:
Offering costs included in accrued offering costs	$75,000
Deferred offering costs paid through promissory note – related party	$9,840
Accretion of Class A ordinary shares to redemption value	$22,365,061
Deferred underwriting fee payable	$9,200,000
Deferred offering costs applied to prepaid expenses	$100,600
The accompanying notes are an integral part of the financial statements.

F-8

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
Armada Acquisition Corp. II (hereinafter, the “Company” or the “SPAC”) was incorporated as a Cayman Islands exempted company on October 3, 2024. The Company is a newly organized blank check company or special purpose acquisition company, formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any specific business combination target. Its efforts to identify a prospective target business will not be limited to a particular industry or geographic region although it intends to focus on target businesses that provide technological services to the financial services industry (“FinTech”), Software-as-a-Service(“SaaS”), or artificial intelligence (“AI”). The Company became an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) upon the closing of the initial public offering (“Initial Public Offering”) described below.
As of September 30, 2025, the Company had not commenced any operations. All activity for the period from October 3, 2024 (date of inception) through September 30, 2025, relates to the Company’s formation and the Initial Public Offering. The Company will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in the Trust Account described below. The Company has selected September 30 as its fiscal year end.
Sponsor, Founder and Proposed Financing
For the period from October 3, 2024 (date of inception) through August 28, 2025 the Company’s sponsor was Armada Sponsor II LLC, a Delaware limited liability company (the “Original Sponsor”). Effective August 28, 2025, upon completion of the Purchase Agreement (as defined below) Arrington XRP Capital Fund, LP, a Delaware limited partnership is the Company’s sponsor (the “New Sponsor”).The registration statement for the Company’s Initial Public Offering was declared effective on May 20, 2025. On May 22, 2025, the Company consummated the Initial Public Offering of 23,000,000 units at $10.00 per unit, which is discussed in Note 3, which includes the full exercise of the over-allotment option of 3,000,000 Units, by Cohen and Company Capital Markets a division of J.V.B. Financial Group, LLC (“CCM”) and Northland Securities, Inc. (“Northland”) (collectively, the “Underwriters”)— which is discussed in Note 4, generating gross proceeds of $230,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 710,000 private placement units, 400,000 of which were purchased by the Original Sponsor and 310,000 purchased by the underwriter at a price of $10.00 per private placement unit, generating gross proceeds of $7,100,000. The net proceeds from the Initial Public Offering and a portion of the proceeds from the Private Placement are held in the Trust Account (discussed below).
Transaction costs amounted to $14,413,386, consisting of $4,600,000 of cash underwriting fee, $9,200,000 of deferred underwriting fee, and $613,386 of other offering costs.
Changes in Control of Registrant
On August 12, 2025, the Company entered into a Sponsor Securities Purchase Agreement (the “Purchase Agreement”) with the Original Sponsor and the New Sponsor, pursuant to which the Original Sponsor agreed to sell to the New Sponsor, and the New Sponsor agreed to purchase from the Original Sponsor, an aggregate of 7,880,000 Class B ordinary shares, par value $0.0001 per share, 400,000 Class A ordinary shares, par value $0.0001 per share, and 200,000 private placement warrants of the Company for an aggregate purchase price of $6,600,000 (such transaction, the “New Sponsor Purchase”) and the New Sponsor received a limited, revocable license to the Armada Acquisition Corp. II branding for a period of time that expires not later than November 22, 2026 (unless the termination date of the Company is extended to a later date). On August 28, 2025, the New Sponsor Purchase was completed pursuant to the terms of the Purchase Agreement (the “Closing”), the appointments and resignations of directors of the Company described below and in the Schedule 14F and Item 5.02 of the company’s Current Report on Form 8-K as filed with the SEC on August 28, 2025 became effective, and the Original Sponsor ceased to control

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the Company. Following the Closing, the New Sponsor owns all of the equity interests of the Company held by the Original Sponsor, including 100% of the Company’s Class B ordinary shares, has the power to appoint all members of the board of directors of the Company (the “Board”), and may therefore be deemed to control the Company.
On August 28, 2025, Stephen P. Herbert, Douglas M. Lurio, Mohammad A. Khan, Thomas Decker and Celso L. White resigned as directors of the Company, Stephen P. Herbert resigned as Chief Executive Officer and principal executive officer of the Company, and Douglas M. Lurio resigned as President and Chief Financial Officer and principal financial and accounting officer of the Company. There was no known disagreement with any of the outgoing directors or officers on any matter relating to the Company’s operations, policies or practices.
On August 28, 2025, J. Michael Arrington, Taryn Naidu, Richard Danis, Lindy Key and Ronald Palmeri were appointed as directors of the Company, with Mr. Arrington being appointed as the Chairman of the Board. On August 28, 2025, Taryn Naidu was appointed as Chief Executive Officer and principal executive officer of the Company, and Kyle Horton was appointed as Chief Financial Officer and principal financial and accounting officer of the Company. Each such director and officer entered into an indemnification agreement with the Company in a form substantially consistent with the Company’s standard form in connection with their appointment.
Mr. Herbert, former Chief Executive Officer of the Company, and Mr. Lurio, former President and Chief Financial Officer of the Company, have entered into advisor agreements with the Company to serve as advisors to Taryn Naidu in his capacity as Chief Executive Officer (the “Advisor Agreements”). Other than pursuant to the Purchase Agreement and the Advisor Agreements, there are no arrangements or understandings among members of the former and new control groups and their associates with respect to election of directors or other matters. In addition, none of the new directors or officers of the Company has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Waiver to Insider Letter
On August 28, 2025, the “Original Sponsor”, the Company, Stephen P. Herbert, Douglas M. Lurio, Thomas A. Decker, Mohammad A. Khan, Celso L. White and the other parties thereto entered into a waiver (the “Waiver”) with respect to that certain insider letter agreement, dated May 20, 2025, by and among the Company, the Original Sponsor and the other persons party thereto (the “Insider Letter”).
Joinder Agreement
On August 28, 2025, the New Sponsor entered that certain joinder to insider letter agreement and registration rights agreement (the “Joinder”). Pursuant to the Joinder, the New Sponsor agreed, with effect from the date of the Joinder, to join as a party to the Insider Letter and to that certain Registration Rights Agreement, dated May 20, 2025, by and among the Company, the Original Sponsor and the other persons party thereto. Entry into the Joinder was a condition to the consummation of the transactions contemplated by the Purchase Agreement (as defined above).
The Trust Account
Upon the closing of the Initial Public Offering on May 22, 2025, an amount of $231,150,000 ($10.05 per unit) from the net proceeds of the sale of the units, and a portion of the proceeds of the sale of the private placement units, are held in a Trust Account and will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule2a-7under the Investment Company Act of 1940 which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. Funds will remain in the Trust Account until the earlier of (i) the completion of the Business Combination or (ii) the distribution of the Trust Account as described below.
The Company’s amended and restated memorandum and articles of association provides that, except for (x) all interest income that may be released to the Company to pay taxes and (y) up to $100,000 to pay dissolution expenses, as discussed below, none of the funds held in the Trust Account will be released from the Trust Account until the earlier of: (1) the completion of the initial Business Combination within the required time period; (2) redemption of 100% of the outstanding public shares if the Company has not completed an initial Business

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Combination within 18 months from the closing of the Initial Public Offering; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of the obligation to redeem 100% of public shares if the Company does not complete its initial Business Combination within the required time period or (B) with respect to any other provision relating to the pre-business combination activity and related shareholders’ rights.
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less the deferred underwriting commissions and the taxes payable on interest earned) at the time the Company signs a definitive agreement in connection with the Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable) or (ii) provide shareholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, net of taxes payable, if any. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to redeem their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval unless a vote is required by the Nasdaq rules. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding shares are voted in favor of the Business Combination.
If the Company holds a shareholder vote or there is a tender offer for shares in connection with the Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable, if any). As a result, such shares are recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering. The amount in the Trust Account is $10.05 per public share ($231,150,000 held in the Trust Account divided by 23,000,000 public shares).
The Company has 18 months from the closing date of the Initial Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and up to $100,000 to pay dissolution expenses; and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders each entered into agreements with us, pursuant to which they agreed: (1) to waive their redemption rights with respect to their founder shares, private placement units and any Class A ordinary shares issuable upon conversion thereof in connection with the consummation of our initial Business Combination or a tender offer conducted prior to a Business Combination or in connection with it; and (2) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement units if the Company fails to complete its initial Business Combination within 18 months from the closing of the Initial Public Offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial Business Combination within the prescribed time frame.

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Business Combination Agreement
On October 19, 2025 (the “Signing Date”), the Company (which will domesticate as a Delaware corporation prior to the Closing), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Evernorth Holdings Inc., a Nevada corporation (“Pubco”), Pathfinder Digital Assets LLC, a Delaware limited liability company (“Pathfinder”), Evernorth Corporate Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Evernorth Company Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Company Merger Sub”), and Ripple Labs Inc., a Delaware corporation (“Ripple”).
Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing” and the date and time at which the Closing is actually held, the “Closing Date”), (a) Company Merger Sub will merge with and into Pathfinder, with Pathfinder continuing as the surviving company (the “Pathfinder Merger”), with holders of Pathfinder units (each, a “Pathfinder Unit”) receiving one share of Class A common stock, par value $0.001 per share, of Pubco (“Pubco Class A Common Stock”) for each Pathfinder Unit, subject to certain reductions and other limitations imposed on the Ripple Parties as set forth in the Business Combination Agreement, and (b) simultaneously with the Pathfinder Merger, SPAC Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “SPAC Merger” and, together with the Company Merger, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”), with (x) shareholders of the Company receiving one share of Pubco Class A Common Stock for each Common Share held by such shareholders and (y) warrantholders of the Company receiving one warrant to purchase one share of Pubco Class A Common Stock for each warrant to purchase one SPAC Class A Share held by such warrant holders, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement.
Upon the consummation of the Mergers and the Transactions, Pubco will become a publicly traded company.
In connection with the Closing, Pubco will have authorized three classes of Pubco common stock with different voting and economic rights. The Pubco Class A Common Stock will be entitled to economic rights, including the right to receive distributions in proportion to the number of shares held, and will be listed for trading on Nasdaq or another national securities exchange. Each share of Pubco Class Common A Stock will be entitled to one vote per share. Shares of Class B common stock, par value $0.001 per share, of Pubco (the “Pubco Class B Common Stock”) will be entitled to one vote per share but will not have any economic rights and will not be listed for trading or transferable unless a corresponding number of units of Pathfinder as the surviving Company after the Pathfinder Merger (the “Company Surviving Subsidiary”) are transferred to the same person. However, no shares of Pubco Class B Common Stock are expected to be issued or outstanding immediately following the Closing. Shares of Class C common stock, par value $0.001 per share, of Pubco (the “Pubco Class C Common Stock” and, together with the Pubco Class A Common Stock and the Pubco Class B Common Stock, the “Pubco Stock”) will be entitled to economic rights, including the right to receive distributions in proportion to the number of shares held, but will have no voting rights except as required by the Nevada Revised Statutes and will not be listed for trading or transferable, and will be convertible into Pubco Class A Common Stock at the election of the holder from time to time.
Amended and Restated Registration Rights Agreement
Concurrently with the Closing of the Business Combination Agreement, Pubco, the Company, the New Sponsor and certain securityholders listed therein will enter into a registration rights agreement that will amend and restate the registration rights agreement entered into at the time of the Company’s initial public offering between the Company, the New Sponsor and certain securityholders listed therein (as amended, the “Amended and Restated Registration Rights Agreement”), pursuant to which Pubco will assume the registration obligations of the Company under such registration rights agreement, with such rights applying to the shares of Pubco Class A Common Stock, Class B common stock (the “Pubco Class B Common Stock”) and Pubco Class C Common Stock.
The Amended and Restated Registration Rights Agreement provides for customary demand registration rights, piggyback registration rights, and shelf registration rights for the benefit of the holders, subject to customary cutbacks and issuer suspension rights. It also includes customary provisions relating to underwriting participation,

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registration expenses, indemnification, and coordination of sales in underwritten offerings. The Amended and Restated Registration Rights Agreement will become effective upon the Closing and will supersede the Company’s existing registration rights agreement in its entirety.
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, the Company entered into a Sponsor Support Agreement with the New Sponsor and Pubco (the “Sponsor Support Agreement”), pursuant to which, among other things, the New Sponsor agreed (i) to vote its Class A Shares and Class B Shares (the “New Sponsor Shares”) in favor of the Business Combination Agreement and the Transactions and each of the proposal to approve the Business Combination Agreement, the proposal to authorize and approve the Pathfinder Merger, and the proposal to approve a plan of domestication, (ii) to vote its New Sponsor Shares against any alternative transactions, (iii) to comply with the restrictions imposed by the Insider Letter (as defined above), by and among the Company, Original Sponsor, and the officers and directors of the Company at the time of its initial public offering, pursuant to which the New Sponsor was later joined as a party by way of the Joinder (as defined above) to the Insider Letter, by and between New Sponsor and the Company, including the restrictions on transfer and redemption of the Class A Shares and Class B Shares in connection with the Transactions, and (iv) subject to and conditioned upon the Closing, to waive any anti-dilution rights that would otherwise result in the Class B Shares converting into Class A Shares on a greater than one-for-one basis.
In addition, the New Sponsor agreed to effect certain security cancellations and issuances in connection with the Closing. Specifically, immediately prior to the time on the Closing Date when the certificate to be filed with the Delaware Secretary of State to certify the Pathfinder Merger (the “Pathfinder Certificate of Merger”) has been duly accepted for filing by the Delaware Secretary of State in accordance with the Limited Liability Company Act of the State of Delaware (the “DLLCA”) (or such other time as specified in the Pathfinder Certificate of Merger) (the “Company Merger Effective Time”), the New Sponsor will forfeit for no consideration (a) 120,000 Class A Shares, (b) 2,364,000 Class B Shares and (c) 60,000 warrants, each exercisable for one Class A Share at $11.50 per share (the “Private Placement Warrants”).
Pursuant to the Sponsor Support Agreement, the New Sponsor also agreed, subject to and effective as of the Closing, to irrevocably and unconditionally release and waive any and all claims it may have against the Company, Pubco and Pathfinder or their respective affiliates arising on or prior to the Closing, subject to customary carve-outs.
Lock-Up Agreements
Concurrently with the Closing, each of the Company, the New Sponsor, Ripple and other Persons who will, immediately after the Closing, be holders of Pubco Stock or units of the Company Surviving Subsidiary and who, with Ripple, will collectively be deemed to form a “group” as defined in Section 13(d) of the Exchange Act (“Ripple Affiliate Investors”) will enter into a Lock-Up Agreement with Pubco (the “Lock-Up Agreements”), pursuant to which such parties agree that any shares of Pubco Stock, one warrant to purchase one share of Pubco Class A Common Stock issued to warrant holders of SPAC Delaware by Pubco (the “Pubco Warrants”), any shares of Pubco Stock issuable upon the exercise or settlement, as applicable, of Warrants, Pathfinder Units, and any other securities convertible into or exercisable or exchangeable for Pubco Stock, in each case, held by such holder immediately after the Closing will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions.
Pursuant to the Lock-Up Agreements, the parties thereto agree, among other things, not to, without the prior written consent of Pubco, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position with respect to Restricted Securities (as defined in the Lock-Up Agreements), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii), until the earlier of six months following the date of the Closing and the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all Pubco shareholders having the right to exchange their shares of Pubco

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common stock for cash, securities or other property. The Lock-Up Agreements include customary exceptions to the transfer restrictions, including transfers to affiliates.
Subscription Agreements
Advance Funding Subscription Agreements
In connection with the execution of the Business Combination Agreement, Pubco, Pathfinder and the Company entered into advance funding subscription agreements (the “Advance Funding Subscription Agreements”) with certain institutional investors and individual accredited investors (“Advance Subscribers”) pursuant to which the Advance Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock for an aggregate of $214.05 million in cash and a contribution of 600,000 XRP tokens, in a private placement (the “PIPE”), upon the terms and subject to the conditions set forth in such agreements. Advance Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date equal to the quotient of (i) the Advance Subscriber Subscription Price and (ii) $10.00 (the “Initial Subscribed Shares”), plus the Adjustment Shares (as defined below). “Advance Subscriber Subscription Price” means (a) if the Advance Subscriber elected to subscribe for shares of Pubco Class A Common Stock with cash, the amount of cash contributed as set forth on the signature page to its Advance Funding Subscription Agreement or (b) if the Advance Subscriber elected to subscribe for shares of Pubco Class A Common Stock with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Advance Funding Subscription Agreement and (y) the XRP Token VWAP on October 19, 2025.
Delayed Funding Subscription Agreements
In connection with the execution of the Business Combination Agreement, Pubco, Pathfinder and the Company entered into delayed funding subscription agreements (each, a “Delayed Funding Subscription Agreement” and collectively, the “Delayed Funding Subscription Agreements”) with certain institutional investors and individual accredited investors (“Delayed Subscribers”) pursuant to which the Delayed Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock for an aggregate of $10.5 million in cash and a contribution of 200,000 XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreements. Delayed Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date equal to the quotient of (i) the Delayed Subscriber Subscription Price and (ii) $10.00. “Delayed Subscriber Subscription Price” means (a) if the Delayed Subscriber elected to subscribe for shares of Pubco Class A Common Stock with cash, the amount of cash contributed as set forth on the signature page to its Delayed Funding Subscription Agreement or (b) if the Delayed Subscriber elected to subscribe for shares of Pubco Class A Common Stock with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Delayed Funding Subscription Agreement and (y) the Closing Date XRP Token VWAP.
Series C Subscription Agreements
In connection with the execution of the Business Combination Agreement, Pubco, Pathfinder and the Company entered into a Series C Subscription Agreement with the New Sponsor (the “Series C Subscription Agreement”) pursuant to which the Sponsor agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock and Pubco Class C Common Stock for a contribution of 211,319,096.061435 XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreement.
The New Sponsor will receive an aggregate number of shares of Pubco Class A Common Stock and Pubco Class C Common Stock on the Closing Date equal to the quotient of (i) the New Sponsor Subscription Price and (ii) Initial Subscribed Shares, plus Adjustment Shares. “New Sponsor Subscription Price” means (a) if the New Sponsor elected to subscribe for shares of Pubco Class A Common Stock and Pubco Class C Common Stock with cash, the amount of cash contributed as set forth on the signature page to the Series C Subscription Agreement or (b) if the New Sponsor elected to subscribe for such shares with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to the Series C Subscription Agreement and (y) the Signing Date XRP Token VWAP.

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The New Sponsor will receive a number of shares of Pubco Class A Common Stock on the Closing Date that would result in the Series C DQ Persons collectively owning, immediately after the Closing Date and the other related transactions, a number of Pubco Class A Common Stock that would cause such Series C DQ Persons to be the beneficial owners of capital stock of Pubco such that the Series C Attributed Ownership Percentage equals 19.9%. The New Sponsor will receive a number of shares of Pubco Class C Common Stock equal to the number of Subscribed Shares minus the number of shares of Pubco Class A Common Stock issued to the Sponsor pursuant to the preceding sentence.
The closing of the Series C Subscription Agreement is conditioned on, among other things, the satisfaction, or waiver by the New Sponsor, of the additional condition that, on the date hereof, no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Equity Interests) shall have been amended, modified or waived in any manner that benefits any Other Subscriber with respect to the economic terms governing the purchase and sale of such Other Equity Interests unless the New Sponsor shall have been offered in writing the same economic benefits, subject to certain exceptions.
Ripple Group Subscription Agreements
In connection with the execution of the Business Combination Agreement, Pubco, Pathfinder and the Company entered into a subscription agreement with certain affiliates of Ripple (each, a “Ripple Group Subscription Agreement,” and together, the “Ripple Group Subscription Agreements,”) and together with the Advance Funding Subscription Agreements, the Delayed Funding Subscription Agreement and the Series C Subscription Agreement, the “Subscription Agreements”) pursuant to which the affiliates of Ripple (the “Ripple Group Subscribers”) agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock and Pathfinder Units for an aggregate contribution of 50 million XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreement.
The Ripple Group Subscribers will receive an aggregate number of shares of Pubco Class A Common Stock and Pathfinder Units on the Closing Date equal to the quotient of (i) the Ripple Group Subscription Price and (ii) Initial Subscribed Equity Units, plus Adjustment Equity Units. “Ripple Group Subscription Price” means (a) if such Ripple Group Subscriber elected to subscribe for shares of Pubco Class A Common Stock and Pathfinder Units with cash, the amount of cash contributed as set forth on the signature page to the applicable Ripple Group Subscription Agreement or (b) if such Ripple Group Subscriber elected to subscribe for such equity units with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to the Ripple Group Subscription Agreement and (y) the Signing Date XRP Token VWAP.
The Ripple Group Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date that would result in the Ripple Group Holders collectively owning, immediately after the Closing Date and the other related transactions, a number of Pubco Class A Common Stock that would cause such Ripple Group Holders to be the beneficial owners of capital stock of Pubco such that the Ripple Group Ownership Percentage equals 9.9%. The Ripple Group Subscriber will also receive a number of Pathinder Units equal to the number of Subscribed Equity Interests minus the number of Subscribed Shares.
The closing of each Ripple Group Subscription Agreement is conditioned on, among other things, the satisfaction or waiver by each Ripple Group Subscriber that no Other Ripple Group Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Ripple Group Subscribed Equity Interests) shall have been amended, modified or waived in any manner that benefits any Other Ripple Group Subscriber unless the Ripple Group Subscriber shall have been offered in writing the same benefits.
No fractional shares of Pubco Class A Common Stock, Pubco Class B Common Stock, or Pathfinder Unit will be issued in connection with the Subscription Agreements, and any fractional equity units otherwise issuable will be rounded down to the nearest whole equity unit.
Pursuant to the Subscription Agreements, Pubco has agreed to use commercially reasonable efforts to file a registration statement registering the resale of the shares purchase by the Subscribers pursuant to the Subscription

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Agreements (at Pubco’s sole cost and expense) within 30 calendar days following the Closing Date and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable, and in any event no later than 75 calendar days after the Closing Date, subject to an extension in the event of SEC review.
The net cash proceeds from the closing of the Subscription Agreements, along with funds from the trust account of the SPAC, will be used for working capital, general corporate purposes and the purchase of XRP.
Each Subscription Agreement will terminate and be void and of no further force or effect upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the date that is twelve months from the date of the Subscription Agreement or (iii) the mutual written agreement of the parties thereto.
Pubco, Pathfinder and the Company may seek to raise additional funds through private placement transactions, including PIPE transactions, or other forms of capital raising. There can be no assurance as to whether, when or on what terms any such future financings may be conducted.
Liquidity and Going Concern
As of September 30, 2025, the Company had $361,105 in its operating bank accounts and working capital deficit of $929,898. The Company intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a Business Combination.
In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the New Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required (see also Note 4 - “Related Party Loans”) either to complete our Business Combination or because the Company may become obligated to redeem a significant number of our public shares upon completion of our Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic ASC 205-40 (“ASC 205”), “Going Concern,” as of September 30, 2025, the Company has until November 22, 2026 (the “Liquidation Date”) to consummate an initial Business Combination. It is uncertain that we will be able to consummate an initial business combination by November 22, 2026. If an initial Business Combination is not consummated by the Liquidation Date, there will be mandatory liquidation and subsequent dissolution.
The Company’s Management has determined that the liquidity condition and mandatory liquidation should an initial Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 22, 2026.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

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Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $361,105 and did not have any cash equivalents as of September 30, 2025.
Cash and Marketable Securities Held in Trust Account
As of September 30, 2025, the assets held in the Trust Account, amounting to $234,628,166, were held primarily in U.S. Treasury bills which mature on December 11, 2025.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820 (“ASC 820”), “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature, except for items as described in Note 8 – Fair Value Measurements below.
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

F-17

Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of ASC Topic 340-10-S99 “Other Assets and Deferred Costs - SEC Materials” (“ASC 340”) and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering” (“SAB Topic 5A”). Offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity and offering costs allocated to the Private Placement Units and the Public and Private Placement Warrants within the Unit, were charged to shareholders’ deficit as Public and Private Placement Warrants included in the Units, after management’s evaluation are accounted for under equity treatment.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands, and the Company believes it is presently not subject to income taxes or income tax filing requirements in the United States. As such, the Company’s tax provision was zero for the period presented.
Class A Ordinary Shares Subject to Possible Redemption
The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with FASB ASC Topic 480, “Distinguishing Liabilities from Equity (“, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value which is equivalent to the pro-rata amount held in the Trust per-share, less any permitted withdrawals. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of September 30, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity,

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outside of the shareholders’ deficit section of the Company’s balance sheet. As of September 30, 2025, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(3,565,000)
Class A ordinary shares issuance cost	(14,171,895)
Accretion of carrying value to redemption value	22,365,061
Class A Ordinary Shares subject to possible redemption, September 30, 2025	$234,628,166
Warrant Instruments
The Company accounts for the Public and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with are based on an assessment of the warrant’s specific terms and the guidance contained in FASB ASC Topic 480 and FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values.
Net Income per Ordinary Share
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share” (“ASC 260”). The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period. Diluted net income (loss) per share attributable to ordinary shareholders adjusts the basic net income (loss) per share attributable to ordinary shareholders and the weighted-average ordinary shares outstanding for the potentially dilutive impact of outstanding warrants. However, because the warrants are anti-dilutive, they have been excluded from the calculation of diluted income (loss) per ordinary share for the periods presented.
With respect to the accretion of Class A ordinary shares subject to possible redemption and consistent with ASC Topic 480-10-S99-3A, the Company treated accretion in the same manner as a dividend paid to the shareholders in the calculation of the net income (loss) per ordinary share.
The following table reflects the calculation of basic and diluted net income per ordinary share:

	For the period from October 3, 2024 (inception) through September 30, 2025
	Class A - Redeemable	Class A & B - Non-redeemable
Basic net income per ordinary share
Numerator:
Allocation of net income	$933,203	$838,780
Denominator:
Basic weighted average shares outstanding	8,323,204	7,481,056
Basic net income per ordinary share	$0.11	$0.11

F-19

	For the period from October 3, 2024 (inception) through September 30, 2025
	Redeemable Class A	Non-redeemable Class A & B
Diluted net income per ordinary share
Numerator:
Allocation of net income	$896,018	$875,965
Denominator:
Diluted weighted average shares outstanding	8,323,204	8,136,934
Diluted net income per ordinary share	$0.11	$0.11
Recent Accounting Pronouncements
In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07on October 3, 2024, date of incorporation.
The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering on May 22, 2025, the Company sold 23,000,000 units at a price of $10.00 per Unit for a total of $230,000,000, which includes the full exercise of the underwriters’ overallotment option in the amount of 3,000,000 Units. Each Unit consists of one share of the Company’s Class A ordinary shares, $0.0001 par value and one-half of one redeemable warrant to purchase one Class A ordinary share (the “Warrants”). The Warrants will only be exercisable for whole shares at $11.50 per share.
On August 28, 2025, the New Sponsor Purchase was completed, whereby the Original Sponsor agreed to sell to the New Sponsor, and the New Sponsor agreed to purchase from the Original Sponsor, an aggregate of 7,880,000 Class B ordinary shares, par value $0.0001 per share, 400,000 Class A ordinary shares, par value $0.0001 per share, and 200,000 private placement warrants of the Company for an aggregate purchase price of $6,600,000 (see Note 1 – Changes in control of Registrant).
Warrants —As of September 30, 2025, there were 11,500,000 Public Warrants and 355,000 Private Placement Warrants outstanding. Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, at any time commencing on the later of 12 months from the closing of the Initial Public Offering and after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our Board of Directors, and in the case of any such issuance to the Sponsor or its affiliates, without

F-20

taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20trading-dayperiod starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issue the additional Class A ordinary shares or equity-linked securities. On the exercise of any warrant, the exercise price will be paid directly to the Company and not placed in the Trust Account.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the warrant shares and thereafter use its best efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration of the warrants. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the warrant shares and a current prospectus relating thereto.
If a registration statement covering the issuance of the warrant shares is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may nevertheless, until such time as there is such an effective registration statement and during any period when the Company shall have failed to maintain such an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act. In this circumstance, each holder would pay the exercise price by surrendering warrants exercisable for the number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying such warrants and the difference between the exercise price of such warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A ordinary shares for the five trading days ending on the trading day prior to the date of exercise.
Redemption of Warrants: The Company may redeem the outstanding warrants:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
•if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-tradingday period ending on the third trading day prior to the date on which the Company will send the notice of redemption to the warrant holders.
The Company will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the30-dayredemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued. The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants. If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such

F-21

determination, management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.
No fractional Class A ordinary share will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder.
NOTE 4. PRIVATE PLACEMENT
Founder Shares
On November 7, 2024, the Sponsor purchased 7,880,000 Class B ordinary shares from the Company for an aggregate purchase price of $25,000, or $0.00317 per share, of which up to 1,027,826 founder shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during the Initial Public Offering. On May 22, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,027,826 founder shares are no longer subject to forfeiture.
Private Placement Units
Simultaneously with the closing of the Initial Public Offering, the Sponsor has purchased an aggregate of 400,000 private placement units at $10.00 per private placement unit in a private placement for an aggregate purchase price of $4,000,000. The underwriters purchased an aggregate of 310,000 private placement units at a price of $10.00 per private placement unit in a private placement for an aggregate purchase price of $3,100,000.
A portion of the purchase price of the private placement units was added to the proceeds of Initial Public Offering held in the Trust Account. If the initial business combination was not completed within 18 months from the closing of the Initial Public Offering, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of the public shares (subject to the requirements of applicable law).
Certain institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor), referred to as the “non-managing investors”, purchased, indirectly through the purchase of non-managing membership interests in the Sponsor, an aggregate of 300,000 Private Placement Units out of the 400,000 Private Placement Units purchased by the Sponsor. Subject to each non-managing sponsor investor purchasing the Private Placement Units allocated to it in connection with the closing of the Initial Public Offering, the Sponsor issued additional membership interests at a nominal purchase price to the non-managing investors reflecting interests in an aggregate of 2.4 million founder shares.
The agreement with the non-managing investors was entered into directly with the Sponsor entity and it makes reference to the Private Placement Units and founder shares of the Company. The interests and units associated in the agreement are supported on one for one basis with the Company’s underlying private placement units and founder shares. The fact that the Sponsor is providing the non-managing members with founder shares for their participation in the transaction is considered an inducement and falls under SAB Topic 5A. As such, the Company has obtained a valuation of the Founder Shares, as of the Initial Public Offering date to account for the charge of such transfer of interests to the non-managing members. The valuation has identified the fair value of the Founder Shares to be $1.93 per share as of the close of the Initial Public Offering, on May 22, 2025. Since the cost of these interest allocations to the non-managing members is considered an offering cost, the Company will record the fair value of this transaction into equity at the initial public offering date calculated as 2,400,000 interests in founder shares allocated to non-managing members at a fair value of $4,621,895 or approximately $1.93 per founder share.
The third-party valuation firm used a Monte Carlo simulation to value the Founder Shares. The likelihood of completing the Initial Public offering was assumed to be 100%; the common stock price was $9.845 based on implied stock price; likelihood of a business combination was determined to be 19.9%; and a discount for lack of marketability based on a Finnerty put model yielded 1.7%.

F-22

Promissory Note — Related Party
The Sponsor had agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. The loan was non-interest bearing, unsecured and on March 31, 2025, the loan was amended to extend maturity date at the earlier of June 30, 2025, or the closing of the Initial Public Offering. Proceeds received under the note were utilized as follows: $127,755 for working capital, $9,840 for payment of deferred offering costs, $4,614 for payment of formation costs and $870 for the payment of operating expenses. As of May 22, 2025, the Company repaid the outstanding balance of the note amounting to $143,079. Borrowings under the note are no longer available.
Administration Fee
Commencing on May 20, 2025, the Company has agreed to pay the Sponsor $12,000 per month for office space, administrative and support services. These monthly fees will cease upon the completion of the initial Business Combination or the liquidation of the Company. The Original Sponsor had agreed to defer payment of the administration fee until such time as new financing occurs to allow liquidity to pay the fee. The administrative services agreement with the Original Sponsor was terminated on August 28, 2025; all outstanding fees were paid through this date. For the period from October 3, 2024 (inception) through September 30, 2025, the Company has incurred and paid $39,000 in fees for these services. No agreement for administrative service fees has been entered into with the New Sponsor.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. A portion of such Working Capital Loans may be convertible into private placement units of the post Business Combination entity at the option of the lender. The units would be identical to the private placement units. As of September 30, 2025, no such Working Capital Loans were outstanding.
NOTE 5. COMMITMENTS AND CONTINGENCIES
Registration Rights
The Company’s initial shareholders, the non-managing investors and their permitted transferees can demand that the Company register the Founder Shares, the Private Placement Shares, the Private Placement Warrants and underlying securities and any securities issued upon conversion of Working Capital Loans, pursuant to an agreement signed prior the date of the Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of a majority of these securities or units issued in payment of working capital loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain piggy-back registration rights on registration statements filed after the Company’s consummation of a Business Combination.
Underwriting Agreement
The Company granted the Underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover any over-allotments, at the Initial Public Offering price less the underwriting discounts. On May 22, 2025, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option to purchase the additional 3,000,000 Units at a price of $10.00 per Unit.
The Company paid an underwriting discount of $0.20 per Unit sold in the Initial Public Offering, or $4,600,000 in the aggregate, upon the closing of the Initial Public Offering. Additionally the underwriters are entitled to $0.40 per Unit sold in the offering, $9,200,000 in the aggregate, and is payable to the underwriters based on the percentage

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of funds remaining in the Trust Account after redemptions of public shares, for deferred underwriting commissions to be placed in a Trust Account located in the United States and released to the underwriters only upon the completion of an initial Business Combination.
On September 9, 2025, the Company entered into a letter agreement with its Underwriters that the Underwriters shall, severally and not jointly, on the terms and conditions set forth in the letter agreement, and contingent upon the occurrence of a specified event, which is the consummation of a business combination with Pubco, , will reimburse a portion of the Company’s bona fide documented fees and expenses incurred in connection with the Initial Public Offering in an amount of $2,300,000 (the “Reimbursement Amount”), with such amount decreased by $0.10 for every Ordinary Share for which a Public Shareholder exercises its redemption rights in connection with or prior to the specified event. As of September 30, 2025, no reimbursements have been recorded under this agreement.
Service Provider Agreements
The Company has agreed to pay Northland Securities, Inc. (“Northland”) a cash transaction fee (the “Finder Fee”) equal to 1.0% of the consideration (as defined in the agreement) in the event Northland introduces the Company to the target with which the Company completes an initial Business Combination or has substantive discussions with the target on behalf of and at the specific request of the Company with which the Company completes a Business Combination, payable only upon and subject to the closing of the initial Business Combination. At the closing of the initial Business Combination, the Company shall reimburse Northland up to $20,000 for all reasonable out-of-pocket accountable fees and disbursements incurred by Northland in connection with the performance of its services. As of September 30, 2025, no such expenses have been incurred under the agreement. If we have not consummated an initial Business Combination before December 31, 2026, we may terminate the agreement by providing written notice of such termination to Northland. No amounts were incurred under this agreement from the period from October 3, 2024 (inception) through September 30, 2025.
The Company has engaged Bishop IR (“Bishop”) as an investor relations advisor in connection with the initial Business Combination for the period from May 19, 2025 through May 18, 2026 with a monthly fee of $8,500, payable only upon and subject to the closing of the initial Business Combination. Either party can terminate the contract at any time upon thirty days prior notice to the other party. Upon completion of initial Business Combination, Bishop would be entitled to a success fee of $100,000 payable only upon and subject to the closing of the initial Business Combination. Bishop shall also be reimbursed for all reasonable expenses and disbursements incurred by Bishop on our behalf, provided that such expenses shall not exceed $300 without our prior consent. The agreement with Bishop was terminated effective September 3, 2025 by the New Sponsor. Upon termination of the agreement the Company recognized $37,564 of expenses which are included in deferred professional fees in the Company’s balance sheet as of September 30, 2025.
On October 19, 2025, CCM was retained by the Company to provide an opinion to the Company’s Board as to the fairness of the Exchange Ratio (as defined in the Fairness opinion) in connection with the proposed Initial Business Combination Agreement. Pursuant to the terms of its engagement, CCM became entitled to a fee of $450,000 in consideration for the fairness opinion (the “Fairness Opinion Fee”). The Fairness Opinion Fee is due and payable to CCM as follows: (i) up to $100,000 became due to CCM upon informing the SPAC Board that it was prepared render and deliver the fairness opinion; and (ii) the balance of the Fairness Opinion Fee is due upon the earlier of the closing of the proposed Initial Business Combination or the termination of the merger agreement entered into by the Company with respect to the proposed Initial Business Combination. The Company has also agreed to reimburse CCM’s reasonable expenses up to an aggregate amount of $125,000 and to indemnify CCM against liabilities arising out of or in connection with the services rendered and to be rendered by CCM under its engagement with the Company.
NOTE 6. SHAREHOLDERS’ DEFICIT
Preferred Shares
The Company is authorized to issue 1,000,000 shares of preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of September 30, 2025, there were no preferred shares issued and outstanding.

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Class A Ordinary Shares
The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of September 30, 2025, there were 710,000 ordinary shares issued or outstanding, excluding 23,000,000 Class A ordinary shares subject to possible redemption, as described above in Note 2 – Class A Ordinary Shares Subject to Possible Redemption. All Class A shares are entitled to one vote per share.
Class B Ordinary Shares
The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. At September 30, 2025, there were 7,880,000 Class B ordinary shares issued and outstanding. All Class B shares are entitled to one vote per share.
NOTE 7. SEGMENT INFORMATION
ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, the Chief Financial Officer, in deciding how to allocate resources and assess performance.
The CODM assesses performance for the single segment and decides how to allocate resources. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

September 30, 2025
Cash	$361,105
Cash and marketable securities held in Trust Account	$234,628,166

For period from October 3, 2024 (Inception) through September 30, 2025
General administrative costs	$1,706,183
Interest earned on cash and marketable securities held in Trust Account	$3,478,166
NOTE 8. FAIR VALUE MEASUREMENTS
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to

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measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The following table presents information about the Company’s assets that are measured at fair value as of September 30, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	September 30, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$234,628,166
The fair value of the Public Warrants is $3,565,000 or $0.31 per public warrant. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the public warrants:

May 22, 2025
Volatility	6.4%
Risk free rate	3.99%
Stock price	$9.845
Weighted term (Yrs)	2.99
The fair value of the 2,400,000 of interests in founders shares allocated to the non-managing members was $4,621,895 or approximately $1.93 per Founder Share and was determined using Monte Carlo Simulation Model. These interest allocations have been classified within shareholders’ deficit and will not require remeasurement after issuance.
The following table presents the quantitative information regarding market assumptions used in the valuation of the interest allocations to the non-managing members:

May 22, 2025
Volatility	6.4%
Risk free rate	4.09%
Stock price	$9.845
Weighted term (Yrs)	1.34
NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below or within these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
Entry into Business Combination Agreement
On October 19, 2025, the Company entered into a Business Combination Agreement with Pubco, Pathfinder, SPAC Merger Sub, Pubco, and Ripple (see Note 1 – Business Combination Agreement).
Change in Ticker Symbols
On October 29, 2025, the Company, issued a press release announcing that the ticker symbols for its Class A ordinary shares, units and public warrants will change from “AACI,” “AACIU” and “AACIW,” to “XRPN,”

F-26

“XRPNU” and “XRPNW,” respectively. The changes are in connection with the previously announced Business Combination Agreement, entered into on October 19, 2025.
Determination of Signing XRP Price
As previously disclosed in Note 1 – Business Combination Agreement, Pubco, Pathfinder and the Company entered Advance Funding Subscription Agreements, (ii) a Series C Subscription Agreement with the Sponsor and such agreement, the “Series C Subscription Agreement”), pursuant to which the Sponsor agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock and Pubco Class C Common Stock for a contribution of 211,319,096.061435 XRP tokens, and (iii) a subscription agreement with an affiliate of Ripple (the “Ripple Group Subscription Agreement”), pursuant to which such investor agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock and Pathfinder Units for an aggregate contribution of 50 million XRP tokens, in each case in a private placement upon the terms and subject to the conditions set forth in the applicable agreements. Concurrently with the execution of the Business Combination Agreement, Ripple, Pathfinder and Pubco also entered into the Contribution Agreement and, together with the Advance Funding Subscription Agreements, the Series C Subscription Agreement and the Ripple Group Subscription Agreement, the “Signing XRP Agreements”), pursuant to which Ripple will contribute 126,791,458 XRP tokens to the Company in exchange for Company Units, which will be automatically cancelled and exchanged for shares of Pubco Class A Common Stock on a one-for-one basis at the Closing, subject to certain limitations described therein.
Pubco and the Company announced on November 4, 2025 that the Signing XRP Price under each of the Signing XRP Agreements, which was calculated as the volume-weighted average price of XRP denominated in USD as quoted on the “CME CF XRP-Dollar Reference Rate - New York Variant” benchmark (with the reference ticker XRPUSD_NY) at 4:00 p.m. New York City time on the day immediately preceding the date on which the Business Combination Agreement was signed, has been determined to be $2.36609.
Purchase of XRP by Pubco
On November 4, 2025, the Company and Pubco issued a joint press release announcing the purchase by Pubco of 84,365,876.3625 XRP using the aggregate cash proceeds from the Advance Funding Subscription Agreements at an average price of $2.53657058 per XRP.

F-27

Armada Acquisition Corp. II
CONDENSED BALANCE SHEETS

	June 30,	September 30,
	2026	2025
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$54,503	$361,105
Prepaid expenses	66,114	50,067
Prepaid insurance	57,233	137,360
Total current assets	177,850	548,532
Prepaid insurance – long-term	—	22,893
Cash and marketable securities held in Trust Account	241,164,305	234,628,166
TOTAL ASSETS	$241,342,155	$235,199,591

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued offering costs	$75,000	$75,000
Accounts payable and accrued expenses	5,392,291	1,403,430
Total current liabilities	5,467,291	1,478,430
Deferred professional fees	38,387	37,564
Deferred underwriting fee payable	9,200,000	9,200,000
TOTAL LIABILITIES	14,705,678	10,715,994
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 23,000,000 shares at a redemption value of $10.49 and $10.20 per share as of June 30, 2026 and September 30, 2025, respectively	241,164,305	234,628,166
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 710,000 shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption) as of June 30, 2026 and September 30, 2025	71	71
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,880,000 shares issued and outstanding as of June 30, 2026 and September 30, 2025	788	788
Additional paid-in capital	—	—
Accumulated deficit	(14,528,687)	(10,145,428)
Total Shareholders’ Deficit	(14,527,828)	(10,144,569)
TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$241,342,155	$235,199,591
The accompanying notes are an integral part of the unaudited condensed financial statements.

F-28

Armada Acquisition Corp. II
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,	For the Period from October 3. 2024 (Inception) Through June 30,
	2026	2025	2026	2025
General and administrative costs	$503,862	$95,799	$4,383,259	$142,289
Loss from operations	(503,862)	(95,799)	(4,383,259)	(142,289)
Other income:
Interest earned on cash and marketable securities held in Trust Account	2,129,189	982,945	6,536,139	982,945
Other income	2,129,189	982,945	6,536,139	982,945
Net income	$1,625,327	$887,146	$2,152,880	$840,656
Basic weighted average shares outstanding, Class A ordinary shares subject to redemption	23,000,000	9,857,143	23,000,000	3,322,222
Basic net income per ordinary share, Class A ordinary shares subject to redemption	$0.05	$0.05	$0.07	$0.08
Diluted weighted average shares outstanding, Class A ordinary shares subject to redemption	23,000,000	9,857,143	23,000,000	3,322,222
Diluted net income per ordinary share, Class A ordinary shares subject to redemption	$0.05	$0.05	$0.07	$0.07
Basic weighted average shares outstanding, Class A & Class B ordinary shares not subject to redemption	8,590,000	7,596,957	8,590,000	7,103,193
Basic net income per ordinary share, Class A & Class B ordinary shares not subject to redemption	$0.05	$0.05	$0.07	$0.08
Diluted weighted average shares outstanding, Class A & Class B ordinary shares not subject to redemption	8,590,000	8,184,286	8,590,000	7,982,556
Diluted net income per ordinary share, Class A & Class B ordinary shares not subject to redemption	$0.05	$0.05	$0.07	$0.07
The accompanying notes are an integral part of the unaudited condensed financial statements.

F-29

Armada Acquisition Corp. II
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2026

	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Ordinary Shares		Ordinary Shares
	Shares	Amount	Shares	Amount
Balance – September 30, 2025	710,000	$71	7,880,000	$788	$—	$(10,145,428)	$(10,144,569)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,301,889)	(2,301,889)
Net loss	—	—	—	—	—	(603,760)	(603,760)
Balance – December 31, 2025	710,000	71	7,880,000	788	—	(13,051,077)	(13,050,218)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,105,061)	(2,105,061)
Net income	—	—	—	—	—	1,131,313	1,131,313
Balance – March 31, 2026	710,000	71	7,880,000	788	—	(14,024,825)	(14,023,966)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,129,189)	(2,129,189)
Net income	—	—	—	—	—	1,625,327	1,625,327
Balance – June 30, 2026	710,000	71	7,880,000	788	—	(14,528,687)	(14,527,828)
FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND FOR THE PERIOD FROM OCTOBER 3, 2024 (INCEPTION) THROUGH JUNE 30, 2025

	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Ordinary Shares		Ordinary Shares
	Shares	Amount	Shares	Amount
Balance – October 3, 2024 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares	—	—	7,880,000	788	24,212	—	25,000
Net loss	—	—	—	—	—	(45,784)	(45,784)

Balance – December 31, 2024	—	—	7,880,000	788	24,212	(45,784)	(20,784)
Net loss	—	—	—	—	—	(706)	(706)
Balance – March 31, 2025	—	—	7,880,000	788	24,212	(46,490)	(21,490)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(10,447,650)	(9,422,190)	(19,869,840)
Capital contribution made by Sponsor related to the interests in founders shares allocated to non-managing members	—	—	—	—	4,621,895	—	4,621,895
Cost of raising capital related to interests in founders shares allocated to non-managing members	—	—	—	—	(4,621,895)	—	(4,621,895)
Sale of Private Placement Units	710,000	71	—	—	7,099,929	—	7,100,000
Fair Value of Public Warrants at issuance	—	—	—	—	3,565,000	—	3,565,000
Allocated value of transaction costs to Class A shares	—	—	—	—	(241,491)	—	(241,491)
Net income	—	—	—	—	—	887,146	887,146
Balance – June 30, 2025	710,000	71	7,880,000	788	—	(8,581,534)	(8,580,675)
The accompanying notes are an integral part of the unaudited condensed financial statements.

F-30

Armada Acquisition Corp. II
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended June 30, 2026	For the Period from October 3, 2024 (Inception) Through June 30, 2025
Cash Flows from Operating Activities:
Net income	$2,152,880	$840,656
Adjustments to reconcile net income to net cash used in operating activities:
Payment of formation costs through promissory note – related party	—	4,614
Payment of operating costs through promissory note – related party	—	870
Payment of operating costs through issuance of Class B ordinary shares	—	25,000
Payment of operating costs through advances from related party	—	808
Adjustment to accrued offering costs	—	(5,000)
Interest earned on cash and marketable securities held in Trust Account	(6,536,139)	(982,945)
Changes in operating assets and liabilities:
Prepaid expenses	(16,047)	1,807
Prepaid insurance	103,020	(194,593)
Accounts payable and accrued expenses	3,988,861	25,953
Deferred professional fees	823	—
Net cash used in operating activities	(306,602)	(282,830)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(231,150,000)
Net cash used in investing activities		(231,150,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	225,400,000
Proceeds from sale of Private Placements Warrants	—	7,100,000
Proceeds from promissory note - related party	—	127,755
Repayment of promissory note - related party		(143,079)
Payment of offering costs	—	(572,320)
Net cash provided by financing activities	—	231,912,356
Net Change in Cash	(306,602)	479,526
Cash – Beginning of period	361,105	—
Cash – End of period	$54,503	$479,526
Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$126,826
Deferred offering costs paid through promissory note – related party	$—	$9,840
Accretion of Class A ordinary shares to redemption value	$6,536,139	$19,869,840
Deferred underwriting fee payable	$—	$9,200,000
Deferred offering costs applied to prepaid expenses	$—	$100,600
The accompanying notes are an integral part of the unaudited condensed financial statements.

F-31

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
Armada Acquisition Corp. II (hereinafter, the “Company” or the “SPAC”) was incorporated as a Cayman Islands exempted company on October 3, 2024. The Company is a newly organized blank check company or special purpose acquisition company, formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any specific business combination target. Its efforts to identify a prospective target business will not be limited to a particular industry or geographic region although it intends to focus on target businesses that provide technological services to the financial services industry (“FinTech”),Software-as-a-Service(“SaaS”), or artificial intelligence (“AI”). The Company became an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) upon the closing of the initial public offering (“Initial Public Offering”) described below.
As of June 30, 2026, the Company had not commenced any operations. All activity for the period from October 3, 2024 (date of inception) through June 30, 2026, relates to the Company’s formation activities in pursuit of completing a business combination and the Initial Public Offering. The Company will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in the Trust Account described below. The Company has selected September 30 as its fiscal year end.
Sponsor, Founder and Proposed Financing
For the period from October 3, 2024 (date of inception) through August 28, 2025 the Company’s sponsor was Armada Sponsor II LLC, a Delaware limited liability company (the “Original Sponsor”). Effective August 28, 2025, upon completion of the Purchase Agreement (as defined below) Arrington XRP Capital Fund, LP, a Delaware limited partnership is the Company’s sponsor (the “New Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on May 20, 2025. On May 22, 2025, the Company consummated the Initial Public Offering of 23,000,000 units at $10.00 per unit, which is discussed in Note 3, which includes the full exercise of the over-allotment option of 3,000,000 Units, by Cohen and Company Capital Markets a division of J.V.B. Financial Group, LLC (“CCM”) and Northland Securities, Inc. (“Northland”) (collectively, the “Underwriters”)— which is discussed in Note 5, generating gross proceeds of $230,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 710,000 private placement units, 400,000 of which were purchased by the Original Sponsor and 310,000 purchased by the underwriter at a price of $10.00 per private placement unit, generating gross proceeds of $7,100,000. The net proceeds from the Initial Public Offering and a portion of the proceeds from the Private Placement are held in the Trust Account (discussed below).
Transaction costs amounted to $14,413,386, consisting of $4,600,000 of cash underwriting fee, $9,200,000 of deferred underwriting fee, and $613,386 of other offering costs.
Changes in Control of Registrant
On August 12, 2025, the Company entered into a Sponsor Securities Purchase Agreement (the “Purchase Agreement”) with the Original Sponsor and the New Sponsor, pursuant to which the Original Sponsor agreed to sell to the New Sponsor, and the New Sponsor agreed to purchase from the Original Sponsor, an aggregate of 7,880,000 Class B ordinary shares, par value $0.0001 per share, 400,000 Class A ordinary shares, par value $0.0001 per share, and 200,000 private placement warrants of the Company for an aggregate purchase price of $6,600,000 (such transaction, the “New Sponsor Purchase”) and the New Sponsor received a limited, revocable license to the Armada Acquisition Corp. II branding for a period of time that expires not later than November 22, 2026 (unless the termination date of the Company is extended to a later date). On August 28, 2025, the New Sponsor Purchase was completed pursuant to the terms of the Purchase Agreement (the “Closing”), the appointments and resignations of directors of the Company described below and in the Schedule 14F and Item 5.02 of the company’s Current Report on Form 8-K as filed with the SEC on August 28, 2025 became effective, and the Original Sponsor ceased to control

F-32

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
the Company. Following the Closing, the New Sponsor owns all of the equity interests of the Company held by the Original Sponsor, including 100% of the Company’s Class B ordinary shares, has the power to appoint all members of the board of directors of the Company (the “Board”), and may therefore be deemed to control the Company.
On August 28, 2025, Stephen P. Herbert, Douglas M. Lurio, Mohammad A. Khan, Thomas Decker and Celso L. White resigned as directors of the Company, Stephen P. Herbert resigned as Chief Executive Officer and principal executive officer of the Company, and Douglas M. Lurio resigned as President and Chief Financial Officer and principal financial and accounting officer of the Company. There was no known disagreement with any of the outgoing directors or officers on any matter relating to the Company’s operations, policies or practices.
On August 28, 2025, J. Michael Arrington, Taryn Naidu, Richard Danis, Lindy Key and Ronald Palmeri were appointed as directors of the Company, with Mr. Arrington being appointed as the Chairman of the Board. On August 28, 2025, Taryn Naidu was appointed as Chief Executive Officer and principal executive officer of the Company, and Kyle Horton was appointed as Chief Financial Officer and principal financial and accounting officer of the Company. Each such director and officer entered into an indemnification agreement with the Company in a form substantially consistent with the Company’s standard form in connection with their appointment.
Mr. Herbert, former Chief Executive Officer of the Company, and Mr. Lurio, former President and Chief Financial Officer of the Company, have entered into advisor agreements with the Company to serve as advisors to Taryn Naidu in his capacity as Chief Executive Officer (the “Advisor Agreements”). Other than pursuant to the Purchase Agreement and the Advisor Agreements, there are no arrangements or understandings among members of the former and new control groups and their associates with respect to election of directors or other matters. In addition, none of the new directors or officers of the Company has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Waiver to Insider Letter
On August 28, 2025, the “Original Sponsor”, the Company, Stephen P. Herbert, Douglas M. Lurio, Thomas A. Decker, Mohammad A. Khan, Celso L. White and the other parties thereto entered into a waiver (the “Waiver”) with respect to that certain insider letter agreement, dated May 20, 2025, by and among the Company, the Original Sponsor and the other persons party thereto (the “Insider Letter”).
Joinder Agreement
On August 28, 2025, the New Sponsor entered that certain joinder to insider letter agreement and registration rights agreement (the “Joinder”). Pursuant to the Joinder, the New Sponsor agreed, with effect from the date of the Joinder, to join as a party to the Insider Letter and to that certain Registration Rights Agreement, dated May 20, 2025, by and among the Company, the Original Sponsor and the other persons party thereto. Entry into the Joinder was a condition to the consummation of the transactions contemplated by the Purchase Agreement (as defined above).
The Trust Account
Upon the closing of the Initial Public Offering on May 22, 2025, an amount of $231,150,000 ($10.05 per unit) from the net proceeds of the sale of the units, and a portion of the proceeds of the sale of the private placement units, are held in a Trust Account and will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. Funds will remain in the Trust Account until the earlier of (i) the completion of the Business Combination or (ii) the distribution of the Trust Account as described below.
The Company’s amended and restated memorandum and articles of association provides that, except for (x) all interest income that may be released to the Company to pay taxes and (y) up to $100,000 to pay dissolution expenses, as discussed below, none of the funds held in the Trust Account will be released from the Trust Account until the earlier of: (1) the completion of the initial Business Combination within the required time period; (2)

F-33

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
redemption of 100% of the outstanding public shares if the Company has not completed an initial Business Combination within 18 months from the closing of the Initial Public Offering; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of the obligation to redeem 100% of public shares if the Company does not complete its initial Business Combination within the required time period or (B) with respect to any other provision relating to the pre-business combination activity and related shareholders’ rights.
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less the deferred underwriting commissions and the taxes payable on interest earned) at the time the Company signs a definitive agreement in connection with the Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable) or (ii) provide shareholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, net of taxes payable, if any. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to redeem their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval unless a vote is required by the Nasdaq rules. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding shares are voted in favor of the Business Combination.
If the Company holds a shareholder vote or there is a tender offer for shares in connection with the Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable, if any). As a result, such shares are recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering. The amount in the Trust Account is $10.05 per public share ($231,150,000 held in the Trust Account divided by 23,000,000 public shares). The Company has 18 months from the closing date of the Initial Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and up to $100,000 to pay dissolution expenses; and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders each entered into agreements with us, pursuant to which they agreed: (1) to waive their redemption rights with respect to their founder shares, private placement units and any Class A ordinary shares issuable upon conversion thereof in connection with the consummation of our initial Business Combination or a tender offer conducted prior to a Business Combination or in connection with it; and (2) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement units if the Company fails to complete its initial Business Combination within 18 months from the closing of the Initial Public Offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial Business Combination within the prescribed time frame.

F-34

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Business Combination Agreement
On October 19, 2025 (the “Signing Date”), the Company (which will domesticate as a Delaware corporation prior to the Closing), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Evernorth Holdings Inc., a Nevada corporation (“Pubco”), Pathfinder Digital Assets LLC, a Delaware limited liability company (“Pathfinder”), Evernorth Corporate Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Evernorth Company Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Company Merger Sub”), and Ripple Labs Inc., a Delaware corporation (“Ripple”).
On August 12, 2026, the Company, Pubco, Pathfinder, SPAC Merger Sub, Company Merger Sub and Ripple amended the Business Combination Agreement (“Amendment No. 1 to the Business Combination Agreement”) for purposes of proposing certain changes to Pubco’s amended and restated articles of incorporation, with such changes to be adopted by Pubco and to take effect upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing” and the date and time at which the Closing is actually held, the “Closing Date”).
Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, upon the Closing, (a) Company Merger Sub will merge with and into Pathfinder, with Pathfinder continuing as the surviving company (the “Pathfinder Merger”), with holders of Pathfinder units (each, a “Pathfinder Unit”) receiving one share of Class A common stock, par value $0.001 per share, of Pubco (“Pubco Class A Common Stock”) for each Pathfinder Unit, subject to certain reductions and other limitations imposed on the Ripple Parties as set forth in the Business Combination Agreement, and (b) simultaneously with the Pathfinder Merger, SPAC Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “SPAC Merger” and, together with the Company Merger, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”), with (x) shareholders of the Company receiving one share of Pubco Class A Common Stock for each Common Share held by such shareholders and (y) warrant holders of the Company receiving one warrant to purchase one share of Pubco Class A Common Stock for each warrant to purchase one SPAC Class A Share held by such warrant holders, in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement.
Upon the consummation of the Mergers and the Transactions, Pubco will become a publicly traded company.
In connection with the Closing, Pubco will have authorized three classes of Pubco common stock with different voting and economic rights. The Pubco Class A Common Stock will be entitled to economic rights, including the right to receive distributions in proportion to the number of shares held, and will be listed for trading on Nasdaq or another national securities exchange. Each share of Pubco Class Common A Stock will be entitled to one vote per share. Shares of Class B common stock, par value $0.001 per share, of Pubco (the “Pubco Class B Common Stock”) will be entitled to one vote per share but will not have any economic rights and will not be listed for trading or transferable unless a corresponding number of units of Pathfinder as the surviving Company after the Pathfinder Merger (the “Company Surviving Subsidiary”) are transferred to the same person. However, no shares of Pubco Class B Common Stock are expected to be issued or outstanding immediately following the Closing. Shares of Class C common stock, par value $0.001 per share, of Pubco (the “Pubco Class C Common Stock” and, together with the Pubco Class A Common Stock and the Pubco Class B Common Stock, the “Pubco Stock”) will be entitled to economic rights, including the right to receive distributions in proportion to the number of shares held, but will have no voting rights except as required by the Nevada Revised Statutes and will not be listed for trading or transferable, and will be convertible into Pubco Class A Common Stock at the election of the holder from time to time.
Amended and Restated Registration Rights Agreement
Concurrently with the Closing of the Business Combination Agreement, Pubco, the Company, the New Sponsor and certain securityholders listed therein will enter into a registration rights agreement that will amend and restate the registration rights agreement entered into at the time of the Company’s initial public offering between the Company, the New Sponsor and certain securityholders listed therein (as amended, the “Amended and Restated Registration Rights Agreement”), pursuant to which Pubco will assume the registration obligations of the Company

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Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
under such registration rights agreement, with such rights applying to the shares of Pubco Class A Common Stock, Class B common stock (the “Pubco Class B Common Stock”) and Pubco Class C Common Stock.
The Amended and Restated Registration Rights Agreement provides for customary demand registration rights, piggyback registration rights, and shelf registration rights for the benefit of the holders, subject to customary cutbacks and issuer suspension rights. It also includes customary provisions relating to underwriting participation, registration expenses, indemnification, and coordination of sales in underwritten offerings. The Amended and Restated Registration Rights Agreement will become effective upon the Closing and will supersede the Company’s existing registration rights agreement in its entirety.
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, the Company entered into a Sponsor Support Agreement with the New Sponsor and Pubco (as may be amended, supplemented or otherwise modified from time to time, the “Sponsor Support Agreement”), pursuant to which, among other things, the New Sponsor agreed to (i) deliver and forfeit to the Company for cancellation and for no consideration (x) 120,000 Class A ordinary shares, (y) 2,364,000 Class B ordinary shares and (z) 60,000 private placement warrants (such forfeited amounts equaling approximately 30% of the Company’s Common Shares held by the New Sponsor) and (ii) vote its Class A Shares and Class B Shares (the “New Sponsor Shares”) in favor of the Business Combination Agreement and the Transactions and each of the proposal to approve the Business Combination Agreement, the proposal to authorize and approve the Pathfinder Merger, and the proposal to approve a plan of domestication, (ii) to vote its New Sponsor Shares against any alternative transactions, (iii) to comply with the restrictions imposed by the Insider Letter (as defined above), by and among the Company, Original Sponsor, and the officers and directors of the Company at the time of its initial public offering, pursuant to which the New Sponsor was later joined as a party by way of the Joinder (as defined above) to the Insider Letter, by and between New Sponsor and the Company, including the restrictions on transfer and redemption of the Class A Shares and Class B Shares in connection with the Transactions, and (iv) subject to and conditioned upon the Closing, to waive any anti-dilution rights that would otherwise result in the Class B Shares converting into Class A Shares on a greater than one-for-one basis.
In addition, the New Sponsor agreed to effect certain security cancellations and issuances in connection with the Closing. Specifically, immediately prior to the time on the Closing Date when the certificate to be filed with the Delaware Secretary of State to certify the Pathfinder Merger (the “Pathfinder Certificate of Merger”) has been duly accepted for filing by the Delaware Secretary of State in accordance with the Limited Liability Company Act of the State of Delaware (the “DLLCA”) (or such other time as specified in the Pathfinder Certificate of Merger) (the “Company Merger Effective Time”), the New Sponsor will forfeit for no consideration (a) 120,000 Class A Shares, (b) 2,364,000 Class B Shares and (c) 60,000 warrants, each exercisable for one Class A Share at $11.50 per share (the “Private Placement Warrants”).
Pursuant to the Sponsor Support Agreement, the New Sponsor also agreed, subject to and effective as of the Closing, to irrevocably and unconditionally release and waive any and all claims it may have against the Company, Pubco and Pathfinder or their respective affiliates arising on or prior to the Closing, subject to customary carve-outs.
On August 12, 2026, the Company, Pubco and New Sponsor amended the Sponsor Support Agreement (“Amendment No. 1 to the Sponsor Support Agreement”) for purposes of adjusting the number of Class A Shares, Class B Shares and Private Placement Warrants that will be forfeited by New Sponsor at the Company Merger Effective Time. Specifically, Amendment No. 1 to the Sponsor Support Agreement provides that New Sponsor will forfeit to the Company for cancellation and for no consideration a number of shares equal to (a) all Class A Shares, Class B Shares and Private Placement Warrants that New Sponsor holds multiplied by (b) a closing date adjustment factor equal to the lesser of (x) the quotient of the Closing XRP Price and the Signing XRP Price and (y) 0.7. (the “Adjustment Factor”). The number of SPAC Class A Shares forfeited pursuant to the immediately preceding sentence shall hereinafter be referred to as “Forfeited SPAC Class A Shares”; the number of SPAC Class B Shares forfeited pursuant to the immediately preceding sentence shall hereinafter be referred to as “Forfeited SPAC Class B Shares”; and the number of Private Placement Warrants forfeited pursuant to the immediately preceding sentence shall hereinafter be referred to as the “Forfeited SPAC Private Warrants”.

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Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Lock-Up Agreements
Concurrently with the Closing, each of the Company, the New Sponsor, Ripple and other Persons who will, immediately after the Closing, be holders of Pubco Stock or units of the Company Surviving Subsidiary and who, with Ripple, will collectively be deemed to form a “group” as defined in Section 13(d) of the Exchange Act (“Ripple Affiliate Investors”) will enter into a Lock-Up Agreement with Pubco (the “Lock-Up Agreements”), pursuant to which such parties agree that any shares of Pubco Stock, one warrant to purchase one share of Pubco Class A Common Stock issued to warrant holders of SPAC Delaware by Pubco (the “Pubco Warrants”), any shares of Pubco Stock issuable upon the exercise or settlement, as applicable, of Warrants, Pathfinder Units, and any other securities convertible into or exercisable or exchangeable for Pubco Stock, in each case, held by such holder immediately after the Closing will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions.
Pursuant to the Lock-Up Agreements, the parties thereto agree, among other things, not to, without the prior written consent of Pubco, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position with respect to Restricted Securities (as defined in the Lock-Up Agreements), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii), until the earlier of six months following the date of the Closing and the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all Pubco shareholders having the right to exchange their shares of Pubco common stock for cash, securities or other property. The Lock-Up Agreements include customary exceptions to the transfer restrictions, including transfers to affiliates.
Subscription Agreements
Advance Funding Subscription Agreements
In connection with the execution of the Business Combination Agreement, Pubco, Pathfinder and the Company entered into advance funding subscription agreements (as amended, the “Advance Funding Subscription Agreements”) with certain institutional investors and individual accredited investors (“Advance Subscribers”) pursuant to which the Advance Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock for an aggregate of $214.05 million in cash and a contribution of 600,000 XRP tokens, in a private placement (the “PIPE”), upon the terms and subject to the conditions set forth in such agreements.
On August 12, 2026, Pubco, Pathfinder and the Company and each Advance Funding Subscriber entered into Amendment No. 1 to the applicable Advance Funding Subscription Agreement in order to revise the pricing mechanics used to determine the number of Advance Funding Shares. Amendment No. 1 subjects the initial share calculation to a closing-date adjustment if the Closing XRP Price is below the Signing XRP Price, while retaining the additional-share adjustment if the Closing XRP Price is above the Signing XRP Price. Under the Advance Funding Subscription Agreements, as amended, Advance Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date equal to the sum of (a) the Advance Funding Initial Subscribed Shares (as defined below) and (b) the Adjustment Shares (as defined below), if any. “Advance Subscriber Subscription Price” means (a) if the Advance Subscriber elected to subscribe for shares of Pubco Class A Common Stock with cash, the amount of cash contributed as set forth on the signature page to its Advance Funding Subscription Agreement or (b) if the Advance Subscriber elected to subscribe for shares of Pubco Class A Common Stock with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Advance Funding Subscription Agreement and (y) the XRP Token VWAP on October 19, 2025. “Signing XRP Price” means the VWAP of XRP denominated in USD as quoted on the “CME CF XRP-Dollar Reference Rate - New York Variant” benchmark (with the reference ticker XRPUSD_NY) at 4:00 p.m. New York City time on the day immediately preceding the date on which the Business Combination Agreement is signed. “Advance Funding Initial Subscribed Shares” means the quotient of (i) the Advance Subscriber Subscription Price and (ii) $10.00, multiplied by the “Closing Date Adjustment Factor,” which means the lesser of (a) the quotient of the Closing XRP

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Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Price and the Signing XRP Price and (b) one. “Adjustment Shares” means, in respect of any Advance Funding Subscriber, whether such subscriber elected to subscribe with XRP or with cash that was subsequently used by Pubco and/or Pathfinder to purchase XRP, if the Closing XRP Price is greater than the Signing XRP Price, such number of shares of Pubco Class A Common Stock equal to the product of (i) the number of Advance Funding Initial Subscribed Shares issuable to such Advance Funding Subscriber and (ii) the difference between (a) the quotient of the Closing XRP Price and the Signing XRP Price and (b) one. If the Closing XRP Price is less than or equal to the Signing XRP Price, no Advance Funding Adjustment Shares will be issued.
In addition to the changes reflected by Amendment No. 1 above, on August 12, 2026, Pubco, Pathfinder, the Company and each of SBI Venture Fund 2023A Investment LPS, SBI Venture Fund 2023B Investment LPS, SBI PE Holdings Co., Ltd. and SBI Holdings USA, Inc. (collectively, the “SBI Stockholders”), each of which are entities controlled by SBI Holdings, Inc. (“SBI”), further amended the applicable Advance Funding Subscription Agreements (the “SBI Entity Amendments”). The purpose of each SBI Entity Amendment is to apply a 39.9% ownership limitation to the shares of Pubco Class A Common Stock issuable in respect of SBI’s Advance Funding Subscription. At Closing, Pubco will issue in respect of SBI’s subscription (i) the number of shares of Pubco Class A Common Stock that would cause the Subscriber Group Ownership Percentage (as defined in the applicable Advance Funding Subscription Agreement, as amended) to equal 39.9% and (ii) the balance of the Subscribed Shares as shares of Pubco Class C Common Stock. This allocation will not change the aggregate number of Subscribed Shares, the aggregate Subscription Price or the Per Share Price, which will be identical for shares of Pubco Class A Common Stock and Pubco Class C Common Stock. The shares of Pubco Class C Common Stock will be convertible into shares of Pubco Class A Common Stock in accordance with the amended and restated Pubco charter.
Delayed Funding Subscription Agreements
In connection with the execution of the Business Combination Agreement, Pubco, Pathfinder and the Company entered into delayed funding subscription agreements (each, a “Delayed Funding Subscription Agreement” and collectively, the “Delayed Funding Subscription Agreements”) with certain institutional investors and individual accredited investors (“Delayed Subscribers”) pursuant to which the Delayed Subscribers agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock for an aggregate of $10.5 million in cash and a contribution of 200,000 XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreements. Delayed Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date equal to the quotient of (i) the Delayed Subscriber Subscription Price and (ii) $10.00. “Delayed Subscriber Subscription Price” means (a) if the Delayed Subscriber elected to subscribe for shares of Pubco Class A Common Stock with cash, the amount of cash contributed as set forth on the signature page to its Delayed Funding Subscription Agreement or (b) if the Delayed Subscriber elected to subscribe for shares of Pubco Class A Common Stock with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to its Delayed Funding Subscription Agreement and (y) the Closing Date XRP Token VWAP.
Series C Subscription Agreements
In connection with the execution of the Business Combination Agreement, Pubco, Pathfinder and the Company entered into a Series C Subscription Agreement with the New Sponsor (the “Series C Subscription Agreement”) pursuant to which the Sponsor agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock and Pubco Class C Common Stock (together, the “Series C Subscribed Shares”) for a contribution of 211,319,096.061435 XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreement. On August 12, 2026, Pubco, Pathfinder, the Company and the New Sponsor entered into Amendment No. 1 to the Series C Subscription Agreement in order to revise the pricing mechanics used to determine the number of Series C Subscribed Shares. Amendment No. 1 subjects the initial share calculation to a closing-date adjustment if the value of XRP denominated in USD as calculated using the “CME CF XRP-Dollar Reference Rate - New York Variant” benchmark (with the reference ticker XRPUSD_NY) by taking the arithmetic average of the quotes at 4:00 p.m. New York City time for each of the three days immediately preceding the Closing Date (the “Closing XRP Price”) is below the Signing XRP Price, while retaining the additional-share adjustment if the Closing XRP Price is above the Signing XRP Price.

F-38

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
The New Sponsor will receive an aggregate number of shares of Pubco Class A Common Stock and Pubco Class C Common Stock on the Closing Date equal to the quotient of (i) the New Sponsor Subscription Price and (ii) Initial Subscribed Shares, plus Series C Adjustment Shares. “New Sponsor Subscription Price” means (a) if the New Sponsor elected to subscribe for shares of Pubco Class A Common Stock and Pubco Class C Common Stock with cash, the amount of cash contributed as set forth on the signature page to the Series C Subscription Agreement or (b) if the New Sponsor elected to subscribe for such shares with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to the Series C Subscription Agreement and (y) the Signing Date XRP Token VWAP. “Series C Adjustment Shares” means, if the Closing XRP Price is greater than the Signing XRP Price, such number of shares of Pubco Class A Common Stock or Pubco Class C Common Stock equal to the product of (i) the number of Series C Initial Subscribed Shares issuable to the Series C DQ Persons and (ii) the difference between (a) the quotient of the Closing XRP Price and the Signing XRP Price and (b) one. If the Closing XRP Price is less than or equal to the Signing XRP Price, no Series C Adjustment Shares will be issued.
The New Sponsor will receive a number of shares of Pubco Class A Common Stock on the Closing Date that would result in the Series C DQ Persons collectively owning, immediately after the Closing Date and the other related transactions, a number of Pubco Class A Common Stock that would cause such Series C DQ Persons to be the beneficial owners of capital stock of Pubco such that the Series C Attributed Ownership Percentage equals 19.9%. The New Sponsor will receive a number of shares of Pubco Class C Common Stock equal to the number of Subscribed Shares minus the number of shares of Pubco Class A Common Stock issued to the Sponsor pursuant to the preceding sentence.
The closing of the Series C Subscription Agreement is conditioned on, among other things, the satisfaction, or waiver by the New Sponsor, of the additional condition that, on the date hereof, no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Equity Interests) shall have been amended, modified or waived in any manner that benefits any Other Subscriber with respect to the economic terms governing the purchase and sale of such Other Equity Interests unless the New Sponsor shall have been offered in writing the same economic benefits, subject to certain exceptions.
Ripple Group Subscription Agreements
In connection with the execution of the Business Combination Agreement, Pubco, Pathfinder and the Company entered into a subscription agreement with certain affiliates of Ripple (each, a “Ripple Group Subscription Agreement,” and together, the “Ripple Group Subscription Agreements,”) and together with the Advance Funding Subscription Agreements, the Delayed Funding Subscription Agreement and the Series C Subscription Agreement, the “Subscription Agreements”) pursuant to which the affiliates of Ripple (the “Ripple Group Subscribers”) agreed to purchase, and Pubco agreed to issue and sell, on the Closing Date, shares of Pubco Class A Common Stock and Pathfinder Units for an aggregate contribution of 50 million XRP tokens, in a PIPE, upon the terms and subject to the conditions set forth in such agreement.
The Ripple Group Subscribers will receive an aggregate number of shares of Pubco Class A Common Stock and Pathfinder Units on the Closing Date equal to the quotient of (i) the Ripple Group Subscription Price and (ii) Initial Subscribed Equity Units, plus Adjustment Equity Units. “Ripple Group Subscription Price” means (a) if such Ripple Group Subscriber elected to subscribe for shares of Pubco Class A Common Stock and Pathfinder Units with cash, the amount of cash contributed as set forth on the signature page to the applicable Ripple Group Subscription Agreement or (b) if such Ripple Group Subscriber elected to subscribe for such equity units with XRP, such amount (in USD) equal to the product of (x) the amount of XRP contributed as set forth on the signature page to the Ripple Group Subscription Agreement and (y) the Signing Date XRP Token VWAP.
The Ripple Group Subscribers will receive a number of shares of Pubco Class A Common Stock on the Closing Date that would result in the Ripple Group Holders collectively owning, immediately after the Closing Date and the other related transactions, a number of Pubco Class A Common Stock that would cause such Ripple Group Holders to be the beneficial owners of capital stock of Pubco such that the Ripple Group Ownership Percentage equals 9.9%. The Ripple Group Subscriber will also receive a number of Pathfinder Units equal to the number of Subscribed Equity Interests minus the number of Subscribed Shares.

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Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
The closing of each Ripple Group Subscription Agreement is conditioned on, among other things, the satisfaction or waiver by each Ripple Group Subscriber that no Other Ripple Group Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Ripple Group Subscribed Equity Interests) shall have been amended, modified or waived in any manner that benefits any Other Ripple Group Subscriber unless the Ripple Group Subscriber shall have been offered in writing the same benefits.
No fractional shares of Pubco Class A Common Stock, Pubco Class B Common Stock, or Pathfinder Unit will be issued in connection with the Subscription Agreements, and any fractional equity units otherwise issuable will be rounded down to the nearest whole equity unit.
Pursuant to the Subscription Agreements, Pubco has agreed to use commercially reasonable efforts to file a registration statement registering the resale of the shares purchased by the Subscribers pursuant to the Subscription Agreements (at Pubco’s sole cost and expense) within 30 calendar days following the Closing Date and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable, and in any event no later than 75 calendar days after the Closing Date, subject to an extension in the event of SEC review.
The net cash proceeds from the closing of the Subscription Agreements, along with funds from the trust account of the SPAC, will be used for working capital, general corporate purposes and the purchase of XRP.
Each Subscription Agreement will terminate and be void and of no further force or effect upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the date that is twelve months from the date of the Subscription Agreement or (iii) the mutual written agreement of the parties thereto.
Pubco, Pathfinder and the Company may seek to raise additional funds through private placement transactions, including PIPE transactions, or other forms of capital raising. There can be no assurance as to whether, when or on what terms any such future financings may be conducted.
Liquidity and Going Concern
As of June 30, 2026, the Company had $54,503 in its operating bank account and working capital deficit of $5,289,441.
In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the New Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required (see also Note 4—“Related Party Loans”) either to complete our Business Combination or because the Company may become obligated to redeem a significant number of our public shares upon completion of our Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic ASC 205-40 (“ASC 205”), “Going Concern,” as of June 30, 2026, the Company has until November 22, 2026 (the “Liquidation Date”) to consummate an initial Business Combination. It is uncertain that we will be able to consummate an initial business combination by November 22, 2026. If an initial Business Combination is not consummated by the Liquidation Date, there will be mandatory liquidation and subsequent dissolution.
The Company’s Management has determined that the liquidity condition and mandatory liquidation should an initial Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 22, 2026.

F-40

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
On July 27, 2026, the Company entered into an unsecured promissory note with Arrington XRP Capital Fund, LP (see Note 9). As of the date these financial statements were issued aggregate borrowings of $135,000 were outstanding under the note, excluding accrued interest.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended September 30, 2025, as filed with the SEC on December 4, 2025. The interim results for the three and nine months ended June 30, 2026 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2026, or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $54,503 and $361,105 and did not have any cash equivalents as of June 30, 2026 and September 30, 2025, respectively.

F-41

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Cash and Marketable Securities Held in Trust Account
As of June 30, 2026, the assets held in the Trust Account, amounting to $241,164,305, were held primarily in money market funds which invests in U.S. Treasury securities. As of September 30, 2025, the assets held in the Trust Account, amounting to $234,628,166, were held primarily in U.S. Treasury bills.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820 (“ASC 820”), “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature, except for Cash and Marketable securities held in Trust Account as described in Note 8 – Fair Value Measurements below.
Use of Estimates
The preparation of the unaudited condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements. Actual results could differ from those estimates.
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of ASC Topic 340-10-S99 “Other Assets and Deferred Costs—SEC Materials” (“ASC 340”) and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering” (“SAB Topic 5A”). Offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity and offering costs allocated to the Private Placement Units and the Public and Private Placement Warrants within the Unit, were charged to shareholders’ deficit as Public and Private Placement Warrants included in the Units, after management’s evaluation are accounted for under equity treatment.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company

F-42

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2026 and September 30, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands, and the Company believes it is presently not subject to income taxes or income tax filing requirements in the United States. As such, the Company’s tax provision was zero for the period presented.
Class A Ordinary Shares Subject to Possible Redemption
The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with FASB ASC Topic 480, “Distinguishing Liabilities from Equity”, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value which is equivalent to the pro-rata amount held in the Trust per-share less any permitted withdrawals. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of June 30, 2026 and September 30, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s unaudited condensed balance sheets. As of June 30, 2026, the Class A ordinary shares subject to possible redemption reflected in the unaudited condensed balance sheets are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(3,565,000)
Class A ordinary shares issuance cost	(14,171,895)
Accretion of carrying value to redemption value	22,365,061
Class A Ordinary Shares subject to possible redemption, September 30, 2025	234,628,166
Plus:
Accretion of carrying value to redemption value	6,536,139
Class A Ordinary Shares subject to possible redemption, June 30, 2026	$241,164,305
Warrant Instruments
The Company accounted for the Public Warrants and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. Such guidance provides that the warrants described above will not be precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with FASB ASC 480 and FASB ASC 815. As of June 30, 2026, there were 11,500,000 Public Warrants and 355,000 Private Placement Warrants outstanding.

F-43

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Net Income per Ordinary Share
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share” (“ASC 260”). The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income per ordinary share is calculated by dividing the net income by the weighted average ordinary shares outstanding for the respective period. Diluted net income per share attributable to ordinary shareholders adjusts the basic net income per share attributable to ordinary shareholders and the weighted-average ordinary shares outstanding for the potentially dilutive impact of outstanding warrants. However, because the warrants are anti-dilutive, they have been excluded from the calculation of diluted loss per ordinary share for the periods presented.
With respect to the accretion of Class A ordinary shares subject to possible redemption and consistent with ASC Topic 480-10-S99-3 A, the Company treated accretion in the same manner as a dividend paid to the shareholders in the calculation of the net income per ordinary share.
The following table reflects the calculation of basic and diluted net income per ordinary share:

	For the Three Months Ended June 30, 2026		For the Three Months Ended June 30, 2025		For the Nine Months Ended June 30, 2026		For the Period from October 3, 2024 (Inception) through June 30, 2025
	Class A - Redeemable	Class A & B - Non-redeemable	Class A - Redeemable	Class A & B - Non-redeemable	Class A - Redeemable	Class A & B - Non-redeemable	Class A - Redeemable	Class A & B - Non-redeemable
Basic net income per ordinary share
Numerator:
Allocation of net income	$1,183,366	$441,961	$501,013	$386,133	$1,567,466	$585,414	$267,888	$572,768

Denominator:
Basic weighted average shares outstanding	23,000,000	8,590,000	9,857,143	7,596,957	23,000,000	8,590,000	3,322,222	7,103,193

Basic net income per ordinary share	$0.05	$0.05	$0.05	$0.05	$0.07	$0.07	$0.08	$0.08

	For the Three Months Ended June 30, 2026		For the Three Months Ended June 30, 2025		For the Nine Months Ended June 30, 2026		For the Period from October 3, 2024 (Inception) through June 30, 2025
	Class A - Redeemable	Class A & B - Non-redeemable	Class A - Redeemable	Class A & B - Non-redeemable	Class A - Redeemable	Class A & B - Non-redeemable	Class A - Redeemable	Class A & B - Non-redeemable
Diluted net income per ordinary share
Numerator:
Allocation of net income	$1,183,366	$441,961	$484,702	$402,444	$1,567,466	$585,414	$247,050	$593,606
Denominator:
Diluted weighted average shares outstanding	23,000,000	8,590,000	9,857,143	8,184,286	23,000,000	8,590,000	3,322,222	7,982,556
Diluted net income per ordinary share	$0.05	$0.05	$0.05	$0.05	$0.07	$0.07	$0.07	$0.07
Recent Accounting Pronouncements
The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

F-44

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering on May 22, 2025, the Company sold 23,000,000 units at a price of $10.00 per Unit for a total of $230,000,000, which includes the full exercise of the underwriters’ overallotment option in the amount of 3,000,000 Units. Each Unit consists of one share of the Company’s Class A ordinary shares, $0.0001 par value and one-half of one redeemable warrant to purchase one Class A ordinary share (the “Warrants”). The Warrants will only be exercisable for whole shares at $11.50 per share.
On August 28, 2025, the New Sponsor Purchase was completed, whereby the Original Sponsor agreed to sell to the New Sponsor, and the New Sponsor agreed to purchase from the Original Sponsor, an aggregate of 7,880,000 Class B ordinary shares, par value $0.0001 per share, 400,000 Class A ordinary shares, par value $0.0001 per share, and 200,000 private placement warrants of the Company for an aggregate purchase price of $6,600,000 (see Note 1 –Changes in control of Registrant).
Warrants —As of June 30, 2026 and September 30, 2025, there were 11,500,000 Public Warrants and 355,000 Private Placement Warrants outstanding, respectively. Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, at any time commencing on the later of 12 months from the closing of the Initial Public Offering and after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our Board of Directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading-day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issue the additional Class A ordinary shares or equity-linked securities. On the exercise of any warrant, the exercise price will be paid directly to the Company and not placed in the Trust Account.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the warrant shares and thereafter use its best efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration of the warrants. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the warrant shares and a current prospectus relating thereto.
If a registration statement covering the issuance of the warrant shares is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may nevertheless, until such time as there is such an effective registration statement and during any period when the Company shall have failed to maintain such an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act. In this circumstance, each holder would pay the exercise price by surrendering warrants exercisable for the number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying such warrants and the difference between the exercise price of such warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A ordinary shares for the five trading days ending on the trading day prior to the date of exercise.

F-45

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Redemption of Warrants: The Company may redeem the outstanding warrants:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
•if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company will send the notice of redemption to the warrant holders.
The Company will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued. The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants. If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.
No fractional Class A ordinary share will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder.
NOTE 4. RELATED PARTY TRANSACTIONS
Founder Shares
On November 7, 2024, the Sponsor purchased 7,880,000 Class B ordinary shares from the Company for an aggregate purchase price of $25,000, or $0.00317 per share, of which up to 1,027,826 founder shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during the Initial Public Offering. On May 22, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,027,826 founder shares are no longer subject to forfeiture.
Private Placement Units
Simultaneously with the closing of the Initial Public Offering, the Sponsor has purchased an aggregate of 400,000 private placement units at $10.00 per private placement unit in a private placement for an aggregate purchase price of $4,000,000. The underwriters purchased an aggregate of 310,000 private placement units at a price of $10.00 per private placement unit in a private placement for an aggregate purchase price of $3,100,000.

F-46

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
A portion of the purchase price of the private placement units was added to the proceeds of Initial Public Offering held in the Trust Account. If the initial business combination was not completed within 18 months from the closing of the Initial Public Offering, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of the public shares (subject to the requirements of applicable law).
Certain institutional investors (none of which are affiliated with any member of management, the Sponsor or any other investor), referred to as the “non-managing investors”, purchased, indirectly through the purchase of non-managing membership interests in the Sponsor, an aggregate of 300,000 Private Placement Units out of the 400,000 Private Placement Units purchased by the Sponsor. Subject to each non-managing sponsor investor purchasing the Private Placement Units allocated to it in connection with the closing of the Initial Public Offering, the Sponsor issued additional membership interests at a nominal purchase price to the non-managing investors reflecting interests in an aggregate of 2.4 million founder shares.
The agreement with the non-managing investors was entered into directly with the Sponsor entity and it makes reference to the Private Placement Units and founder shares of the Company. The interests and units associated in the agreement are supported on one for one basis with the Company’s underlying private placement units and founder shares. The fact that the Sponsor is providing the non-managing members with founder shares for their participation in the transaction is considered an inducement and falls under SAB Topic 5A. As such, the Company has obtained a valuation of the Founder Shares, as of the Initial Public Offering date to account for the charge of such transfer of interests to the non-managing members. The valuation has identified the fair value of the Founder Shares to be $1.93 per share as of the close of the Initial Public Offering, on May 22, 2025. Since the cost of these interest allocations to the non-managing members is considered an offering cost, the Company will record the fair value of this transaction into equity at the initial public offering date calculated as 2,400,000 interests in founder shares allocated to non-managing members at a fair value of $4,621,895 or approximately $1.93 per founder share.
The third-party valuation firm used a Monte Carlo simulation to value the Founder Shares. The likelihood of completing the Initial Public offering was assumed to be 100%; the common stock price was $9.845 based on implied stock price; likelihood of a business combination was determined to be 19.9%; and a discount for lack of marketability based on a Finnerty put model yielded 1.7%.
Promissory Note — Related Party
The Sponsor had agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. The loan was non-interest bearing, unsecured and on March 31, 2025, the loan was amended to extend maturity date at the earlier of June 30, 2025, or the closing of the Initial Public Offering. Proceeds received under the note were utilized as follows: $127,755 for working capital, $9,840 for payment of deferred offering costs, $4,614 for payment of formation costs and $870 for the payment of operating expenses. As of May 22, 2025, the Company repaid the outstanding balance of the note amounting to $143,079. Borrowings under the note are no longer available.
Administration Fee
Commencing on May 20, 2025, the Company has agreed to pay the Sponsor $12,000 per month for office space, administrative and support services. These monthly fees will cease upon the completion of the initial Business Combination or the liquidation of the Company. The Original Sponsor had agreed to defer payment of the administration fee until such time as new financing occurs to allow liquidity to pay the fee. The administrative services agreement with the Original Sponsor was terminated on August 28, 2025; all outstanding fees were paid through this date. For the three and nine months ended June 30, 2026 the Company did not incur any fees for these services. For the three months ended June 30, 2025 and for the period from October 3, 2024 (inception) through June 30, 2025, the Company incurred $16,000 and paid fees of $24,000, respectively, for these services. No agreement for administrative service fees has been entered into with the New Sponsor.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company

F-47

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. A portion of such Working Capital Loans may be convertible into private placement units of the post Business Combination entity at the option of the lender. The units would be identical to the private placement units. As of June 30, 2026 and September 30, 2025, no such Working Capital Loans were outstanding.
NOTE 5. COMMITMENTS AND CONTINGENCIES
Registration Rights
The Company’s initial shareholders, the non-managing investors and their permitted transferees can demand that the Company register the Founder Shares, the Private Placement Shares, the Private Placement Warrants and underlying securities and any securities issued upon conversion of Working Capital Loans, pursuant to an agreement signed prior the date of the Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of a majority of these securities or units issued in payment of working capital loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain piggy-back registration rights on registration statements filed after the Company’s consummation of a Business Combination.
Underwriting Agreement
The Company granted the Underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover any over-allotments, at the Initial Public Offering price less the underwriting discounts. On May 22, 2025, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option to purchase the additional 3,000,000 Units at a price of $10.00 per Unit.
The Company paid an underwriting discount of $0.20 per Unit sold in the Initial Public Offering, or $4,600,000 in the aggregate, upon the closing of the Initial Public Offering. Additionally the underwriters are entitled to $0.40 per Unit sold in the offering, $9,200,000 in the aggregate, and is payable to the underwriters based on the percentage of funds remaining in the Trust Account after redemptions of public shares, for deferred underwriting commissions to be placed in a Trust Account located in the United States and released to the underwriters only upon the completion of an initial Business Combination.
On September 9, 2025, the Company entered into a letter agreement with its Underwriters that the Underwriters shall, severally and not jointly, on the terms and conditions set forth in the letter agreement, and contingent upon the occurrence of a specified event, which is the consummation of a business combination with Pubco, will reimburse a portion of the Company’s bona fide documented fees and expenses incurred in connection with the Initial Public Offering in an amount of $2,300,000 (the “Reimbursement Amount”), with such amount decreased by $0.10 for every Ordinary Share for which a Public Shareholder exercises its redemption rights in connection with or prior to the specified event. As of June 30, 2026 and September 30, 2025, no reimbursements have been recorded under this agreement.
Service Provider Agreements
The Company has agreed to pay Northland Securities, Inc. (“Northland”) a cash transaction fee (the “Finder Fee”) equal to 1.0% of the consideration (as defined in the agreement) in the event Northland introduces the Company to the target with which the Company completes an initial Business Combination or has substantive discussions with the target on behalf of and at the specific request of the Company with which the Company completes a Business Combination, payable only upon and subject to the closing of the initial Business Combination. At the closing of the initial Business Combination, the Company shall reimburse Northland up to $20,000 for all reasonable out-of-pocket accountable fees and disbursements incurred by Northland in connection with the performance of its services. As of June 30, 2026, no such expenses have been incurred under the agreement. If we have not consummated an initial Business Combination before November 22, 2026, we may terminate the

F-48

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
agreement by providing written notice of such termination to Northland. No amounts were incurred under this agreement for the three and nine months ended June 30, 2026.
The Company has engaged Bishop IR (“Bishop”) as an investor relations advisor in connection with the initial Business Combination for the period from May 19, 2025 through May 18, 2026 with a monthly fee of $8,500, payable only upon and subject to the closing of the initial Business Combination. Bishop shall also be reimbursed for all reasonable expenses and disbursements incurred by Bishop on our behalf, provided that such expenses shall not exceed $300 without our prior consent. The agreement with Bishop was terminated effective September 3, 2025 by the New Sponsor. Upon termination of the agreement the Company recognized $38,387 and $37,564 of expenses which are included in deferred professional fees in the Company’s balance sheets as of June 30, 2026 and September 30, 2025, respectively.
On October 19, 2025, CCM was retained by the Company to provide an opinion to the Company’s Board as to the fairness of the Exchange Ratio (as defined in the Fairness opinion) in connection with the proposed Initial Business Combination Agreement. Pursuant to the terms of its engagement, CCM became entitled to a fee of $450,000 in consideration for the fairness opinion (the “Fairness Opinion Fee”). The Fairness Opinion Fee is due and payable to CCM as follows: (i) up to $100,000 became due to CCM upon informing the SPAC Board that it was prepared render and deliver the fairness opinion; and (ii) the balance of the Fairness Opinion Fee is due upon the earlier of the closing of the proposed Initial Business Combination or the termination of the merger agreement entered into by the Company with respect to the proposed Initial Business Combination. The Company has also agreed to reimburse CCM’s reasonable expenses up to an aggregate amount of $125,000 and to indemnify CCM against liabilities arising out of or in connection with the services rendered and to be rendered by CCM under its engagement with the Company.
NOTE 6. SHAREHOLDERS’ DEFICIT
Preferred Shares
The Company is authorized to issue 1,000,000 shares of preferred shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of June 30, 2026 and September 30, 2025, there were no preferred shares issued and outstanding.
Class A Ordinary Shares
The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 30, 2026 and September 30, 2025, there were 710,000 ordinary shares issued or outstanding, excluding 23,000,000 Class A ordinary shares subject to possible redemption, as described above in Note 2 – Class A Ordinary Shares Subject to Possible Redemption. All Class A shares are entitled to one vote per share.
Class B Ordinary Shares
The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. At June 30, 2026 and September 30, 2025, there were 7,880,000 Class B ordinary shares issued and outstanding. All Class B shares are entitled to one vote per share.
NOTE 7. SEGMENT INFORMATION
ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, the Chief Financial Officer, in deciding how to allocate resources and assess performance.
The CODM assesses performance for the single segment and decides how to allocate resources. The measure of segment assets is reported on the unaudited condensed balance sheets as total assets. When evaluating the

F-49

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	June 30, 2026	September 30, 2025
Cash	$54,503	$361,105
Cash and marketable securities held in Trust Account	$241,164,305	$234,628,166

	For the Three Months Ended June 30, 2026	For the Three Months Ended June 30, 2025	For the Nine Months Ended June 30, 2026	For period from October 3, 2024 (Inception) through June 30, 2025
General administrative costs	$503,862	$95,799	$4,383,259	$142,289
Interest earned on cash and marketable securities held in Trust Account	$2,129,189	$982,945	$6,536,139	$982,945
NOTE 8. FAIR VALUE MEASUREMENTS
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The following table presents information about the Company’s assets that are measured at fair value as of June 30, 2026 and September 30, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	June 30, 2026
Assets:
Marketable securities held in Trust Account	1	$241,164,305

	Level	September 30, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$234,628,166
The fair value of the Public Warrants is $3,565,000 or $0.31 per public warrant. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within

F-50

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the public warrants:

May 22, 2025
Volatility	6.4%
Risk free rate	3.99%
Stock price	$9.845
Weighted term (Yrs)	2.99
The fair value of the 2,400,000 of interests in founders shares allocated to the non-managing members was $4,621,895 or approximately $1.93 per Founder Share and was determined using Monte Carlo Simulation Model. These interest allocations have been classified within shareholders’ deficit and will not require remeasurement after issuance.
The following table presents the quantitative information regarding market assumptions used in the valuation of the interest allocations to the non-managing members:

May 22, 2025
Volatility	6.40%
Risk free rate	4.09%
Stock price	$9.845
Weighted term (Yrs)	1.34
NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the unaudited condensed balance sheets date up to the date that the unaudited condensed financial statements were issued. Based upon this review, other than disclosed below, or within these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.
Promissory Note – Related Party
On July 27, 2026, the Company entered into an unsecured promissory note with Arrington XRP Capital Fund, LP, pursuant to which the lender may, at its discretion, provide working capital loans to the Company. Any amounts borrowed under the note will bear interest at the applicable federal short-term rate in effect at issuance and may be used for the Company’s ordinary course administrative expenses. The note matures upon the earlier of (i) the termination of the Business Combination Agreement or (ii) the closing of the business combination. The Company may prepay the note at any time without penalty. Any outstanding principal and accrued interest will become due and payable upon maturity.
As of the date these financial statements were issued aggregate borrowings of $135,000 were outstanding under the note, excluding accrued interest.
Amendments to the Business Combination Agreement and Related Agreements
As discussed in Note 1 –Business Combination Agreement, effective August 12, 2026, the Company entered into amendments to certain agreements related to the proposed business combination. The significant terms of these amendments are summarized below and should be read in conjunction with the related disclosures within Note 1 associated with each respective agreement.
Business Combination Agreement
On August 12, 2026, the Company, Pubco, Pathfinder, SPAC Merger Sub, Company executed Amendment No. 1 to the Business Combination Agreement for purposes of proposing certain changes to Pubco’s amended and

F-51

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
restated articles of incorporation, with such changes to be adopted by Pubco and to take effect upon the consummation of the Closing on the Closing Date.
Sponsor Support Agreement
On August 12, 2026, the Company, Pubco and the New Sponsor entered into Amendment No. 1 to the Sponsor Support Agreement. The amendment revised the sponsor forfeiture provisions by replacing fixed forfeiture amounts with a variable adjustment mechanism based on specified XRP reference prices measured at signing and closing. As amended, the number of sponsor shares and private placement warrants retained immediately prior to closing will vary based on the applicable XRP valuation metrics, subject to defined maximum retention limits.
Series C Subscription Agreement
On August 12, 2026, the Company entered into Amendment No. 1 to its Series C Subscription Agreement with the New Sponsor. The amendment revised the methodology used to calculate the number of shares issuable upon closing of the subscription by incorporating a closing-date XRP price adjustment factor based on the relationship between specified XRP reference prices at signing and closing. The amendment also modified the calculation of adjustment shares issuable in connection with changes in XRP value prior to closing. No changes were made to the stated subscription price or the $10.00 per-share purchase price. The Company is evaluating the accounting and disclosure implications of the amendment.
Advance Funding Subscription Agreements
On August 12, 2026, the Company entered into Amendment No. 1 to certain Advance Funding Subscription Agreements. The amendment revised the methodology used to calculate the number of shares issuable at closing by incorporating a closing-date XRP price adjustment factor based on specified XRP reference prices measured at signing and closing. The amendment also modified the calculation of adjustment shares issuable in connection with changes in XRP value prior to closing. No changes were made to the stated subscription amount or the $10.00 per-share purchase price.
Shareholder Approval of the Business Combination
On September 30, 2026, the Company held an extraordinary general meeting of its shareholders (the “Extraordinary General Meeting”) for the purpose of seeking shareholder approval of the Business Combination and related matters. At such meeting, the Company’s shareholders approved the Business Combination, the SPAC Merger, the Domestication and the other proposals described in the Company’s definitive proxy statement/prospectus filed with the SEC on August 27, 2026.
Amendment to Warrant Agreement
On October 5, 2026, the Company and Continental Stock Transfer & Trust Company, as warrant agent, entered into an amendment (the “Warrant Amendment”) to the Warrant Agreement, dated as of May 20, 2025, to conform the Warrant Agreement to the description of the Warrants contained in the prospectus for the Company’s Initial Public Offering. As amended, Section 3.2 of the Warrant Agreement provides that the Warrants become exercisable on the later of (i) the date on which the Company completes an initial Business Combination and (ii) twelve months from the closing of the Initial Public Offering, eliminating the prior requirement that exercisability commence 30 days after the consummation of an initial Business Combination. The Warrant Amendment was effected pursuant to Section 9.8(i) of the Warrant Agreement without the consent of the registered holders and did not change the number of Warrants outstanding, the $11.50 per share exercise price, the equity classification of the Warrants or any other term of the Warrants.
Domestication and Change of Name
On October 8, 2026, one business day prior to the Closing described below, and following receipt of the shareholder approval described above, the Company transferred by way of continuation from the Cayman Islands and domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) pursuant to a Plan of Domestication. In connection with the Domestication, the Company adopted the Plan of

F-52

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Domestication, filed a certificate of domestication and a certificate of incorporation with the Secretary of State of the State of Delaware, made the required filings with the Cayman Islands Registrar of Companies and obtained a certificate of de-registration from the Cayman Islands Registrar of Companies. Upon effectiveness of the Domestication, the Company continued its existence as a Delaware corporation under the name “Arrington Capital SPAC I Inc.” (“SPAC Delaware”).
In connection with the Domestication, (i) each issued and outstanding Class A ordinary share was automatically converted, on a one-for-one basis, into one share of Class A common stock, par value $0.0001 per share, of SPAC Delaware, (ii) each issued and outstanding Class B ordinary share was automatically converted, on a one-for-one basis, into one share of Class B common stock, par value $0.0001 per share, of SPAC Delaware, (iii) each outstanding Warrant was converted into a warrant to acquire one share of Class A common stock of SPAC Delaware on substantially identical terms, and (iv) each outstanding unit was converted into one unit of SPAC Delaware consisting of one share of Class A common stock and one-half of one warrant. The Domestication did not change the number of shares or warrants outstanding, the par value per share or the Company’s historical cost basis in its assets and liabilities, and accordingly no adjustment to the carrying amounts of the Company’s assets, liabilities or equity was required as a result of the Domestication.
Closing of the Business Combination
On October 9, 2026 (the “Closing Date”), following receipt of the shareholder approvals described above, the Company transferred by way of continuation from the Cayman Islands to the State of Delaware and domesticated as a Delaware corporation (“SPAC Delaware”), and the Transactions contemplated by the Business Combination Agreement were consummated. At the Closing, SPAC Merger Sub merged with and into SPAC Delaware, with SPAC Delaware continuing as the surviving entity and a wholly owned subsidiary of Pubco, and Company Merger Sub merged with and into Pathfinder, with Pathfinder continuing as the surviving company. Each issued and outstanding Class A ordinary share (other than treasury shares and shares redeemed as described below) was converted into one share of Pubco Class A Common Stock, each issued and outstanding Class B ordinary share was converted into one Class A ordinary share and thereafter into one share of Pubco Class A Common Stock, and, pursuant to a Warrant Assignment, Assumption and Amendment Agreement entered into at the Closing among Pubco, SPAC Delaware and Continental Stock Transfer & Trust Company, each outstanding Warrant was converted into one warrant of Pubco to purchase one share of Pubco Class A Common Stock at $11.50 per share on substantially the same terms.
In connection with the Closing, holders of 18,463,753 Public Shares exercised their redemption rights at a redemption price of approximately $10.49 per share, resulting in aggregate redemption payments of approximately $193,599,920 from the Trust Account, based on the Trust Account value as of June 30, 2026, together with Trust Account earnings after June 30, 2026. Following the redemptions, 4,536,247 Public Shares remained outstanding and were converted into an equivalent number of shares of Pubco Class A Common Stock, and $47,564,385 of the Trust Account was released to Pubco. The condition in the Business Combination Agreement requiring the Company to have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of the Business Combination was satisfied at the Closing.
Immediately prior to the Company Merger Effective Time, and in accordance with the Sponsor Support Agreement, as amended, the New Sponsor forfeited to the Company for cancellation and for no consideration 230,694 Class A ordinary shares, 4,544,672 Class B ordinary shares and 115,347 Private Placement Warrants, representing 400,000 Class A ordinary shares, 7,880,000 Class B ordinary shares and 200,000 Private Placement Warrants, in each case multiplied by one minus the Adjustment Factor. The Adjustment Factor was 0.423264965, determined as the product of (i) the quotient of the Closing XRP Price of $1.43069 and the Signing XRP Price of $2.36609 and (ii) 0.7, subject to a maximum of 0.7. Because the Closing XRP Price did not exceed the Signing XRP Price, no adjustment shares or adjustment units were issuable under the Series C Subscription Agreement, the Advance Funding Subscription Agreements or the other subscription and contribution agreements described in Note 1.
Of the $9,200,000 of deferred underwriting commissions payable at June 30, 2026, $7,385,501 was reduced as a result of the 18,463,753 Public Shares redeemed and the remaining $1,814,499 was paid in cash at the Closing. The

F-53

Armada Acquisition Corp. II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
Company also received the related expense reimbursement of $453,625 from the Underwriters attributable to the 4,536,247 Public Shares that were not redeemed. In accordance with its terms, the unsecured promissory note with Arrington XRP Capital Fund, LP described above became due and payable upon the Closing.
For accounting purposes, the SPAC Merger is being accounted for by Pubco as a recapitalization rather than a business combination under ASC 805, with the Company treated as the “acquired” company, as neither the Company, Pubco nor Pathfinder meets the definition of a business. Accordingly, no goodwill or step-up in basis has been recorded, and transaction costs incurred to effect the recapitalization are recorded as a reduction of equity.
Delisting and Deregistration
In connection with the Closing, the Company’s units, Class A ordinary shares and warrants ceased trading on The Nasdaq Stock Market LLC (“Nasdaq”) on October 8, 2026, and on October 9, 2026 a Form 25 was filed with the Securities and Exchange Commission to remove such securities from listing and registration under Section 12(b) of the Exchange Act. The Pubco Class A Common Stock and Pubco warrants began trading on Nasdaq on October 12, 2026 under the symbols “XRPN” and “XRPNW,” respectively.

F-54

EVERNORTH HOLDINGS INC.

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025

F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholder of Evernorth Holdings Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Evernorth Holdings Inc. and subsidiaries (the “Company”) as of December 31, 2025 and September 30, 2025, the related consolidated statements of operations, changes in stockholder’s deficit, and cash flows, for the period from August 29, 2025 (inception) to December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and September 30, 2025, and the results of its operations and its cash flows for the period from August 29, 2025 (inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
San Francisco, California
March 17, 2026
We have served as the Company’s auditor since 2025.

EVERNORTH HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and September 30, 2025 (in dollars)

	December 31, 2025	September 30, 2025
Current assets:
Restricted cash	$49,995	$—
Noncurrent assets:
Deferred offering costs	3,802,903	1,761,419
Digital assets	612,924,401	—
Total assets	$616,777,299	$1,761,419
Current liabilities:
Accounts payable and accrued liabilities	336,371	—
Related party payable	4,587,335	2,276,419
Refundable investor advances	764,570,995	—
Total liabilities	769,494,701	2,276,419
Stockholder’s deficit:
Common stock $0.001 par value; 1,000 shares authorized; 1 share issued and outstanding	—	—
Accumulated deficit	(152,717,402)	(515,000)
Total stockholder’s deficit	(152,717,402)	(515,000)
Total liabilities and stockholder’s deficit	$616,777,299	$1,761,419
The accompanying notes are an integral part of these financial statements.

F-57

EVERNORTH HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the period from August 29, 2025 (inception) through December 31, 2025 (in dollars)

For the period from August 29, through December 31, 2025
Operating expenses:
General and administrative	$1,115,340
Digital asset impairment	233,650,642
Total operating expenses	234,765,982
Loss from operations	(234,765,982)
Other (income) expense
Change in fair value of refundable investor advances	(82,054,043)
Interest expense, related party	5,463
Total other (income) expense	(82,048,580)
Loss before provision for income taxes	(152,717,402)
Provision for income taxes	—
Net loss	$(152,717,402)
Earnings per share:
Basic and diluted	$(152,717,402)
Weighted-average common shares outstanding:
Basic and diluted	1
The accompanying notes are an integral part of these financial statements.

F-58

EVERNORTH HOLDINGS INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
For the period from August 29, 2025 (inception) through December 31, 2025 (in dollars)

	Common Stock		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance as of August 29, 2025	—	$—	$—	$—
Issuance of common stock	1	—	—	—
Net loss	—	—	(152,717,402)	(152,717,402)
Balance as of December 31, 2025	1	$—	$(152,717,402)	$(152,717,402)
The accompanying notes are an integral part of these financial statements.

F-59

EVERNORTH HOLDINGS INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from August 29, 2025 (inception) through December 31, 2025 (in dollars)

For the period from August 29, through December 31, 2025
Cash flows from operating activities:
Net loss	$(152,717,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustment to the fair value of refundable investor advances	(82,054,043)
Digital asset impairment	233,650,642
Changes in assets and liabilities:
Accounts payable and accrued liabilities	233,468
Related party payable	170,625
Net cash used in operating activities	(716,710)
Cash flows from investing activities:
Purchase of digital assets	(214,000,000)
Net cash used in investing activities	(214,000,000)
Cash flows from financing activities:
Proceeds from refundable investor advances	214,049,995
Proceeds from related party	716,710
Net cash provided by financing activities	214,766,705
Net increase in cash and cash equivalents
Cash, cash equivalents, and restricted cash at beginning of period	—
Cash, cash equivalents, and restricted cash at end of period	49,995
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	—
Restricted cash	49,995
Total cash, cash equivalents, and restricted cash	$49,995
Non-cash financing activities:
Unpaid deferred offering costs	$3,802,903
Digital assets received in exchange for refundable investor advances	$632,575,043
The accompanying notes are an integral part of these financial statements.

F-60

EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Organization
a)Nature of Operations
Evernorth Holdings Inc. (“Evernorth”, or the “Company”), incorporated in Nevada on August 29, 2025 (“inception”) is a wholly-owned subsidiary of Ripple Labs Inc. (“Ripple” or the “Parent”) and was formed as a purpose-built vehicle for investment in XRP through public equity markets. XRP is the digital asset native to the distributed XRP Ledger. Evernorth is structured to provide institutional investors with exposure to XRP via a regulated investment vehicle.
On October 19, 2025, the Company, Pathfinder Digital Assets LLC (“Pathfinder”), Ripple, Armada Acquisition Corp. II (“Armada”), Evernorth Company Merger Sub LLC a wholly-owned subsidiary of Evernorth (“Company Merger Sub”) and Evernorth Corporate Merger Sub Inc. a wholly-owned subsidiary of Evernorth (“SPAC Merger Sub”), entered into a definitive Business Combination Agreement (“BCA”). The BCA provides for a series of transactions whereby, among other things, Armada will domesticate from a Cayman Islands exempted company into a Delaware corporation prior to closing, and on closing, Company Merger Sub and SPAC Merger Sub will merge with and into Pathfinder and Armada, respectively, resulting in the Pathfinder and Armada each becoming wholly owned by the Company (collectively, the “Mergers” or “Proposed Business Combination.”) Upon consummation of the Mergers, Evernorth will be the publicly traded parent company of the combined entities (“Pubco”).
Contribution Agreement
On October 19, 2025, the Company and Pathfinder entered into a contribution agreement with Ripple where Ripple contributed 126,791,458 XRP (“Contributed XRP”) to Pathfinder in exchange for additional units of Pathfinder. The number of units (“Initial Subscribed Units”) is calculated as the quotient of a) the product of the Contributed XRP and the volume-weighted average price (“VWAP”) of XRP denominated in USD on the day immediately preceding the date on which the BCA is signed (“Signing Date”) (“Signing XRP Price”) and b) $10.00.
These units will be exchanged for Pubco Class A Common Shares at closing of the BCA (“Closing Date”), provided that conversions will only be made up to a 9.9% ownership threshold (including any ownerships held by affiliates of Ripple) in Pubco; any excess will remain as units in Pathfinder.
If the average value of XRP for the three days immediately preceding the Closing Date (“Closing XRP Price”) is greater than the Signing XRP Price, Ripple will be entitled to additional units in Pathfinder (the “Adjustment Units”) equal to the product of (i) the number of Initial Subscribed Units and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Adjustment Shares will be zero.
This agreement currently has no impact on the Company’s financial statements.
Advance and Delayed Subscription Agreements
Concurrently, the Company, Pathfinder, and Armada entered into subscription agreements with various institutional and accredited investors on October 19, 2025 to secure additional funding for the Mergers (“Advance and Delayed Subscription Agreements”). The Advance and Delayed Subscription Agreements include the following capital commitments at closing:
Advance Funding: Certain investors contributed a total of $214,049,995 in cash by October 23, 2025 and 600,000 XRP by October 24, 2025 to the Company (“Advance Funding Subscription Agreement”). The cash received was used by Evernorth to purchase 84,365,876 XRP which was received partially on October 31, 2025 with the remainder by November 6, 2025. These investors agreed to purchase newly issued shares of Pubco Class A Common Stock at the Closing Date at $10.00 per share equity valuation (“Initial Subscribed Shares.”) The XRP was placed into an escrow in an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the investors, pending completion of the Proposed Business Combination.
If Closing XRP Price is greater than Signing XRP Price, the investors will be entitled to additional Pubco Class A Common Stock (the “Adjustment Shares”) equal to the product of (i) the number of Initial Subscribed Shares and

F-61

EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Adjustment Shares will be zero.
Delayed Funding: Additional investors committed $10,500,000 in cash and 200,000 XRP, which will be delivered at the Closing Date. These investors also agreed to purchase Pubco Class A Common Stock at a $10.00 per share equity valuation. This agreement currently has no impact on the Company’s financial statements.
Series C Subscription Agreement
On October 19, 2025, the Company, Pathfinder, and Armada entered into a Series C subscription agreement with Arrington XRP Capital Fund, LP (“Sponsor”) (“Series C Subscription Agreement”.) RippleWorks, Inc. (“RippleWorks”), a nonprofit foundation, contributed 211,319,096 XRP to the Sponsor which is subject to the Sponsor’s obligation to invest all of the XRP received from RippleWorks for shares of Pubco pursuant to the Series C Subscription Agreement. Rippleworks is a limited partner of the Sponsor.
Under the Series C Subscription Agreement, the Sponsor contributed the subscription price of 211,319,096 XRP on October 23, 2025 into an escrow in an unencumbered digital custody wallet in the name of Pubco but for the benefit of the Sponsor, pending completion of the Proposed Business Combination. In return, the Sponsor will receive a combination of Pubco Class A Common Stock and Class C Common Stock (collectively, the “Series C Initial Subscribed Shares”) on Closing Date at $10.00 per share equity valuation. The Sponsor will receive a number of Class A shares such that, immediately after the closing of the Proposed Business Combination and related transactions, the Sponsor will beneficially own 19.9% of the outstanding voting shares, with the remaining shares issued as Class C Common Stock in Pubco which are nonvoting shares.
If Closing XRP Price is greater than Signing XRP Price, the Sponsor will be entitled to receive additional Class C Common Stock (the “Series C Adjustment Shares”) equal to the product of (i) Series C Initial Subscribed Shares and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Series C Adjustment Shares will be zero.
Contributor Related Party Entity Subscription
Concurrently, on October 19, 2025, the Company, Pathfinder, and Armada entered into a subscription agreement with an investor affiliated with Ripple (the “Contributor Related Party Entity”), to facilitate a private placement of equity interests in Pubco (“Contributor Related Party Entity Subscription Agreement”.) Under the agreement, Contributor Related Party Entity committed to purchase Class A Common Stock in Pubco on Closing Date at $10.00 per share equity valuation, in exchange for 50,000,000 XRP (“Contributor Related Party Entity Initial Subscribed Units”.) The 50,000,000 XRP was transferred to the Company on October 20, 2025 and was placed into an escrow in an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the Contributor Related Party Entity, pending completion of the Proposed Business Combination. On Closing Date, the Contributor Related Party Entity will receive a combination of Pubco Class A Common Stock and units in Pathfinder (“Pathfinder Units”), structured to ensure that Ripple and the Contributor Related Party Entity combined do not exceed 9.9% ownership of Pubco immediately following the closing of the Proposed Business Combination. Any excess equity interests beyond this ownership threshold will be issued in the form of Pathfinder Units rather than Pubco Class A Common Stock.
If Closing XRP Price is greater than Signing XRP Price, the Contributor Related Party Entity will be entitled to receive Pathfinder Units (the “Contributor Related Party Entity Adjustment Units”) equal to the product of (i) Contributor Related Party Entity Initial Subscribed Units and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number Contributor Related Party Entity Adjustment Units will be zero.
The Advance and Delayed Subscription Agreements, Series C Subscription Agreement, and Contributor Related Party Entity Subscription Agreement will be collectively referred to as “Subscription Agreements.”

F-62

EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
b)Liquidity and Capital Resources
The Company has an accumulated deficit of $152,717,402 as of December 31, 2025, which represent losses and expenses incurred by the Company since inception. As of December 31, 2025 and September 30, 2025, the Company has no unrestricted cash. Since inception, the Company has incurred operating losses. The Company’s operating activities have been primarily funded through payments by Ripple, as well as the revolving Related Party Credit Facility provided by Ripple (as defined in Note 8.) On October 19, 2025, the Company and Pathfinder entered into a contribution agreement with Ripple where Ripple contributed 126,791,458 XRP to Pathfinder, which can be liquidated to fund operational costs for both the Company and Pathfinder.
Management expects to continue to incur additional losses in future periods due to strategic investments in XRP, portfolio management activities, and expansion of operational infrastructure.
2.     Summary of Significant Accounting Policies
(a)Basis of Presentation
The consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.
The consolidated statement of operations for the period from inception to December 31, 2025 reflects all expenses and activities directly attributable to the Company.
(b)Use of Estimates
The preparation of the consolidated financial statements, in conformity with GAAP, requires management to make estimates and judgments that affect the amounts reported in the consolidated financial statements and accompanying notes. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to liability measured at fair value using the fair value option, and determination of the fair value of its digital assets pursuant to its principal market.
The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities, and equity that are not readily apparent from other sources. Actual results and outcomes could differ from these estimates and assumptions.
(c)Segment Reporting
The Company has determined that it operates in a single operating and reportable segment. The Chief Executive Officer serves as the Chief Operating Decision Maker (“CODM”), responsible for evaluating performance and allocating resources. For the period presented, the Company’s activities were limited to initial formation and preparatory steps related to the Proposed Business Combination.
Net loss incurred during the period totaled $152,717,402, primarily consisted of professional service fees, digital asset impairment, change in fair value of refundable investor advances, and other start-up costs. The CODM assesses segment performance based on net loss, which is the measure of segment profit or loss reported in the consolidated statement of operations. Segment expense information provided to the CODM is based on the expense categories presented in the consolidated financial statements. The measure of segment assets are the total assets as reported on the consolidated balance sheets.
(d)Emerging Growth Company Status
The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to

F-63

EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
comply with new or revised financial accounting standards until private companies are required to comply with those standards. This means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company has the option to adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and can do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company has elected to use the extended transition period for complying with new or revised accounting standards unless the Company otherwise early adopts select standards.
(e)Deferred Offering Costs
The Company defers certain legal, professional, accounting and other third-party fees that are directly associated with proposed offerings of securities, including the Proposed Business Combination, as deferred offering costs until such financings are consummated. After consummation of the financing, these costs are recorded as a reduction of the proceeds received from the equity financing. If a planned equity financing is abandoned, the deferred offering costs are expensed immediately as a charge to operating expenses in the consolidated statement of operations.
As of December 31, 2025 and September 30, 2025, the Company had $3,802,903 and $1,761,419 of deferred offering costs, respectively.
(f)Digital Assets
The Company accounts for its digital assets, which consist solely of XRP, as indefinite lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. Digital assets are initially recorded at cost and are subsequently measured at cost, net of accumulated impairment losses.
The Company determines the fair value of its XRP on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, using quoted prices from Coinbase, its principal market for XRP (Level 1 inputs). Each quarter, the Company evaluates whether events or changes in circumstances, primarily declines in quoted prices on the active market, indicate that it is more likely than not that the digital assets are impaired. In assessing impairment, the Company considers the lowest observable intraday price for one XRP on the principal market at any time since acquisition of the specific XRP held. An impairment loss is recognized when the carrying value of an XRP exceeds this lowest observable intraday price, in an amount equal to the difference.
Impairment losses are recognized in the period incurred and recorded within “Digital asset impairment” in the Company’s statements of operations. Following impairment, the digital assets are written down to fair value, which becomes the new cost basis and is not subsequently adjusted for increases in fair value. Gains on disposition, if any, are calculated as the excess of the sale price over the carrying value of the XRP sold (which reflects any previously recognized impairment losses) and are recognized in the statement of operations at the time of sale.
The Company determines the cost basis of XRP dispositions using specific identification, consistent with the ordering provisions of its operating agreement. Under these provisions, dispositions are made first from non-contributed XRP and thereafter from contributed XRP on a pro rata basis among contributed lots. Gains and losses are determined based on the carrying value of the XRP lots (which reflects any previously recognized impairment losses) disposed. The Company’s disposition strategy may also consider U.S. federal income tax implications; however, the accounting recognition of gains and losses is based on the carrying value of the XRP lots disposed.
The Company determined that its current digital asset holdings are out of scope of ASU 2023-08. The Company will reassess the scope of ASU 2023-08 upon changes in facts and circumstances, including consummation of the Proposed Business Combination.
(g)Income Tax
The Company is a U.S. C-Corporation and as such, is a regarded entity for U.S Federal and State taxation and subject to income taxes.

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EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For purposes of these separately issued financial statements, the Company applies the separate return method, under which the Company’s current and deferred income taxes are determined as if the Company filed its income tax returns on a stand-alone basis in each applicable jurisdiction.
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets (“DTA”) and deferred tax liabilities (“DTL”), for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, we determine DTAs and DTLs on the basis of the differences between the consolidated financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in income in the period that includes the enactment date. We recognize DTAs to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carryback potential if permitted under the tax law, and results of recent operations. If we determine that we would be able to realize our DTAs in the future in excess of their net recorded amount, we would make an adjustment to the DTA valuation allowance, which would reduce the provision for income taxes. As of the date of the accompanying consolidated financial statements, the Company recorded a valuation allowance equal to 100% of the Company’s DTAs, as the Company concluded that the amounts are not realizable in the foreseeable future.
The Company records its income taxes receivable and payable based upon its estimated income tax position. Because the Company expects to be in a loss for the current year it has not recorded a current tax receivable or payable. We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority
(h)General and Administrative Expenses
General and administrative expenses primarily consist of professional service fees, including consulting, accounting, and legal fees, as well as other start-up costs.
(i)Fair Value Measurements
The Company accounts for certain assets and liabilities at fair value in accordance with ASC 820 Fair Value Measurement. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques based on the extent to which those inputs are observable in the marketplace. Fair value measurements are classified within the hierarchy based on the lowest level input that is significant to the measurement in its entirety. The three levels of the fair value hierarchy are as follows:
Level 1 – Inputs are based on quoted (unadjusted) prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.
Level 2 – Inputs are based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3 – Inputs are generally unobservable and reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. These valuations are determined using model-based techniques, such as discounted cash flow models or option pricing models, and require the use of significant judgment. Unobservable inputs are significant to the fair value measurements in their entirety.

F-65

EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Below summarizes the financial liabilities measure at fair value as of December 31, 2025:

Financial liabilities measured at fair value	Level 1	Level 2	Level 3	Total
Refundable investor advances	—	—	764,570,995	764,570,995
Total financial liabilities	—	—	764,570,995	764,570,995
There were no financial instruments measured at fair value as of September 30, 2025.
(j)Refundable Investor Advances
Refundable investor advances are accounted for at fair value pursuant to the fair value option and are remeasured at fair value at each reporting date, with changes in fair value recognized on the statement of operations as other (income) expense.
3.    Recent Accounting Pronouncements
Recently adopted accounting pronouncements
In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, (“ASU 2023-07”) which expands disclosures about a public business entity’s reportable segments and provides for more detailed information about a reportable segment's expenses.
ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective application to all prior periods presented in the consolidated financial statements. Early adoption is permitted. The Company adopted this standard at inception.
In December 2023, the FASB issued ASU 2023-08, Accounting for and Disclosure of Crypto Assets (Topic 350), which provides new guidance for the accounting and disclosure of certain crypto assets. ASU 2023-08 requires entities to measure in-scope digital assets at fair value, with changes in fair value recognized in net income each reporting period. The standard also requires enhanced disclosures, including information about significant holdings, contractual sale restrictions, and changes in such holdings during the reporting period.
ASU 2023-08 is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. The Company adopted this standard at inception and noted no impact on its consolidated financial statements upon adoption.
Recently issued accounting pronouncements not yet adopted
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU requires entities to disclose, among others: (i) specific categories in the rate reconciliation table (ii) additional information for reconciling items that meet a quantitative threshold and (iii) the amount of income taxes paid on a disaggregated level. This ASU is required to be adopted on a prospective basis.
For public business entities, the amendments are effective for annual periods beginning after December 15, 2024 and after December 15, 2025, for all other entities, including interim periods. The Company is currently evaluating the impact of adopting ASU 2023-09 on its consolidated financial statement disclosures.
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2024-03 requires public business entities to provide enhanced disclosures in the notes to the consolidated financial statements that disaggregate certain expense captions presented on the face of the income statement into specified natural expense categories, including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and, for certain industries, depletion expenses. The new standard also requires a narrative disclosure of total selling expenses and a description of what is included in selling expenses.

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EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2024-03 on its consolidated financial statement disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies and improves the navigability of interim reporting guidance in ASC 270. The ASU specifies the form and content of interim financial statements and notes, incorporates a comprehensive list of interim disclosure requirements previously located throughout the Codification, and introduces a disclosure principle requiring entities to disclose events and changes since the end of the most recent annual reporting period that have a material effect on the entity. The amendments do not change the fundamental nature of interim reporting or materially expand or reduce existing interim disclosure requirements. The ASU is effective for interim reporting periods in fiscal years beginning after December 15, 2027, for public business entities and after December 15, 2028, for all other entities. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its interim consolidated financial statement disclosures.
4.    Digital Assets
In connection with the Subscription Agreements executed in contemplation of the BCA (Note 1), investors party to the Subscription Agreements (collective, the “Subscribers”) contributed either XRP directly or contributed cash that the Company is contractually required to use to purchase XRP (collectively, “Custody XRP.”) Custody XRP is deposited into a custodial wallet maintained and controlled by Evernorth and is subjected to contractual restriction where it may not be sold, transferred, pledged, or otherwise encumbered until the completion of Proposed Business Combination. The following table presents the changes in the carrying value of the Company’s digital assets:

Balance at August 29, 2025 and September 30, 2025	$—
Additions	846,575,043
Impairment	(233,650,642)
Ending balance at December 31, 2025	$612,924,401
The following table presents the cost basis of XRP based on the lot of XRP received:

XRP Contribution (Units)	Cost Basis
50,000,001	$124,800,002
199,999	484,598
211,619,196	507,039,594
99,900	250,849
84,365,876	214,000,000
346,284,972	$846,575,043
As of September 30, 2025, the Company did not hold any digital assets
5.    Refundable Investor Advances
In connection with the Subscription Agreements executed in contemplation of the BCA (Note 1), if the earliest of the following was to occur: (i) the BCA is terminated; (ii) the Proposed Business Combination does not close on or prior to one year from the signing of the BCA; or (iii) a mutual written agreement of the parties to the Subscription Agreements to terminate the BCA, then the Company is contractually required to return to each Subscriber its pro rata portion of the Custody XRP or cash, taking into the account taking into account the subscription price paid by the Subscribers. Accordingly, upon receipt of XRP or cash, the Company records a refundable investor advance on its consolidated balance sheets.
The Company has elected the fair value option under ASC 825 to measure the refundable investor advance. The fair value of the liability is determined using a valuation model that incorporates probability‑weighted outcomes,

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EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
including (i) the likelihood and fair value of Custody XRP that would be returned to Subscribers if the BCA does not close within the contractual time frame and (ii) the issuance of Pubco shares upon consummation of the BCA at an assumed valuation of $10 per share as discounted by a risk-free rate of 3.64%. The Company currently estimates 70% probability for the consummation of the Proposed Business Combination and 30% probability of the BCA not closing within the contractual time frame. The fair value of the Custody XRP is derived using the December 31, 2025 closing price per Coinbase of $1.839. Accordingly, the liability is classified within Level 3 of the fair value hierarchy.
Increases (decreases) in the probability of consummation of the Proposed Business Combination and fair value of Custody XRP would generally result in increase (decrease) in the fair value of the liability, respectively, and changes in these assumptions could have a material impact on the recorded fair value of the refundable investor advances. Changes in the fair value of the refundable investor advances are recognized on the statement of operations as other (income) expense.
The following table presents the changes in the fair value of the refundable investor advances from inception to December 31, 2025:

Balance at August 29, 2025 and September 30, 2025	$—
Additions	846,625,038
Change in fair value	(82,054,043)
Ending balance at December 31, 2025	$764,570,995
6.    Income Taxes
The Company accounts for income taxes under ASC 740, which provides for an asset and liability approach of accounting for income taxes.
The income tax provision for the period from August 29, 2025 (inception) to December 31, 2025 is as follows:

2025
Deferred:
U.S. federal	$32,070,654
State	6,350,211
38,420,865
Change in valuation allowance	(38,420,865)
Provision for income taxes	$—
The provision for income taxes differs from the amount expected by applying the federal statutory rate to the loss before taxes for the period from August 29, 2025 (inception) to December 31, 2025 as follows:

2025
Statutory rate	$(32,070,654)
State taxes, net of federal benefit	(6,350,211)
Permanent book/tax differences	—
Change in valuation allowance	38,420,865
Provision for income taxes	$—

F-68

EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Significant components of the Company’s deferred tax assets as of December 31, 2025 are summarized below.

December 31, 2025
Deferred tax assets:
Net operating loss carryforwards	$1,374
Refundable investor advances	138,265,775
Start-up costs	280,599
Gross deferred tax assets	138,547,748
Valuation allowance	(38,420,865)
Total deferred tax assets	100,126,883
Deferred tax liabilities:
Digital assets	(100,126,883)
Total net deferred tax	$—
The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required the Company has no history of generating taxable income. Therefore, a valuation allowance of $38,420,865 was recorded as of December 31, December 31, 2025.
The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025.
7.    Commitments and Contingencies
Loss Contingencies
In the normal course of business, the Company may be involved in claims and legal proceedings. The Company records a liability for such matters when it is probable that a loss has been incurred and the amounts can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. Legal costs associated with these loss contingencies are expensed as incurred. As of December 31, 2025, there were no such matters outstanding.
8.    Related Party Transactions
Notes Payable, Related Party
On November 6, 2025, the Company entered into an unsecured revolving credit facility with Ripple, allowing borrowings of up to $1.0 million (“Related Party Credit Facility”). Amounts outstanding bear interest at 3.81% per annum, calculated on a 360-day year basis. No draws were made on this Related Party Credit Facility as of December 31, 2025.

F-69

EVERNORTH HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
All amounts are repayable within five business days of the earliest of (i) lender demand, (ii) closing of the Proposed Business Combination, or (iii) termination of BCA.
Related Party Transactions with the Parent
As of December 31, 2025 and September 30, 2025, the Company recorded $3,870,625 and $2,276,419, respectively, of related party payable that represents costs incurred by the Company that is to be paid by the Parent on the Company’s behalf.
Related Party Payable with Pathfinder
As of December 31, 2025, the Company had vendor obligations that were funded through draws made by Pathfinder. When Pathfinder makes draws on Evernorth’s behalf, a corresponding payable is recorded by Evernorth. As of December 31, 2025, Evernorth recognized a related party payable of $716,710 owed to Pathfinder, which included $5,463 of interest. No amount was recorded as of September 30, 2025. This balance represents an intercompany obligation that Evernorth expects to settle in the normal course of operations.
9.    Stockholder’s Equity
Evernorth is a corporation with authorized common stock of 1,000 shares, par value $0.001 per share, where 1 share is issued at par and outstanding and held by Ripple. As of December 31, 2025, no other classes of equity securities were issued or outstanding.
No dividends or distributions were declared or paid by the Company during the periods presented.
10.  Earnings Per Share
Basic earnings per share (“EPS”) is computed by dividing net loss attributable to common stockholders by the weighted‑average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, except when the effect would be antidilutive.
For the period presented, the Company reported a net loss of $152,717,402 and had one weighted‑average common share outstanding. Accordingly, the basic EPS is $152,717,402 per share.
The Company has recorded a liability related to refundable investor advances (Note 5) that is contingently settleable in shares. During the period, the Company recognized a gain of $82,054,043 related to the change in fair value of this liability. Because the Company is in a net loss position and the inclusion of the potential shares would have reduced the loss per share, the potential shares are excluded from the diluted EPS calculation. Accordingly, the basic and diluted EPS is $152,717,402 per share.
11.  Subsequent Events
Management has evaluated subsequent events through March 17, 2026, the date the financial statements were available to be issued. No other events requiring adjustment or disclosure are noted.

F-70

EVERNORTH HOLDINGS INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

F-71

EVERNORTH HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2026 (unaudited) and December 31, 2025 (in dollars)

	June 30, 2026	December 31, 2025
Current assets:
Cash	$97,745	$—
Restricted cash	49,995	49,995
Prepaid expenses	26,417
Total current assets	174,157	49,995
Noncurrent assets:
Deferred offering costs	6,423,096	3,802,903
Digital assets	348,778,304	612,924,401
Total assets	$355,375,557	$616,777,299
Current liabilities:
Accounts payable and accrued liabilities	$166,796	$336,371
Related party payable	8,966,901	4,587,335
Refundable investor advances	687,093,995	764,570,995
Total liabilities	696,227,692	769,494,701
Stockholder’s deficit:
Common stock $0.001 par value; 1,000 shares authorized; 1 share issued and outstanding	—	—
Accumulated deficit	(340,852,135)	(152,717,402)
Total stockholder’s deficit	(340,852,135)	(152,717,402)
Total liabilities and stockholder’s deficit	$355,375,557	$616,777,299
The accompanying notes are an integral part of these financial statements.

F-72

EVERNORTH HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2026 (Unaudited, in dollars)

Six Months Ended June 30, 2026
Operating expenses:
General and administrative	$1,447,627
Digital asset impairment	264,146,097
Total operating expenses	265,593,724
Loss from operations	(265,593,724)
Other (income) expense
Change in fair value of refundable investor advances	(77,477,000)
Interest expense, related party	18,009
Total other (income) expense	(77,458,991)
Loss before provision for income taxes	(188,134,733)
Provision for income taxes	—
Net loss	$(188,134,733)

Earnings per share:
Basic and diluted	$(188,134,733)
Weighted-average common shares outstanding:
Basic and diluted	1
The accompanying notes are an integral part of these financial statements.

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EVERNORTH HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
Six Months Ended June 30, 2026 (Unaudited, in dollars)

	Common Stock		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance as of January 1, 2026	1	$—	$(152,717,402)	$(152,717,402)
Net loss	—	—	(188,134,733)	(188,134,733)
Balance as of June 30, 2026	1	$—	$(340,852,135)	$(340,852,135)
The accompanying notes are an integral part of these financial statements.

F-74

EVERNORTH HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Six Months Ended June 30, 2026 (Unaudited, in dollars)

Six Months Ended June 30, 2026
Cash flows from operating activities:
Net loss	$(188,134,733)
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustment to the fair value of refundable investor advances	(77,477,000)
Digital asset impairment	264,146,097
Changes in assets and liabilities:
Prepaid expenses	(26,417)
Accounts payable and accrued liabilities	(1,818,138)
Related party payable	1,980,386
Net cash used in operating activities	(1,329,805)
Cash flows from financing activities:
Proceeds from refundable investor advances	—
Proceeds from related party	2,399,180
Payments of deferred offering costs	(971,630)
Net cash provided by financing activities	1,427,550
Net increase in cash and cash equivalents	97,745
Cash, cash equivalents, and restricted cash at beginning of period	49,995
Cash, cash equivalents, and restricted cash at end of period	147,740
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	97,745
Restricted cash	49,995
Total cash, cash equivalents, and restricted cash	$147,740
Non-cash financing activities:
Unpaid deferred offering costs	$1,751,466
The accompanying notes are an integral part of these financial statements.

F-75

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.     Organization
a)Nature of Operations
Evernorth Holdings Inc. (“Evernorth”, or the “Company”), incorporated in Nevada on August 29, 2025 (“inception”) is a wholly-owned subsidiary of Ripple Labs Inc. (“Ripple” or the “Parent”) and was formed as a purpose-built vehicle for investment in XRP through public equity markets. XRP is the digital asset native to the distributed XRP Ledger. Evernorth is structured to provide institutional investors with exposure to XRP via a regulated investment vehicle.
On October 19, 2025, the Company, Pathfinder Digital Assets LLC (“Pathfinder”), Ripple, Armada Acquisition Corp. II (“Armada”), Evernorth Company Merger Sub LLC a wholly-owned subsidiary of Evernorth (“Company Merger Sub”) and Evernorth Corporate Merger Sub Inc. a wholly-owned subsidiary of Evernorth (“SPAC Merger Sub”), entered into a definitive Business Combination Agreement (“BCA”). The BCA provides for a series of transactions whereby, among other things, Armada will domesticate from a Cayman Islands exempted company into a Delaware corporation prior to closing, and on closing, Company Merger Sub and SPAC Merger Sub will merge with and into Pathfinder and Armada, respectively, resulting in the Pathfinder and Armada each becoming wholly owned by the Company (collectively, the “Mergers” or “Proposed Business Combination.”) Upon consummation of the Mergers, Evernorth will be the publicly traded parent company of the combined entities (“Pubco”).
Certain of the agreements described below were subsequently amended on August 12, 2026 to revise the XRP pricing mechanics and the allocation of the equity interests issuable; see Note 12 – Subsequent Events for further information.
Contribution Agreement
On October 19, 2025, the Company and Pathfinder entered into a contribution agreement with Ripple where Ripple contributed 126,791,458 XRP (“Contributed XRP”) to Pathfinder in exchange for additional units of Pathfinder. The number of units (“Initial Subscribed Units”) is calculated as the quotient of a) the product of the Contributed XRP and the volume-weighted average price (“VWAP”) of XRP denominated in USD on the day immediately preceding the date on which the BCA is signed (“Signing Date”) (“Signing XRP Price”) and b) $10.00.
These units will be exchanged for Pubco Class A Common Shares at closing of the BCA (“Closing Date”), provided that conversions will only be made up to a 9.9% ownership threshold (including any ownerships held by affiliates of Ripple) in Pubco; any excess will remain as units in Pathfinder.
If the average value of XRP for the three days immediately preceding the Closing Date (“Closing XRP Price”) is greater than the Signing XRP Price, Ripple will be entitled to additional units in Pathfinder (the “Adjustment Units”) equal to the product of (i) the number of Initial Subscribed Units and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Adjustment Shares will be zero.
This agreement currently has no impact on the Company’s condensed financial statements.
Advance and Delayed Subscription Agreements
Concurrently, the Company, Pathfinder, and Armada entered into subscription agreements with various institutional and accredited investors on October 19, 2025 to secure additional funding for the Mergers (“Advance and Delayed Subscription Agreements”). The Advance and Delayed Subscription Agreements include the following capital commitments at closing:
Advance Funding: Certain investors contributed a total of $214,049,995 in cash by October 23, 2025 and 600,000 XRP by October 24, 2025 to the Company (“Advance Funding Subscription Agreement”). The cash received was used by Evernorth to purchase 84,365,876 XRP which was received partially on October 31, 2025 with the remainder by November 6, 2025. These investors agreed to purchase newly issued shares of Pubco Class A Common Stock at the Closing Date at $10.00 per share equity valuation (“Initial Subscribed Shares.”) The XRP was

F-76

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
placed into an escrow in an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the investors, pending completion of the Proposed Business Combination.
If Closing XRP Price is greater than Signing XRP Price, the investors will be entitled to additional Pubco Class A Common Stock (the “Adjustment Shares”) equal to the product of (i) the number of Initial Subscribed Shares and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Adjustment Shares will be zero.
Delayed Funding: Additional investors committed $10,500,000 in cash and 200,000 XRP, which will be delivered at the Closing Date. These investors also agreed to purchase Pubco Class A Common Stock at a $10.00 per share equity valuation. This agreement currently has no impact on the Company’s condensed financial statements.
Series C Subscription Agreement
On October 19, 2025, the Company, Pathfinder, and Armada entered into a Series C subscription agreement with Arrington XRP Capital Fund, LP (“Sponsor”) (“Series C Subscription Agreement”.) RippleWorks, Inc. (“RippleWorks”), a nonprofit foundation, contributed 211,319,096 XRP to the Sponsor which is subject to the Sponsor’s obligation to invest all of the XRP received from RippleWorks for shares of Pubco pursuant to the Series C Subscription Agreement. Rippleworks is a limited partner of the Sponsor.
Under the Series C Subscription Agreement, the Sponsor contributed the subscription price of 211,319,096 XRP on October 23, 2025 into an escrow in an unencumbered digital custody wallet in the name of Pubco but for the benefit of the Sponsor, pending completion of the Proposed Business Combination. In return, the Sponsor will receive a combination of Pubco Class A Common Stock and Class C Common Stock (collectively, the “Series C Initial Subscribed Shares”) on Closing Date at $10.00 per share equity valuation. The Sponsor will receive a number of Class A shares such that, immediately after the closing of the Proposed Business Combination and related transactions, the Sponsor will beneficially own 19.9% of the outstanding voting shares, with the remaining shares issued as Class C Common Stock in Pubco which are nonvoting shares.
If Closing XRP Price is greater than Signing XRP Price, the Sponsor will be entitled to receive additional Class C Common Stock (the “Series C Adjustment Shares”) equal to the product of (i) Series C Initial Subscribed Shares and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Series C Adjustment Shares will be zero.
Contributor Related Party Entity Subscription
Concurrently, on October 19, 2025, the Company, Pathfinder, and Armada entered into a subscription agreement with an investor affiliated with Ripple (the “Contributor Related Party Entity”), to facilitate a private placement of equity interests in Pubco (“Contributor Related Party Entity Subscription Agreement”.) Under the agreement, Contributor Related Party Entity committed to purchase Class A Common Stock in Pubco on Closing Date at $10.00 per share equity valuation, in exchange for 50,000,000 XRP (“Contributor Related Party Entity Initial Subscribed Units”.) The 50,000,000 XRP was transferred to the Company on October 20, 2025 and was placed into an escrow in an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the Contributor Related Party Entity, pending completion of the Proposed Business Combination. On Closing Date, the Contributor Related Party Entity will receive a combination of Pubco Class A Common Stock and units in Pathfinder (“Pathfinder Units”), structured to ensure that Ripple and the Contributor Related Party Entity combined do not exceed 9.9% ownership of Pubco immediately following the closing of the Proposed Business Combination. Any excess equity interests beyond this ownership threshold will be issued in the form of Pathfinder Units rather than Pubco Class A Common Stock.
If Closing XRP Price is greater than Signing XRP Price, the Contributor Related Party Entity will be entitled to receive Pathfinder Units (the “Contributor Related Party Entity Adjustment Units”) equal to the product of (i) Contributor Related Party Entity Initial Subscribed Units and (ii) the difference between (1) the quotient of the

F-77

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number Contributor Related Party Entity Adjustment Units will be zero.
The Advance and Delayed Subscription Agreements, Series C Subscription Agreement, and Contributor Related Party Entity Subscription Agreement will be collectively referred to as “Subscription Agreements.”
b)Liquidity and Capital Resources
The Company has an accumulated deficit of $340,852,135 as of June 30, 2026, which represent losses and expenses incurred by the Company since inception. As of June 30, 2026, the Company held unrestricted cash of $97,745. Since inception, the Company has incurred operating losses. The Company’s operating activities have been funded through payments by Ripple, as well as the revolving Related Party Credit Facility provided by Ripple (as defined in Note 9). On October 19, 2025, the Company and Pathfinder entered into a contribution agreement with Ripple where Ripple contributed 126,791,458 XRP to Pathfinder, which can be liquidated to fund operational costs for both the Company and Pathfinder.
Management expects to continue to incur additional losses in future periods due to strategic investments in XRP, portfolio management activities, and expansion of operational infrastructure.
2.     Summary of Significant Accounting Policies
(a)Basis of Presentation
The condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.
The consolidated statement of operations for the six months ended June 30, 2026 reflects all expenses and activities directly attributable to the Company.
In the opinion of management, the condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the Company’s financial position, results of operations, and cash flows for the interim periods presented.
(b)Significant Accounting Policies
There have been no material changes to our significant accounting policies from those disclosed in Note 2 — Basis of Presentation and Summary of Significant Accounting Policies of the notes to the consolidated financial statements included elsewhere in this prospectus.
Use of Estimates
The preparation of the condensed consolidated financial statements, in conformity with GAAP, requires management to make estimates and judgments that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to liability measured at fair value using the fair value option, and determination of the fair value of its digital assets pursuant to its principal market.
The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities, and equity that are not readily apparent from other sources. Actual results and outcomes could differ from these estimates and assumptions.

F-78

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Segment Reporting
The Company has determined that it operates in a single operating and reportable segment. The Chief Executive Officer serves as the Chief Operating Decision Maker (“CODM”), responsible for evaluating performance and allocating resources. For the period presented, the Company’s activities were limited to initial formation and preparatory steps related to the Proposed Business Combination.
Net loss incurred during the period totaled $188,134,733, primarily consisted of professional service fees, digital asset impairment, and changes in fair value of refundable investor advances. The CODM assesses segment performance based on net loss, which is the measure of segment profit or loss reported in the consolidated statement of operations. Segment expense information provided to the CODM is based on the expense categories presented in the condensed consolidated financial statements. The measure of segment assets are the total assets as reported on the consolidated balance sheets.
Emerging Growth Company Status
The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. This means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company has the option to adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and can do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company has elected to use the extended transition period for complying with new or revised accounting standards unless the Company otherwise early adopts select standards.
Deferred Offering Costs
The Company defers certain legal, professional, accounting and other third-party fees that are directly associated with proposed offerings of securities, including the Proposed Business Combination, as deferred offering costs until such financings are consummated. After consummation of the financing, these costs are recorded as a reduction of the proceeds received from the equity financing. If a planned equity financing is abandoned, the deferred offering costs are expensed immediately as a charge to operating expenses in the consolidated statement of operations.
As of June 30, 2026 and December 31, 2025, the Company had $6,423,096 and $3,802,903, respectively, of deferred offering costs.
Digital Assets
The Company accounts for its digital assets, which consist solely of XRP, as indefinite lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. Digital assets are initially recorded at cost and are subsequently measured at cost, net of accumulated impairment losses.
The Company determines the fair value of its XRP on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, using quoted prices from Coinbase, its principal market for XRP (Level 1 inputs). Each quarter, the Company evaluates whether events or changes in circumstances, primarily declines in quoted prices on the active market, indicate that it is more likely than not that the digital assets are impaired. In assessing impairment, the Company considers the lowest observable intraday price for one XRP on the principal market at any time since acquisition of the specific XRP held. An impairment loss is recognized when the carrying value of an XRP exceeds this lowest observable intraday price, in an amount equal to the difference.
Impairment losses are recognized in the period incurred and recorded within “Digital asset impairment” in the Company’s statements of operations. Following impairment, the digital assets are written down to fair value, which becomes the new cost basis and is not subsequently adjusted for increases in fair value. Gains on disposition, if any,

F-79

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
are calculated as the excess of the sale price over the carrying value of the XRP sold (which reflects any previously recognized impairment losses) and are recognized in the statement of operations at the time of sale.
The Company determines the cost basis of XRP dispositions using specific identification, consistent with the ordering provisions of its operating agreement. Under these provisions, dispositions are made first from non-contributed XRP and thereafter from contributed XRP on a pro rata basis among contributed lots. Gains and losses are determined based on the carrying value of the XRP lots (which reflects any previously recognized impairment losses) disposed. The Company’s disposition strategy may also consider U.S. federal income tax implications; however, the accounting recognition of gains and losses is based on the carrying value of the XRP lots disposed.
Upon consummation of the Proposed Business Combination, the Company will be related parties to Ripple and will no longer be wholly-owned subsidiaries of or controlled by Ripple. Management reassessed the applicability of ASU 2023-08, Intangibles – Goodwill and Other – Crypto Assets (Subtopic 350-60), and determined that the XRP holdings will not meet the scoping criteria of ASC 350-60-15-1f. As such, the XRP holdings are excluded from the scope of ASC 350-60 and will continue to be accounted for as indefinite-lived intangible assets, measured at historical cost less accumulated impairment.
Income Tax
The Company is a U.S. C-Corporation and as such, is a regarded entity for U.S Federal and State taxation and subject to income taxes.
For purposes of these separately issued financial statements, the Company applies the separate return method, under which the Company’s current and deferred income taxes are determined as if the Company filed its income tax returns on a stand-alone basis in each applicable jurisdiction.
Refundable Investor Advances
Refundable investor advances are accounted for at fair value pursuant to the fair value option and are remeasured at fair value at each reporting date, with changes in fair value recognized on the statement of operations as other (income) expense.
3.     Recent Accounting Pronouncements
Recently adopted accounting pronouncements
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU requires entities to disclose, among others: (i) specific categories in the rate reconciliation table (ii) additional information for reconciling items that meet a quantitative threshold and (iii) the amount of income taxes paid on a disaggregated level. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted.
For public business entities, the amendments are effective for annual periods beginning after December 15, 2024 and after December 15, 2025, for all other entities. We adopted this guidance effective January 1, 2026. Related to this amended disclosure guidance, we will reflect the additional information in our fiscal 2026 annual financial statements.
Recently issued accounting pronouncements not yet adopted
No accounting pronouncements not yet adopted, other than those disclosed elsewhere in this prospectus, are expected to have a material impact on the condensed consolidated financial statements.
4.     Digital Assets
In connection with the Subscription Agreements executed in contemplation of the BCA (Note 1), investors party to the Subscription Agreements (collective, the “Subscribers”) contributed either XRP directly or contributed cash that the Company is contractually required to use to purchase XRP (collectively, “Custody XRP.”) Custody

F-80

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
XRP is deposited into a custodial wallet maintained and controlled by Evernorth and is subjected to contractual restriction where it may not be sold, transferred, pledged, or otherwise encumbered until the completion of Proposed Business Combination. The following table presents the changes in the carrying value of the Company’s digital assets:

Balance at January 1, 2026	$612,924,401
Additions	—
Impairment	(264,146,097)
Ending balance at June 30, 2026	$348,778,304
The following table presents the cost basis of XRP based on the lot of XRP received:

XRP Contribution (Units)	Historical Cost
50,000,001	$124,800,002
199,999	484,598
211,619,196	507,039,594
99,900	250,849
84,365,876	214,000,000
346,284,972	$846,575,043
5.     Refundable Investor Advances
In connection with the Subscription Agreements executed in contemplation of the BCA (Note 1), if the earliest of the following was to occur: (i) the BCA is terminated; (ii) the Proposed Business Combination does not close on or prior to one year from the signing of the BCA; or (iii) a mutual written agreement of the parties to the Subscription Agreements to terminate the BCA, then the Company is contractually required to return to each Subscriber its pro rata portion of the Custody XRP or cash, taking into the account taking into account the subscription price paid by the Subscribers. Accordingly, upon receipt of XRP or cash, the Company records a refundable investor advance on its consolidated balance sheets.
The Company has elected the fair value option under ASC 825 to measure the refundable investor advance. The fair value of the liability is determined using a valuation model that incorporates probability‑weighted outcomes, including (i) the likelihood and fair value of Custody XRP that would be returned to Subscribers if the BCA does not close within the contractual time frame and (ii) the issuance of Pubco shares upon consummation of the BCA at an assumed valuation of $10 per share as discounted by a risk-free rate of 3.79%. The Company currently estimates 70% probability for the consummation of the Proposed Business Combination and 30% probability of the BCA not closing within the contractual time frame. The fair value of the Custody XRP is derived using the June 30, 2026 closing price per Coinbase of $1.04. Accordingly, the liability is classified within Level 3 of the fair value hierarchy.
Increases (decreases) in the probability of consummation of the Proposed Business Combination and fair value of Custody XRP would generally result in increase (decrease) in the fair value of the liability, respectively, and changes in these assumptions could have a material impact on the recorded fair value of the refundable investor advances. Changes in the fair value of the refundable investor advances are recognized on the statement of operations as other (income) expense.
The following table presents the changes in the fair value of the refundable investor advances for the six months ended June 30, 2026:

Balance at January 1, 2026	$764,570,995
Additions	—
Change in fair value	(77,477,000)
Ending balance at June 30, 2026	$687,093,995

F-81

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
6.     Fair value measurements
Below summarizes the financial liabilities measure at fair value as of June 30, 2026 and December 31, 2025, respectively:

	June 30, 2026
Financial liabilities measured at fair value	Level 1	Level 2	Level 3	Total
Refundable investor advances	—	—	687,093,995	687,093,995
Total financial liabilities	—	—	687,093,995	687,093,995

	December 31, 2025
Financial liabilities measured at fair value	Level 1	Level 2	Level 3	Total
Refundable investor advances	—	—	764,570,995	764,570,995
Total financial liabilities	—	—	764,570,995	764,570,995
7.     Income Taxes
Income tax expense for the six months ended June 30, 2026 was approximately $0 on pre-tax loss of $188,134,733. The effective tax rate was 0.00%.
The Company’s recorded effective tax rate differs from the U.S. statutory rate primarily due to an increase in the domestic valuation allowance caused by cumulative losses.
The Company currently has a valuation allowance recorded against its deductible temporary differences and net operating loss carryforwards where the realizability of such deferred tax assets is substantially in doubt.  Each quarter, the Company assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers available evidence, including significant events and transactions, both positive and negative, including reversing taxable temporary differences and forecasted earnings in assessing its need for a valuation allowance in each jurisdiction.  As a result of the Company’s analysis, it concluded that it is more likely than not that its deferred tax assets will not be realized. Therefore, the Company continues to provide a valuation allowance against its deferred tax assets in certain jurisdictions.  The Company continues to monitor available evidence and may reverse some or all its remaining valuation allowance in future periods, if appropriate. The Company has a recorded valuation allowance against its deferred tax assets of $38.4 million as of December 31, 2025.
8.     Commitments and Contingencies
Loss Contingencies
There have been no material changes to the Company’s commitments and contingencies since December 31, 2025.
9.     Related Party Transactions
Notes Payable, Related Party
On November 6, 2025, the Company entered into an unsecured revolving credit facility with Ripple, allowing borrowings of up to $1.0 million (“Related Party Credit Facility”). Amounts outstanding bear interest at 3.81% per annum, calculated on a 360-day year basis. No draws were made on this Related Party Credit Facility as of June 30, 2026.
All amounts are repayable within five business days of the earliest of (i) lender demand, (ii) closing of the Proposed Business Combination, or (iii) termination of BCA.

F-82

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Related Party Transactions with the Parent
As of June 30, 2026 and December 31, 2025, the Company recorded $5,851,011 and $3,870,625, respectively, of related party payable, representing costs incurred by the Company that is paid or to be paid by the Parent on the Company’s behalf.
Related Party Payable with Pathfinder
As of June 30, 2026, the Company had vendor obligations that were funded through loan draws made by Pathfinder or cash payment from Pathfinder. When Pathfinder makes draws or pays vendors directly from its bank account on Evernorth’s behalf, a corresponding payable is recorded by Evernorth. These transaction-related expenses primarily consist of professional service fees, including consulting, accounting, and legal fees, as well as other start-up costs. As of June 30, 2026, Evernorth recognized a related party payable of $3,115,890 owed to Pathfinder, which included $23,472 of interest. As of December 31, 2025, the related party payable totaled $716,710, inclusive of $5,463 of interest. This balance represents an intercompany obligation that Evernorth expects to settle in the normal course of operations.
10.     Stockholder’s Equity
Evernorth is a corporation with authorized common stock of 1,000 shares, par value $0.001 per share, where 1 share is issued at par and outstanding and held by Ripple. As of June 30, 2026, no other classes of equity securities were issued or outstanding.
No dividends or distributions were declared or paid by the Company during the periods presented.
11.     Earnings Per Share
For the period presented, the Company reported a net loss of $188,134,733 and had one weighted‑average common share outstanding. Accordingly, the basic and diluted EPS is $188,134,733 loss per share.
The Company recorded a liability for refundable investor advances (see Note 5) that is contingently settleable in shares. During the period, a gain of $77,477,000 was recognized from the change in fair value of this liability. As the Company was in a net loss position and inclusion of the potential shares would have been anti-dilutive, these shares were excluded from the diluted EPS calculation. Accordingly, the basic and diluted EPS is $188,134,733 per share.
12.     Subsequent Events
Management has evaluated subsequent events through October 23, 2026, the date the condensed financial statements were available to be issued. The following events requiring disclosure is noted below.
Amendment to BCA
On August 12, 2026, the parties amended the Business Combination Agreement, the Contribution Agreement, the Advance Funding Subscription Agreements, the Series C Subscription Agreement, and the Contributor Related Party Entity Subscription Agreement to revise the pricing mechanics used to determine the number of equity interests issuable in respect of XRP-denominated contributions and investments. As originally executed, those agreements fixed the initial calculation at the Signing XRP Price of $2.36609, with an upward adjustment in shares or units only if the Closing XRP Price exceeded that amount. As amended, the initial calculation is now also subject to a downward closing-date adjustment such that, if the Closing XRP Price is below the Signing XRP Price, the XRP-denominated contributions and investments would be measured using the lower Closing XRP Price, while the upward adjustment for a higher Closing XRP Price is retained. The amendments did not otherwise change the aggregate XRP contributions. There is no impact to the condensed consolidated financial statements presented for the period as at and for the six months ended June 30, 2026.
In addition, on August 12, 2026, certain investors affiliated with SBI Holdings, Inc. amended their Advance Funding Subscription Agreements to provide that, upon consummation of the Proposed Business Combination, the

F-83

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
number of shares of Pubco Class A Common Stock issuable to such investors will be limited to an ownership threshold of 39.9% of the outstanding Pubco Class A Common Stock. Any shares that would otherwise be issued above such threshold will instead be issued as Pubco Class C Common Stock. The amendment changes the allocation of the equity interests between Pubco Class A Common Stock and Pubco Class C Common Stock but does not change the aggregate subscription price or per share purchase price applicable to such shares. The Pubco Class C Common Stock will remain convertible into Pubco Class A Common Stock in accordance with Pubco's governing documents. There is no impact to the condensed consolidated financial statements presented for the period as of and for the six months ended June 30, 2026.
Convertible Notes
On September 11, 2026, the Company entered into a Note Purchase Agreement (the "Note Purchase Agreement") with a purchaser (the "Purchaser"). Under the agreement, the Company agreed to issue $30.0 million aggregate principal amount of Convertible Senior PIK Note (the "Convertible Note"). The issuance of the Convertible Note was conditioned on the consummation of the Proposed Business Combination. Interest accrues at 4.00% per annum and is paid in kind semi-annually by increasing the principal amount. The Convertible Note matures on the fifth anniversary of the Closing Date. Any principal not converted, including capitalized PIK interest, is due in cash at maturity. The Company may not prepay or redeem the Convertible Note before maturity. The Purchaser may convert all, but not less than all, of the Convertible Note at any time on or after the first anniversary of the Closing Date and before maturity. The initial conversion rate is 98.03921 shares of Pubco Class A Common Stock per $1,000 principal amount, including capitalized PIK interest, which equals an initial conversion price of $10.20 per share. On conversion, the Purchaser may elect settlement in shares, cash, or a combination of cash and shares. The conversion value is capped at 4.0 times the original principal amount. Upon an event of default or a fundamental transaction, the Purchaser may require the Company to redeem the Convertible Note in cash at a price that provides an 8.0% annual yield on the original principal amount.
Consummation of BCA
On October 9, 2026, the Company consummated the Proposed Business Combination pursuant to the BCA, as amended. In accordance with the BCA, Company Merger Sub merged with and into Pathfinder and SPAC Merger Sub merged with and into Armada. Pathfinder and Armada survived as subsidiaries of the Company. Upon consummation of the Mergers, the Company ceased to be a wholly-owned subsidiary of the Parent. Pubco Class A Common Stock began trading on the Nasdaq Stock Market under the ticker symbol "XRPN" on October 12, 2026.
On the Closing Date, based on a Closing XRP Price of $1.43069, the Company issued the following equity interests at a $10.00 per share equity valuation:
•Advance and Delayed Subscription Agreements: 11,748,249 shares of Pubco Class A Common Stock and 2,359,038 shares of Pubco Class C Common Stock. The Class C shares were issued to certain investors affiliated with SBI Holdings, Inc. as a result of the 39.9% ownership threshold.
•Series C Subscription Agreement: the Sponsor received 30,233,211 Series C Initial Subscribed Shares, consisting of Pubco Class A Common Stock and Pubco Class C Common Stock, reflecting the 19.9% voting ownership threshold.
•Contribution Agreement: Ripple received 1,678,382 shares of Pubco Class A Common Stock reflecting the 9.9% ownership threshold, and 16,461,545 Pathfinder Units.
•Contributor Related Party Entity Subscription Agreement: the Contributor Related Party Entity received 661,867 shares of Pubco Class A Common Stock reflecting the 9.9% ownership threshold and 6,491,583 Pathfinder Units. Combined with Ripple, its ownership of Pubco does not exceed 9.9% immediately following the closing.
Upon issuance of these equity interests, the refundable investor advances described in Note 5 were settled. The contractual restrictions on the Custody XRP described in Note 4 also lapsed. Amounts outstanding under the Related Party Credit Facility became repayable within five business days of the Closing Date.

F-84

EVERNORTH HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Upon closing, deferred offering costs were reclassified as a reduction of additional paid-in capital.
On the Closing Date, the Company issued the Convertible Notes and received net cash proceeds of $29.0 million, after deducting a $1.0 million fee paid to its capital markets advisor.
The Proposed Business Combination will be accounted for as a reverse recapitalization, with the Company treated as the accounting acquirer. The Company is evaluating the full accounting impact of the Proposed Business Combination.
ELOC Facility
On October 23, 2026, the Company entered into a common stock purchase agreement (the "Purchase Agreement") with CF Principal Investments LLC ("Cantor"), establishing a committed equity facility (the "ELOC Facility"). Under the agreement, the Company may direct Cantor to purchase shares of Pubco Class A Common Stock from time to time at its sole discretion. Total purchases may not exceed 5,218,935 shares of Pubco Class A Common Stock, representing 19.99% of the Pubco Class A Common Stock outstanding immediately before the agreement was signed, unless stockholder approval is obtained. Purchases are made at 97% of the volume-weighted average price over the applicable purchase period. Cantor is not required to purchase shares that would cause its beneficial ownership to exceed 4.99% of the outstanding Pubco Class A Common Stock. Sales may begin only after a registration statement covering the resale of the shares is declared effective. The Purchase Agreement expires on the first day of the month following the 14-month anniversary of its date, unless terminated earlier. The Company agreed to pay Cantor a non-refundable cash commitment fee of $0.5 million within five business days after the registration statement is declared effective.

F-85

PATHFINDER DIGITAL ASSETS LLC

FINANCIAL STATEMENTS
December 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the member of Pathfinder Digital Assets LLC
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Pathfinder Digital Assets LLC (the “Company”) as of December 31, 2025 and September 30, 2025, the related statements of operations, changes in member’s deficit, and cash flows, for the period from July 18, 2025 (inception) to December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and September 30, 2025, and the results of its operations and its cash flows for the period from July 18, 2025 (inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
San Francisco, California
March 17, 2026
We have served as the Company’s auditor since 2025.

PATHFINDER DIGITAL ASSETS LLC
BALANCE SHEETS
As of December 31, 2025 and September 30, 2025 (in dollars)

	December 31, 2025	September 30, 2025
Assets:
Current assets:
Related party receivable	$716,710	$—
Total current assets	716,710	—
Noncurrent assets:
Digital assets	—	—
Deferred offering costs	477,531	277,485
Total assets	$1,194,241	$277,485
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$750,587	$381,651
Interest payable, related party	6,032	—
Related party payable	170,625	—
Note payable, related party	1,174,305	—
Total liabilities	2,101,549	381,651
Commitments and contingencies (Note 6)
Member’s deficit:
Member’s capital	—	—
Accumulated deficit	(907,308)	(104,166)
Total member’s deficit	(907,308)	(104,166)
Total liabilities and member’s deficit	$1,194,241	$277,485
The accompanying notes are an integral part of these financial statements.

F-88

PATHFINDER DIGITAL ASSETS LLC
STATEMENT OF OPERATIONS
For the period from July 18, 2025 (inception) through December 31, 2025 (in dollars)

For the period from July 18, through December 31, 2025
Operating expenses:
General and administrative	$906,739
Total operating expenses	906,739
Loss from operations	(906,739)
Other (income) expense:
Interest expense, related party	6,032
Interest income, related party	(5,463)
Total other (income) expense	569
Net loss	$(907,308)
The accompanying notes are an integral part of these financial statements.

F-89

PATHFINDER DIGITAL ASSETS LLC
STATEMENT OF CHANGES IN MEMBER’S DEFICIT
For the period from July 18, 2025 (inception) through December 31, 2025 (in dollars)

	Member’s Capital	Accumulated Deficit	Member’s Deficit
Member’s deficit, inception	$—	$—	$—
Issuance of units for XRP contribution	—	—	—
Net loss	—	(907,308)	(907,308)
Member’s deficit, December 31, 2025	$—	$(907,308)	$(907,308)
The accompanying notes are an integral part of these financial statements.

F-90

PATHFINDER DIGITAL ASSETS LLC
STATEMENT OF CASH FLOWS
For the period from July 18, 2025 (inception) through December 31, 2025 (in dollars)

For the period from July 18 through December 31, 2025
Cash flows from operating activities:
Net Loss	$(907,308)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts payable and accrued liabilities	273,056
Interest payable, related party	6,032
Related party payable	170,625
Net cash used in operating activities	(457,595)
Cash flows from investing activities:
Payments made on behalf of related party	(716,710)
Net cash used in investing activities	(716,710)
Cash flows from financing activities:
Proceeds from note payable, related party	1,174,305
Net cash provided by financing activities	1,174,305
Cash, cash equivalents, and restricted cash at beginning of period	—
Cash, cash equivalents, and restricted cash at end of period	—
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	—
Restricted cash	—
Total cash, cash equivalents, and restricted cash	$—
Non-cash financing activities:
Unpaid deferred offering costs	$477,531
The accompanying notes are an integral part of these financial statements.

F-91

PATHFINDER DIGITAL ASSETS LLC
NOTES TO FINANCIAL STATEMENTS

1.    Organization
a)Nature of Operations
Pathfinder Digital Assets LLC (“Pathfinder” or the “Company”) was incorporated in Delaware on July 18, 2025 (“inception”), as a wholly owned subsidiary of Ripple Labs Inc. (“Ripple” or the “Parent”). The Company is designed to function as an operational entity rather than as a public investment vehicle, supporting Ripple’s long-term vision for innovation and growth in digital finance.
On October 19, 2025, the Company, Evernorth Holdings Inc. (“Evernorth”), Ripple, Armada Acquisition Corp. II (“Armada”), Evernorth Company Merger Sub LLC a wholly-owned subsidiary of Evernorth (“Company Merger Sub”) and Evernorth Corporate Merger Sub Inc. a wholly-owned subsidiary of Evernorth (“SPAC Merger Sub”), entered into a definitive Business Combination Agreement (“BCA”). The BCA provides for a series of transactions whereby, among other things, Armada will domesticate from a Cayman Islands exempted company into a Delaware corporation prior to closing, and on closing, Company Merger Sub and SPAC Merger Sub will merge with and into the Company and Armada, respectively, resulting in the Company and Armada each becoming wholly owned by Evernorth (collectively, the “Mergers” or “Proposed Business Combination.”) Upon consummation of the Mergers, Evernorth will be the publicly traded parent company of the combined entities (“Pubco”).
Advance and Delayed Subscription Agreements
Concurrently, the Company, Evernorth, and Armada entered into subscription agreements with various institutional and accredited investors on October 19, 2025 to secure additional funding for the Mergers (“Advance and Delayed Subscription Agreements”.) The Advance and Delayed Subscription Agreements include the following capital commitments at closing:
Advance Funding: Certain investors contributed a total of $214,049,995 in cash by October 23, 2025 and 600,000 XRP by October 24, 2025 to Evernorth (“Advance Funding Subscription Agreements”). The cash received was used by Evernorth to purchase 84,365,876 XRP which was received partially on October 31, 2025 with the remainder by November 6, 2025. These investors agreed to purchase newly issued shares of Pubco Class A Common Stock at the closing date of the BCA (“Closing Date”) at $10 per share equity valuation (“Initial Subscribed Shares”). The XRP was placed into an escrow in an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the investors, pending completion of the Proposed Business Combination.
If the average value of XRP for the three days immediately preceding the Closing Date (“Closing XRP Price”) is greater than the volume-weighted average price (“VWAP”) of XRP immediately preceding the date on which the BCA is signed (“Signing XRP Price”), the investors will be entitled to additional Pubco Class A Common Stock (the “Adjustment Shares”) equal to the product of (i) the number of Initial Subscribed Shares and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Adjustment Shares will be zero.
Delayed Funding: Additional investors committed $10,500,000 cash and 200,000 XRP, which will be delivered at the Closing Date. These investors will receive Pubco Class A Common Stock at a $10.00 per share equity valuation.
These Advance and Delayed Subscription Agreements currently have no impact on the Company’s financial statements.
Series C Subscription Agreement
On October 19, 2025, the Company, Evernorth, and Armada entered into a Series C subscription agreement with Arrington XRP Capital Fund, LP (“Sponsor”) (“Series C Subscription Agreement”.) RippleWorks, Inc. (“RippleWorks”) contributed 211,319,096 XRP to the Sponsor which is subject to the Sponsor’s obligation to invest all of the XRP received from RippleWorks for shares of Pubco pursuant to the Series C Subscription Agreement. Rippleworks is a limited partner of the Sponsor.

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PATHFINDER DIGITAL ASSETS LLC
NOTES TO FINANCIAL STATEMENTS
Under the Series C Subscription Agreement, the Sponsor contributed the subscription price of 211,319,096 XRP on October 23, 2025 into an escrow to an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the Sponsor, pending completion of the Proposed Business Combination. In return, the Sponsor will receive combination of Pubco Class A Common Stock and Class C Common Stock (collectively, the “Series C Initial Subscribed Shares”) on Closing Date at $10.00 per share equity valuation. The Sponsor will receive a number of Class A shares such that, immediately after the closing of the Proposed Business Combination and related transactions, the Sponsor will beneficially own 19.9% of the outstanding voting shares, with the remaining shares issued as Class C Common Stock in Pubco which are nonvoting shares.
If Closing XRP Price is greater than Signing XRP Price, the Sponsor will be entitled to receive additional Class C Common Stock (the “Series C Adjustment Shares”) equal to the product of (i) Series C Initial Subscribed Shares and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Series C Adjustment Shares will be zero.
The Series C Subscription Agreement currently has no impact on the Company’s financial statements.
Contributor Related Party Entity Subscription
Concurrently, on October 19, 2025, the Company, Evernorth, and Armada entered into a subscription agreement with an investor affiliated with Ripple (the “Contributor Related Party Entity”), to facilitate a private placement of equity interests in Pubco (“Contributor Related Party Entity Subscription Agreement”.) Under the agreement, Contributor Related Party Entity committed to purchase Class A Common Stock in Pubco on Closing Date at $10.00 per share equity valuation in exchange for 50,000,000 XRP (“Contributor Related Party Entity Initial Subscribed Units”.) The 50,000,000 XRP was transferred on October 20, 2025 and was placed into an escrow in an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the Contributor Related Party Entity, pending completion of the Proposed Business Combination. On Closing Date, the Contributor Related Party Entity will receive a combination of Pubco Class A Common Stock and units in the Company (“Pathfinder Units”), structured to ensure that Ripple and the Contributor Related Party Entity combined do not exceed 9.9% ownership of Pubco immediately following the closing of the Proposed Business Combination. Any excess equity interests beyond this ownership threshold will be issued in the form of Pathfinder Units rather than Pubco Class A Common Stock.
If Closing XRP Price is greater than Signing XRP Price, the Contributor Related Party Entity will be entitled to receive Pathfinder Units (the “Contributor Related Party Entity Adjustment Units”) equal to the product of (i) Contributor Related Party Entity Initial Subscribed Units and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number Contributor Related Party Entity Adjustment Units will be zero.
The Contributor Related Party Entity Subscription Agreement currently has no impact on the Company’s financial statements.
b)Liquidity and Capital Resources
The Company has an accumulated deficit of $907,308 as of December 31, 2025, which represents losses and expenses incurred by the Company since inception. As of December 31, 2025 and September 30, 2025, the Company has no cash holdings. Since inception, the Company has incurred operating losses. The Company’s operating activities have been primarily funded by its Parent through the Related Party Credit Facility (as defined in Note 7.) Additionally, on October 19, 2025, the Company and Evernorth entered into a contribution agreement with Ripple where Ripple contributed 126,791,458 XRP to the Company which can be liquidated to fund operational costs for the Company (“Contribution Agreement”). Refer to Note 7 – Related Party Transactions for more details.
Management expects to continue to incur additional losses in future periods due to expansion of operational infrastructure.

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PATHFINDER DIGITAL ASSETS LLC
NOTES TO FINANCIAL STATEMENTS
2.    Summary of Significant Accounting Policies
a)Basis of Presentation
The financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
The statement of operations for the period from inception to December 31, 2025 reflects all expenses and activities directly attributable to the Company.
b)Use of Estimates
The preparation of the financial statements, in conformity with GAAP, requires management to make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to derivatives.
The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities, and equity that are not readily apparent from other sources. Actual results and outcomes could differ from these estimates and assumptions.
c)Segment Reporting
The Company has determined that it operates in a single operating and reportable segment. The Chief Executive Officer serves as the Chief Operating Decision Maker (“CODM”), responsible for evaluating performance and allocating resources. For the period presented, the Company’s activities were limited to initial formation and preparatory steps related to the Proposed Business Combination.
Net loss incurred during the period totaled $907,308, primarily consisted of consulting and accounting fees. The CODM assesses segment performance based on net loss, which is the measure of segment profit or loss reported in the statement of operations. Segment expense information provided to the CODM is based on the expense categories presented in the financial statements. The measure of segment assets are the total assets as reported on the balance sheets.
d)Emerging Growth Company Status
The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. This means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company has the option to adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and can do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company has elected to use the extended transition period for complying with new or revised accounting standards unless the Company otherwise early adopts select standards.
e)Deferred Offering Costs
The Company defers certain legal, professional, accounting and other third-party fees that are directly associated with proposed offerings of securities, including the Proposed Business Combination, as deferred offering costs until such financing is consummated. After consummation of the financing, these costs are recorded as a reduction of the proceeds received from the equity financing. If a planned equity financing is abandoned, the deferred offering costs are expensed immediately as a charge to operating expenses in the statement of operations.

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PATHFINDER DIGITAL ASSETS LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2025 and September 30, 2025, the Company had $477,531 and $277,485 of deferred offering costs, respectively.
f)Income Tax
The Company is treated as a pass-through entity for income tax purposes. As such, the Company does not incur income taxes at the entity level. Instead, its taxable income or loss is included in the tax returns of its Parent. Accordingly, no provision for income taxes has been recorded in these financial statements. The Company evaluates uncertain tax positions in accordance with ASC 740, Income Taxes, and has determined that there are no material uncertain tax positions requiring recognition or disclosure.
g)General and Administrative Expenses
General and administrative expenses primarily consist of professional service fees, including consulting, accounting, and legal fees, as well as other start-up costs.
h)Digital Assets
The Company accounts for its digital assets, which consist solely of XRP, as indefinite-lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. Digital assets are initially recorded at cost and are subsequently measured at cost, net of accumulated impairment losses.
The Company determines the fair value of its XRP on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, using quoted prices on Coinbase, its principal market for XRP (Level 1 inputs). Each quarter, the Company evaluates whether events or changes in circumstances, primarily declines in quoted prices on the active market, indicate that it is more likely than not that the digital assets are impaired. In assessing impairment, the Company considers the lowest observable intraday price for one XRP on the principal market at any time since acquisition of the specific XRP held. An impairment loss is recognized when the carrying value of an XRP exceeds this lowest observable intraday price, in an amount equal to the difference.
Impairment losses are recognized in the period incurred and recorded within “Digital asset impairment” in the Company’s statements of operations. Following impairment, the digital assets are written down to fair value, which becomes the new cost basis and is not subsequently adjusted for increases in fair value. Gains on disposition, if any, are calculated as the excess of the sale price over the carrying value of the XRP sold (which reflects any previously recognized impairment losses) and are recognized in the statement of operations at the time of sale.
The Company determines the cost basis of XRP dispositions using specific identification, consistent with the ordering provisions of its operating agreement. Under these provisions, dispositions are made first from non-contributed XRP and thereafter from contributed XRP on a pro rata basis among contributed lots. Gains and losses are determined based on the carrying value of the XRP lots (which reflects any previously recognized impairment losses) disposed. The Company’s disposition strategy may also consider U.S. federal income tax implications; however, the accounting recognition of gains and losses is based on the carrying value of the XRP lots disposed.
i)Derivative Instruments
The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging. Derivative instruments are recognized as either assets or liabilities on the balance sheet at fair value on the date the derivative contract is entered into and are subsequently remeasured at fair value at each reporting date. Changes in the fair value of derivative instruments are recognized in earnings in the period in which they occur. No amount has been recorded as of December 31, 2025
3.    Recent Accounting Pronouncements
Recently adopted accounting pronouncements
In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, (“ASU 2023-07”) which expands

F-95

PATHFINDER DIGITAL ASSETS LLC
NOTES TO FINANCIAL STATEMENTS
disclosures about a public business entity’s reportable segments and provides for more detailed information about a reportable segment's expenses.
ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective application to all prior periods presented in the financial statements. Early adoption is permitted. The Company adopted this standard at inception.
In December 2023, the FASB issued ASU 2023-08, Accounting for and Disclosure of Crypto Assets (ASU 2023-08), which provides new guidance for the accounting and disclosure of certain crypto assets. ASU 2023-08 requires entities to measure in-scope digital assets at fair value, with changes in fair value recognized in net income each reporting period. The standard also requires enhanced disclosures, including information about significant holdings, contractual sale restrictions, and changes in such holdings during the reporting period.
ASU 2023-08 is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted. The Company determined that its current digital asset holdings are out of scope of ASU 2023-08.
Recently issued accounting pronouncements not yet adopted
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2024-03 requires public business entities to provide enhanced disclosures in the notes to the financial statements that disaggregate certain expense captions presented on the face of the income statement into specified natural expense categories, including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and, for certain industries, depletion expenses. The new standard also requires a narrative disclosure of total selling expenses and a description of what is included in selling expenses.
ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2024-03 on its financial statement disclosures.
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies and improves the navigability of interim reporting guidance in ASC 270. The ASU specifies the form and content of interim financial statements and notes, incorporates a comprehensive list of interim disclosure requirements previously located throughout the Codification, and introduces a disclosure principle requiring entities to disclose events and changes since the end of the most recent annual reporting period that have a material effect on the entity. The amendments do not change the fundamental nature of interim reporting or materially expand or reduce existing interim disclosure requirements. The ASU is effective for interim reporting periods in fiscal years beginning after December 15, 2027, for public business entities and after December 15, 2028, for all other entities. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its interim financial statement disclosures.
4.    Digital Assets
On October 19,2025, the Company and Evernorth entered into a Contribution Agreement with Ripple where Ripple contributed 126,791,458 XRP (“Contributed XRP”) to the Company in exchange for 30,000,000 units of the Company. The number of units (“Initial Subscribed Units”) was determined based on the quotient of (a) the product of the Contributed XRP and Signing XRP Price and (b) $10.00. These units will be exchanged for Pubco Class A Common Shares at Closing Date, provided that conversions will only be made up to a 9.9% ownership threshold (including any ownership held by Ripple affiliates) in Pubco; any excess will remain as units in the Company.
As the XRP was contributed by Ripple, the transaction represents a common-control transaction and is accounted for in accordance with ASC 805-50. Accordingly, the XRP received was recognized by the Company at Ripple’s historical carrying value, which was zero, with a corresponding entry to member’s capital.

F-96

PATHFINDER DIGITAL ASSETS LLC
NOTES TO FINANCIAL STATEMENTS
If Closing XRP Price is greater than the Signing XRP Price, Ripple will be entitled to additional units in Pathfinder (the “Adjustment Units”) equal to the product of (i) the number of Initial Subscribed Units and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Adjustment Units will be zero. The Company has concluded the feature that may require the issuance of Adjustment Units (“Adjustment Units Feature”) meets the definition of a derivative under ASC 815 that requires bifurcation and separate accounting from the host instrument. As of December 31, 2025, the fair value of Adjustment Units Feature was determined to be $0, as management determined it was not probable that the Closing XRP price is greater than Signing XRP Price.
5.    Accounts Payable and Accrued Liabilities
The Company’s accounts payable and accrued liabilities at December 31, 2025 consist of the following:

Description	December 31, 2025
Offering costs	$477,531
Accounts payable	172,633
Professional fees	91,049
Custody fee	9,374
Total	$750,587
The Company’s accounts payable and accrued liabilities at September 30, 2025 consist of $277,485 of accrued offering costs and $104,166 of professional fees.
6.    Commitments and Contingencies
Loss Contingencies
In the normal course of business, the Company may be involved in claims and legal proceedings. The Company records a liability for such matters when it is probable that a loss has been incurred and the amounts can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. Legal costs associated with these loss contingencies are expensed as incurred. As of December 31, 2025, there were no such matters outstanding.
Transaction Fees upon Business Combination
The Company has entered into two engagement letters with an investment bank in connection with the Proposed Business Combination. Under the terms of these agreements, the Company may be obligated to pay the investment bank the following fees:
•An advisory fee of $4,000,000, payable upon consummation of the Proposed Business Combination.
•A placement fee calculated as 4% of eligible proceeds from private investment in public equity transactions (“PIPE”) or private placements. The placement fee may increase for any amount remaining in the SPAC trust account at closing as a result of any non-redemption agreements entered into by the SPAC or the Company.
The Company will pay these contingent fees only upon successful closing of the Proposed Business Combination and therefore no accrual has been made as of December 31, 2025.
As part of this arrangement, the Company is responsible for reimbursing the investment bank for expenses incurred in an aggregate amount not to exceed $500,000. As of December 31, 2025 and September 30, 2025, the Company recorded an accrual and a corresponding deferred cost offering of $477,531 and $277,485 for its estimate of reimbursable expenses.

F-97

PATHFINDER DIGITAL ASSETS LLC
NOTES TO FINANCIAL STATEMENTS
7.    Related Party Transactions
Since inception and through the period ended December 31, 2025, the Company engaged in the following related party transactions:
Note Payable, Related Party
On November 6, 2025, the Company entered into an unsecured revolving credit facility with Ripple, allowing borrowings of up to $7.0 million (“Related Party Credit Facility”). Amounts outstanding bear simple interest at 3.81% per annum, calculated on a 360-day year basis.
During the year ended December 31, 2025, the Company drew a total of $1,174,305 from the Related Party Credit Facility to fund its operations, which also represents the outstanding balance as of year-end. No repayments were made during the period. All amounts are repayable within five business days of the earliest of (i) lender demand, (ii) closing of the Business Combination Agreement, or (iii) termination of the Business Combination Agreement. As of December 31, 2025, the Company accrued interest payable, related party of $6,032, all of which remained unpaid as of the balance sheet date.
Related Party Receivable
The Company has made draws on the Related Party Credit Facility to fund certain vendor payment on behalf of Evernorth. When the draws are made, a corresponding receivable is recorded. As of December 31, 2025, the Company recorded a related party receivable of $716,710 which includes both principal of $711,247 and interest of $5,463 are due from Evernorth. The receivable represents intercompany balances expected to be settled in the normal course of operations.
Related Party Payable
As of December 31, 2025 and September 30, 2025, the Company incurred $170,625 and $0, respectively, of related party payable that represents costs incurred by the Company that is to be paid by the Parent on the Company’s behalf.
8.    Member’s Deficit
Pathfinder is a single-member limited liability company. Pursuant to action by written consent dated on October 19, 2025, Pathfinder issued 10 membership units to Ripple. Additionally, on October 19, 2025, the Company issued 30,000,000 membership units to Ripple pursuant to the Contribution Agreement (Note 4). As of December 31, 2025, there were 30,000,010 membership units outstanding.
All membership units represent a single class of ownership interests and are held by the Company’s sole member, Ripple. The sole member has full management authority, exclusive voting rights, and the sole right to allocate profits and losses and receive distributions. The Company’s debts, obligations, and liabilities are solely those of the Company, and the sole member is not personally responsible for any such amounts. The membership units do not have stated liquidation preferences, dividend rights, conversion features, or redemption provisions, and distributions, if any, are made at the discretion of the sole member subject to applicable law.
The Company did not declare or pay any distributions during the current period. Changes in members’ deficit during the period primarily reflect the net loss for the period. No other equity instruments were issued, and no guarantees or additional funding commitments beyond those described in Note 7 were in place as of December 31, 2025.
9.    Subsequent Events
Management has evaluated subsequent events through March 17, 2026, the date the financial statements were available to be issued. No other events requiring adjustment or disclosure are noted.

F-98

PATHFINDER DIGITAL ASSETS LLC

CONDENSED FINANCIAL STATEMENTS
June 30, 2026

PATHFINDER DIGITAL ASSETS LLC
CONDENSED BALANCE SHEETS
As of June 30, 2026 (unaudited) and December 31, 2025 (in dollars)

	June 30, 2026	December 31, 2025
Assets:
Current assets:
Cash	$789,682	$—
Related party receivable	3,115,890	716,710
Total current assets	3,905,572	716,710
Noncurrent assets:
Digital assets	—	—
Deferred offering costs	553,347	477,531
Total assets	$4,458,919	$1,194,241
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$608,483	$750,587
Interest payable, related party	93,029	6,032
Related party payable	328,125	170,625
Note payable, related party	6,554,788	1,174,305
Total liabilities	7,584,425	2,101,549
Commitments and contingencies (Note 6)
Member’s deficit:
Member’s capital	—	—
Accumulated deficit	(3,125,506)	(907,308)
Total member’s deficit	(3,125,506)	(907,308)
Total liabilities and member’s deficit	$4,458,919	$1,194,241
The accompanying notes are an integral part of these financial statements.

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PATHFINDER DIGITAL ASSETS LLC
CONDENSED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2026 (Unaudited, in dollars)

Six Months Ended, June 30, 2026
Operating expenses:
General and administrative	$2,149,210
Total operating expenses	2,149,210
Loss from operations	(2,149,210)
Other (income) expense:
Interest expense, related party	86,997
Interest income, related party	(18,009)
Total other (income) expense	68,988
Net loss	$(2,218,198)
The accompanying notes are an integral part of these financial statements.

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PATHFINDER DIGITAL ASSETS LLC
CONDENSED STATEMENT OF CHANGES IN MEMBER’S DEFICIT
Six Months Ended June 30, 2026 (Unaudited, in dollars)

	Member’s Capital	Accumulated Deficit	Member’s Deficit
Member’s deficit, January 1, 2026	$—	$(907,308)	$(907,308)
Net loss	—	(2,218,198)	(2,218,198)
Member’s deficit, June 30, 2026	$—	$(3,125,506)	$(3,125,506)
The accompanying notes are an integral part of these financial statements.

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PATHFINDER DIGITAL ASSETS LLC
CONDENSED STATEMENT OF CASH FLOWS
Six Months Ended June 30, 2026 (Unaudited, in dollars)

Six Months Ended, June 30, 2026
Cash flows from operating activities:
Net Loss	$(2,218,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts payable and accrued liabilities	(164,574)
Interest payable, related party	86,997
Related party payable	157,500
Net cash used in operating activities	(2,138,275)
Cash flows from investing activities:
Payments made on behalf of related party	(2,399,180)
Net cash used in investing activities	(2,399,180)
Cash flows from financing activities:
Proceeds from note payable, related party	5,380,483
Payments of deferred offering costs	(53,346)
Net cash provided by financing activities	5,327,137
Net increase in cash, cash equivalents, and restricted cash equivalents	789,682
Cash, cash equivalents, and restricted cash at beginning of period	—
Cash, cash equivalents, and restricted cash at end of period	789,682
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	789,682
Restricted cash	—
Total cash, cash equivalents, and restricted cash	$789,682
Non-cash financing activities:
Unpaid deferred offering costs	$22,470
The accompanying notes are an integral part of these financial statements.

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PATHFINDER DIGITAL ASSETS LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

1.     Organization
a)Nature of Operations
Pathfinder Digital Assets LLC (“Pathfinder” or the “Company”) was incorporated in Delaware on July 18, 2025 (“inception”), as a wholly owned subsidiary of Ripple Labs Inc. (“Ripple” or the “Parent”). The Company is designed to function as an operational entity rather than as a public investment vehicle, supporting Ripple’s long-term vision for innovation and growth in digital finance.
On October 19, 2025, the Company, Evernorth Holdings Inc. (“Evernorth”), Ripple, Armada Acquisition Corp. II (“Armada”), Evernorth Company Merger Sub LLC a wholly-owned subsidiary of Evernorth (“Company Merger Sub”) and Evernorth Corporate Merger Sub Inc. a wholly-owned subsidiary of Evernorth (“SPAC Merger Sub”), entered into a definitive Business Combination Agreement (“BCA”). The BCA provides for a series of transactions whereby, among other things, Armada will domesticate from a Cayman Islands exempted company into a Delaware corporation prior to closing, and on closing, Company Merger Sub and SPAC Merger Sub will merge with and into the Company and Armada, respectively, resulting in the Company and Armada each becoming wholly owned by Evernorth (collectively, the “Mergers” or “Proposed Business Combination.”) Upon consummation of the Mergers, Evernorth will be the publicly traded parent company of the combined entities (“Pubco”).
Certain of the agreements described below were subsequently amended on August 12, 2026 to revise the XRP pricing mechanics and the allocation of the equity interests issuable; see Note 9 – Subsequent Events for further information.
Advance and Delayed Subscription Agreements
Concurrently, the Company, Evernorth, and Armada entered into subscription agreements with various institutional and accredited investors on October 19, 2025 to secure additional funding for the Mergers (“Advance and Delayed Subscription Agreements”.) The Advance and Delayed Subscription Agreements include the following capital commitments at closing:
Advance Funding: Certain investors contributed a total of $214,049,995 in cash by October 23, 2025 and 600,000 XRP by October 24, 2025 to Evernorth (“Advance Funding Subscription Agreements”). The cash received was used by Evernorth to purchase 84,365,876 XRP which was received partially on October 31, 2025 with the remainder by November 6, 2025. These investors agreed to purchase newly issued shares of Pubco Class A Common Stock at the closing date of the BCA (“Closing Date”) at $10 per share equity valuation (“Initial Subscribed Shares”). The XRP was placed into an escrow in an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the investors, pending completion of the Proposed Business Combination.
If the average value of XRP for the three days immediately preceding the Closing Date (“Closing XRP Price”) is greater than the volume-weighted average price (“VWAP”) of XRP immediately preceding the date on which the BCA is signed (“Signing XRP Price”), the investors will be entitled to additional Pubco Class A Common Stock (the “Adjustment Shares”) equal to the product of (i) the number of Initial Subscribed Shares and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Adjustment Shares will be zero.
Delayed Funding: Additional investors committed $10,500,000 cash and 200,000 XRP, which will be delivered at the Closing Date. These investors will receive Pubco Class A Common Stock at a $10.00 per share equity valuation.
These Advance and Delayed Subscription Agreements currently have no impact on the Company’s condensed financial statements.
Series C Subscription Agreement
On October 19, 2025, the Company, Evernorth, and Armada entered into a Series C subscription agreement with Arrington XRP Capital Fund, LP (“Sponsor”) (“Series C Subscription Agreement”.) RippleWorks, Inc. (“RippleWorks”) contributed 211,319,096 XRP to the Sponsor which is subject to the Sponsor’s obligation to invest

F-104

PATHFINDER DIGITAL ASSETS LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
all of the XRP received from RippleWorks for shares of Pubco pursuant to the Series C Subscription Agreement. Rippleworks is a limited partner of the Sponsor.
Under the Series C Subscription Agreement, the Sponsor contributed the subscription price of 211,319,096 XRP on October 23, 2025 into an escrow to an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the Sponsor, pending completion of the Proposed Business Combination. In return, the Sponsor will receive combination of Pubco Class A Common Stock and Class C Common Stock (collectively, the “Series C Initial Subscribed Shares”) on Closing Date at $10.00 per share equity valuation. The Sponsor will receive a number of Class A shares such that, immediately after the closing of the Proposed Business Combination and related transactions, the Sponsor will beneficially own 19.9% of the outstanding voting shares, with the remaining shares issued as Class C Common Stock in Pubco which are nonvoting shares.
If Closing XRP Price is greater than Signing XRP Price, the Sponsor will be entitled to receive additional Class C Common Stock (the “Series C Adjustment Shares”) equal to the product of (i) Series C Initial Subscribed Shares and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Series C Adjustment Shares will be zero.
The Series C Subscription Agreement currently has no impact on the Company’s condensed financial statements.
Contributor Related Party Entity Subscription
Concurrently, on October 19, 2025, the Company, Evernorth, and Armada entered into a subscription agreement with an investor affiliated with Ripple (the “Contributor Related Party Entity”), to facilitate a private placement of equity interests in Pubco (“Contributor Related Party Entity Subscription Agreement”.) Under the agreement, Contributor Related Party Entity committed to purchase Class A Common Stock in Pubco on Closing Date at $10.00 per share equity valuation in exchange for 50,000,000 XRP (“Contributor Related Party Entity Initial Subscribed Units”.) The 50,000,000 XRP was transferred on October 20, 2025 and was placed into an escrow in an unencumbered digital custody wallet in the name of Pubco, but for the benefit of the Contributor Related Party Entity, pending completion of the Proposed Business Combination. On Closing Date, the Contributor Related Party Entity will receive a combination of Pubco Class A Common Stock and units in the Company (“Pathfinder Units”), structured to ensure that Ripple and the Contributor Related Party Entity combined do not exceed 9.9% ownership of Pubco immediately following the closing of the Proposed Business Combination. Any excess equity interests beyond this ownership threshold will be issued in the form of Pathfinder Units rather than Pubco Class A Common Stock.
If Closing XRP Price is greater than Signing XRP Price, the Contributor Related Party Entity will be entitled to receive Pathfinder Units (the “Contributor Related Party Entity Adjustment Units”) equal to the product of (i) Contributor Related Party Entity Initial Subscribed Units and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number Contributor Related Party Entity Adjustment Units will be zero.
The Contributor Related Party Entity Subscription Agreement currently has no impact on the Company’s condensed financial statements.
b)Liquidity and Capital Resources
The Company has an accumulated deficit of $3,125,506 as of June 30, 2026, which represents losses and expenses incurred by the Company since inception. As of June 30, 2026, the Company held unrestricted cash of $789,682. Since inception, the Company has incurred operating losses. The Company’s operating activities have been primarily funded by its Parent through the Related Party Credit Facility (as defined in Note 7). Additionally, on October 19, 2025, the Company and Evernorth entered into a contribution agreement with Ripple where Ripple contributed 126,791,458 XRP to the Company which can be liquidated to fund operational costs for the Company (“Contribution Agreement”). Refer to Note 7 – Related Party Transactions for more details.

F-105

PATHFINDER DIGITAL ASSETS LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
Management expects to continue to incur additional losses in future periods due to expansion of operational infrastructure.
2.     Summary of Significant Accounting Policies
a)Basis of Presentation
The condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting.
The statement of operations for the six months ended June 30, 2026 reflects all expenses and activities directly attributable to the Company.
In the opinion of management, the condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the Company’s financial position, results of operations, and cash flows for the interim periods presented.
b)Significant Accounting Policies
There have been no material changes to our significant accounting policies from those disclosed in Note 2 — Basis of Presentation and Summary of Significant Accounting Policies of the notes to the financial statements included elsewhere in this prospectus
Use of Estimates
The preparation of the condensed financial statements, in conformity with GAAP, requires management to make estimates and judgments that affect the amounts reported in the condensed financial statements and accompanying notes. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to derivatives.
The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities, and equity that are not readily apparent from other sources. Actual results and outcomes could differ from these estimates and assumptions.
Segment Reporting
The Company has determined that it operates in a single operating and reportable segment. The Chief Executive Officer serves as the Chief Operating Decision Maker (“CODM”), responsible for evaluating performance and allocating resources. For the period presented, the Company’s activities were limited to initial formation and preparatory steps related to the Proposed Business Combination.
Net loss incurred during the period totaled $2,218,198, primarily consisted of consulting and accounting fees. The CODM assesses segment performance based on net loss, which is the measure of segment profit or loss reported in the statement of operations. Segment expense information provided to the CODM is based on the expense categories presented in the condensed financial statements. The measure of segment assets are the total assets as reported on the balance sheets.
Emerging Growth Company Status
The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. This means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company has the option to adopt the new or revised standard at the time nonpublic

F-106

PATHFINDER DIGITAL ASSETS LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
companies adopt the new or revised standard and can do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company has elected to use the extended transition period for complying with new or revised accounting standards unless the Company otherwise early adopts select standards.
Deferred Offering Costs
The Company defers certain legal, professional, accounting and other third-party fees that are directly associated with proposed offerings of securities, including the Proposed Business Combination, as deferred offering costs until such financing is consummated. After consummation of the financing, these costs are recorded as a reduction of the proceeds received from the equity financing. If a planned equity financing is abandoned, the deferred offering costs are expensed immediately as a charge to operating expenses in the statement of operations.
As of June 30, 2026 and December 31, 2025, the Company had $553,347 and $477,531 of deferred offering costs, respectively.
Digital Assets
The Company accounts for its digital assets, which consist solely of XRP, as indefinite-lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. Digital assets are initially recorded at cost and are subsequently measured at cost, net of accumulated impairment losses.
The Company determines the fair value of its XRP on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, using quoted prices on Coinbase, its principal market for XRP (Level 1 inputs). Each quarter, the Company evaluates whether events or changes in circumstances, primarily declines in quoted prices on the active market, indicate that it is more likely than not that the digital assets are impaired. In assessing impairment, the Company considers the lowest observable intraday price for one XRP on the principal market at any time since acquisition of the specific XRP held. An impairment loss is recognized when the carrying value of an XRP exceeds this lowest observable intraday price, in an amount equal to the difference.
Impairment losses are recognized in the period incurred and recorded within “Digital asset impairment” in the Company’s statements of operations. Following impairment, the digital assets are written down to fair value, which becomes the new cost basis and is not subsequently adjusted for increases in fair value. Gains on disposition, if any, are calculated as the excess of the sale price over the carrying value of the XRP sold (which reflects any previously recognized impairment losses) and are recognized in the statement of operations at the time of sale.
The Company determines the cost basis of XRP dispositions using specific identification, consistent with the ordering provisions of its operating agreement. Under these provisions, dispositions are made first from non-contributed XRP and thereafter from contributed XRP on a pro rata basis among contributed lots. Gains and losses are determined based on the carrying value of the XRP lots (which reflects any previously recognized impairment losses) disposed. The Company’s disposition strategy may also consider U.S. federal income tax implications; however, the accounting recognition of gains and losses is based on the carrying value of the XRP lots disposed.
3.     Recent Accounting Pronouncements
No accounting pronouncements adopted during the period presented had a material impact on the condensed financial statements, and no accounting pronouncements not yet adopted, other than those disclosed elsewhere in this prospectus, are expected to have a material impact on the condensed financial statements.
4.     Digital Assets
On October 19,2025, the Company and Evernorth entered into a Contribution Agreement with Ripple where Ripple contributed 126,791,458 XRP (“Contributed XRP”) to the Company in exchange for 30,000,000 units of the Company. The number of units (“Initial Subscribed Units”) was determined based on the quotient of (a) the product of the Contributed XRP and Signing XRP Price and (b) $10.00. These units will be exchanged for Pubco Class A Common Shares at Closing Date, provided that conversions will only be made up to a 9.9% ownership threshold (including any ownership held by Ripple affiliates) in Pubco; any excess will remain as units in the Company.

F-107

PATHFINDER DIGITAL ASSETS LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
As the XRP was contributed by Ripple, the transaction represents a common-control transaction and is accounted for in accordance with ASC 805-50. Accordingly, the XRP received was recognized by the Company at Ripple’s historical carrying value, which was zero, with a corresponding entry to member’s capital.
If Closing XRP Price is greater than the Signing XRP Price, Ripple will be entitled to additional units in Pathfinder (the “Adjustment Units”) equal to the product of (i) the number of Initial Subscribed Units and (ii) the difference between (1) the quotient of the Closing XRP Price and the Signing XRP Price and (2) one. For clarity, if the Closing XRP Price is less than or equal the Signing XRP Price, the number of Adjustment Units will be zero. The Company has concluded the feature that may require the issuance of Adjustment Units (“Adjustment Units Feature”) meets the definition of a derivative under ASC 815 that requires bifurcation and separate accounting from the host instrument. As of June 30, 2026 and December 31, 2025, the fair value of Adjustment Units Feature was determined to be $0, as management determined it was not probable that the Closing XRP price is greater than Signing XRP Price.
5.     Accounts Payable and Accrued Liabilities
The Company’s accounts payable and accrued liabilities at June 30, 2026 and December 31, 2025 consist of the following:

Description	June 30, 2026	December 31, 2025
Offering costs	$500,000	$477,531
Accounts payable	74,604	172,633
Professional fees	33,879	91,049
Custody fee	—	9,374
Total	$608,483	$750,587
6.     Commitments and Contingencies
Loss Contingencies
There have been no material changes to the Company’s commitments and contingencies since December 31, 2025.
Transaction Fees upon Business Combination
The Company has entered into two engagement letters with an investment bank in connection with the Proposed Business Combination. Under the terms of these agreements, the Company may be obligated to pay the investment bank the following fees:
•An advisory fee of $4,000,000, payable upon consummation of the Proposed Business Combination.
•A placement fee calculated as 4% of eligible proceeds from private investment in public equity transactions (“PIPE”) or private placements. The placement fee may increase for any amount remaining in the SPAC trust account at closing as a result of any non-redemption agreements entered into by the SPAC or the Company.
The Company will pay these contingent fees only upon successful closing of the Proposed Business Combination and therefore no accrual has been made as of June 30, 2026.
As part of this arrangement, the Company is responsible for reimbursing the investment bank for expenses incurred in an aggregate amount not to exceed $500,000. As of June 30, 2026 and December 31, 2025, the Company recorded an accrual and a corresponding deferred cost offering of $500,000 and $477,531, respectively, for its estimate of reimbursable expenses.

F-108

PATHFINDER DIGITAL ASSETS LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
7.     Related Party Transactions
Since inception and through the period ended June 30, 2026, the Company engaged in the following related party transactions:
Note Payable, Related Party
On November 6, 2025, the Company entered into an unsecured revolving credit facility with Ripple, allowing borrowings of up to $7.0 million (“Related Party Credit Facility”). Amounts outstanding bear simple interest at 3.81% per annum, calculated on a 360-day year basis.
During the six months ended June 30, 2026, the Company drew $5,380,483 under the Related Party Credit Facility to fund its operations, increasing the outstanding balance to $6,554,788 as of June 30, 2026. The outstanding balance under the Related Party Credit Facility was $1,174,305 as of December 31, 2025. No repayments were made during the period. All amounts are repayable within five business days of the earliest of (i) lender demand, (ii) closing of the Business Combination Agreement, or (iii) termination of the Business Combination Agreement.
As of June 30, 2026, the Company accrued interest payable, related party of $93,029, all of which remained unpaid as of the balance sheet date; accrued interest payable totaled $6,032 as of December 31, 2025.
Related Party Receivable
The Company has made draws on the Related Party Credit Facility to fund certain vendor payments on behalf of Evernorth. When the draws are made, a corresponding receivable is recorded. In addition, the Company makes certain vendor payments directly from its bank account on Evernorth’s behalf. As of June 30, 2026, the Company recorded a related party receivable of $3,115,890, which includes $994,699 of principal and $23,472 of accrued interest related to draws under the Related Party Credit Facility, and $2,097,719 related to direct vendor payments made by the Company, all of which are due from Evernorth. As of December 31, 2025, the related party receivable totaled $716,710, consisting of $711,247 of principal and $5,463 of accrued interest. The receivable represents intercompany balances expected to be settled in the normal course of operations.
Related Party Payable
As of June 30, 2026 and December 31, 2025, the Company recorded related party payables of $328,125 and $170,625, respectively, for costs incurred by the Company that is paid or to be paid by the Parent on the Company’s behalf.
8.     Member’s Deficit
The Company did not declare or pay any distributions during the current period. Changes in members’ deficit during the period primarily reflect the net loss for the period. No other equity instruments were issued, and no guarantees or additional funding commitments beyond those described in Note 7 were in place as of June 30, 2026.
9.     Subsequent Events
Management has evaluated subsequent events through October 23, 2026 the date the condensed financial statements were available to be issued. The following event requiring disclosure is noted below.
Amendment to BCA
On August 12, 2026, the parties amended the Business Combination Agreement, the Advance Funding Subscription Agreements, the Series C Subscription Agreement, and the Contributor Related Party Entity Subscription Agreement to revise the pricing mechanics used to determine the number of equity interests issuable in respect of XRP-denominated contributions and investments. As originally executed, those agreements fixed the initial calculation at the Signing XRP Price of $2.36609, with an upward adjustment only if the Closing XRP Price exceeded that amount. As amended, the initial calculation is now also subject to a downward closing-date adjustment such that, if the Closing XRP Price is below the Signing XRP Price, the XRP-denominated contributions

F-109

PATHFINDER DIGITAL ASSETS LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
and investments would be measured using the lower Closing XRP Price, while the upward adjustment for a higher Closing XRP Price is retained. The amendments did not otherwise change the aggregate XRP contributions or the underlying transaction structure. There is no impact to the condensed financial statements presented for the period as at and for the six months ended June 30, 2026.
In addition, on August 12, 2026, certain investors affiliated with SBI Holdings, Inc. amended their Advance Funding Subscription Agreements to provide that, upon consummation of the Proposed Business Combination, the number of shares of Pubco Class A Common Stock issuable to such investors will be limited to an ownership threshold of 39.9% of the outstanding Pubco Class A Common Stock. Any shares that would otherwise be issued above such threshold will instead be issued as Pubco Class C Common Stock. The amendment changes the allocation of the equity interests between Pubco Class A Common Stock and Pubco Class C Common Stock but does not change the aggregate subscription price or per share purchase price applicable to such shares. The Pubco Class C Common Stock will remain convertible into Pubco Class A Common Stock in accordance with Pubco's governing documents. There is no impact to the condensed financial statements presented for the period as of and for the six months ended June 30, 2026.
Amendment to the Related Party Credit Facility
On October 7, 2026, the Company and the Parent entered into a second amendment to the Related Party Credit Facility. The amendment increased the borrowing limit to $10.0 million and confirmed all amounts drawn through September 30, 2026. Under the amendment, certain payments the Parent made to third parties on behalf of the Company and Evernorth are now treated as borrowings under the Related Party Credit Facility. These payments had previously been recorded as related party payables. As of October 7, 2026, the Company had borrowed $9.7 million under the Related Party Credit Facility.
Consummation of the Proposed Business Combination
On October 9, 2026, the Proposed Business Combination was consummated pursuant to the BCA, as amended. In accordance with the BCA, Company Merger Sub merged with and into the Company, and SPAC Merger Sub merged with and into Armada. The Company continued as the surviving company and a subsidiary of Evernorth. Upon consummation of the Mergers, Evernorth became the sole managing member of the Company, and the Company ceased to be a wholly-owned subsidiary of the Parent.
On the Closing Date, based on a Closing XRP Price of $1.43069, Evernorth issued the following equity interests at a $10.00 per share equity valuation:
•Advance and Delayed Subscription Agreements: 11,748,249 shares of Pubco Class A Common Stock and 2,359,038 shares of Pubco Class C Common Stock. The Class C shares were issued to certain investors affiliated with SBI Holdings, Inc. as a result of the 39.9% ownership threshold.
•Series C Subscription Agreement: the Sponsor received 30,233,211 Series C Initial Subscribed Shares, consisting of Pubco Class A Common Stock and Pubco Class C Common Stock, reflecting the 19.9% voting ownership threshold.
•Contribution Agreement: Ripple received 1,678,382 shares of Pubco Class A Common Stock reflecting the 9.9% ownership threshold, and 16,461,545 Pathfinder Units.
•Contributor Related Party Entity Subscription Agreement: the Contributor Related Party Entity received 661,867 shares of Pubco Class A Common Stock reflecting the 9.9% ownership threshold, and 6,491,583 Pathfinder Units. Combined with Ripple, its ownership of Pubco does not exceed 9.9% immediately following the closing.
Upon closing, the advisory fee and the placement fee described in Note 6 became payable and were paid from the proceeds of the Proposed Business Combination. Deferred offering costs were reclassified as a reduction of member's capital. Amounts outstanding under the Related Party Credit Facility became repayable within five

F-110

PATHFINDER DIGITAL ASSETS LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)
business days of the Closing Date. The Company is evaluating the full accounting impact of the Proposed Business Combination.

F-111

5,218,935 shares of Class A Common Stock

PROSPECTUS

OCTOBER    , 2026

PART II
Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$6,697.20
FINRA fee	$12,046.89
Legal fees and expenses	$525,000.00
Qualified Independent Underwriter fee	$200,000.00
Accounting fees and expenses	$137,500.00
Miscellaneous	$18,755.91
Total	$900,000.00
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Holder, however, will bear all underwriting commissions and discounts, if any, attributable to its sale of the securities. All amounts are estimates except the SEC registration fee and FINRA filing fee.
Item 14. Indemnification of Directors and Officers.
Pubco is a Nevada corporation. Pubco’s amended and restated articles of incorporation and amended and restated bylaws permit and provide for indemnification of Pubco’s officers and directors against liabilities that they may incur acting as an officer or director to the fullest extent not prohibited by Nevada law. A summary of the circumstances for which such indemnification is provided is set forth below, but this description is qualified in its entirety by reference to Pubco’s amended and restated articles of incorporation and amended and restated bylaws and to the applicable statutory provisions.
Discretionary indemnification of officers and directors is covered by Section 78.7502 of the Nevada Revised Statutes (“NRS”). Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable pursuant to NRS 78.138, including liability for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
NRS 78.7502(2) further provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable pursuant to NRS 78.138, including for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law, or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the

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corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Any indemnification pursuant to the statutory mechanism provided under NRS 78.7502, as described above, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
NRS 78.751 further provides that indemnification pursuant to the statutory mechanism provided under NRS 78.7502 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the corporation’s articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.
NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, or claim issue or matter therein, referred to in that subsection against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorneys’ fees.
Pubco’s amended and restated articles of incorporation provide that, to the fullest extent not prohibited by applicable law, Pubco will advance expenses (including attorneys’ fees) incurred by any director or officer in connection with a proceeding as provided by Nevada law. NRS 78.751(2) provides that, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, a corporation may advance expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition, upon receipt of an undertaking to repay the amount so advanced, if it is ultimately determined by a court of competent jurisdiction that the indemnitee is not entitled to be indemnified for such expenses. Pursuant to its amended and restated articles of incorporation, Pubco will provide for the advancement of expenses to any person who is or was a director, officer or employee of Pubco or serving at Pubco’s request as such or in certain other roles, subject to the same general limitations set forth in NRS 78.751(2). Pubco’s amended and restated articles of incorporation further provide that if a claim for indemnification or advancement of expenses is not paid in full within 30 days after a written claim therefor by a covered person has been received by the corporation, such person may file suit to recover the unpaid amount of such claim or to obtain an advancement of expenses, as appliable, and if such person is successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, he or she shall be entitled to be paid the expense of prosecuting or defending such claim.
The rights to indemnification and to the advancement of expenses for claims made against any covered person arising out of acts or omissions in respect of Pubco or one of its subsidiaries are generally the same as those set forth above.
Indemnification may also be granted pursuant to the terms of agreements that may be entered in the future or pursuant to a vote of stockholders or directors. The NRS also grants Pubco the power to purchase and maintain insurance, at its expense, to protect its directors, officers, employees and/or agents against any expense, liability or

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loss, whether or not Pubco would have the power to indemnify such person against such expense, liability or loss under the NRS.
To the maximum extent permitted by law, Pubco’s amended and restated articles of incorporation eliminate or limit the liability of Pubco’s directors and officers to Pubco or Pubco’s stockholders for damages for breach of such directors’ or officers’ fiduciary duties as directors or officers. NRS 78.138(7) generally provides that a director or officer is not liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption of the business judgment rule set forth in NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.
Pubco has entered into separate indemnification agreements with Pubco’s directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by applicable law and Pubco’s amended and restated articles of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to Pubco if it is found that such indemnitee is not entitled to such indemnification under applicable law and Pubco’s amended and restated articles of incorporation and amended and restated bylaws.
Pubco has obtained standard policies of insurance under which coverage is provided (a) to Pubco’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Pubco with respect to payments which Pubco may make to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling Pubco under the foregoing provisions, Pubco has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.    Recent Sales of Unregistered Securities.
Set forth below is information regarding all securities issued by Evernorth since inception that were not registered under the Securities Act.
•At the Closing, Evernorth issued 15,288,001 shares of Pubco Class A Common Stock, 31,392,746 shares of Pubco Class C Common Stock and 6,491,583 Company Units pursuant to the Advance Funding Subscription Agreements, Delayed Funding Subscription Agreements, Series C Subscription Agreement and Contributor Related Party Entity Subscription Agreement (collectively, the “Private Placement Subscription Agreements”), for aggregate consideration of approximately $214.05 million in cash and 600,000 XRP tokens, in the case of the Advance Funding Subscription Agreements, $10.5 million in cash and 200,000 XRP tokens, in the case of the Delayed Funding Subscription Agreements, 211,319,096.061435 XRP tokens, in the case of the Series C Subscription Agreement, and 50,000,000 XRP tokens, in the case of the Contributor Related Party Entity Subscription Agreement, in each case on October 9, 2026.
•At the Closing, Pathfinder issued 16,461,545 Company Units to Ripple pursuant to the Contribution Agreement, in exchange for the contribution of 126,791,458 XRP tokens, on October 9, 2026.
•At the Closing, Evernorth issued 3,814,634 shares of Pubco Class A Common Stock to Sponsor and the underwriters of the SPAC IPO in exchange for outstanding SPAC securities held by such persons pursuant to the terms of the Business Combination Agreement.
•On October 12, 2026, Evernorth issued $30,000,000 aggregate principal amount of its 4.00% Convertible Senior PIK Notes due 2031 to NH Investment & Securities Co., Ltd., as trustee of Kyobo AIM Corporate Finance General Private Investment Trust No. 3, pursuant to a note purchase agreement dated as of

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September 11, 2026, between Evernorth and the Purchaser, for aggregate cash consideration of $30,000,000. The Convertible Notes accrue interest payable in kind at a rate of 4.00% per annum and are convertible at the initial conversion rate of 98.03921 shares of Pubco Class A Common Stock per $1,000 principal amount, representing an initial conversion price of approximately $10.20 per share. Initially, a maximum of 3,585,278 shares of Pubco Class A Common Stock may be issued upon conversion of the Convertible Notes, assuming the maximum amount of payment-in-kind interest payable thereon.
The securities issued pursuant to the Private Placement Subscription Agreements and to the Contribution Agreement and to the Sponsor and underwriters of the SPAC IPO were issued in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act. The Convertible Notes were issued in reliance on Section 4(a)(2) in a transaction with a purchaser Evernorth reasonably believed to be a qualified institutional buyer. The shares issuable upon conversion of the Convertible Notes will be issued in reliance on Section 3(a)(9) of the Securities Act.
Item 16.Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1(1)
Business Combination Agreement, dated as of October 19, 2025, by and among Armada Acquisition Corp. II, Evernorth Holdings Inc., Pathfinder Digital Assets LLC, Evernorth Company Merger Sub LLC, Evernorth Corporate Merger Sub Inc., and Ripple Labs Inc. (incorporated by reference to Exhibit 2.1 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

3.1(1)
Amended and Restated Articles of Incorporation of Pubco (as effective on October 9, 2026) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

3.2(1)
Amended and Restated Bylaws of Pubco (as effective on October 9, 2026) (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

4.1(1)
Warrant Assignment, Assumption and Amendment Agreement, dated as of October 9, 2026, by and among Pubco, SPAC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
10.1(1)
Amended and Restated Registration Rights Agreement, dated as of October 9, 2026, by and among Pubco, SPAC, the Sponsor and the holders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

10.2(1)	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).
10.3(1)
Contribution Agreement, dated October 19, 2025, by and among Pubco, Pathfinder Digital Assets LLC and Ripple Labs Inc. (incorporated by reference to Exhibit 99.3 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.4(1)
Sponsor Support Agreement, dated October 19, 2025, by and among Pubco, SPAC and the Sponsor (incorporated by reference to Exhibit 10.1 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.5(1)	Form of Advance Funding Subscription Agreement (Institutional) (incorporated by reference to Exhibit 10.3 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).
10.6(1)	Form of Delayed Funding Subscription Agreement (Institutional) (incorporated by reference to Exhibit 10.4 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).
10.7(1)	Form of Advance Funding Subscription Agreement (Individual) (incorporated by reference to Exhibit 10.5 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).
10.8(1)	Form of Delayed Funding Subscription Agreement (Individual), (incorporated by reference to Exhibit 10.6 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).
10.9(1)	Series C Subscription Agreement (incorporated by reference to Exhibit 10.7 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).
10.10(1)
Contributor Related Party Entity Subscription Agreement, dated October 19, 2025 (as amended), by and among Pubco, the Company, SPAC and the Contributor Related Party Entity (incorporated by reference to Exhibit 10.8 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.11(1)
Tax Receivable Agreement, dated as of October 9, 2026, by and among Pubco and the persons named therein (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

10.12(1)	Evernorth Holdings Inc. 2026 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

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Exhibit No.	Description
10.13(1)
Evernorth Holdings Inc. 2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

10.14(1)
Master Intercompany Facility Agreement, dated as of August 1, 2025, between Ripple Labs Inc. and Pathfinder Digital Assets LLC (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.15(1)
Amendment to Revolving Loan, dated as of February 11, 2026, between Ripple Labs Inc. and Pathfinder Digital Assets LLC (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.16(1)
Master Intercompany Facility Agreement, dated as of August 1, 2025, between Ripple Labs Inc. and Evernorth Holdings Inc. (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.17(1)
Amendment to Revolving Loan, dated as of February 11, 2026, between Ripple Labs Inc. and Evernorth Holdings Inc. (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.18(1)
Custodial Services Agreement, dated October 9, 2025, between Evernorth Holdings Inc. and BitGo Bank & Trust, National Association (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.19(1)
Custodial Services Agreement, dated October 22, 2025, between Pathfinder Digital Assets LLC and BitGo Bank & Trust, National Association (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.20(1)
Amended and Restated Limited Liability Company Agreement of Pathfinder Digital Assets LLC (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

10.21(1)†
Employment Agreement, dated June 24, 2026, between Evernorth Holdings Inc. and Asheesh Birla (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.22(1)†
Employment Agreement, dated May 26, 2026, between Evernorth Holdings Inc. and Matthew Frymier (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.23(1)	Form of Founder RSU Award Notice Letter (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).
10.24(1)†
Employment Agreement, dated June 8, 2026, between Evernorth Holdings Inc. and Jessica Jonas (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.25(1)†
Employment Agreement, dated June 6, 2026, between Evernorth Holdings Inc. and Sagar Shah (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.26(1)†
Employment Agreement, dated June 8, 2026, between Evernorth Holdings Inc. and Meg Nakamura (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.27(1)	Amendment No. 1 to Contribution Agreement (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).
10.28(1)
Form of Amendment No. 1 to Advance Funding Subscription Agreement (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.29(1)
Form of Amendment No. 1 to Advance Funding Subscription Agreement (SBI Entity Amendments) (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.30(1)
Amendment No. 1 to Series C Subscription Agreement (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.31(1)
Amendment No. 1 to Contributor Related Party Entity Subscription Agreement (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.32(1)
Amendment No. 1 to the Business Combination Agreement (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.33(1)
Amendment No. 1 to the Sponsor Support Agreement (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).

10.34(1)	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 9, 2026).

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Exhibit No.	Description
10.35(1)
Note Purchase Agreement, dated as of September 11, 2026, between Evernorth Holdings Inc. and NH Investment & Securities Co. as trustee of Kyobo AIM Corporate Finance General Private Investment Trust No. 3 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Pubco with the SEC on September 17, 2026).

10.36(1)	Form of certificate representing the 4.00% Convertible Senior PIK Notes due 2031 (included as Exhibit A to Exhibit 10.35).
10.37(1)
Second Amendment to Master Intercompany Facility Agreement, dated October 7, 2026, between Ripple Labs Inc. and Pathfinder Digital Assets LLC (incorporated by reference to Exhibit 10.37 to Post-Effective Amendment No. 1 to Form S-4 on Form S-1 (File No. 333-294417) filed by Pubco with the SEC on October 13, 2026).

10.38(1)
Common Stock Purchase Agreement, dated as of October 23, 2026, between Evernorth Holdings Inc. and CF Principal Investments LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 23, 2026).

10.39(1)
Registration Rights Agreement, dated as of October 23, 2026, between Evernorth Holdings Inc. and CF Principal Investments LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-43505) filed by Pubco with the SEC on October 23, 2026).

21.1(1)	List of Subsidiaries of Pubco (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-4 (File No. 333-294417) filed by Pubco with the SEC on August 26, 2026).
23.1	Consent of Deloitte & Touche LLP (with respect to Evernorth Holdings Inc.).
23.2	Consent of Deloitte & Touche LLP (with respect to Pathfinder Digital Assets LLC).
23.3	Consent of CBIZ CPAs P.C.
23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included as part of the signature pages to the registration statement).
107	Filing fee table.
__________________
(1)Certain schedules, exhibits and similar attachments have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.
†Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
A.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
B.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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D.That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
E.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
F.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 23rd day of October, 2026.

Evernorth Holdings Inc.

By:	/s/ Asheesh Birla
	Name:	Asheesh Birla
	Title:	Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Matthew Frymier
	Name:	Matthew Frymier
	Title:	Chief Financial Officer (Principal Accounting and Financial Officer)
POWER OF ATTORNEY
Each of the undersigned constitutes and appoints Asheesh Birla and Matthew Frymier his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Asheesh Birla	Asheesh Birla Chief Executive Officer and Director (Principal Executive Officer)	October 23, 2026

/s/ Matthew Frymier	Matthew Frymier Chief Financial Officer (Principal Accounting and Financial Officer)	October 23, 2026

/s/ Stuart Alderoty	Stuart Alderoty Director	October 23, 2026

/s/ Ted Janus	Ted Janus Director	October 23, 2026

/s/ Robert Kaiden	Robert Kaiden Director	October 23, 2026

/s/ Derar Islim	Derar Islim Director	October 23, 2026

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